As filed with the Securities and Exchange Commission on February 11, 2016

Registration No. 333-209092

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Skyline Medical Inc.

(Exact name of registrant as specified in its charter)

Delaware	3842	33-1007393
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

(651) 389-4800

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Joshua Kornberg, President, Chief Executive Officer

and Interim Chairman of the Board

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

(651) 389-4800

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Martin R. Rosenbaum, Esq. Leah Fleck, Esq. Maslon LLP 3300 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402 Tel: 612-672-8200 Fax: 612-672-8397	Spencer G. Feldman, Esq. Olshan Frome Wolosky LLP Park Avenue Tower 65 East 55th Street New York, New York 10022 Tel: 212-451-2300 Fax: 212-451-2222

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of  “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

☐ Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)

☐ Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Per Share Offering Price	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (8)
Maximum aggregate number of New Units to be issued in the Exchange Offer, each New Unit consisting of two shares of Common Stock, par value $0.01 per share, four Series B Exchange Warrants, each to purchase one share of Common Stock, and four Series C Reset Warrants, each to purchase one share of Common Stock (2)		—	—	—
Maximum aggregate number of shares of Common Stock to be issued in the Exchange Offer (3)(4)	3,790,020	$2.57	$9,740,351.40	$980.85
Maximum aggregate number of Series B Exchange Warrants to purchase shares of Common Stock to be issued in the Exchange Offer (5)		—	—	—
Maximum aggregate number of shares of Common Stock underlying the Series B Exchange Warrants (6)	7,580,040	$4.95	$37,521,198	$3,778.39
Maximum aggregate number of Series C Reset Warrants to purchase shares of Common Stock to be issued in the Exchange Offer (5)		—	—	—
Maximum aggregate number of shares of Common Stock underlying the Series C Reset Warrants (6)	7,580,040	$2.00	$15,160,080.00	$1,526.62
Total (7)			$62,421,629.40	$6,285.86

———————

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	The New Units will, immediately upon issuance, separate unto the shares of Common Stock, Series B Exchange Warrants and Series C Reset Warrants set forth below; therefore, the new Units are not being registered separately.
(3)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends, anti-dilution provisions or similar transactions.
(4)	Pursuant to Rule 457(c) under the Securities Act, based on an average of the high and low reported sales prices of the registrant’s common stock, as reported on The NASDAQ Capital Market on February 9, 2016, of $3.80 and $3.12.
(5)	No fee required pursuant to Rule 457(g) under the Securities Act.
(6)	Based on exercise price of the warrant.
(7)	We have agreed to pay the Dealer Manager a commission of 3.0% of the dollar value of the Existing Units tendered to and accepted by us and to reimburse the Dealer Manager for certain expenses. See “Plan of Distribution” on page 108 of this prospectus for a description of these arrangements.
(8)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus may change. We may not complete the exchange offer and issue the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION	DATED FEBRUARY 11, 2016

Offer to Exchange NEW UNITS CONSISTING OF Shares of Common Stock, SERIES B WARRANTS AND SERIES C WARRANTS

FOR EXISTING UNITS CONSISTING OF SHARES OF COMMON STOCK, SHARES OF SERIES b preferred stock and series a warrants

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN TIME,

ON FEBRUARY 22, 2016, UNLESS EXTENDED

(SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED,

THE “EXPIRATION DATE”).

We are offering to exchange, on a one-for-one basis, new units (the “New Units”), each New Unit consisting of (a) two shares of our common stock, par value $0.01 per share (the common stock being issued in the Exchange Offer (as hereinafter defined) being referred to as the “Shares”), (b) four Series B Exchange Warrants (the “Series B Warrants”) and (c) four Series C Reset Warrants (the “Series C Warrants” and, together with the Series B Warrants, the “New Warrants”) to purchase shares of our common stock (the “Warrant Shares”), for up to an aggregate of 1,895,010 outstanding units (the “Existing Units”), constituting all of the Existing Units. See “General Terms of the Exchange Offer” and “Description of New Units, Shares and New Warrants Included in the Exchange Offer.” Each Existing Unit currently consists of (a) one share of common stock, (b) one share of Series B Preferred Stock, which is convertible into one share of common stock commencing February 29, 2016, and (c) four Series A Warrants, each of which can be exercised for one share of common stock at $4.95 per share or for a variable number of shares upon a cashless exercise, depending on the market value of our common stock at the time of exercise.

Each Series B Exchange Warrant entitles the registered holder to purchase one share of our common stock at an exercise price per share equal to $4.95 for a period of five years following the date of issuance. The Series B Exchange Warrants are subject to redemption by us for $0.01 per Series B Exchange Warrant at any time commencing 90 days following the date of issuance following a period where the closing trading price of our common stock exceeds 200% of the exercise price (initially, $9.90 per share) for a period of 20 consecutive trading days, on 10 business days’ prior written notice by us; provided that our right to redeem the Series B Exchange Warrants is subject to the condition that a registration statement is effective with respect to the sale of the Warrant Shares. Each Series C Reset Warrant entitles the registered holder to purchase one share of our common stock at an exercise price per share equal to $2.00 for a period of six months following the date of issuance. If at any time commencing 90 days following the date of issuance and ending five business days before the expiration of the Series C Reset Warrants, the trailing average 30-day Volume Weighted Average Price (“VWAP”) of our common stock on The NASDAQ Capital Market is lower than the then-current exercise price, then the exercise price will reset thereafter to the trailing average 30-day VWAP at such time, subject to a minimum exercise price of $1.00 per share (subject to customary adjustments).

We are making this Exchange Offer upon the terms and subject to the conditions described in this prospectus and in the related Letter of Transmittal (which together, as they may be amended from time to time, constitute the “Exchange Offer”).

Our common stock and the Existing Units are listed on The NASDAQ Capital Market under the symbols “SKLN” and “SKLNU,” respectively. The last reported per share price for our common stock was $3.4785, as quoted on The NASDAQ Capital Market on February 9, 2016. The last reported per Existing Unit price was $9.00, as quoted on The NASDAQ Capital Market on February 9, 2016. The New Units, upon issuance, will not be tradable, but will immediately separate into the component Shares and New Warrants. We intend to apply for listing of the Series B Exchange Warrants and the Series C Reset Warrants for trading.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 28 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES DESCRIBED IN THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF OUR COMMON STOCK OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Dealer Manager for the Exchange Offer is:

SOURCE CAPITAL GROUP, INC.

The date of this prospectus is       , 2016.

Skyline Medical Inc. STREAMWAY® System Fluid Management System

You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. Neither we nor the Dealer Manager have authorized anyone to provide you with any information other than that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor the Dealer Manager take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell our securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. Neither we nor the Dealer Manager are making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: Neither we nor the Dealer Manager have done anything that would permit the Exchange Offer or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

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IMPORTANT INFORMATION

Existing Units tendered and not validly withdrawn prior to the Expiration Date may not be withdrawn at any time after the Expiration Date.

Existing Units to be tendered, completed and dated Letters of Transmittal and any other required documents, should be directed to Corporate Stock Transfer, Inc., who is acting as the Depositary and Exchange Agent for the Exchange Offer (the “Exchange Agent”). Any requests for assistance in connection with the Exchange Offer or for additional copies of this prospectus or related materials should be directed to the Exchange Agent. Contact information for the Exchange Agent is set forth under “Depositary and Exchange Agent.” We and our Board have not made any recommendation as to whether or not holders should tender their Existing Units pursuant to the Exchange Offer.

Subject to the terms and conditions set forth in the Exchange Offer, the consideration to which an exercising holder of Existing Units is entitled pursuant to the Exchange Offer will be paid on the settlement date (the “Settlement Date”), which is the date promptly following the expiration date of the Exchange Offer, subject to satisfaction or waiver (to the extent permitted) of all conditions precedent to the Exchange Offer.

Notwithstanding any other provision of the Exchange Offer, our obligation to issue a New Unit for any Existing Unit validly tendered and not validly withdrawn pursuant to the Exchange Offer is subject to, and conditioned upon, the satisfaction or waiver of the conditions described herein.

Subject to applicable securities laws and the terms of the Exchange Offer, we reserve the right:

•	to waive any and all conditions to the Exchange Offer that may be waived by us;
•	to extend the Exchange Offer;
•	to terminate the Exchange Offer; or
•	to otherwise amend the Exchange Offer in any respect in compliance with applicable securities laws and stock exchange rules.

If the Exchange Offer is withdrawn or otherwise not completed, the consideration (the issuance of the New Units) will not be made to holders of Existing Units who have validly tendered their Existing Units pursuant to the terms of the Exchange Offer, and the Existing Units validly tendered pursuant to the terms of the Exchange Offer will be promptly returned to the tendering holders.

Only registered holders of Existing Units are entitled to tender their Existing Units in the Exchange Offer. Beneficial owners of Existing Units that are held of record by a broker, bank or other nominee or custodian must instruct such nominee or custodian to tender their Existing Units in the Exchange Offer on the beneficial owner’s behalf. A letter of instruction is included in the materials provided along with this prospectus, which may be used by a beneficial owner in this process to affect the tender of Existing Units pursuant to the terms of the Exchange Offer. Holders who tender their Existing Units will not be obligated to pay brokerage fees or commissions to the Exchange Agent or us. We will pay the Dealer Manager, the Information Agent and the Exchange Agent reasonable and customary fees for their services and reimburse them for their related reasonable out-of-pocket expenses. If a broker, bank or other nominee or custodian tenders Existing Units on behalf of a holder, such broker, bank or other nominee or custodian may charge a fee for doing so. Holders who own Existing Units through a broker, bank or other nominee or custodian should consult their broker, bank or other nominee or custodian to determine whether any charges will apply.

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MARKET AND INDUSTRY DATA

In this prospectus, we rely on and refer to information and statistics regarding our industry. Where possible, we obtained this information and these statistics from third party sources, such as independent industry publications, government publications or reports by market research firms, including company research, trade interviews, and public filings with the SEC. Additionally, we have supplemented third party information where necessary with management estimates based on our review of internal surveys, information from our customers and vendors, trade and business organizations and other contacts in markets in which we operate, and our management’s knowledge and experience. However, these estimates are subject to change and are uncertain due to limits on the availability and reliability of primary sources of information and the voluntary nature of the data gathering process. As a result, you should be aware that industry data included in this prospectus, and estimates and beliefs based on that data, may not be reliable.

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QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER

The following are some questions and answers regarding the Exchange Offer. It does not contain all of the information that may be important to you. You should carefully read this prospectus to fully understand the terms of the Exchange Offer, as well as the other considerations that are important to you in making your investment decision. You should pay special attention to the information provided under the captions entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

Who is making the Exchange Offer?

Skyline Medical Inc. (the “Company”, “Skyline”, “us”, “we”, or “our”), a Delaware corporation and the issuer of the Existing Units, is making the Exchange Offer. The mailing address of our principal executive offices is 2915 Commers Drive, Suite 900, Eagan, Minnesota 55121. Our telephone number at these offices is (651) 389-4800. Our common stock is currently listed on The NASDAQ Capital Market under the symbol “SKLN” and our Existing Units are currently listed on The NASDAQ Capital Market under the symbol “SKLNU.” See “General Terms of the Exchange Offer.”

What securities are subject to the Exchange Offer?

We are offering to exchange, on a one-for-one basis, New Units, each consisting of two Shares, four Series B Exchange Warrants and four Series C Reset Warrants (together, the “New Warrants”) for the outstanding Existing Units (the “Existing Units”) tendered by holders on or prior to the Expiration Date, upon the terms and subject to the conditions described in this prospectus and the related Letter of Transmittal and as permitted under the terms of the Exchange Offer and the related Letter of Transmittal. Subject to the satisfaction or waiver of all conditions to the Exchange Offer, Existing Units that are validly tendered and not validly withdrawn will be accepted for exchange in accordance with the terms of the Exchange Offer. Our acceptance of the tendered Existing Units for exchange and the closing of the Exchange Offer is subject to the conditions described under “General Terms of the Exchange Offer — Conditions of the Exchange Offer.”

The New Units, the Shares, the New Warrants and the Warrant Shares will be registered pursuant to this registration statement at the time the New Units are issued. See “Description of New Units, Shares and New Warrants Included in the Exchange Offer.” The New Units, upon issuance, will not be tradable, but will immediately separate into the component Shares and New Warrants. We intend to apply for listing of the Series B Exchange Warrants and the Series C Reset Warrants for trading.

Why are we making the Exchange Offer?

We are making the Exchange Offer in order to (i) eliminate all or a large part of the market overhang related to the Series A Warrants included in the Existing Units arising from provisions of the Series A Warrants pursuant to which the number of shares issuable upon a cashless exercise increases as the market value of the stock decreases, subject to certain limitations, (ii) avoid uncertainty regarding the Company’s capital structure due to volatility in the market price of our common stock as such price could impact the number of shares of common stock issuable upon the exercise of the Series A Warrants and (iii) provide reasonable value to the holders of our Existing Units while keeping the dilution relating to the Exchange Offer at a reasonable level. See “General Terms of the Exchange Offer.”

What will I receive in the Exchange Offer?

If you validly tender your Existing Units pursuant to the Exchange Offer, then, subject to the terms and conditions of the Exchange Offer, you will receive one New Unit consisting of two Shares, four Series B Exchange Warrants and four Series C Reset Warrants. See “General Terms of the Exchange Offer” and “Description of New Units, Shares and New Warrants Included in the Exchange Offer.” The Exchange Offer is subject to the conditions described under “General Terms of the Exchange Offer — Conditions of the Exchange Offer.”

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When are the New Warrants exercisable into shares of common stock of the Company?

The New Warrants will be exercisable immediately upon issuance. Each Series B Exchange Warrant entitles the registered holder to purchase one share of our common stock at an exercise price per share equal to $4.95. The Series B Exchange Warrants are exercisable for a period of five years following the date of issuance. Each Series C Reset Warrant entitles the registered holder to purchase one share of our common stock at an exercise price per share equal to $2.00. The Series C Reset Warrants are exercisable for a period of six months following the date of issuance. See “Description of New Units, Shares and New Warrants Included in the Exchange Offer” and “General Terms of the Exchange Offer.”

Can the Exchange Offer be extended?

Yes, we can extend the Exchange Offer. See “General Terms of the Exchange Offer — Extension, Termination or Amendment.”

What percentage of the ownership of the Company will holders of Existing Units receive in the aggregate if the Exchange Offer is completed?

Assuming all Existing Units are tendered, then such holders of Existing Units will receive an aggregate of 3,790,020 Shares which would represent, in the aggregate, approximately 42% of our outstanding common stock immediately following the Exchange Offer, based on an aggregate of 9,029,244 shares of our common stock immediately outstanding following the consummation of the Exchange Offer. If all of the New Warrants were fully exercised, such Warrant Shares would represent, in the aggregate, approximately 63% of our common stock, based on an aggregate of 24,189,324 shares outstanding.

When does the Exchange Offer expire?

The Exchange Offer will expire on the Expiration Date, which is February 22, 2016, at 5:00 p.m., Eastern time, unless the Exchange Offer is extended at our sole discretion. See “General Terms of the Exchange Offer.”

Can the Exchange Offer be extended?

Yes, we can extend the Exchange Offer. See “General Terms of the Exchange Offer — Extensions, Termination or Amendment.”

Who may participate in the Exchange Offer?

All registered holders of outstanding Existing Units as of the date of the commencement of the Exchange Offer may participate in the Exchange Offer. The Existing Units that were issued to former holders of shares of our Series A Preferred Stock in exchange for such shares may participate in the Exchange Offer.

What Are the Key Dates of the Exchange Offer?

Date	Event
January 22, 2016	Commencement of the Exchange Offer
February 22, 2016 (at 5:00 p.m., Eastern time)	Expiration of the Exchange Offer (unless extended by us)
Promptly after the expiration of the Exchange Offer	Issuance of New Units, Shares and New Warrants

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Although we do not currently intend to do so, we may, at our discretion, extend the Exchange Offer at any time. We will have to extend the Exchange Offer if our registration statement has not been declared effective by the SEC. If we extend the Exchange Offer, we will continue to accept properly completed Letters of Transmittal and notices of withdrawal until the new expiration date. We may also cancel the Exchange Offer upon the occurrence of certain events.

Are there any conditions to the Exchange Offer?

Yes. The Exchange Offer is conditioned on the closing conditions described under “General Terms of the Exchange Offer — Conditions of the Exchange Offer.” We will not be required, but we reserve the right, to accept any Existing Units tendered pursuant to the Exchange Offer (or, alternatively, we may terminate the Exchange Offer) if any of the conditions of the Exchange Offer as described under “General Terms of the Exchange Offer — Conditions of the Exchange Offer” remain unsatisfied. The Exchange Offer is subject to a number of conditions with regard to events that could occur prior to the expiration of the Exchange Offer. These events include, among others:

•	no lawsuit challenging the Exchange Offer;

•	effectiveness with the SEC of our registration statement on Form S-4 of which this prospectus forms a part, and such registration statement shall not be subject to a stop order, and no proceedings for that purpose shall have been instituted or be pending or, to our knowledge, be contemplated or threatened by the SEC; and

•

The NASDAQ Capital Market agreeing to list the Shares and the New Warrants for trading, or, in the case of the New Warrants, such securities shall have been approved for listing on another national securities exchange or the OTC Markets Group.

Prior to the consummation of the Exchange Offer, all conditions precedent to the closing of the Exchange Offer shall have been satisfied or waived by the holders in accordance with the terms of this prospectus and the Letters of Transmittal.

Will the new securities be freely tradable?

The Shares received in the Exchange Offer will be freely tradable in the United States, unless you are an affiliate of the Company, as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”). Our common stock is listed on The NASDAQ Capital Market under the symbol “SKLN.” Our common stock may be delisted if we fail to maintain certain market capitalization thresholds, if our common stock fails to maintain a minimum trading price of $1.00 per share over a consecutive 30-day trading period or if we don’t continue to satisfy certain listing standards.

Prior to the Exchange Offer, there has been no public market for the New Warrants. We intend to apply for listing of the Series B Exchange Warrants and the Series C Reset Warrants for trading. Upon such listing, the New Warrants will be freely tradable, unless you are an affiliate of the Company.

What risks should I consider in deciding whether or not to tender my Existing Units in exchange for the issuance of the New Units?

In deciding whether to participate in the Exchange Offer, you should carefully consider the discussion of the risks and uncertainties relating to the Exchange Offer and our Company described in the section entitled “Risk Factors,” beginning on page 28 of this prospectus.

What happens if I do not participate in the Exchange Offer?

If you currently hold Existing Units and do not tender them pursuant to the Exchange Offer, then, following the expiration of the Exchange Offer, your Existing Units will continue to be outstanding according to their terms unmodified. The Existing Units will automatically separate into the common stock, Series B Convertible Preferred Stock and Series A Warrants on February 29, 2016, provided that the Existing Units will separate earlier if at any time either (i) the closing price of our common stock on The NASDAQ Capital Market is greater than 200% of the Series A Warrants exercise price for a period of 20 consecutive trading days, (ii) all Series A Warrants in a given Existing Unit are exercised for cash (solely with respect to the Existing Units that include the exercised Series A Warrants) or (iii) the Existing Units are delisted from The Nasdaq Capital Market for any reason.

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How do I participate in the Exchange Offer?

To tender your Existing Units pursuant to the terms of the Exchange Offer, you must deliver to the Exchange Agent, on or prior to the Expiration Date, such Existing Units and the executed, completed and dated Letter of Transmittal and other required documents. The Expiration Date is no later than 5:00 p.m., Eastern time, February 22, 2016, unless extended as described in this prospectus. See “General Terms of the Exchange Offer — Extension, Termination or Amendment.”

A holder of Existing Units who desires to tender his, her or its Existing Units pursuant to the Exchange Offer and is a DTC participant should transfer their Existing Units electronically through DTC’s automated tender offer program, subject to the terms and procedures of that system. See “General Terms of the Exchange Offer — Tender of Existing Units and Participation in the Exchange Offer Through DTC’s Automated Tender Offer Program.”

HOLDERS THAT TRANSFER THROUGH DTC NEED NOT SUBMIT A PHYSICAL LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT IF SUCH HOLDERS COMPLY WITH THE TRANSMITTAL PROCEDURES OF DTC.

A holder whose Existing Units are held by a broker, dealer, commercial bank, trust company or other nominee must contact that nominee if that holder desires to tender its Existing Units and instruct that nominee to tender such Existing Units on the holder’s behalf.

May I withdraw my tender of Existing Units?

Yes. You can withdraw the tender of your Existing Units in connection with the Exchange Offer at any time before the Expiration Date. The Expiration Date is 5:00 p.m., Eastern time, on February 22, 2016, unless extended as described in the Exchange Offer documents and in this prospectus. See “General Terms of the Exchange Offer — Withdrawal of Tender and Participation in this Exchange Offer.”

What happens if the tender of my Existing Units is not accepted in the Exchange Offer?

If we decide for any valid reason not to accept the tender of your Existing Units in connection with the Exchange Offer, your Existing Units will not be deemed to be tendered pursuant to the Exchange Offer and your Existing Units will remain outstanding and unmodified, subject to their current terms. See “General Terms of the Exchange Offer — Withdrawal of Tender and Participation in this Exchange Offer.”

Do I need to do anything if I do not wish to tender my Existing Units in the Exchange Offer?

No. If you do not properly tender your Existing Units in connection with the Exchange Offer on or prior to the Expiration Date, then your Existing Units will remain outstanding and unmodified, subject to their current terms.

If I choose to tender my Existing Units in the Exchange Offer, do I have to tender all of my Existing Units in full?

No. You may tender all of your Existing Units in their entirety, a portion of your Existing Units, or none of your Existing Units in connection with the Exchange Offer. See “General Terms of the Exchange Offer.”

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How will I be taxed under U.S. federal income tax laws upon the tender of my Existing Units and the issuance of New Units if I am a United States holder of Existing Units?

We have not obtained and do not intend to obtain a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of your participation in the tender of Existing Units in the Exchange Offer. You should consult with your own tax advisor with regard to the possibility of any federal, state, local or other tax consequences of this Exchange Offer. See “Certain U.S. Federal Income Tax Considerations.”

Has the Board of Directors adopted a position on the Exchange Offer?

Our board of directors, which we refer to as the “Board of Directors” or the “Board,” has approved the Exchange Offer. However, our directors do not make any recommendation as to whether you should tender your Existing Units and receive New Units pursuant to the Exchange Offer. You should consult your own financial, tax, legal and other advisors and must make your own decision as to whether to tender your Existing Units and receive New Units.

Joshua Kornberg, our President, Chief Executive Officer and Interim Chairman of the Board, holds 2,778 Existing Units. Mr. Kornberg intends to tender all of his Existing Units for New Units in the Exchange Offer. Other than Mr. Kornberg, none of our officers or directors or their respective affiliates beneficially owns any of the Exchange Units and, therefore, will not participate in the Exchange Offer.

Who will pay the fees and expenses associated with the Exchange Offer?

We will bear all of our fees and expenses incurred in connection with consummating the Exchange Offer. No brokerage commissions are payable by the holders to the Exchange Agent or us. We will pay the Dealer Manager, the Information Agent and the Exchange Agent and customary fees for their services and reimburse them for their related reasonable out-of-pocket expenses. If your Existing Units are held or will be held through a broker or other nominee on your behalf, your broker or other nominee may charge you a commission for doing so. You should consult with your broker or other nominee to determine whether any charges will apply. See “General Terms of the Exchange Offer.”

Does the Exchange Offer impact the ability of the Company to delist the Existing Units?

We currently have less than the minimum number of Existing Unit holders required to deregister the Existing Units under the Exchange Act. Additionally, the Existing Units will separate into their components under certain circumstances or will otherwise automatically separate on February 29, 2016. Accordingly, the Exchange Offer does not enhance our ability or otherwise enable us to delist and deregister the Existing Units.

Who can answer questions concerning the Exchange Offer?

Requests for assistance in connection with the tender of your Existing Units pursuant to the Exchange Offer may be directed to the Exchange Agent for the Exchange Offer, Corporate Stock Transfer, Inc., 3200 Cherry Creek South Drive, Suite 430, Denver, CO 80209.

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PROSPECTUS SUMMARY

This summary contains basic information about us and the Exchange Offer. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under this summary and “Risk Factors” are forward-looking statements and may involve a number of risks and uncertainties. We note that our actual results and future events may differ significantly based upon a number of factors. You should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

References to “we,” “our,” “us,” the “Company,” or “Skyline” refer to Skyline Medical Inc., a Delaware corporation.

Business Overview

Skyline Medical Inc. is a medical device company that develops and manufactures The STREAMWAY® System a safe, environmentally conscious, innovative and cost-effective solution for the collection and disposal of infectious fluids that result from surgical procedures and post-operative care. Skyline owns patent rights to its product, has previously received 510(k) approval from the FDA, and distributes these products to hospitals, surgical centers, and other medical facilities where bodily and irrigation fluids produced during surgical procedures must be contained, measured, documented, and disposed. Skyline’s products minimize the exposure potential to the healthcare workers who handle such fluids. Skyline’s goal is to create products that dramatically reduce staff exposure without significant changes to established operative procedures, historically a major stumbling block to innovation and product introduction. In addition to simplifying the handling of these fluids, Skyline believes its technologies provide cost savings to facilities over the aggregate costs incurred today using the traditional canister method of collection, neutralization, and disposal. Skyline currently sells its products through an experienced in-house sales force and independent distributors located throughout the United States. Skyline also intends to seek the necessary approvals to distribute its products in Europe, Asia, Latin America, Canada, and other areas outside of the U.S.

The STREAMWAY FMS is a wall-mounted fully automated system that disposes of an unlimited amount of suctioned fluid and provides uninterrupted performance for surgeons while virtually eliminating healthcare workers exposure to potentially infectious fluids found in the surgical environment. The system also provides a new way to dispose of ascetic fluid with no evac bottles, suction canisters, transport or risk of exposure. The Company also manufactures and sells two disposable products required for system operation: a bifurcated single procedure filter and tissue trap and a single use bottle of cleaning solution. Both items are used on a single procedure basis and must be discarded after use.

Skyline’s virtually hands free direct-to-drain technology will (a) significantly reduce the risk of healthcare workers’ exposure to these infectious fluids by replacing canisters, (b) further reduce the risk of worker exposure when compared to powered canister technology that requires transport to and from the operating room, (c) reduce the cost per procedure for handling these infectious fluids, and (d) enhance the surgical team’s ability to collect data to accurately assess the patient’s status during and after procedures.

The STREAMWAY FMS is unique to the industry in that it allows for continuous suction to the surgical field and provides unlimited capacity to the user so that no surgical procedure will ever have to be interrupted to change canisters. It is wall-mounted and does not take up any valuable operating room space. The FMS can replace the manual process of collecting fluids in canisters and transporting and dumping the fluids in sinks outside of the operating room a process that is still being used by many hospitals and surgical centers.

Skyline believes its products provide substantial cost savings and improvements in safety in facilities that still use manual processes. In cases where healthcare organizations re-use canisters, the FMS cleaning process eliminates the need for cleaning of canisters for re-use. The FMS reduces the safety issues facing operating room nurses, the cost of the handling process, and the amount of infectious waste generated when the traditional method of disposing of canisters is used. The FMS is fully automated, does not require transport to and from the operating room and eliminates any canister that requires emptying. It is positioned to penetrate its market segment due to its virtually hands free operation, simple design, ease of use, continuous suction, continuous flow, unlimited capacity and efficiency in removal of infectious waste with minimal exposure of operating room personnel to potentially infectious material.

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Market — Infectious and Bio-hazardous Waste Management

Due to the potential for ill effects to healthcare workers from exposure to infectious/bio-hazardous materials Federal and State regulatory agencies have issued mandatory guidelines for the control of such materials, and in particular, bloodborne pathogens. The presence of infectious materials is most prevalent in the surgical suite and post-operative care units where often, large amounts of bodily fluids, including blood, bodily and irrigation fluids are continuously removed from the patient during the surgical procedure. Surgical teams and post-operative care personnel may be exposed to these potentially serious hazards during the procedure via direct contact of blood materials or more indirectly via splash and spray. According to the Occupational Safety and Health Administration (“OSHA”), workers in many different occupations are at risk of exposure to bloodborne pathogens, including Hepatitis B and C, and HIV/AIDS. First aid team members, housekeeping personnel, nurses and other healthcare providers are examples of workers who may be at risk of exposure.

According to the American Hospital Association’s (AHA) Hospital Statistics, 2013 edition, America’s hospitals performed 86 million surgeries. This number does not include the many procedures performed at surgery centers across the country. The majority of these procedures produce potentially infectious materials that must be disposed with the lowest possible risk of cross-contamination to healthcare workers. Current standards of care allow for these fluids to be retained in canisters, located in the operating room where they can be monitored throughout the surgical procedure. Once the procedure is complete, these canisters and their contents are disposed using a variety of methods, all of which include manual handling and result in a heightened risk to healthcare workers for exposure to their contents.

There are currently approximately 40,000 operating rooms and surgical centers in the U.S. (AHA, Hospital Statistics, 2008). The hospital market has typically been somewhat independent of the U.S. economy; therefore, we believe that our targeted market is not cyclical, and the demand for our products will not be heavily dependent on the state of the economy. We benefit by having our products address both the procedure market of nearly 51.6 million inpatient procedures (CDC, National Hospital Discharge Survey: 2010 table) as well as the hospital operating room market (approximately 40,000 operating rooms).

We expect the hospital surgery market to continue to increase due to population growth, the aging of the population, expansion of surgical procedures to new areas, for example, use of the endoscope, which requires more fluid management, and new medical technology. With recent emphasis on increasing healthcare coverage, including several state mandates for universal or near-universal coverage, health-care construction has become one of the fastest growing institutional construction categories.

Current Techniques of Collecting Infectious Fluids

Typically, during the course of the procedure, fluids are continuously removed from the surgical site via wall suction and tubing and collected in large canisters (1,500 – 3,000 milliliters (ml) capacity or 1.5 – 3.0 liters) adjacent to the surgical table. These canisters, made of glass or high impact plastic, have graduated markers on them allowing the surgical team to make estimates of fluid loss in the patient both intra-operatively as well as for post-operative documentation. Fluid contents are retained in the canisters until the procedure is completed or until the canister is full and needs to be removed. During the procedure the surgical team routinely monitors fluid loss using the measurement calibrations on the canister and by comparing these fluid volumes to quantities of saline fluid introduced to provide irrigation of tissue for enhanced visualization and to prevent drying of exposed tissues. After the procedure is completed the fluids contained in the canisters are measured and a calculation of total blood loss is determined. This is done to ensure that no excess fluids of any type remain within the body cavity or that no excessive blood loss has occurred, both circumstances that may place the patient at an increased risk post-operatively.

Once total blood loss has been calculated, healthcare personnel must dispose of the fluids. This is typically done by manually transporting the fluids from the operating room to a waste station and directly pouring the material into a sink that drains to the sanitary sewer where it is subsequently treated by the local waste management facility, a process that exposes the healthcare worker to the most risk for direct contact or splash exposure. Once emptied these canisters are placed in large, red pigmented, trash bags and disposed of as infectious waste — a process commonly referred to as “red-bagging.”

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Alternatively, the canisters may be opened in the operating room and a gel-forming powder is poured into the canister, rendering the material gelatinous. These gelled canisters are then red-bagged in their entirety and removed to a bio-hazardous/infectious holding area for disposal. In larger facilities the canisters, whether pre-treated with gel or not, are often removed to large carts and transported to a separate special handling area where they are processed and prepared for disposal. Material that has been red-bagged is disposed of separately, and more expensively, from other medical and non-medical waste by companies specializing in that method of disposal.

Although all of these protection and disposal techniques are helpful, they represent a piecemeal approach to the problem and fall short of providing adequate protection for the surgical team and other workers exposed to infectious waste. A major spill of fluid from a canister, whether by direct contact as a result of leakage or breakage, splash associated with the opening of the canister lid to add gel, while pouring liquid contents into a hopper, or during the disposal process, is cause for concern of acute exposure to human blood components — one of the most serious risks any healthcare worker faces in the performance of his or her job. Once a spill occurs, the entire area must be cleaned and disinfected and the exposed worker faces a potential of infection from bloodborne pathogens. These pathogens include, but are not limited to, HIV, HPV, and other infectious agents. Given the current legal liability environment, the hospital, unable to identify at-risk patients due to concerns over patient rights and confidentiality, must treat every exposure incident as a potentially infectious incident and treat the exposed employee according to a specific protocol that is both costly to the facility and stressful to the affected employee and his or her co-workers. In cases of possible exposure to communicable disease, the employee could be placed on paid administrative leave, frequently involving worker’s compensation, and additional workers must be assigned to cover the affected employee’s responsibilities. The facility bears the cost of both the loss of the affected worker and the replacement healthcare worker in addition to any ongoing health screening and testing of the affected worker to confirm if any disease has been contracted from the exposure incident. Canisters are the most prevalent means of collecting and disposing of infectious fluids in hospitals today. Traditional, non-powered canisters and related suction and fluid disposable products are exempt and do not require FDA clearance.

Products

The STREAMWAY Fluid Management System (“FMS”) — The STREAMWAY Automated Surgical Fluid Waste Management System suctions surgical waste fluid from the patient using standard surgical tubing. The surgical waste fluid passes through our proprietary disposable filters and into the STREAMWAY FMS. The STREAMWAY FMS maintains continuous suction to the surgical field at all times. A simple, easy to use Human Interface Display screen guides the user through the set up process, ensuring that a safe vacuum level is identified and set by the user for each procedure and additionally guides them through the cleaning process.

In contrast to competitive products, the wall-mounted FMS does not take up any operating room floor space and it does not require the use of any external canisters or handling by operating room personnel. It does require a dedicated system in each operating room where it is to be used. Other systems on the market are portable, meaning that they are rolled to the bedside for the surgical case and then rolled to a cleaning area, after the surgery is complete, and use canisters, which still require processing or require a secondary device (such as a docking station) to dispose of the fluid in the sanitary sewer after it has been collected. They are essentially powered canisters.

The FMS system may be installed on or in the wall during new construction or renovation or installed in a current operating room by connecting the device to the hospital’s existing sanitary sewer drain and wall suction systems. With new construction or renovation, the system will be placed in the wall and the incremental costs are minimal, limited to connectors to the hospital drain and suction systems (which systems are already required in an operating room), the construction of a frame to hold the FMS in position, and minimal labor.

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The Disposable Kit — The Skyline disposable kit is a critical component of our business model. The disposable kit consists of a proprietary, pre-measured amount of cleaning solution in a plastic bottle that attaches to the FMS. The disposal kit also includes an in-line filter with single or multiple suction ports. The proprietary cleaning solution placed in the specially designed holder is attached and recommended to be used following each surgical procedure. Due to the nature of the fluids and particles removed during surgical procedures, the FMS is recommended to be cleaned following each use. The disposables have the “razor blade business model” characteristic with an ongoing stream of revenue for every FMS unit installed, and revenues from the sale of the kits are expected to be significantly higher over time than the revenues from the sales of the unit. Our disposable, bifurcated filter is designed specifically for use only on our FMS. The filter is used only once per procedure followed by immediate disposal. Our operation instructions and warranty require that a Skyline filter is used for every procedure. We have exclusive distribution rights to the disposable fluid and facilitate the use of only our fluid for cleaning following procedures by incorporating a special adapter to connect the fluid to the connector on the FMS system. We will also tie the fluid usage, which we will keep track of with the FMS software, to the product warranty.

Corporate Strategy — Our strategy is focused on expansion within our core product and market segments, while utilizing a progressive approach to manufacturing and marketing to promote maximum flexibility and profitability.

Our strategy is to:

•	Develop a complete line of wall-mounted fluid evacuation systems for use in hospital operating rooms, radiological rooms and free standing surgery centers as well as clinics and physicians’ offices.
•	Provide products that greatly reduce healthcare worker and patient exposure to harmful materials present in infectious fluids and that contribute to an adverse working environment.
•	Utilize existing medical products and independent distributors to achieve the desired market penetration.
•	Continue to utilize operating room consultants, builders and architects as referrals to hospitals and day surgery centers.

Our strategy may also include:

•	Employing a lean operating structure, while utilizing the latest trends and technologies in manufacturing and marketing, to achieve both market share growth and projected profitability.
•	Providing a leasing program and/or “pay per use” program as alternatives to purchasing.
•	Providing service contracts to establish an additional revenue stream.
•	Utilizing the manufacturing experience of our management team to develop sources of supply and manufacturing to reduce costs while still obtaining excellent quality. While cost is not a major consideration in the roll-out of leading edge products, we believe that being a low-cost provider will be important long term.
•	Offering an innovative warranty program that is contingent on the exclusive use of our disposable kit to enhance the success of our after-market disposable products.

Technology and Competition

Fluid Management for Surgical Procedures

The management of surgical waste fluids produced during and after surgery is a complex mix of materials and labor that consists of primary collection of fluid from the patient, transportation of the waste fluid within the hospital to a disposal or processing site and disposal of that waste either via incineration or in segregated landfills.

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Once the procedure has ended, the canisters currently being used in many cases, and their contents must be removed from the operating room and disposed. There are several methods used for disposal, all of which present certain risks to the operating room team, the crews who clean the rooms following the procedure and the other personnel involved in their final disposal. These methods include:

•	Direct Disposal Through the Sanitary Sewer. In virtually all municipalities, the disposal of liquid blood may be done directly to the sanitary sewer where it is treated by the local waste management facility. This practice is approved and recommended by the EPA. In most cases these municipalities specifically request that disposed bio-materials not be treated with any known anti-bacterial agents such as glutalderhyde, as these agents not only neutralize potentially infectious agents but also work to defeat the bacterial agents employed by the waste treatment facilities themselves. Disposal through this method is fraught with potential exposure to the service workers, putting them at risk for direct contact with these potentially infectious agents through spillage of the contents or via splash when the liquid is poured into a hopper - a specially designated sink for the disposal of infectious fluids. Once the infectious fluids are disposed of into the hopper, the empty canister is sent to central processing for re-sterilization (glass and certain plastics) or for disposal in the bio-hazardous/infectious waste generated by the hospital (red-bagged).
•	Conversion to Gel for Red-Bag Disposal. In many hospital systems the handling of this liquid waste has become a liability issue due to worker exposure incidents and in some cases has even been a point of contention during nurse contract negotiations. The healthcare industry has responded to concerns of nurses over splash and spillage contamination by developing a powder that, when added to the fluid in the canisters, produces a viscous, gel-like substance that can be handled more safely. After the case is completed and final blood loss is calculated, a port on the top of each canister is opened and the powder is poured into it. It takes several minutes for the gel to form, after which the canisters are placed on a service cart and removed to the red-bag disposal area for disposal with the other infectious waste.

There are four major drawbacks to the manual disposal process:

•	It does not ensure protection for healthcare workers, as there remains the potential for splash when the top of the canister is opened.
•	Based on industry pricing data, the total cost per canister increases by approximately $2.00.
•	Disposal costs to the hospital increase dramatically as shipping, handling and landfill costs are based upon weight rather than volume in most municipalities. The weight of an empty 2,500 ml canister is about 1 pound. A canister and its gelled contents weigh about 7.5 pounds, and the typical cost to dispose of medical waste is approximately $0.30 per pound.
•	The canister filled with gelled fluid must be disposed; it cannot be cleaned and re-sterilized for future use.

Despite the increased cost of using gel and the marginal improvement in healthcare worker protection it provides, several hospitals have adopted gel as their standard procedure.

Current Competition, Technology, and Costs

Single Use Canisters —  In the U.S., glass reusable containers are infrequently used as their high initial cost, frequent breakage and costs of reprocessing are typically more costly than single use high impact plastic canisters, even when disposal is factored in. Each single use glass canister costs roughly $8.00 each while the high impact plastic canisters cost $2.00 – $3.00 each and it is estimated that a range of two to eight canisters are used in each procedure, depending on the operation. Our FMS would replace the use of canisters and render them unnecessary, as storage and disposal would be performed automatically by the FMS. We believe our competitive advantage, however, is our unlimited capacity, eliminating the need for any high volume cases to be interrupted for canister changeover.

Solidifying Gel Powder —  One significant drawback of the solidifying gels is that they increase the weight of the materials being sent to the landfill by a factor of five to seven times, resulting in a significant cost increase to the hospitals that elect to use the products. The FMS eliminates the need for solidifying gel, providing savings in both gel powder usage and associated landfill costs.

Sterilization and Landfill Disposal — Current disposal methods include the removal of the contaminated canisters (with or without the solidifying gel) to designated biohazardous/infectious waste sites. Previously many hospitals used incineration as the primary means of disposal, but environmental concerns at the international, domestic and local level have resulted in a systematic decrease in incineration worldwide as a viable method for disposing of blood, organs or materials saturated with bodily fluids. When landfill disposal is used, canisters are included in the general red-bag disposal and, when gel is used, comprise a significant weight factor. Where hopper disposal is still in use, most of the contents of the red-bag consist only of outer packaging of supplies used in surgery and small amounts of absorbent materials impregnated with blood and other waste fluid. These, incidentally, are retained and measured at the end of the procedure to provide a more accurate assessment of fluid loss or retention. Once at the landfill site, the red-bagged material is often steam-sterilized with the remaining waste being ground up and interred into a specially segregated waste dumpsite.

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Handling Costs —  Once the surgical team has finished the procedures, and a blood loss estimate is calculated, the liquid waste (with or without solidifying gels) is removed from the operating room and either disposed of down the sanitary sewer or transported to an infectious waste area of the hospital for later removal. The FMS would significantly reduce the labor costs associated with the disposal of fluid or handling of contaminated canisters, as the liquid waste is automatically emptied into the sanitary sewer after measurements are obtained. We utilize the same suction tubing currently being used in the operating room, so no additional cost is incurred with our process. While each hospital handles fluid waste disposal differently, we believe that the cost of our cleaning fluid after each procedure will be less than the current procedural cost that could include the cost of canisters, labor to transport the canisters, solidifying powder, gloves, gowns, mops, goggles, shipping, and transportation, as well as any costs associated with spills that may occur due to manual handling.

A hidden but very real and considerable handling cost is the cost of infectious fluid exposure. A July 2007 research article published in Infection Control Hospital Epidemiology concluded that “Management of occupational exposures to blood and body fluids is costly; the best way to avoid these costs is by prevention of exposures.” According to the article, hospital management cost associated with occupational blood exposure can, conservatively, be more than $4,500 per exposure. Because of privacy laws, it is difficult to obtain estimates of exposure events at individual facilities; however, in each exposure the healthcare worker must be treated as a worse case event. This puts the healthcare worker through a tremendous amount of personal trauma, and the health care facility through considerable expense and exposure to liability and litigation.

Nursing Labor — Nursing personnel spend significant time in the operating room readying canisters for use, calculating blood loss and removing or supervising the removal of the contaminated canisters after each procedure. Various estimates have been made, but an internal study at a large healthcare facility in Minneapolis, Minnesota, revealed that the average nursing team spends twenty minutes pre-operatively and intra-operatively setting up, monitoring fluid levels and changing canisters as needed and twenty minutes post-operatively readying blood loss estimates or disposing of canisters. Estimates for the other new technologies reviewed have noted few cost savings to nursing labor.

The FMS would save nursing time as compared to the manual process of collecting and disposing of surgical waste. Set-up is as easy as attaching the suction tube to the inflow port of the FMS. Post-operative clean-up requires approximately five minutes, the time required to dispose of the suction tubing and disposable filter to the red-bag, calculate the patient’s blood loss, attach the bottle of cleaning solution to the inlet port of the unit, initiate the cleaning cycle, and dispose of the emptied cleaning solution. The steps that our product avoids, which are typically involved with the manual disposal process include, canister setup, interpretation of an analog read out for calculating fluid, canister management during the case (i.e. swapping out full canisters), and then temporarily storing, transferring, dumping, and properly disposing of the canisters.

Marketing and Sales Distribution

We sell the FMS and procedure disposables through various methods that may include a direct sales force, independent distributors and manufacturer’s representatives covering the vast majority of major U.S. markets. Currently we have one regional manager selling, and demoing the FMS for prospective customers and distributors, as well as, supporting our current customer base for disposable resupply. We are close to signing contracts with various hospital purchasing groups and have signed on independent distributors. Our targeted customer base includes nursing administration, operating room managers, CFOs, CEOs, risk management, and infection control.

Promotion — The dangers of exposure to infectious fluid waste are well recognized in the medical community. It is our promotional strategy to effectively educate medical staff regarding the risks of contamination using current waste collection procedures and the advantages of the FMS in protecting medical personnel from inadvertent exposure. We intend to leverage this medical awareness and concern with education of regulatory agencies at the local, state and federal levels about the advantages of the FMS.

We supplement our sales efforts with a promotional mix that will include a number of printed materials, video support and a website. We believe our greatest challenge lies in reaching and educating the 1.6 million medical personnel who are exposed daily to fluid waste in the operating room or in other healthcare settings (OSHA, CPL 2-2.44C). These efforts will require utilizing single page selling pieces, video educational pieces for technical education, use of scientific journal articles and a webpage featuring product information, educational materials, and training sites.

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Pricing — We believe prices for the FMS and its disposable procedure kit reflect a substantial cost savings to hospitals and surgical centers compared to their long-term procedure costs. Our pricing strategy ensures that the customer realizes actual cost savings when using the FMS versus replacing traditional canisters, considering the actual costs of the canisters and associated costs such as biohazard processing labor and added costs of biohazard waste disposal. Our cleaning solution’s bottle is recyclable, and the anticipated selling price of the fluid is built into our cost analysis. In contrast, an operation using traditional disposal methods will often produce multiple canisters destined for biohazard processing. Biohazard disposal costs are estimated by Outpatient Surgery Magazine to be 5 times more per pound to dispose of than regular waste (Outpatient Surgery Magazine, April 2007). Once the canister has touched blood, it is considered “red bag” biohazard waste, whereas the cleaning fluid bottle used in the FMS can be recycled or disposed with the rest of the facility’s plastics.

The FMS lists for $21,900 per system (one per operating room — installation extra) and $24 per unit retail for the proprietary disposables: one filter and one bottle of cleaning solution to the U.S. hospital market. By comparison, the disposal system of Stryker Instruments, one of our competitors, retails for approximately $25,000 plus an $8,000 docking station and requires a disposable component with an approximate cost of $25 per procedure and a proprietary cleaning fluid (cost unknown per procedure). Per procedure cost of the traditional disposal process includes approximate costs of $2 – $3.00 per liter canister, plus solidifier at $2 per liter canister, plus the biohazard premium disposal cost approximated at $1.80 per liter canister. In addition, the labor, gloves, gowns, goggles, and other related material handling costs are also disposal expenses.

Ability to Continue as a Going Concern

Although we have been able to fund our current working capital requirements, principally through debt and equity financing, there is no assurance that we will be able to do so in the future. These factors raise substantial doubt about our ability to continue as a going concern. As a result of the above factors, our independent registered public accounting firm has indicated in their audit opinion, contained in our financial statements included in this prospectus that they have serious doubts about our ability to continue as a going concern. See “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Plan of Financing; Going Concern Qualification.”

Risks

We are subject to a number of risks, which you should be aware of before deciding to participate in the Exchange Offer. In particular, you should consider the following risks, which are discussed more fully in the section titled “Risk Factors.”

•	Our auditors have expressed substantial concern about our ability to continue as a “going concern.”
•	Our limited operating history does not afford investors a sufficient history on which to base an investment decision.
•	Our business is dependent upon proprietary intellectual property rights, which if we were unable to protect, could have a material adverse effect on our business.
•	If we become subject to intellectual property actions, this could hinder our ability to deliver our products and services and our business could be negatively impacted.
•	We face significant competition, including competition from companies with considerably greater resources than ours, and if we are unable to compete effectively with these companies, our market share may decline and our business could be harmed.
•	Our products require FDA clearance and our business will be subject to intense governmental regulation and scrutiny, both in the U.S. and abroad.
•	Our product has only recently entered the commercial market and, although we anticipate market acceptance, we do not have enough customer experience with it to predict future demands.
•	If our product is not accepted by our potential customers, it is unlikely that we will ever become profitable.
•	We are dependent on a few key executive officers for our success. Our inability to retain those officers would impede our business plan and growth strategies, which would have a negative impact on our business and the value of an investment.
•	The relative lack of public company experience of our management team may put us at a competitive disadvantage.

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Corporate Information

The Company was originally incorporated on April 23, 2002 in Minnesota as BioDrain Medical, Inc. Effective August 6, 2013, the Company changed its name to Skyline Medical Inc. Pursuant to an Agreement and Plan of Merger effective December 16, 2013, the Company merged with and into a Delaware corporation with the same name that was its wholly-owned subsidiary, with such Delaware corporation as the surviving corporation of the merger.

Our address is 2915 Commers Drive, Suite 900, Eagan, Minnesota 55121. Our telephone number is (651) 389-4800, and our website address is www.skylinemedical.com.

Recent Developments

2015 Preliminary Results. Our unaudited cash balance was approximately $4,856,232 as of December 31, 2015. Our unaudited revenue was approximately $654,354 for the year ended December 31, 2015. Our current operating expenses are approximately $275,000 per month.

As of December 31, 2015, the Company is not in default with respect to any debt; however, the Company had a balance of debt, liabilities and cash obligations of approximately $1,519,708 that are considered due or potentially past due in calendar 2016. We expect that we will require additional funding to enter the international marketplace. We will attempt to raise these funds through equity or debt financing, alternative offerings or other means. If we are successful in securing adequate funding, we plan to make significant capital or equipment investments, and we will also continue to make human resource additions over the next 12 months.

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THE EXCHANGE OFFER

The Exchange Offer

We are offering to exchange, on a one-for-one basis, New Units, each consisting of two Shares, four Series B Exchange Warrants and four Series C Reset Warrants (together, the “New Warrants”), for the outstanding Units (the “Existing Units”) tendered by holders on or prior to the Expiration Date, upon the terms and subject to the conditions described in this prospectus and the related Letter of Transmittal and as permitted under the terms of the Exchange Offer. Subject to the satisfaction or waiver of all conditions to the Exchange Offer, Existing Units that are validly tendered and not validly withdrawn will be accepted for exchange in accordance with the terms of the Exchange Offer.

Purpose of the Exchange Offer

The purpose of the Exchange Offer is to (i) eliminate all or a large part of the market overhang related to the Series A Warrants included in the Existing Units arising from provisions of the Series A Warrants pursuant to which the number of shares issuable upon a cashless exercise increases as the market value of the stock decreases, subject to certain limitations, (ii) avoid uncertainty regarding the Company’s capital structure due to volatility in the market price of our common stock as such price could impact the number of shares of common stock issuable upon the exercise of the Series A Warrants and (iii) provide reasonable value to the holders of our Existing Units while keeping the dilution relating to the Exchange Offer at a reasonable level. See “General Terms of the Exchange Offer.”

Market Value of the Existing Units

The Existing Units are listed and traded on The NASDAQ Capital Market (“NASDAQ”) under the symbol “SKLNU.” On February 9, 2016, the average of the high and low sale price per Existing Unit was $9.00. We urge you to obtain current market price information for the Existing Units before deciding whether to participate in the Exchange Offer. For trading information regarding such securities, you may contact the Information Agent at the telephone number set forth on the back cover of this prospectus. See “General Terms of the Exchange Offer —Market and Trading Information.”

Our shares of common stock are traded on NASDAQ under the symbol “SKLN.” The last reported sale price of our shares of common stock on February 9, 2016 was $3.4785 per share.

Summary of the New Units Shares Terms of New Warrants

The New Units, upon issuance, will not be tradable, but will immediately separate into the component Shares and New Warrants.

See “Description of New Units, Shares and New Warrants Included in the Exchange Offer.”

All of the New Warrants contain provisions requiring an adjustment of the exercise price and number of shares of common stock issuable upon exercise of the New Warrant in the event of stock dividends, stock splits, reorganizations, reclassifications, consolidations and the like. The New Warrants will be issued in book entry form.

None of the New Warrants include the cashless exercise feature that is contained in the Series A Warrants included in the Existing Units, which results in an increasing number of shares of Common Stock issuable without consideration as the market value of our common stock decreases.

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Terms of Series B Exchange Warrants

Each Series B Exchange Warrant entitles the registered holder to purchase one share of our common stock at an exercise price per share equal to $4.95 (as it may be adjusted, the “Series B Exercise Price”). The Series B Exchange Warrants are exercisable for a period of five years following the date of issuance. The Series B Exchange Warrants are subject to redemption by us for $0.01 per Series B Exchange Warrant at any time commencing 90 days after the date of issuance following a period where the closing trading price of our common stock exceeds 200% of the Series B Exercise Price (initially, $9.90 per share) for a period of 20 consecutive trading days, on 10 business days’ prior written notice by us; provided that our right to redeem the Series B Exchange Warrants is subject to the condition that a registration statement is effective with respect to the sale of the Warrant Shares.

The terms of the Series B Exchange Warrants are similar to those of the existing Series A Warrants, except that (i) we intend to apply for listing of the Series B Exchange Warrants for trading, (ii) the Series B Exchange Warrants do not have a cashless exercise feature and (iii) the Series B Exchange Warrants are subject to redemption as described in the preceding paragraph.

Terms of Series C Reset Warrants	Each outstanding Series C Reset Warrant entitles the registered holder to purchase one share of our common stock at an exercise price per share equal to $2.00 (as it may be adjusted, the “Series C Exercise Price”). The Series C Reset Warrants are exercisable for a period of six months following the date of issuance. If at any time commencing 90 days after the date of issuance and ending five business days before the expiration of the Series C Reset Warrants, the trailing average 30-day Volume Weighted Average Price (“VWAP”) of our common stock on The NASDAQ Capital Market is lower than the then-current Series C Exercise Price, then the Series C Exercise Price will reset thereafter to the trailing average 30-day VWAP at such time, subject to a minimum Series C Exercise Price of $1.00 per share (subject to adjustment for stock dividends, stock splits, reorganizations, reclassifications, consolidations and the like). We intend to apply for listing of the Series C Reset Warrants for trading.

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Expiration Date	The Exchange Offer will expire on the Expiration Date, which is at 5:00 p.m., Eastern time, on February 22, 2016, unless extended by us at our sole discretion.
Settlement Date	The settlement of the Exchange Offer will occur promptly after the Expiration Date.
Procedure for Participating in the Exchange Offer

In all cases, the issuance of the New Units pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of the Existing Units, the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed and any required signature guarantees and other documents required by the Letter of Transmittal.

In lieu of physically completing and signing the Letter of Transmittal and delivering it to the Exchange Agent, DTC participants may electronically transmit their acceptance of the Exchange Offer through DTC’s automated tender offer program, for which the transaction will be eligible.

By signing or agreeing to be bound by the Letter of Transmittal and other required documents, you will represent to us that, among other things:

• any New Units that you receive will be acquired in the ordinary course of your business;

• you have no arrangement or understanding with any person to participate in the distribution of the New Units;

• if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the New Units; and

• if you are a broker-dealer, that you will receive New Units for your own account in exchange for Existing Units that were acquired as a result of market-making activities or other trading activities and that you will deliver a prospectus in connection with any resale of the components of the New Units.

Please do not send Letters of Transmittal to us, the Dealer Manager or the Information Agent. You should send Letters of Transmittal only to the Exchange Agent, at its office as indicated under “General Terms of the Exchange Offer—Depositary and Exchange Agent” in this prospectus and in the Letter of Transmittal. The Exchange Agent can answer your questions regarding how to tender your Existing Units.

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Procedures for Tendering Existing Units Through a Custodian

If you are a beneficial owner of Existing Units, but the holder of such Existing Units is a custodial entity such as a bank, broker, dealer, trust company or other nominee, and you seek to tender your Existing Units pursuant to the Exchange Offer, you must provide appropriate instructions to such holder of the Existing Units in order to participate through DTC’s automated tender offer program with respect to such Existing Units. You should keep in mind that your intermediary may require you to take action with respect to the Exchange Offer a number of days before the Expiration Date in order for such entity to tender Existing Units on your behalf prior to the expiration of the Exchange Offer in accordance with the terms of the Exchange Offer.

Withdrawal of Tenders

Your right to tender any Existing Units pursuant to the Exchange Offer will expire at the Expiration Date. You can withdraw the tender of your Existing Units in connection with the Exchange Offer at any time before the Expiration Date.

Acceptance of Existing Units and Delivery of New Units

We will accept any and all outstanding Existing Units that are properly tendered in this Exchange Offer on or before 5:00 p.m., Eastern time, on the Expiration Date, if all the conditions to the completion of this Exchange Offer are satisfied or waived. We will deliver New Units to you promptly after the Expiration Date and acceptance of your Existing Units for New Units. Please refer to the section in this prospectus entitled “General Terms of the Exchange Offer.”

Return of Existing Units

If we do not accept any Existing Units tendered in the Exchange Offer for any reason described in the terms and conditions of the Exchange Offer or if any Existing Units tendered are withdrawn pursuant to the terms of the Exchange Offer, we will return such Existing Units without expense to the exercising holder.

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Conditions to the Exchange Offer

The Exchange Offer is subject to the conditions discussed under “General Terms of the Exchange Offer —Conditions to the Exchange Offer,” including, among other things, that the registration statement of which this prospectus forms a part shall have become effective under the Securities Act and not be subject to a stop order, and no proceedings for that purpose shall have been instituted or be pending or, to our knowledge, be contemplated or threatened by the SEC. We also will not be required, but we reserve the right, to waive any of the conditions to this Exchange Offer, other than the condition relating to the effectiveness of the registration statement of which this prospectus forms a part and such registration statement not being subject to a stop order or any proceedings for that purpose. We have the right, in our sole discretion, to terminate or withdraw the Exchange Offer if any of the conditions described in this prospectus are not satisfied or waived.

See “General Terms of the Exchange Offer — Conditions to the Exchange Offer.”

Extension; Waivers and Amendments; Termination

Subject to applicable law, we reserve the right to (1) extend the Exchange Offer; (2) waive any and all conditions to or amend the Exchange Offer in any respect (except as to the condition that the registration statement of which this prospectus forms a part having become effective under the Securities Act and such registration statement not being subject to a stop order or any proceedings for that purpose, which condition we cannot waive); or (3) terminate the Exchange Offer. Any extension, waiver, amendment or termination will be followed as promptly as practicable by a public announcement thereof, such announcement, in the case of an extension, to be issued no later than 9:00 a.m., Eastern time, on the next business day after the last previously scheduled Expiration Date. See “General Terms of the Exchange Offer— Extensions, Termination or Amendment.”

Differences between the Existing Units and the New Units

There are material differences between the terms of the Existing Units and the terms of the New Units, including terms relating to the exercise expiration date and exercise price of the New Warrants included therein and the lack of the cashless exercise provision in the Series A Warrants included in the Existing Units.

Dealer Manager	Source Capital Group, Inc. is serving as the Dealer Manager for the Exchange Offer.
Information Agent

D.F. King & Co., Inc. is serving as the Information Agent in connection with the Exchange Offer. Questions or requests for assistance, or for additional copies of the Exchange Offer documents, Letter of Transmittal or other materials should be directed to: (212) 269-5550, toll-free (866) 406-2283, or sklnu@dfking.com.

Depositary and Exchange Agent

Corporate Stock Transfer, Inc. is serving as the Depositary and Exchange Agent in connection with the Exchange Offer. Deliveries should be addressed to: Corporate Stock Transfer, Inc., 3200 Cherry Creek South Drive, Suite 430, Denver, CO 80209.

U.S. Federal Income Tax Considerations

We recommend that you consult with your own tax advisor with regard to the possibility of any federal, state, local or other tax consequences of the Exchange Offer. See “Certain U.S. Federal Income Tax Considerations” for a discussion of the material U.S. Federal Income Tax Consequences of participating in the Exchange Offer.

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Registration

The New Units, the Shares, the New Warrants and the Warrant Shares will be registered pursuant to this registration statement at the time the New Units are issued. See “Description of New Units, Shares and New Warrants Included in the Exchange Offer.”

Use of Proceeds

We will not receive any cash proceeds from the issuance of the New Units. We may receive proceeds from the exercise of the New Warrants, and we intend to use any such proceeds for working capital purposes.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider carefully before investing pursuant to the terms of this prospectus.
Consequences to Holders Who Do Not Participate in the Exchange Offer

If you do not participate in this Exchange Offer, the trading market for your Existing Units will become more limited to the extent other holders of Existing Units participate in the Exchange Offer. See “General Terms of the Exchange Offer—Consequences of Failure to Participate in the Exchange Offer” and “Risk Factors.”

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SUMMARY FINANCIAL DATA

The following table sets forth our summary statement of operations data for the fiscal years ended December 31, 2014 and 2013 derived from our audited financial statements and related notes included elsewhere in this prospectus. The summary financial data for the nine months ended September 30, 2015 and 2014, are derived from our unaudited financial statements appearing elsewhere in this prospectus and are not indicative of result to be expected for the full year. Our financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States. The results indicated below are not necessarily indicative of our future performance. You should read this information together with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

	Nine Months Ended September 30,		Year Ended December 31,
	2015	2014	2014	2013
Revenue	$471,078	$785,767	$951,559	$468,125
Operating Expenses
Research and Development Expenses	179,739	321,929	394,257	235,052
General and Administrative Expenses	2,424,222	4,778,645	7,024,750	9,160,454
Total Operating Expenses	2,603,961	5,100,574	7,419,007	9,395,506
Loss from Operations	(2,132,883)	(4,314,807)	(6,467,448)	(8,927,381)
Other Income (expense)
Interest Expense	394,641	164,962	377,719	636,503
Gain on Equity Linked	-	(11,599)	(11,599)	(157,580)
Net Loss available to common shareholders	$(2,527,524)	$(4,468,170)	$(6,833,568)	$(9,406,304)
Loss per common share - basic and diluted	$(0.74)	$(1.51)	$(2.29)	$(4.64)
Weighted average number of shares - basic and diluted	3,435,700	2,967,483	2,990,471	2,026,115

	As of September 30,		As of December 31,
	2015	2014	2014	2013
Balance Sheet Data:
Cash and cash equivalents	$7,733,097	$244,044	$16,384	$101,953
Total assets	8,416,378	1,236,865	900,977	593,426
Total liabilities	2,602,104	5,071,698	6,417,204	3,811,880
Total shareholders' equity (deficit)	5,814,274	(3,834,833)	(5,516,227)	(3,218,454)

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CAPITALIZATION

The following table sets forth our capitalization, as of September 30, 2015:

•	on an actual basis, and
•	on a pro forma as adjusted basis to give effect to the maximum exchange of Shares, 3,790,020, for an aggregate of 1,895,010 Existing Units.

You should consider this table in conjunction with our financial statements and the notes to those financial statements included elsewhere in this prospectus. The table below assumes no exercise of the New Warrants.

	Actual	Pro Forma
Total Long-Term Liabilities	$-	$-
Stockholders' Equity:
Series B Convertible Preferred Stock, $.01 par value, 10,000,000 authorized, 1,895,010 outstanding actual; 0 outstanding pro forma	18,950	-
Common Stock, $.01 par value, 100,000,000 authorized, 5,203,428 outstanding actual; 9,029,244 outstanding pro forma	52,033	90,292
Additional paid-in capital	43,972,722	43,972,722
Accumulated Deficit	(38,229,431)	(38,229,431)
Total Stockholders' Equity	5,814,274	5,833,583

Total Capitalization	$5,814,274	$5,833,583

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BACKGROUND AND PURPOSE OF THE EXCHANGE OFFER

2015 Unit Offering

On August 31, 2015, the Company closed an underwritten public offering of 1,666,667 Units (the “Units”), each consisting of one share of our common stock, one share of our Series B Convertible Preferred Stock and four Series A Warrants. Each share of Series B Convertible Preferred Stock is convertible at the option of the holder into one share of our common stock. Each Series A Warrant is exercisable into one share of our common stock at an exercise price of $4.95 per share. The public offering price for the Units was $9.00 per Unit and the purchase price for Dawson James Securities, Inc., which served as the underwriter (the “Underwriter”) in the offering of Units was $8.28 per Unit, resulting in an underwriting discount and commission of $0.72 (or 8.00%) per Unit and total net proceeds to the Company before expenses of $13.8 million. The Company granted the Underwriter an option for a period of 45 days to purchase up to an additional 250,000 Units solely to cover over-allotments. The Underwriter chose not to purchase any additional Units under the over-allotment option. The Company agreed to issue to the Underwriter a unit purchase option (the “Unit Purchase Option”) more fully described below. The Company also agreed to pay the Underwriter a non-accountable expense allowance equal to 1% of the gross proceeds of the offering of Units (excluding any proceeds from the over-allotment option, if any), as well as to reimburse expenses incurred by the Underwriter of up to $70,000. The underwritten public offering of Units is referred to in this prospectus as the “Unit Offering.”

The shares of our common stock, the shares of Series B Convertible Preferred Stock and the Series A Warrants that comprise the Units will automatically separate on February 29, 2016. However, the shares of our common stock, the shares of the Series B Convertible Preferred Stock and the Series A Warrants will become separable prior to February 29, 2016 if at any time after September 30, 2015 either (i) the closing price of our common stock on The NASDAQ Capital Market is greater than 200% of the Series A Warrants exercise price for a period of 20 consecutive trading days (the “Trading Separation Trigger”), (ii) all Series A Warrants in a given Unit are exercised for cash (solely with respect to the Units that include the exercised Series A Warrants) (a “Warrant Cash Exercise Trigger”) or (iii) the Units are delisted (the “Delisting Trigger”) from The NASDAQ Capital Market for any reason (any such event, a “Separation Trigger Event”). Upon the occurrence of a Separation Trigger Event, the Units will separate: (i) 15 days after the date of the Trading Separation Trigger, (ii) on the date of any Warrant Cash Exercise Trigger (solely with respect to the Units that include the exercised Series A Warrants) or (iii) on the date of the Delisting Trigger, as the case may be. We refer to the separation of the Units prior to February 29, 2016 as an Early Separation.

The Series B Convertible Preferred Stock will become convertible into common stock on February 29, 2016 or on the date of an Early Separation. In addition, the Series B Preferred Stock will automatically convert into shares of common stock upon the occurrence of certain fundamental transactions.  The Series A Warrants are exercisable upon the separation of the Units, provided that all Series A Warrants in a given Unit may be exercised for cash at any time after September 30, 2015.

Exchange Units

In connection with the Unit Offering, the Company agreed with holders of all of its outstanding Series A Convertible Preferred Stock, par value $0.01, with a stated value of $100 per share (the “Series A Preferred Shares”) to exchange all of the Series A Preferred Shares for units with the same terms as the Units sold in the Unit Offering (the “Exchange Units”). In the exchange of Series A Preferred Shares for Units, for every dollar of stated value of Series A Preferred Shares tendered the holders received an equivalent value of Exchange Units based on the public offering price of the Units (the “Unit Exchange”). The Unit Exchange was consummated currently with the consummation of the Unit Offering. Upon effectiveness of the Unit Exchange, the Series A Preferred Shares were cancelled and resumed the status of authorized but unissued shares of preferred stock. On August 31, 2015, the Company consummated the Unit Exchange whereby the Company issued a total of 228,343 Exchange Units in exchange for the outstanding Series A Convertible Preferred Stock which were then cancelled. The Exchange Units were exempt from registration under the Securities Act pursuant to Section 3(a)(9) thereof. As part of the Unit Exchange, 250 shares of Series A Convertible Stock held by Joshua Kornberg, the Company’s President, Chief Executive Officer and Interim Chairman of the Board, were exchanged for 2,778 Exchange Units.

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Reasons for this Exchange Offer

We are making the Exchange Offer in order to (i) eliminate all or a large part of the market overhang related to the Series A Warrants included in the Existing Units arising from provisions of the Series A Warrants pursuant to which the number of shares issuable upon a cashless exercise increases as the market value of the stock decreases, subject to certain limitations, (ii) avoid uncertainty regarding the Company’s capital structure due to volatility in the market price of our common stock as such price could impact the number of shares of common stock issuable upon the exercise of the Series A Warrants and (iii) provide reasonable value to the holders of our Existing Units while keeping the dilution relating to the Exchange Offer at a reasonable level. See “General Terms of the Exchange Offer.”

We are permitting all current holders of Existing Units, including the Exchange Units, to tender their Existing Units and receive the New Units through this Exchange Offer. You should read the discussions under the headings “General Terms of the Exchange Offer,” and “Description of New Units, Shares and New Warrants Included in the Exchange Offer,” respectively, for more information about the Exchange Offer.

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INTERESTS OF CERTAIN PERSONS IN THE EXCHANGE OFFER

Joshua Kornberg, the Company’s President, Chief Executive Officer and Interim Chairman of the Board, Joshua Kornberg, holds 2,778 Existing Units, which he acquired as Exchange Units. See “Background and Purpose of the Exchange Offer—Exchange Units.” Mr. Kornberg intends to tender all of his Existing Units for New Units in the Exchange Offer. Other than Mr. Kornberg, none of our directors or officers or their respective affiliates beneficially owns any of the Existing Units and, therefore, will not participate in the Exchange Offer.

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RISK FACTORS

You should carefully consider the risks described below before making an investment decision. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks, you should also refer to the other information contained in this prospectus, including our financial statements and related notes.

Risks Related to Our Business

We may require additional financing to sustain our operations, and if adequate financing is not available, we may be forced to go out of business. Such financing will be dilutive and feature restricted terms. Our independent public accounting firm has indicated in their audit opinion, contained in our financial statements, that they have serious doubts about our ability to remain a going concern.

We have not achieved profitability and anticipate that we will continue to incur net losses at least through the first quarter of 2016. We had revenues of $952,000 in 2014 and $471,000 in the first nine months of 2015, but we had negative operating cash flows of $3.4 million in 2014 and $4.6 million in the first nine months of 2015. As a result of our continued losses, our cash resources have not been sufficient to sustain our operations, and we have continued to depend on financing transactions to generate sufficient cash to stay in operation. Our private offerings of preferred stock and convertible debt in 2014 yielded aggregate gross proceeds of $3,555,000, and our public offering of Units in 2015 yielded net proceeds before expenses of $13.8 million; and, our cash balance was $7,733,000 as of September 30, 2015. As we manage our cash resources, our cash balance continues to fluctuate depending on the timing of receipt of product revenues and the proceeds of continued financing transactions, as well as the timing of our needs to pay for essential services and supplies to stay in operation. In April and May 2015 we raised gross proceeds of $250,000 from further private sales of convertible notes. These proceeds were used almost immediately, to pay essential resources, in order to stay in operation. We are currently incurring operating expenses of approximately $275,000 per month. Although we are attempting to curtail our expenses, there is no guarantee that we will be able to reduce these expenses significantly, and expenses for some periods may be higher as we prepare our product for broader sales, increase our sales efforts and maintain adequate inventories.

We believe that our cash on hand would be adequate to fund operations through the end of 2016. There is no assurance that we will not require additional funds before that time. If such financing is available, it may be highly dilutive to our existing stockholders and may otherwise include burdensome or onerous terms. Our inability to raise additional working capital at all or to raise it in a timely manner would negatively impact our ability to fund our operations, to generate revenues, and to otherwise execute our business plan, leading to the reduction or suspension of our operations and ultimately forcing us to declare bankruptcy, reorganize or to go out of business. Should this occur, the value of any investment in our securities could be adversely affected, and an investor would likely lose all or a significant portion of their investment. These factors raise substantial doubt about our ability to continue as a going concern.

As a result of the above factors, our independent registered public accountant firm has indicated in their audit opinion, included herein, that they have serious doubts about our ability to continue as a going concern. The financial statements included herein have been prepared assuming the Company will continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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Our limited operating history makes evaluation of our business difficult.

We were formed on April 23, 2002 and to date have generated only moderate revenue year by year. Our ability to implement a successful business plan remains unproven and no assurance can be given that we will ever generate sufficient revenues to sustain our business. We have a limited operating history which makes it difficult to evaluate our performance. You must consider our prospects in light of these risks and the expenses, technical obstacles, difficulties, market penetration rate and delays frequently encountered in connection with the development of new businesses. These factors include uncertainty as to whether we will be able to:

•	raise capital;
•	develop and implement our business plan in a timely and effective manner;
•	be successful in uncertain markets;
•	respond effectively to competitive pressures;
•	successfully address intellectual property issues of others;
•	protect and expand our intellectual property rights; and
•	continue to develop and upgrade our products.

Our business is dependent upon proprietary intellectual property rights, which if we were unable to protect, could have a material adverse effect on our business.

We rely on a combination of patent, trade secret and other intellectual property rights and measures to protect our intellectual property. We currently own and may in the future own or license additional patent rights or trade secrets in the U.S. with non-provisional patents elsewhere in the world that cover certain of our products. We rely on patent laws and other intellectual property laws, nondisclosure and other contractual provisions and technical measures to protect our products and intangible assets. These intellectual property rights are important to our ongoing operations and no assurance can be given that any measure we implement will be sufficient to protect our intellectual property rights. Also, with respect to our trade secrets and proprietary know-how, we cannot be certain that the confidentiality agreements we have entered into with employees will not be breached, or that we will have adequate remedies for any breach. We may lose the protection afforded by these rights through patent expirations, legal challenges or governmental action. If we cannot protect our rights, we may lose our competitive advantage if these patents were found to be invalid in the jurisdictions in which we sell or plan to sell our products. The loss of our intellectual property rights could have a material adverse effect on our business.

If we become subject to intellectual property actions, this could hinder our ability to deliver our products and services and our business could be negatively impacted.

We may be subject to legal or regulatory actions alleging intellectual property infringement or similar claims against us. Companies may apply for or be awarded patents or have other intellectual property rights covering aspects of our technologies or businesses. Moreover, if it is determined that our products infringe on the intellectual property rights of third parties, we may be prevented from marketing our products. While we are currently not subject to any material intellectual property litigation, any future litigation alleging intellectual property infringement could be costly, particularly in light of our limited resources. Similarly, if we determine that third parties are infringing on our patents or other intellectual property rights, our limited resources may prevent us from litigating or otherwise taking actions to enforce our rights. Any such litigation or inability to enforce our rights could require us to change our business practices, hinder or prevent our ability to deliver our products and services, and result in a negative impact to our business. Expansion of our business via product line enhancements or new product lines to drive increased growth in current or new markets may be inhibited by the intellectual property rights of our competitors and/or suppliers. Our inability to successfully mitigate those factors may significantly reduce our market opportunity and subsequent growth.

We face significant competition, including competition from companies with considerably greater resources than ours, and if we are unable to compete effectively with these companies, our market share may decline and our business could be harmed.

Our industry is highly competitive with numerous competitors ranging from well-established manufacturers to innovative start-ups. A number of our competitors have significantly greater financial, technological, engineering, manufacturing, marketing and distribution resources than we do. Their greater capabilities in these areas may enable them to compete more effectively on the basis of price and production and more quickly develop new products and technologies.

We estimate that the total market for surgical suction canisters is approximately $94 million and we estimate the total cost of using surgical canisters is greater than $94 million because this amount does not include the labor to handle the canisters, disposal costs and solidifying compounds commonly used to minimize exposure to health care workers. Our competitors include Cardinal Health, Inc., a medical manufacturer and distributor, and Stryker Instruments, a wholly owned subsidiary of Stryker Corporation, which has a leading position in our market. Both of these competitors are substantially larger than our company and are better capitalized than we are.

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Companies with significantly greater resources than ours may be able to reverse engineer our products and/or circumvent our intellectual property position. Such action, if successful, would greatly reduce our competitive advantage in the marketplace.

We believe that our ability to compete successfully depends on a number of factors, including our technical innovations of unlimited suction and unlimited capacity capabilities, our innovative and advanced research and development capabilities, strength of our intellectual property rights, sales and distribution channels and advanced manufacturing capabilities. We plan to employ these and other elements as we develop our products and technologies, but there are many other factors beyond our control. We may not be able to compete successfully in the future, and increased competition may result in price reductions, reduced profit margins, loss of market share and an inability to generate cash flows that are sufficient to maintain or expand our development and marketing of new products, which could adversely impact the trading price of the shares of our common stock.

Our products require FDA clearance and our business will be subject to intense governmental regulation and scrutiny, both in the U.S. and abroad.

The production, marketing and research and development of our product is subject to extensive regulation and review by the FDA and other governmental authorities both in the United States and abroad. In addition to testing and approval procedures, extensive regulations also govern marketing, manufacturing, distribution, labeling, and record keeping. If we do not comply with applicable regulatory requirements, violations could result in warning letters, non-approvals, suspensions of regulatory approvals, civil penalties and criminal fines, product seizures and recalls, operating restrictions, injunctions, and criminal prosecution.

Periodically, legislative or regulatory proposals are introduced that could alter the review and approval process relating to medical products. It is possible that the FDA will issue additional regulations further restricting the sale of our present or proposed products. Any change in legislation or regulations that govern the review and approval process relating to our current and future products could make it more difficult and costly to obtain approval for new products, or to produce, market, and distribute existing products.

Our product has only recently entered the commercial market and we do not have enough customer experience with it to predict future demands.

The STREAMWAY FMS has been launched into the fluid management market. We are currently manufacturing the Product, following Good Management Practice compliance regulations, at a leased facility and anticipate the capability of producing the STREAMWAY FMS in sufficient quantities for future near term sales. We have contracted with a manufacturing company that fits our standards and costs. We have sold and installed a limited number of FMS Systems to date and unknown or unforeseen market requirements may arise.

If our product is not accepted by our potential customers, it is unlikely that we will ever become profitable.

The medical industry has historically used a variety of technologies for fluid waste management. Compared to these conventional technologies, our technology is relatively new, and the number of companies using our technology is limited. The commercial success of our product will depend upon the widespread adoption of our technology as a preferred method by hospitals and surgical centers. In order to be successful, our product must meet the technical and cost requirements for these facilities. Market acceptance will depend on many factors, including:

•	the willingness and ability of customers to adopt new technologies;
•	our ability to convince prospective strategic partners and customers that our technology is an attractive alternative to conventional methods used by the medical industry;
•	our ability to select and execute agreements with effective distributors to market and sell our product; and
•	our ability to assure customer use of the Skyline proprietary cleaning fluid and in-line filter.

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Because of these and other factors, our product may not gain market acceptance or become the industry standard for the health care industry. The failure of such companies to purchase our products would have a material adverse effect on our business, results of operations and financial condition.

We are dependent on a few key executive officers for our success. Our inability to retain those officers would impede our business plan and growth strategies, which would have a negative impact on our business and the value of an investment.

Our success depends on the skills, experience and performance of key members of our management team. We heavily depend on our management team: Joshua Kornberg, our President, Chief Executive Officer and Interim Chairman of the Board, David O. Johnson, our Chief Operating Officer, and Bob Myers, our Chief Financial Officer. We have entered into employment agreements with all members of our senior management team and we may expand the relatively small number of executives in our company. Were we to lose one or more of these key individuals, we would be forced to expend significant time and money in the pursuit of a replacement, which could result in both a delay in the implementation of our business plan and the diversion of our limited working capital. We can give you no assurance that we can find satisfactory replacements for these key individuals at all, or on terms that are not unduly expensive or burdensome to our company.

Our success is dependent on our ability to attract and retain technical personnel, sales and marketing personnel, and other skilled management.

Our success depends to a significant degree on our ability to attract, retain and motivate highly skilled and qualified personnel. Failure to attract and retain necessary technical, sales and marketing personnel and skilled management could adversely affect our business. If we fail to attract, train and retain sufficient numbers of these highly qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected.

Costs incurred because we are a public company may affect our profitability.

As a public company, we incur significant legal, accounting, and other expenses, and we are subject to the SEC’s rules and regulations relating to public disclosure that generally involve a substantial expenditure of financial resources. In addition, the Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC, requires changes in corporate governance practices of public companies. We expect that full compliance with such rules and regulations will significantly increase our legal and financial compliance costs and make some activities more time-consuming and costly, which may negatively impact our financial results. To the extent our earnings suffer as a result of the financial impact of our SEC reporting or compliance costs, our ability to develop an active trading market for our securities could be harmed.

Risks Related to Our Securities

From our inception through the date of our reincorporation in Delaware, our shares and other securities were issued in violation of the preemptive rights of existing stockholders, which could result in claims against us.

In 2013, it was brought to the attention of our management and Board of Directors that the Company was subject to preemptive rights under Minnesota corporate law, because the articles of incorporation did not “opt out” and deny them. Prior to our reincorporation in Delaware in December 2013the Company issued shares of common stock and other equity securities on numerous occasions to raise capital and for other purposes and, to our knowledge; we never complied with the Minnesota preemptive rights statute in connection with such issuances. Starting in December 2013, stockholders no longer had preemptive rights. In connection with issuances of securities prior to that time, we may be still subject to the claims of previous and current stockholders based on violations of their preemptive rights; the risk and magnitude of these claims are uncertain If there are any future claims, we intend to vigorously defend against such claims; however, there can be no assurance that the Company would not be liable for damages or other remedies that might have a material adverse effect on the Company’s financial condition or results of operations.

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There is currently a limited public trading market for our common stock and we cannot assure you that a more active public trading market for our common stock will develop or be sustained. Even if a market develops, you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

There is currently a limited public trading market for our common stock. The numbers of institutions or persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or nonexistent. This situation may be attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume. Even if we came to the attention of such persons, they tend to be risk averse and may be reluctant to follow a relatively unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot assure you that an active public trading market for our common stock will develop or be sustained.

Limitations on director and officer liability and indemnification of our officers and directors by us may discourage stockholders from bringing suit against a director.

Our certificate of incorporation and bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director. In addition, our certificate of incorporation and bylaws may provide for mandatory indemnification of directors and officers to the fullest extent permitted by governing state law.

We do not expect to pay dividends for the foreseeable future, and we may never pay dividends.

We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by state law. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize certain returns on their investment.

A limited public trading market may cause volatility in the price of our common stock and the Existing Units.

The listing of our common stock and the Existing Units on The NASDAQ Capital Market does not assure that a meaningful, consistent and liquid trading market currently exists. In recent years, our common stock has been quoted on the OTCQB Market, the market for our common stock has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Sales of substantial amounts of common stock, or the perception that such sales might occur, could adversely affect prevailing market prices of our common stock and our stock price may decline substantially in a short time and our stockholders could suffer losses or be unable to liquidate their holdings. In addition, there are large blocks of restricted stock that have met the holding requirements under Rule 144 that may be sold without restriction. There is no assurance that the price of our common stock or our Existing Units will not be volatile.

We expect volatility in the price of our common stock, which may subject us to securities litigation.

If established, the market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future. In addition, there is no assurance that the price of our common stock will not be volatile. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

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Shares eligible for future sale may adversely affect the market.

From time to time, certain stockholders may be eligible to sell some or all of their shares of common stock pursuant to Rule 144, promulgated under the Securities Act subject to certain limitations. In general, pursuant to Rule 144 as in effect as of the date of this registration statement, a stockholder (or stockholders whose shares are aggregated) who has satisfied the applicable holding period and is not deemed to have been one of our affiliates at the time of sale, or at any time during the three months preceding a sale, may sell their shares of common stock. Any substantial sale, or cumulative sales, of our common stock pursuant to Rule 144 or pursuant to any resale prospectus may have a material adverse effect on the market price of our securities.

Speculative nature of Series A Warrants.

The Series A Warrants do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock for a limited period of time. Specifically, each Series A Warrant is exercisable for one share of common stock at an initial cash exercise price of $4.95 per share or, in lieu of paying the exercise price in cash, holders may elect a cashless exercise whereby the holder would receive a number of shares equal to the Black Scholes Value (as defined herein). The Series A Warrants will be exercisable upon the separation of the Units, provided that all Series A Warrants in a given Unit may be exercised for cash at any time commencing 30 days after the Issuance Date. The Series A Warrants will expire on the fifth anniversary of the Issuance Date after which time they would have no further value. For additional information, see “Description of Securities – Description of Securities Sold in Public Offering of Units – Series A Warrants Included in the Units” on page 103 of this prospectus. Moreover, following this offering, the market value of the Series A Warrants is uncertain and there can be no assurance what the market value of the Series A Warrants will be. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the Series A Warrants, and consequently, whether it will ever be profitable for holders of the Series A Warrants to exercise the Series A Warrants.

Holders of our Series B Convertible Preferred Stock and Series A Warrants have no rights as a common stockholder until such holders convert their Series B Convertible Preferred Stock or exercise their Series A Warrants and acquire our common stock.

Until holders of our Series B Convertible Preferred Stock and Series A Warrants acquire shares of our common stock upon conversion or exercise, as the case may be, such holders will have no rights with respect to shares of our common stock underlying such Series B Convertible Preferred Stock and Series A Warrants. Upon conversion of the Series B Convertible Preferred Stock or exercise of the Series A Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the conversion or exercise date.

Speculative nature of New Warrants

The New Warrants do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock for a limited period of time. Specifically, each Series B Exchange Warrant entitles the registered holder to purchase one share of our common stock at an exercise price per share equal to $4.95 for a period of five years following the date of issuance. The Series B Exchange Warrants are subject to redemption by us for $0.01 per Series B Exchange Warrant at any time commencing 90 days following the date of issuance following a period where the closing trading price of our common stock exceeds 200% of the exercise price (initially, $9.90 per share) for a period of 20 consecutive trading days, on 10 business days’ prior written notice by us; provided that our right to redeem the Series B Exchange Warrants is subject to the condition that a registration statement is effective with respect to the sale of the Warrant Shares. Each Series C Reset Warrant entitles the registered holder to purchase one share of our common stock at an exercise price per share equal to $2.00 for a period of six months following the date of issuance. If at any time commencing 90 days following the date of issuance and ending five business days before the expiration of the Series C Reset Warrants, the trailing average 30-day Volume Weighted Average Price (“VWAP”) of our common stock on The NASDAQ Capital Market is lower than the then-current exercise price, then the exercise price will reset thereafter to the trailing average 30-day VWAP at such time, subject to a minimum exercise price of $1.00 per share (subject to customary adjustments). For additional information, see “Description of New Units, Shares and New Warrants Included in the Exchange Offer –New Warrants” on page 98 of this prospectus. Moreover, following this offering, the market value of the New Warrants is uncertain and there can be no assurance what the market value of the New Warrants will be. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the New Warrants, and consequently, whether it will ever be profitable for holders of the New Warrants to exercise the New Warrants

Holders of our Series B Exchange Warrants and Series C Reset Warrants will have no rights as a common stockholder until such holders exercise their Series B Exchange Warrants or their Series C Reset Warrants and acquire our common stock.

Until holders of our Series B Exchange Warrants and Series C Reset Warrants acquire shares of our common stock upon exercise, such holders will have no rights with respect to shares of our common stock underlying such Series B Exchange Warrants and Series C Reset Warrants. Upon exercise of the Series B Exchange Warrants or the Series C Reset Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

A stockholder group holds nearly a majority of our outstanding common stock and is able to effectively control our management and operations, and control by this group may create conflicts of interest.

A group consisting of Dr. Samuel Herschkowitz, Joshua Kornberg (who is our President, Chief Executive Officer and Interim Chairman of the Board), SOK Partners, LLC and Atlantic Partners Alliance, currently owns more than 2.0 million shares of our outstanding common stock, representing approximately 35% of our voting power. As a result, this group substantially controls the outcome of all matters requiring stockholder approval, including any future merger, consolidation or sale of all or substantially all of our assets. Further, this group indirectly controls our management through the substantial power to elect and remove any members of the Board of Directors. This concentrated control could discourage others from initiating any potential merger, takeover or other change of control transaction that may otherwise be beneficial to our stockholders. As a result, the market price of our common stock or ultimate sale of our business could be adversely affected. Further, conflicts of interest may arise with respect to the interpretation, continuation, renewal or enforcement of our agreements with the members of this group and their affiliates, including the agreements described under “Certain Relationships and Related Party Transactions.” The resolution of any such conflict of interest in favor of any member of this group or any of their affiliates may materially harm our results of operations and the value of your shares of common stock.

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Our Board of Directors’ ability to issue undesignated preferred stock and the existence of anti-takeover provisions may depress the value of our common stock.

Our authorized capital includes 20 million shares of preferred stock. Upon the consummation of this Exchange Offer, offering of Units and the Exchange, assuming all Units are exchanged for Shares, the shares of Series B Preferred Stock will be cancelled and resume the status of authorized but unissued shares of preferred stock, resulting in 20 million authorized shares of undesignated preferred stock. Our Board of Directors has the power to issue any or all of the shares of undesignated preferred stock, including the authority to establish one or more series and to fix the powers, preferences, rights and limitations of such class or series, without seeking stockholder approval. Further, as a Delaware corporation, we are subject to provisions of the Delaware General Corporation Law regarding “business combinations.” We may, in the future, consider adopting additional anti-takeover measures. The authority of our Board of Directors to issue undesignated stock and the anti-takeover provisions of Delaware law, as well as any future anti-takeover measures adopted by us, may, in certain circumstances, delay, deter or prevent takeover attempts and other changes in control of the company not approved by our Board of Directors. As a result, our stockholders may lose opportunities to dispose of their shares at favorable prices generally available in takeover attempts or that may be available under a merger proposal and the market price, voting and other rights of the holders of common stock may also be affected.

Future sales and issuances of our common stock or rights to purchase common stock could result in additional dilution of the percentage ownership of our stockholders and could cause our share price to fall.

We also expect that significant additional capital will be needed in the future to continue our planned operations. To the extent that we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders. In addition, in the past, we have issued warrants to acquire shares of common stock. To the extent these warrants are ultimately exercised, you will sustain further future dilution.

Certain features of the Series A Warrants may substantially accelerate the issuance of dilutive shares of our common stock.

Commencing upon the separation of the Existing Units, the Series A Warrants will allow the cashless exercise of the Series A Warrants for a number of shares that increases as the trading market price of our common stock decreases, subject to a floor price of $0.43. The potential for such dilutive exercise of the Series A Warrants may depress the price of common stock regardless of our business performance, and could encourage short selling by market participants, especially if the trading price of our common stock begins to decrease. If the Exchange Offer is not completed or a significant number of Series A Warrants remain outstanding following the Exchange Offer, the cashless exercise of a large number of the Series A Warrants, if the price of our common stock decreases significantly, would result in significant dilution.

If completed, the Exchange Offer will have a dilutive effect.

If the Exchange Offer is completed, the resulting issuance of common stock will have a dilutive effect. If all holders of Existing Units participate in the Exchange Offer, we will issue 3,790,020, Shares which would represent, in the aggregate, approximately 42% of our outstanding common stock immediately following the Exchange Offer, based on an aggregate of 9,029,244 shares of our common stock immediately outstanding following the consummation of the Exchange Offer. In addition, there will be further dilution, which could be significant, depending on the number of New Warrants that are exercised into our common stock.

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Future sales of our common stock in the public market may cause our stock price to decline and impair our ability to raise future capital through the sale of our equity securities.

There are a substantial number of shares of our common stock held by stockholders who owned shares of our capital stock prior to this offering that may be able to sell in the public market upon expiration of the 90-day lock-up agreements they signed in connection with the Company’s public offering which was consummated in August 2015. Sales by such stockholders of a substantial number of shares could significantly reduce the market price of our common stock.

No Assurance of Public Trading Market; Arbitrary Determination of Public Offering Prices

Prior to this Exchange Offer, there has been no public market for the New Warrants, and there can be no assurance that an active trading market for the New Warrants will develop or, if developed, be sustained after the Exchange Offer. The terms of the New Warrants have been arbitrarily determined by negotiations between the Company and the Dealer Manager, and do not necessarily bear any relationship to the Company’s assets, book value, results of operations or any other generally accepted criteria of value.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements contained in this prospectus, other than statements of historical facts, that address future activities, events, or developments, are forward-looking statements, including, but not limited to, statements containing the words “believe,” “anticipate,” “expect,” and words of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Whether actual results will conform to the expectations and predictions of management, however, is subject to a number of risks and uncertainties that may cause actual results to differ materially. Such risks are in the section herein entitled “Risk Factors,” and in our previous SEC filings.

Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by management will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business operations.

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USE OF PROCEEDS

Because this transaction is an offer to holders to exchange their Existing Units for New Units, there is no source of funds or other cash consideration being paid to us to from those tendering Existing Units pursuant to the Exchange Offer. Therefore, we will not receive any cash proceeds from the issuance of the New Units. We may receive proceeds from the exercise of the New Warrants, and we intend to use any such proceeds for working capital purposes. We estimate that the total amount of cash required to complete the transactions contemplated by the Exchange Offer, including the payment of any fees, expenses and other related amounts incurred in connection with the transactions will be approximately $1,000,000. We expect to have sufficient funds to complete the transactions contemplated by the Exchange Offer and to pay fees, expenses and other related amounts from our cash on hand.

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PRICE RANGE OF COMMON STOCK

Our common stock is listed on The NASDAQ Capital Market under the symbol “SKLN.” Prior to August 31, 2015, our common stock was quoted by the OTCQB under the symbol “SKLN.QB.” The following table sets forth the high and low bid information for our common stock for each quarter within our last two fiscal years as reported by The NASDAQ Capital Market or the OTCQB, as applicable. The bid prices reflect inter-dealer quotations, do not include retail markups, markdowns, or commissions, and do not necessarily reflect actual transactions. These prices reflect the 1:75 reverse stock split of our outstanding shares effected on October 24, 2014, as well as rounding.

Common Stock

	High	Low
2016
Quarter ending March 31, 2016 (through February 9, 2016)	$3.80	$2.38

2015
Quarter ended December 31, 2015	6.76	2.31
Quarter ended September 30, 2015	5.78	2.75
Quarter ended June 30, 2015	7.15	2.00
Quarter ended March 31, 2015	7.00	2.00

2014
Quarter ended December 31, 2014	10.88	3.25
Quarter ended September 30, 2014	18.00	5.25
Quarter ended June 30, 2014	14.25	7.95
Quarter ended March 31, 2014	21.75	13.13

Units

Our Existing Units commenced trading on August 26, 2015. The following table sets forth the high and low bid prices for the Existing Units for each quarter subsequent to August 26, 2015 as reported by The NASDAQ Capital Market.

	High	Low
2016
Quarter ending March 31, 2016 (through February 9, 2016)	$9.70	$7.00

2015
Quarter ended December 31, 2015	8.95	6.17
Quarter ended September 30, 2015 (commencing August 26, 2015)	10.00	7.00

As of February 9, 2016, the closing price for shares of our common stock was $3.4785per share, and the closing price for the Existing Units was $9.00 per Unit, on The NASDAQ Capital Market.

Holders

As of December 31, 2015, there were approximately 144 stockholders of record of our common stock and 21 holders of record of the Existing Units.

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DIVIDEND POLICY

We follow a policy of retaining earnings, if any, to finance the expansion of our business. We have not paid, and do not expect to declare or pay, cash dividends in the foreseeable future.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes appearing elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations, and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Special Note Regarding Forward-Looking Statements,” “Business,” and “Risk Factors” sections in this prospectus.

Recent Developments

The paragraphs below in this section update the disclosures under “Management’s Discussion and Analysis of Financial Condition and Resulting Operations” for the years ended December 31, 2014 and 2013 and the three quarters ended September 30, 2015 and 2014. The subsequent sections beginning with “Overview” are as originally filed in content with some minor changes in paragraph placement for easier comparison and updated disclosures regarding certain matters relating to convertible preferred stock and convertible notes. Since our inception, we have incurred significant losses, and our accumulated deficit was approximately $38.2 million as of September 30, 2015. Our operations from inception have been funded with private placements of convertible debt securities and equity securities, in addition to a past bank loan (not currently outstanding). We currently have no outstanding bank debt and no secured indebtedness.

We received $471,000 in revenues from product sales in the first three quarters of 2015; however, our operating losses and negative cash flow have continued, including operating cash flows of a negative $4,637,000 in the first three quarters of 2015, compared to a negative $3,143,000 in the first three quarters of 2014. We anticipate that we will continue to incur net losses at least through 2015. We received a net $13,555,003 on August 31, 2015 as a result of our public offering. There was an immediate cash spend over the next 30 days of approximately $5,800,000 (see Cash Flow). Our cash balance was $7,733,000 as of September 30, 2015.

As we manage our cash resources, our cash balance continues to fluctuate depending on the timing of receipts of product revenues and continued financing transactions, as well as our need to pay for essential services and supplies to stay in operation. Our expenses are approximately $250,000 per month. Although we are attempting to curtail our expenses, there is no guarantee that we will be able to reduce these expenses significantly, and expenses for some periods may be higher as we prepare our product for broader sales, increase our sales efforts and maintain adequate inventories.

As of September 30, 2015, the Company is not in default with respect to any debt. We may require additional funding to finance operating expenses and to enter the international marketplace. We will attempt to raise these funds through equity or debt financing, alternative offerings or other means. If we are successful in securing adequate funding we plan to make significant capital or equipment investments, and we will also continue to make human resource additions over the next 12 months.

Overview

We were incorporated in Minnesota in April 2002 under the name BioDrain Medical, Inc. Effective August 6, 2013, the Company changed its name to Skyline Medical Inc. Pursuant to an Agreement and Plan of Merger effective December 16, 2013, the Company merged with and into a Delaware corporation with the same name that was its wholly-owned subsidiary, with such Delaware corporation as the surviving corporation of the merger. We are a development stage company manufacturing an environmentally conscientious system for the collection and disposal of infectious fluids that result from surgical procedures and post-operative care. Since our inception in 2002, we have invested significant resources into product development. We believe that our success depends upon converting the traditional process of collecting and disposing of infectious fluids from the operating rooms of medical facilities to our wall-mounted Fluid Management System (“FMS”) and use of our proprietary cleaning fluid and filter kit.

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We currently have one regional sales manager to sell the STREAMWAY FMS. In 2014 we signed a contract with an independent distributor covering New York and surrounding areas, as well as, two other independent contracting groups handling parts of the Midwest and the Southeast.

Since inception, we have been unprofitable. We received approval from the FDA in April 2009 to commence sales and marketing activities of the STREAMWAY FMS and shipped the first system in 2009. However, there was no significant revenue prior to 2011, primarily due to lack of funds to build and ship the product. We sold five original STREAMWAY FMS units in 2011, and another 29 original units to date.

In the first quarter of 2014, the Company commenced sales of an updated version of the STREAMWAY FMS, which provides a number of enhancements to the existing product line including a more intuitive and easier to navigate control screen, data storage capabilities, and additional inlet ports on the filters, among other improvements. This updated version utilizes improved technology, including the capability for continuous flow and continuous suctioning, as covered by our provisional patent application filed in 2013 and our non-provisional patent application filed in January 2014. In total the Company has sold 91 units through September 30, 2015.

We expect the revenue for STREAMWAY FMS units to increase significantly at such time as the hospitals approve the use of the units for their applications based on trial basis units and place orders for billable units. Trial basis units are either installed in or hung on the hospital room wall. The unit is connected to the hospital plumbing and sewer systems, as well as, the hospital vacuum system. The unit remains on the customer site for 2 – 4 weeks, as contracted, at no cost to the customer. However, the customer does purchase the disposable kits necessary to effectively operate the units. Once the trial period has expired the unit is either returned to the Company or purchased by the customer. If purchased, at that time, the Company invoices the customer based upon a contracted price negotiated prior to the trial.

We have never generated sufficient revenues to fund our capital requirements. We have funded our operations through a variety of debt and equity instruments. See “Liquidity and Capital Resources — Historical Financing” below. Our future cash requirements and the adequacy of available funds depend on our ability to sell our products. See “Plan of Financing; Going Concern Qualification” below.

As a company still in development, our limited history of operations makes prediction of future operating results difficult. We believe that period to period comparisons of our operating results should not be relied on as predictive of our future results.

Results of Operations

Comparison of Nine Months Ended September 30, 2015 with Nine Months Ended September 30, 2014

Revenue. The Company recognized $471,000 of revenue in the nine months ended September 30, 2015 compared to $786,000 in revenue in the nine months ended September 30, 2014. The reduction resulted from a reduced sales staff and associated sales efforts as a result of the cash shortfall we had been experiencing. The revenue in the first nine months of 2015 included the sale of 15 STREAMWAY FMS systems plus disposable sales totaling $219,000.

Cost of sales. Cost of sales was $199,000 in the nine months ended September 30, 2015 and $264,000 in the nine months ended September 30, 2014. The gross profit margin was approximately 58% in the nine months ended September 30, 2015 compared to 66% in the nine months ended September 30, 2014. Our margins were reduced in the first nine months as we replaced our original STREAMWAY units for the new iteration units at no charge to our customers. Our margins still vary as our initial production of the STREAMWAY has been released for sale. We expect our margins to increase during the fourth quarter (the three months ended September 30, 2015 had a gross margin of 77%, which is more in line with our expected margins) as our manufacturing production becomes more consistent, and as increased sales allow us to achieve volume purchasing discounts on both equipment components and our cleaning solution. Over the next several quarters, we expect increases in revenues to exceed increases in costs related to increasing manufacturing and sales capabilities.

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General and Administrative expense. General and administrative expense primarily consists of management salaries, professional fees, consulting fees, travel expense, administrative fees and general office expenses.

General and Administrative (G&A) expenses decreased by $1,658,000 from the nine months ended September 30, 2015 compared to September 30, 2014. The nine month decrease was primarily due to $745,000 of bonuses and associated payroll taxes waived by the Company’s executives, $530,000 in reduced legal fees, $334,000 less in miscellaneous expenses (the Marshall Ryan settlement was expensed in 2014), $284,000 in reduced finder’s fees, $292,000 less in investor relations, stock based compensation and investors stock compensation and $60,000 saved in recruiting fees. Offsetting increases were a $475,000 difference in convertible note expenses as a result of the redemption of the convertible notes at 140% of the principal amount, $124,000 in payroll tax penalties and interest and a $50,000 increase in corporate insurance premiums.

Operations expense. Operations expense primarily consists of expenses related to product development and prototyping and testing in the Company’s current stage.

Operations expense decreased by $365,000 in the nine months ended September 30, 2015 compared to the nine months ended September 30, 2014. Payroll and payroll taxes were reduced by $43,000, prior bonuses were waived saving $108,000, research and development was reduced by $142,000, consulting expenses were lowered by $40,000, shipping and postage decreased by $18,000 and stock based compensation was reduced by $14,000.

Sales and Marketing expense. Sales and marketing expense consists of expenses required to sell products through independent reps, attendance at trades shows, product literature and other sales and marketing activities.

Sales expense decreased by $410,000 in the nine months ended September 30, 2015 compared to the nine months ended September 30, 2014. The nine month decrease was due to a $150,000 reduction in salaries, benefits and taxes due to less sales managerial staff; a $71,000 reduction in travel expense due to the reduced staff size; $58,000 less in commissions; $97,000 from lower bonuses; $15,000 less in marketing expenses; $23,000 less in trade show costs and $16,000 less in public relations expense. Offsetting these reductions was a $51,000 increase in stock compensation expense.

Interest expense. Interest increased by $230,000 in the nine months ended September 30, 2015 compared to the nine months ended September 30, 2014, due to amortization of debt discounts and interest for our convertible notes issued in the third quarter of 2014 that extend into 2015.

The gain on revaluation of equity-linked financial instruments reflected zero gain or loss in the nine months ended September 30, 2015 compared to a gain of $11,600 in the nine months ended September 30, 2014. The result in the current period was from all warrants having expired previously.

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Comparison of Year Ended December 31, 2014 with Year Ended December 31, 2013

Revenue. We recorded revenue of $952,000 in 2014, compared to $468,000 in 2013.  Revenue in 2014 included the sale of forty-four STREAMWAY systems and disposable supplies to operate the STREAMWAY. The revenue in 2013 included the sale of twenty-one STREAMWAY systems and disposable supplies to operate the STREAMWAY.

Cost of sales. Cost of sales was $385,000 in 2014 compared to $189,000 in 2013. The gross profit margin was 60% in 2014 and 59% in 2013. As our revenue has increased and we honed in on parts for the STREAMWAY, we were better able to maximize our margins through advanced purchasing at larger volumes. The Company also developed ways to reduce cost through tooling parts and purchasing different components that improved the STREAMWAY Systems while costing less. The Company had an offset to the increased margin absorbing the cost of replacing eleven units of the original STREAMWAY generation model with its newer iteration rolled out in the second quarter of 2014.

General and Administrative expense.  General and administrative (G&A) expense primarily consists of management salaries, professional fees, consulting fees, travel expense, administrative fees and general office expenses.

G&A expense decreased to $4,883,000, for 2014 from $7,530,000 in 2013. The $2,647,000 decrease in G&A expenses for 2014, compared to 2013, is primarily due to reductions of $3,139,000 in stock based and investors stock compensation as a result of different structure of our private placements; $662,000 due to lower bonuses predominantly in the form of stock options; $71,000 less consulting expenses and no intellectual property amortization expense in 2014 (there was a write-off of $141,000 in 2013 for the generation one STREAMWAY patents). There are some offsets by increased expenses of $161,000 in salaries and payroll taxes; $179,000 in legal fees mostly for proceeding with an attempted public offering; $48,000 in corporate insurance; $55,000 in depreciation expenses; $500,000 in settlement costs; and $234,000 for payments pursuant to a forbearance agreement associated with fund raising.

Operations expense.  Operations expense primarily consists of expenses related to product development and prototyping and testing in the Company’s current stage.

Operations expense decreased to $973,000 in 2014 compared to $1,097,000 in 2013. The $124,000 decrease in operations expense in 2014 is primarily due to decreases of $154,000 in salaries and payroll taxes; $157,000 in bonuses predominantly in the form of stock options; and $71,000 in reduced stock based compensation also as a result of fewer employee stock options. There were increased expenses for $159,000 in research and development from a concentrated effort extended toward rolling out the enhanced STREAMWAY; $68,000 in consulting expenses for engineering alterations; and $51,000 in higher shipping expenses.

Sales and marketing expense.  Sales and marketing expense consists of expenses required to sell products through independent representatives, attendance at trades shows, product literature and other sales and marketing activities.

Sales and marketing expenses increased to $1,178,000 in 2014 compared to $579,000 in 2013. The $600,000 increase is a result of a $462,000 increase in salaries, payroll taxes and benefits due to hiring four additional regional sales managers; $65,000 increased commissions for higher sales in 2014; $138,000 for bonuses attained by the sales managers; and $43,000 in travel expenses. The Company did reduce public relations expenses by $115,000.

Interest expense.   Interest expense decreased to $377,000 in 2014 compared to $637,000 in 2013. The $260,000 was a result of reduced financing efforts through private placements.

Loss (gain) on valuation of equity-linked financial instruments.   The Company realized a gain of $12,000 on valuation of equity-linked financial instruments in 2014 compared to a gain of $158,000 in 2013. The gain resulted from older warrants expiring.

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Liquidity and Capital Resources

Cash Flows for the Nine Months Ended September 30, 2015 and 2014

Net cash used in operating activities was $4,637,000 for the nine months ended September 30, 2015 compared with net cash used of $3,143,000 for the 2014 period. The $1,494,000 increase in cash used in operating activities was due to significant payments reducing accounts payable and accrued expenses. The reductions in accrued expenses were for the following payment: premium paid plus interest to redeem convertible notes as agreed with the holders to induce the redemption at a rate of 140% of principal: $616,000; past due payrolls and taxes for employees: $1,420,000; and past due amounts under agreed upon legal settlements, including interest and penalties: $916,000. In addition, the Company decreased payables by paying an aggregate $966,000 in cost of goods to vendors for past due amounts for production of our product and in past due professional fees.

Cash flows used in investing activities was $23,700 for the nine months ended September 30, 2015 and $122,300 for the nine months ended September 30, 2014. Due to cash restrictions there were no additional purchases of fixed assets and minimal payments of fees related to patents.

Net cash provided by financing activities was $12,400,000 for the nine months ended September 30, 2015 compared to net cash provided of $3,400,000 for the nine months ended September 30, 2014. In the second quarter of 2015 the Company received cash for two convertible notes totaling $250,000. The Company completed a public offering on August 31, 2015 raising a net $13,555,003. This was partially offset by redeeming convertible notes with a remaining principal amount of $933,074 not including accrued interest and redemption premiums.

Cash Flows for the Year Ended December 31, 2014 and 2013

Net cash used in operating activities was $3,371,000 for 2014, compared with net cash used of $3,855,000 for 2013. The $484,000 decrease in cash used in operating activities was largely due to an increase in accounts payable and accrued expenses. The Company received more favorable terms from vendors extending payouts. Accrued Liabilities increased as 2012, 2013 and 2014 bonuses have not been paid out; payroll and payroll tax liability accounts were higher as well. Offsets were for increased research and development, a decrease in accounts receivable and an increase in our prepaid accounts.

Cash flows used in investing activities was $121,000 for 2014 and $216,000 in 2013. As we have grown our fixed asset acquisitions have increased as well. We have purchased furniture, computers, software and have incurred leasehold improvements.

Net cash provided by financing activities was $3,407,000 for 2014 compared to net cash provided of $4,160,000 for 2013. The decrease in 2014 was primarily the result of less proceeds from private placements of common stock by $2,180,000, principal payment on debt of $305,000 offset by $2,055,000 resulting from the issuance of preferred stock.

Capital Resources

We had a cash balance of $7,733,000 as of September 30, 2015. Since our inception, we have incurred significant losses. As of September 30, 2015, we had an accumulated deficit of approximately $38,229,000.

From inception to September 30, 2015, our operations have been funded through a bank loan and private convertible debt of approximately $5,685,000 and equity investments totaling approximately $22,723,000. See “Historical Financing” below.

In the first nine months of 2015, we recognized $471,000 in revenues. Our product sales since the end of the third quarter have resulted in approximately $73,000 in revenues.

Plan of Financing; Going Concern Qualification

Since our inception, we have incurred significant losses, and our accumulated deficit was approximately $38.2 million as of September 30, 2015. Our operations from inception have been funded with private placements of convertible debt securities and equity securities, in addition to a past bank loan (not currently outstanding). We currently have no outstanding bank debt and no secured indebtedness.

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We received $471,000 in revenues from product sales in the first three quarters of 2015; however, our operating losses and negative cash flow have continued, including operating cash flows of a negative $4,367,000 in the first three quarters of 2015, compared to a negative $3,143,000 in the first three quarters of 2014. We anticipate that we will continue to incur net losses at least through 2015. We received a net $13,555,003 on August 31, 2015 as a result of our public offering. There was an immediate cash spend over the next thirty days of approximately $5,800,000 (see Cash Flow). Our cash balance was $7,733,000 as of September 30, 2015.

As we manage our cash resources, our cash balance continues to fluctuate depending on the timing of receipts of product revenues and continued financing transactions, as well as our need to pay for essential services and supplies to stay in operation. Our expenses are approximately $250,000 per month. Although we are attempting to curtail our expenses, there is no guarantee that we will be able to reduce these expenses significantly, and expenses for some periods may be higher as we prepare our product for broader sales, increase our sales efforts and maintain adequate inventories.

Our balance of debts, liabilities and cash obligations that are either considered past due or that will become due in calendar 2015 was approximately $2,602,104 as of September 30, 2015 and has continued to decrease.

As a result of the above factors, our independent registered public accounting firm has indicated in their audit opinion, contained in our financial statements included in this prospectus and in our report on Form 10-K, that they have serious doubts about our ability to continue as a going concern. The financial statements have been prepared assuming the Company will continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Financings

We have funded our operations through a combination of debt and equity instruments. We funded our early operations through a bank loan of $41,400, an equity investment of $68,000 from the Wisconsin Rural Enterprise Fund (“WREF”) and $30,000 in early equity investment from several individuals. WREF had also previously held debt in the form of three loans of $18,000, $12,500 and $25,000. In December 2006, WREF converted two of the loans totaling $37,500 into 43,000 shares of our common stock. In August 2006, we secured a $10,000 convertible loan from one of our vendors. In February 2007, we obtained $4,000 in officer and director loans and in March 2007, we arranged a $100,000 convertible note from two private investors. In July 2007, we obtained a convertible bridge loan of $170,000. In June 2008, we paid off the remaining $18,000 loan from WREF and raised approximately $1.6 million through a private common stock offering completed in October 2008. The $170,000 convertible bridge loan and the $4,000 in officer and director loans were converted into shares of our common stock in October 2009. During 2009, we raised an additional $725,000 in a private placement of stock units and/or convertible debt, with each stock or debt unit consisting of, or converting into, respectively, one share of our common stock, and a warrant to purchase one share of our common stock at $.65 per share.

In 2010, we raised approximately $229,000 in equity and $605,000 in convertible debt.

In 2011, we raised $1,386,000 in equity and $525,000 in convertible debt, including the convertible debt investment by Dr. Samuel Herschkowitz described under “Certain Relationships and Related Party Transactions.”

In 2012, the Company raised $696,000 in equity and $529,000 in convertible debt, and $818,000 of debt was converted into equity. This convertible debt included advances on a convertible promissory note from SOK Partners, LLC, and an investment fund affiliated with one of our directors, for approximately $357,000. See “Certain Relationships and Related Party Transactions.” On November 6, 2012, we entered into additional note purchase agreements with Dr. Samuel Herschkowitz, pursuant to which on the same date, we issued and sold convertible promissory notes in the total principal amount of $156,243 to Dr. Herschkowitz and certain of his assignees. Pursuant to the note purchase agreements, we issued to these parties an aggregate 20,833 shares of common stock in consideration of placement of the notes. The convertible notes bear interest at a rate of 20% per annum and were secured by a security interest in the Company’s accounts receivable, patents and certain patent rights and are convertible into common stock upon certain mergers or other fundamental transactions at a conversion price based on the trading price prior to the transaction. The proceeds from this financing were used to pay off approximately $155,000 in principal amount of secured indebtedness.

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The Company also raised an additional $300,000 from the sale of convertible notes in January 2013. Also, in January and March 2013, the Company raised an additional $500,000 from a second private sale of equity securities. In addition, in March 2013, the Company completed a further private sale of common stock for an aggregate purchase price of $500,000. In June 2013, the Company raised an additional $1,000,000 from the sale of convertible notes. In the third quarter we also borrowed the remaining $243,000 principal amount of our convertible note payable to SOK Partners, LLC. During the third quarter of 2013, the holders of convertible notes, including Dr. Samuel Herschkowitz and SOK Partners, LLC, converted $1,506,000 of outstanding debt, including principal and interest, into equity. The Company converted the promissory notes totaling $314,484 and $680,444, respectively, including principal and interest, on September 11, 2013 for 299,509 and 648,043 shares, respectively, at $1.05 per share. Also during the third quarter of 2013, we raised approximately $1,044,000 through the cash exercise of warrants by investors who were offered a reduction in the exercise price in connection with the exercise. In December 2013 the Company raised $280,000 in the form of a short term non-convertible note with 10% interest based on a 365 day year from SOK Partners, LLC. In January 2014, an additional $20,000 was raised and added to the original note to SOK Partners, LLC. Joshua Kornberg, our President, Chief Executive Officer and Interim Chairman of the Board, is a 50% managing partner in SOK Partners, LLC.

2014 Sales of Series A Preferred Shares and Warrants.

On February 4, 2014, we raised $2,055,000 in gross proceeds from a private placement of Series A Convertible Preferred Stock, par value $0.01 (the “Series A Preferred Shares”) pursuant to a Securities Purchase Agreement with certain investors (the “Purchasers”) which purchased 20,550 Series A Preferred Shares, and warrants (the “Warrants”) initially to acquire an aggregate of approximately 21,334 shares of Common Stock. The Series A Preferred Shares were convertible into shares of Common Stock at an initial conversion price of $19.50 per share of Common Stock. The Warrants were initially exercisable at an exercise price of $24.38 per share and expire after five years. Since the Common Stock was not listed on the NASDAQ Stock Market, the New York Stock Exchange, or the NYSE MKT within 180 days of the closing date, the Company was required to issue additional Warrants to purchase additional shares of Common Stock, equal to 30% of the shares of Common Stock which the Series A Preferred Shares each Purchaser purchased are convertible into.

The Securities Purchase Agreement required the Company to register the resale of the shares of Common Stock underlying the Series A Preferred Shares (the “Underlying Shares”) and the Common Stock underlying the Warrants (the “Warrant Shares”). The Company was required to prepare and file a registration statement with the SEC within 132 days of the closing date (as extended by subsequent consent of the Purchasers), and to use commercially reasonable efforts to have the registration statement declared effective within 147 days if there was no review by the SEC, and within 192 days in the event of such review.

The Series A Preferred Shares were initially convertible at the option of the holder into the number of shares of Common Stock determined by dividing the stated value of the Series A Preferred Shares being converted by the conversion price of $19.50, subject to adjustment for stock splits, reverse stock splits and similar recapitalization events. If the Company issues additional shares of Common Stock, other than certain stock that is excluded under the terms of the Securities Purchase Agreement, in one or more capital raising transactions with an aggregate purchase price of at least $100,000 for a price less than the then existing conversion price for the Series A Preferred Shares (the “New Issuance Price”), then the then existing conversion price is reduced to the New Issuance Price, provided, however, that under no circumstances is the New Issuance Price to be less than $9.75 or reduced to a price level that would be in breach of the listing rules of any stock exchange or that would have material adverse effect on the Corporation’s ability to list its Common Stock on a stock exchange, including but not limited to the change of accounting treatment of the Series A Preferred Shares. The Series A Preferred Shares contain certain limitations on conversion so that the holder will not own more than 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series A Preferred Shares held by the applicable holder, with the percentage subject to increase in certain circumstances. The Series A Preferred Shares are eligible to vote with the Common Stock on an as-converted basis, but only to the extent that the Series A Preferred Shares are eligible for conversion without exceeding the Beneficial Ownership Limitation. The Series A Preferred Shares are entitled to receive dividends on a pari passu basis with the Common Stock, when, and if declared. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), after the satisfaction in full of the debts of the Company and the payment of any liquidation preference owed to the holders of shares of Common Stock ranking prior to the Series A Preferred Shares upon liquidation, the holders of the Series A Preferred Shares shall receive, prior and in preference to the holders of any junior securities, an amount equal to $2,055,000 times 1.2, plus all declared but unpaid dividends.

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The Warrants are exercisable on any day on or after the date of issuance, and have a term of five years. However, a holder is prohibited from exercising a Warrant if, as a result of such exercise, the holder, together with its affiliates, would exceed the Beneficial Ownership Limitation as described above for the Series A Preferred Shares. If any Warrant has not been fully exercised prior to the first anniversary of the closing date and if during such period the Company had not installed or received firm purchase orders (accepted by the Company) for at least 500 STREAMWAY® Automated Surgical Fluid Disposal Systems, then, the number of shares of Common Stock for which such Warrant may be exercised increased 2.5 times. The Company has issued the additional Warrants as agreed.

As of July 23, 2014, in connection with the offering of convertible notes and warrants described below, the Company and the holders of certain of  the Series A Preferred Shares (the “Preferred Stockholders”) entered into an agreement (the “Consent and Waiver”) under which, among other things, the Preferred Stockholders agreed to (i) a limited waiver of a covenant not to issue any security that provides for forward pricing of shares of Common Stock, and (ii) a consent to convert all outstanding Series A Preferred Shares upon certain qualified public offerings. In consideration of the waiver and consents provided by the Preferred Stockholders, the Company agreed to issue additional shares of Common Stock to the Preferred Stockholders upon the closing of a qualified public offering by a deadline established in the Consent and Waiver, to the extent that 70% of the public offering price per share of the Common Stock in such qualified public offering is less than the conversion price floor for the Series A Preferred Shares. If the qualified public offering was not completed by the deadline, the Company would be required to issue additional shares of Common Stock to the Preferred Stockholders to the extent that 70% of a certain weighted average trading price is less than the conversion price floor for the Series A Preferred Shares.

Pursuant to certain anti-dilution provisions and other rights under the Series A Preferred Shares, the warrants, the Securities Purchase Agreement and the Consent and Waiver, the Series A Preferred Shares are currently convertible into an aggregate of 210,769 shares of our common stock and the related warrants are currently exercisable into an aggregate of 211,934 shares of our common stock at a cash exercise price of $9.75 per share.

In connection with the Unit Offering, the Company agreed with holders of all of its outstanding Series A Convertible Preferred Stock, par value $0.01, with a stated value of $100 per share (the “Series A Preferred Shares”) to exchange all of the Series A Preferred Shares for units with the same terms as the Units sold in the Unit Offering (the “Exchange Units”). In the exchange of Series A Preferred Shares for Units, for every dollar of stated value of Series A Preferred Shares tendered the holders received an equivalent value of Exchange Units based on the public offering price of the Units (the “Unit Exchange”). The warrants that were issued in connection with the issuance of the Series A Preferred Shares will remain outstanding; however, the warrant amounts will be reduced so that the warrants will be exercisable into an aggregate of 84,770 shares of our common stock. The Unit Exchange was consummated currently with the consummation of the Unit Offering. Upon effectiveness of the Unit Exchange, the Series A Preferred Shares were cancelled and resumed the status of authorized but unissued shares of preferred stock. On August 31, 2015, the Company consummated the Unit Exchange whereby the Company issued a total of 228,343 Exchange Units in exchange for the outstanding Series A Convertible Preferred Stock which were then cancelled. The Exchange Units were exempt from registration under the Securities Act pursuant to Section 3(a)(9) thereof. As part of the Unit Exchange, 250 shares of Series A Convertible Stock held by Joshua Kornberg, the Company’s President, Chief Executive Officer and Interim Chairman of the Board, were exchanged for 2,778 Exchange Units.

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2014 Sales of Convertible Notes and Warrants

Securities Purchase Agreements

From July through September 2014, we entered into a series of securities purchase agreements pursuant to which we issued approximately $1.8 million original principal amount (subsequently reduced to approximately $1.6 million aggregate principal amount in accordance with their terms) of convertible promissory notes (the “2014 Convertible Notes”) and warrants exercisable for shares of our common stock for an aggregate purchase price of $1,475,000. Of this amount, we issued to SOK Partners, LLC, an affiliate of the Company, $122,195.60 original principal amount of the 2014 Convertible Notes and warrants exercisable for 5,431 shares of our common stock for an aggregate purchase price of $100,000. In April and May 2015, we issued and sold to a private investor additional Convertible Notes in an aggregate original principal amount of $275,000 for an aggregate purchase price of $250,000, containing terms substantially similar to the 2014 Convertible Notes (the “2015 Convertible Notes” and, together with the 2014 Convertible Notes, the “Convertible Notes”). No warrants were issued with the 2015 Convertible Notes.

Under the terms of the registration rights agreements related to the 2014 Convertible Notes, the Company was required to file the Resale Registration Statement and have it declared effective by the SEC). The Company filed the Resale Registration Statement on August 25, 2014 (as amended on September 8, 2014), and the Resale Registration Statement was declared effective on September 8, 2014. As a result of the Company filing the Resale Registration Statement and the SEC declaring it effective within the time periods specified in the such registration rights agreements, (1) the outstanding principal amount of the 2014 Convertible Notes was reduced from $1.8 million to $1.6 million (without any cash payment by the Company) and any accrued and unpaid interest with respect to such portion of the principal amount of the Notes that was extinguished was similarly extinguished, and (2) the number of shares of Common Stock issuable upon the exercise of the related Warrants was reduced from 80,106 shares of Common Stock to 71,257 shares of Common Stock (without any cash payment by the Company). In connection with this reduction, the principal amount of the Convertible Note issued to SOK Partners, LLC was reduced to $108,695 and the number of related warrants was reduced to 4,831 shares.

In connection with the Unit Offering, the holders of the Convertible Notes agreed to not exercise their right to convert the Convertible Notes into shares of the Company’s common stock, in exchange for the Company’s agreement to redeem all of the outstanding Convertible Notes promptly following the consummation of the Unit Offering at a redemption price equal to 140% of the principal amount, plus accrued and unpaid interest to the redemption date. On August 31, 2015, the closing date of the offering, the Company redeemed the remaining $933,074 aggregate principal amount of Convertible Notes plus interest and a 40% redeemable premium, for a total payment of $1,548,792. Of this amount, approximately $167,031 was paid to its affiliates in redemption of their Convertible Notes. Each holder of the Convertible Notes agreed to the foregoing terms and entered into an Amendment to Senior Convertible Notes and Agreement with the Company. As of September 30, 2015, none of the Convertible Notes were outstanding.

Certain Terms of the Warrants Issued to Purchasers of Convertible Notes

The Warrants issued to the purchasers of the Convertible Notes are exercisable on any day on or after the date of issuance and have an exercise price of $12.38 per share, subject to adjustment, and a term of five years from the date of issuance. The holders, will not be entitled, by virtue of being holders of the Warrants, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of the Company’s directors or any other matter, or to exercise any rights whatsoever as our stockholders. If, however, the Company decides to declare a dividend or make distributions of its assets (the “Distribution”), the holders will be entitled to such Distribution to the same extent that the holder’s would have participated therein if the holder’s had held the number of share of Common Stock acquirable upon complete exercise of the Warrants.

At any time commencing on the earliest to occur of (x) the public disclosure of any change of control, (y) the consummation of any change of control and (z) the holder first becoming aware of any change of control through the date that is 90 days after the public disclosure of the consummation of such change of control by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Company or the successor entity (as the case may be) may have to purchase the Warrants from the holder in an amount equal to the Black Scholes Value (as defined in the Warrants).

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Other Warrants Issued to Investors

From time to time prior to 2014, the Company has issued stock purchase warrants to other investors in private placements of securities. Information regarding these warrants is included in the Condensed Financial Statements included in this prospectus under “Note 3 – Stockholders’ Deficit, Stock Options and Warrants.”

2015 Unit Offering

On August 31, 2015, the Company closed an underwritten public offering of 1,666,667 Units (the “Units”), each consisting of one share of our common stock, one share of our Series B Convertible Preferred Stock and four Series A Warrants. Each share of Series B Convertible Preferred Stock is convertible at the option of the holder into one share of our common stock. Each Series A Warrant is exercisable into one share of our common stock at an exercise price of $4.95 per share. The public offering price for the Units was $9.00 per Unit and the purchase price for Dawson James Securities, Inc., which served as the underwriter (the “Underwriter”) in the offering of Units was $8.28 per Unit, resulting in an underwriting discount and commission of $0.72 (or 8.00%) per Unit and total net proceeds to the Company before expenses of $13.8 million. The Company granted the Underwriter an option for a period of 45 days to purchase up to an additional 250,000 Units solely to cover over-allotments. The Underwriter chose not to purchase any additional Units under the over-allotment option. The Company agreed to issue to the Underwriter a unit purchase option (the “Unit Purchase Option”) more fully described below. The Company also agreed to pay the Underwriter a non-accountable expense allowance equal to 1% of the gross proceeds of the Offering (excluding any proceeds from the over-allotment option, if any), as well as to reimburse expenses incurred by the Underwriter of up to $70,000. The underwritten public offering of Units is referred to in this prospectus as the Unit Offering.

The shares of our common stock, the shares of Series B Convertible Preferred Stock and the Series A Warrants that comprise the Units will automatically separate on February 29, 2016. However, the shares of our common stock, the shares of the Series B Convertible Preferred Stock and the Series A Warrants will become separable prior to February 29, 2016 if at any time after September 30, 2015 either (i) the closing price of our common stock on The NASDAQ Capital Market is greater than 200% of the Series A Warrants exercise price for a period of 20 consecutive trading days (the “Trading Separation Trigger”), (ii) all Series A Warrants in a given Unit are exercised for cash (solely with respect to the Units that include the exercised Series A Warrants) (a “Warrant Cash Exercise Trigger”) or (iii) the Units are delisted (the “Delisting Trigger”) from The NASDAQ Capital Market for any reason (any such event, a “Separation Trigger Event”). Upon the occurrence of a Separation Trigger Event, the Units will separate: (i) 15 days after the date of the Trading Separation Trigger, (ii) on the date of any Warrant Cash Exercise Trigger (solely with respect to the Units that include the exercised Series A Warrants) or (iii) on the date of the Delisting Trigger, as the case may be. We refer to the separation of the Units prior to February 29, 2016 as an Early Separation.

The Series B Convertible Preferred Stock will become convertible into common stock on February 29, 2016 or on the date of an Early Separation. In addition, the Series B Preferred Stock will automatically convert into shares of common stock upon the occurrence of certain fundamental transactions.  The Series A Warrants are exercisable upon the separation of the Units, provided that all Series A Warrants in a given Unit may be exercised for cash at any time after September 30, 2015.

Exchange Units

In connection with the Unit Offering, the Company agreed with holders of all of its of outstanding Series A Convertible Preferred Stock, par value $0.01, with a stated value of $100 per share (the “Series A Preferred Shares”) to exchange all of the Series A Preferred Shares for units with the same terms as the Units sold in the Unit Offering (the “Exchange Units”). In the exchange of Series A Preferred Shares for Units, for every dollar of stated value of Series A Preferred Shares tendered the holders received an equivalent value of Exchange Units based on the public offering price of the Units (the “Unit Exchange”). The Unit Exchange was consummated currently with the consummation of the Unit Offering. Upon effectiveness of the Unit Exchange, the Series A Preferred Shares were cancelled and resumed the status of authorized but unissued shares of preferred stock.

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Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our audited Financial Statements, which have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of our financial statements, the reported amounts of revenues and expenses during the reporting periods presented, as well as our disclosures of contingent assets and liabilities. On an on-going basis, we evaluate our estimates and assumptions, including, but not limited to, fair value of stock-based compensation, fair value of acquired intangible assets and goodwill, useful lives of intangible assets and property and equipment, income taxes, and contingencies and litigation.

We base our estimates and assumptions on our historical experience. We also used any other pertinent information available to us at the time that these estimates and assumptions are made. We believe that these estimates and assumptions are reasonable under the circumstances and form the basis for our making judgments about the carrying values of our assets and liabilities that are not readily apparent from other sources. Actual results and outcomes could differ from our estimates.

Our significant accounting policies are described in “Note 1 — Summary of Significant Accounting Policies,” in Notes to Financial Statements of this prospectus. We believe that the following discussion addresses our critical accounting policies and reflects those areas that require more significant judgments, and use of estimates and assumptions in the preparation of our Financial Statements.

Revenue Recognition.  We recognize revenue in accordance with the SEC’s Staff Accounting Bulletin Topic 13 Revenue Recognition and ASC 605 — Revenue Recognition.

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed and determinable and collectability is probable. Delivery is considered to have occurred upon either shipment of the product or arrival at its destination based on the shipping terms of the transaction. Our standard terms specify that shipment is FOB Skyline and we will, therefore, recognize revenue upon shipment in most cases. This revenue recognition policy applies to shipments of our STREAMWAY FMS units as well as shipments of cleaning solution and filter consumables. When these conditions are satisfied, we recognize gross product revenue, which is the price we charge generally to our customers for a particular product. Under our standard terms and conditions, there is no provision for installation or acceptance of the product to take place prior to the obligation of the customer. The customer’s right of return is limited only to our standard one-year warranty, whereby we replace or repair, at our option. We believe it would be rare that the STREAMWAY FMS unit or significant quantities of cleaning solution and filter consumables may be returned. Additionally, since we buy both the STREAMWAY FMS units and cleaning solution and filter consumables from “turnkey” suppliers, we would have the right to replacements from the suppliers if this situation should occur.

Stock-Based Compensation.  Effective January 1, 2006, we adopted ASC 718 — Compensation — Stock Compensation (“ASC 718”). Under ASC 718 stock-based employee compensation cost is recognized using the fair value based method for all new awards granted after January 1, 2006 and unvested awards outstanding at January 1, 2006. Compensation costs for unvested stock options and non-vested awards that were outstanding at January 1, 2006, are being recognized over the requisite service period based on the grant-date fair value of those options and awards, using a straight-line method. We elected the modified-prospective method in adopting ASC 718 under which prior periods are not retroactively restated.

ASC 718 requires companies to estimate the fair value of stock-based payment awards on the date of grant using an option-pricing model. We use the Black-Scholes option-pricing model which requires the input of significant assumptions including an estimate of the average period of time employees and directors will retain vested stock options before exercising them, the estimated volatility of our common stock price over the expected term, the number of options that will ultimately be forfeited before completing vesting requirements and the risk-free interest rate.

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Because we do not have significant historical trading data on our common stock we relied upon trading data from a composite of 10 medical companies traded on major exchanges and 15 medical companies quoted by the OTC Bulletin Board to help us arrive at expectations as to volatility of our own stock when broader public trading commences. In 2013 the Company experienced significant exercises of options and warrants. The options raised $6,500 in capital. Warrants exercised for cash produced $1,330,000 of capital. In the case of options and warrants issued to consultants and investors we used the legal term of the option/warrant as the estimated term unless there was a compelling reason to use a shorter term. The measurement date for employee and non-employee options and warrants is the grant date of the option or warrant. The vesting period for options that contain service conditions is based upon management’s best estimate as to when the applicable service condition will be achieved. Changes in the assumptions can materially affect the estimate of fair value of stock-based compensation and, consequently, the related expense recognized. The assumptions we use in calculating the fair value of stock-based payment awards represent our best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and we use different assumptions, our equity-based compensation expense could be materially different in the future. See “Note 3 — Stockholders’ Deficit, Stock Options and Warrants” in Notes to Financial Statements included in this prospectus for additional information.

When an option or warrant is granted in place of cash compensation for services, we deem the value of the service rendered to be the value of the option or warrant. In most cases, however, an option or warrant is granted in addition to other forms of compensation and its separate value is difficult to determine without utilizing an option pricing model. For that reason we also use the Black-Scholes option-pricing model to value options and warrants granted to non-employees, which requires the input of significant assumptions including an estimate of the average period that investors or consultants will retain vested stock options and warrants before exercising them, the estimated volatility of our common stock price over the expected term, the number of options and warrants that will ultimately be forfeited before completing vesting requirements and the risk-free interest rate. Changes in the assumptions can materially affect the estimate of fair value of stock-based compensation and, consequently, the related expense recognizes that. Since we have no trading history in our common stock and no first-hand experience with how our investors and consultants have acted in similar circumstances, the assumptions we use in calculating the fair value of stock-based payment awards represent our best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and we use different assumptions, our equity-based consulting and interest expense could be materially different in the future.

Since our common stock has no significant public trading history we were required to take an alternative approach to estimating future volatility and the future results could vary significantly from our estimates. We compiled historical volatilities over a period of 2 to 7 years of 10 small-cap medical companies traded on major exchanges and 15 medical companies in the middle of the market cap size range on the OTC Bulletin Board and combined the results using a weighted average approach. In the case of standard options to employees we determined the expected life to be the midpoint between the vesting term and the legal term. In the case of options or warrants granted to non-employees, we estimated the life to be the legal term unless there was a compelling reason to make it shorter.

Valuation of Intangible Assets

We review identifiable intangible assets for impairment in accordance with ASC 350 — Intangibles — Goodwill and Other, whenever events or changes in circumstances indicate the carrying amount may not be recoverable. Our intangible assets are currently solely the costs of obtaining trademarks and patents. Events or changes in circumstances that indicate the carrying amount may not be recoverable include, but are not limited to, a significant change in the medical device marketplace and a significant adverse change in the business climate in which we operate. If such events or changes in circumstances are present, the undiscounted cash flows method is used to determine whether the intangible asset is impaired. Cash flows would include the estimated terminal value of the asset and exclude any interest charges. If the carrying value of the asset exceeds the undiscounted cash flows over the estimated remaining life of the asset, the asset is considered impaired, and the impairment is measured by reducing the carrying value of the asset to its fair value using the discounted cash flows method. The discount rate utilized is based on management’s best estimate of the related risks and return at the time the impairment assessment is made. The Company wrote off the entire original STREAMWAY FMS product patent of $140,588 in June 2013. The balance represented intellectual property in the form of patents for our original STREAMWAY FMS product. The Company’s enhanced STREAMWAY FMS product has a new patent pending.

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Recent Accounting Developments

See Note 1 — “Summary of Significant Accounting Policies — Recent Accounting Developments” included in this prospectus.

Inflation

We do not believe that inflation has had a material impact on our business and operating results during the periods presented.

Off-Balance Sheet Transactions

We have not engaged in any off-balance sheet activities as defined in Item 303(a)(4) of Regulation S-K.

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BUSINESS

Overview

We are a medical device company manufacturing an environmentally conscientious system for the collection and disposal of infectious fluids that result from surgical procedures and post-operative care. We own patent rights to our products, which consist of the STREAMWAY FMS, and distribute our products to medical facilities where bodily and irrigation fluids produced during surgical procedures must be contained, measured, documented, and disposed. Our products minimize the exposure potential to the healthcare workers who handle such fluids. Our goal is to create products that dramatically reduce staff exposure without significant changes to established operative procedures, historically a major stumbling block to innovation and product introduction. In addition to simplifying the handling of these fluids, we believe our technologies provide cost savings to facilities over the aggregate costs incurred today using the traditional canister method of collection, neutralization, and disposal. We sell our products through an experienced in-house sales force. The Company has one regional manager currently on staff. We also intend to utilize independent distributors in the United States and Europe, initially, and eventually to other areas of the world.

The Company was originally incorporated on April 23, 2002 in Minnesota as BioDrain Medical, Inc. Effective August 6, 2013, the Company changed its name to Skyline Medical Inc. Pursuant to an Agreement and Plan of Merger effective December 16, 2013, the Company merged with and into a Delaware corporation with the same name that was its wholly-owned subsidiary, with such Delaware Corporation as the surviving corporation of the merger. Our address is 2915 Commers Drive, Suite 900, Eagan, Minnesota 55121. Our telephone number is 651-389-4800, and our website address is www.skylinemedical.com. Information on our website is not included or incorporated by reference in this prospectus.

Industry and Market Analysis

Infectious and Bio-hazardous Waste Management

There has long been recognition of the collective potential for ill effects to healthcare workers from exposure to infectious/bio-hazardous materials. Federal and state regulatory agencies have issued mandatory guidelines for the control of such materials, and in particular, bloodborne pathogens. The medical device industry has responded to this need by developing various products and technologies to limit exposure or to alert workers to potential exposure.

The presence of infectious materials is most prevalent in the surgical suite and post-operative care units where often, large amounts of bodily fluids, including blood, bodily and irrigation fluids are continuously removed from the patient during the surgical procedure. Surgical teams and post-operative care personnel may be exposed to these potentially serious hazards during the procedure via direct contact of blood materials or more indirectly via splash and spray.

According to the Occupational Safety and Health Administration (“OSHA”), workers in many different occupations are at risk of exposure to bloodborne pathogens, including Hepatitis B and C, and HIV/AIDS. First aid team members, housekeeping personnel, nurses and other healthcare providers are examples of workers who may be at risk of exposure.

In 1991, OSHA issued the Bloodborne Pathogens Standard to protect workers from this risk. In 2001, in response to the Needlestick Safety and Prevention Act, OSHA revised the Bloodborne Pathogens Standard. The revised standard clarifies (and emphasizes) the need for employers to select safer needle devices and to involve employees in identifying and choosing these devices. The revised standard also calls for the use of “automated controls” as it pertains to the minimization of healthcare exposure to bloodborne pathogens. Additionally, employers are required to have an exposure control plan that includes universal precautions to be observed to prevent contact with blood or other potentially infectious materials, such as implementing work practice controls, requiring personal protective equipment and regulating waste and waste containment. The exposure control plan is required to be reviewed and updated annually to reflect new or modified tasks and procedures, which affect occupational exposure and to reflect changes in technology that eliminate or reduce exposure to bloodborne pathogens.

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According to the American Hospital Association’s (AHA) Hospital Statistics, 2013 edition, America’s hospitals performed approximately 86 million surgeries. This number does not include the many procedures performed at surgery centers across the country.

The majority of these procedures produce potentially infectious materials that must be disposed with the lowest possible risk of cross-contamination to healthcare workers. Current standards of care allow for these fluids to be retained in canisters, located in the operating room where they can be monitored throughout the surgical procedure. Once the procedure is complete these canisters and their contents are disposed using a variety of methods all of which include manual handling and result in a heightened risk to healthcare workers for exposure to their contents. A Frost & Sullivan research report from April 24, 2006 estimates that 60 million suction canisters are sold each year and the estimated market value of canisters is upwards of $120 million.

A study by the Lewin Group, prepared for the Health Industry Group Purchasing Association in April 2007, reports that infectious fluid waste accounts for more than 75% of U.S. hospitals biohazard disposal costs. The study also includes findings from a bulletin published by the University of Minnesota’s Technical Assistance Program, “A vacuum system that uses reusable canisters or empties directly into the sanitary sewer can help a facility cut its infectious waste volume, and save money on labor, disposal and canister purchase costs.” The Minnesota’s Technical Assistance Program bulletin also estimated that, in a typical hospital, “. . . . $75,000 would be saved annually in suction canister purchase, management and disposal cost if a canister-free vacuum system was installed.”

We expect the hospital surgery market to continue to increase due to population growth, the aging of the population, expansion of surgical procedures to new areas, for example, use of the endoscope, which requires more fluid management, and new medical technology.

There are currently approximately 40,000 operating rooms and surgical centers in the U.S. (AHA, Hospital Statistics, 2008). The hospital market has typically been somewhat independent of the U.S. economy; therefore we believe that our targeted market is not cyclical, and the demand for our products will not be heavily dependent on the state of the economy. We benefit by having our products address both the procedure market of nearly 51.6 million inpatient procedures (CDC, National Hospital Discharge Survey: 2010 table) as well as the hospital operating room market (approximately 40,000 operating rooms).

Current Techniques of Collecting Infectious Fluids

Typically, during the course of the procedure, fluids are continuously removed from the surgical site via wall suction and tubing and collected in large canisters (1,500 – 3,000 milliliters (ml) capacity or 1.5 – 3.0 liters) adjacent to the surgical table.

These canisters, made of glass or high impact plastic, have graduated markers on them allowing the surgical team to make estimates of fluid loss in the patient both intra-operatively as well as for post-operative documentation. Fluid contents are retained in the canisters until the procedure is completed or until the canister is full and needs to be removed. During the procedure the surgical team routinely monitors fluid loss using the measurement calibrations on the canister and by comparing these fluid volumes to quantities of saline fluid introduced to provide irrigation of tissue for enhanced visualization and to prevent drying of exposed tissues. After the procedure is completed the fluids contained in the canisters are measured and a calculation of total blood loss is determined. This is done to ensure no excess fluids of any type remain within the body cavity or that no excessive blood loss has occurred, both circumstances that may place the patient at an increased risk post-operatively.

Once total blood loss has been calculated, the healthcare personnel must dispose of the fluids. This is typically done by manually transporting the fluids from the operating room to a waste station and directly pouring the material into a sink that drains to the sanitary sewer where it is subsequently treated by the local waste management facility, a process that exposes the healthcare worker to the most risk for direct contact or splash exposure. Once emptied these canisters are placed in large, red pigmented, trash bags and disposed of as infectious waste — a process commonly referred to as “red-bagging.”

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Alternatively, the canisters may be opened in the operating room and a gel-forming powder is poured into the canister, rendering the material gelatinous. These gelled canisters are then red-bagged in their entirety and removed to a bio-hazardous/infectious holding area for disposal. In larger facilities the canisters, whether pre-treated with gel or not, are often removed to large carts and transported to a separate special handling area where they are processed and prepared for disposal. Material that has been red-bagged is disposed of separately, and more expensively, from other medical and non-medical waste by companies specializing in that method of disposal.

Although all of these protection and disposal techniques are helpful, they represent a piecemeal approach to the problem of safely disposing of infectious fluids and fall short of providing adequate protection for the surgical team and other workers exposed to infectious waste. A major spill of fluid from a canister, whether by direct contact as a result of leakage or breakage, splash associated with the opening of the canister lid to add gel, while pouring liquid contents into a hopper, or during the disposal process, is cause for concern of acute exposure to human blood components — one of the most serious risks any healthcare worker faces in the performance of his or her job. Once a spill occurs, the entire area must be cleaned and disinfected and the exposed worker faces a potential of infection from bloodborne pathogens. These pathogens include, but are not limited to, Hepatitis B and C, HIV/AIDS, HPV, and other infectious agents. Given the current legal liability environment the hospital, unable to identify at-risk patients due to concerns over patient rights and confidentiality, must treat every exposure incident as a potentially infectious incident and treat the exposed employee according to a specific protocol that is both costly to the facility and stressful to the affected employee and his or her co-workers. In cases of possible exposure to communicable disease, the employee could be placed on paid administrative leave, frequently involving worker’s compensation, and additional workers must be assigned to cover the affected employee’s responsibilities. The facility bears the cost of both the loss of the affected worker and the replacement healthcare worker in addition to any ongoing health screening and testing of the affected worker to confirm if any disease has been contracted from the exposure incident. Canisters are the most prevalent means of collecting and disposing of infectious fluids in hospitals today. Traditional, non-powered canisters and related suction and fluid disposable products are exempt and do not require FDA clearance.

We believe that our virtually hands free direct-to-drain technology will (a) significantly reduce the risk of healthcare worker exposure to these infectious fluids by replacing canisters, (b) further reduce the risk of worker exposure when compared to powered canister technology that requires transport to and from the operating room, (c) reduce the cost per procedure for handling these fluids, and (d) enhance the surgical team’s ability to collect data to accurately assess the patient’s status during and after procedures.

In addition to the traditional canister method of waste fluid disposal, several new powered medical devices have been developed which address some of the deficiencies described above. MD Technologies, Inc., Dornoch Medical Systems, Inc. (Zimmer) and Stryker Instruments have all developed systems that provide for disposal into the sanitary sewer without pouring the infectious fluids directly through a hopper disposal or using expensive gel powders and most are sold with 510(k) concurrence from the FDA. Most of these competing products continue to utilize some variant on the existing canister technology, and while not directly addressing the canister, most have been successful in eliminating the need for expensive gel and its associated handling and disposal costs. Our existing competitors that already have products on the market have a clear competitive advantage over us in terms of brand recognition and market exposure. In addition, the aforementioned companies have extensive marketing and development budgets that could overpower an early stage company like ours. We believe that Stryker Instruments has the dominant market share position.

Products

The STREAMWAY Fluid Management System (“FMS”)

The STREAMWAY FMS suctions surgical waste fluid from the patient using standard surgical tubing. The surgical waste fluid passes through our proprietary disposable filters and into the STREAMWAY FMS. The STREAMWAY FMS maintains continuous suction to the surgical field at all times. A simple, easy to use Human Interface Display screen guides the user through the set up process, ensuring that a safe vacuum level is identified and set by the user for each procedure and additionally guides them through the cleaning process.

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The STREAMWAY FMS is unique to our industry in that it allows for continuous suction to the surgical field and provides unlimited capacity to the user so no surgical procedure will ever have to be interrupted to change canisters. It is wall mounted and takes up no valuable operating room space.

The FMS will replace the manual process of collecting fluids in canisters and transporting and dumping in sinks outside of the operating room that is still being used by many hospitals and surgical centers. The manual process, involving canisters, requires that the operating room personnel open the canisters that contain waste fluid, often several liters, at the end of the surgical procedure and either add a solidifying agent or empty the canisters in the hospital drain system. Some facilities require that used canisters be cleaned by staff and reused. It is during these procedures that there is increased potential for contact with the waste fluid through splashing or spills. The FMS eliminates the use of canisters and these cleaning and disposal steps by collecting the waste fluid in the internal collection chamber and automatically disposing of the fluid with no handling by personnel. Each procedure requires the use of a disposable filter. At the end of each procedure, a proprietary cleaning fluid is attached to the FMS and an automatic cleaning cycle ensues, making the FMS ready for the next procedure. The cleaning fluid bottle is attached to the port on the FMS device. The cleaning fluid bottle and its contents are not contaminated and are used to clean the internal fluid pathway in the FMS device to which personnel have no exposure. During the cleaning cycle, the cleaning fluid is pulled from the bottle into the FMS, and then disposed in the same manner as the waste fluid from the surgical case. At the end of the cleaning cycle, the bottle is discarded. The filter and any suction tubing used during the procedure must be disposed of in the same manner as suction tubing used with the canister system. Handling of this tubing does present the potential for personnel exposure but that potential is minimal.

We believe our product provides substantial cost savings and improvements in safety in facilities that still use manual processes. In cases where healthcare organizations re-use canisters, the FMS cleaning process eliminates the need for cleaning of canisters for re-use. The FMS reduces the safety issues facing operating room nurses, the cost of the handling process, and the amount of infectious waste generated when the traditional method of disposing of canisters is used. The FMS is fully automated, does not require transport to and from the operating room and eliminates any canister that requires emptying. We believe it is positioned to penetrate its market segment due to its virtually hands free operation, simple design, ease of use, continuous suction, continuous flow, unlimited capacity and efficiency in removal of infectious waste with minimal exposure of operating room personnel to potentially infectious material.

In contrast to competitive products, the wall-mounted FMS does not take up any operating room floor space and it does not require the use of any external canisters or handling by operating room personnel. It does require a dedicated system in each operating room where it is to be used. The FMS is the only known direct-to-drain system that is wall-mounted and designed to collect, measure and dispose of, surgical waste. Other systems on the market are portable, meaning that they are rolled to the bedside for the surgical case and then rolled to a cleaning area, after the surgery is complete, and use canisters, which still require processing or require a secondary device (such as a docking station) to dispose of the fluid in the sanitary sewer after it has been collected. They are essentially powered canisters. A comparison of the key features of the devices currently marketed and the FMS is presented in the table below.

Key Feature Comparison

Feature	Skyline Medical Inc.	Stryker Instruments	DeRoyal	Dornoch Medical Systems, Inc. (Zimmer)	MD Technologies, Inc.
Portable to Bedside vs. Fixed Installation	Fixed	Portable	Fixed	Portable	Fixed
Uses Canisters	No	Yes	Yes	Yes	No
Secondary Installed Device Required for Fluid Disposal	No	Yes	Yes	Yes	No
Numeric Fluid Volume Measurement	Yes	Yes	No	Yes	Optional
Unlimited Fluid Capacity	Yes	No	No	No	Yes
Continuous, Uninterrupted Vacuum	Yes	No	No	No	No
Installation Requirements:
Water	No	Yes	Yes	Yes	No
Sewer	Yes	Yes	Yes	Yes	Yes
Vacuum	Yes	No	No	No	Yes

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The FMS system may be installed on or in the wall during new construction or renovation or installed in a current operating room by connecting the device to the hospital’s existing sanitary sewer drain and wall suction systems. With new construction or renovation, the system will be placed in the wall and the incremental costs are minimal, limited to connectors to the hospital drain and suction systems (which systems are already required in an operating room), the construction of a frame to hold the FMS in position, and minimal labor. The fluid collection chamber is internal to the FMS unit and requires no separate installation. Based upon our consultations with several architects, we believe that there is no appreciable incremental expense in planning for the FMS system during construction.

For on-the-wall installation in a current operating room, the location of the FMS may be chosen based on proximity to the existing hospital drain and suction systems. Installation will require access to those systems through the wall and connection to the systems in a manner similar to that for within-the-wall installation. The FMS system is mounted on the wall using a mounting bracket supplied with the system and standard stud or drywall attachments.

Once installed, the FMS has inflow ports positioned on the front of the device that effectively replace the current wall suction ports most commonly used to remove fluids during surgery. Additionally, a disposable external filter, which is provided as part of our disposable cleaning kit, allows for expansion to additional inflow suction ports by utilizing one or two dual port filters.

Although the FMS is directly connected to the sanitary sewer, helping to reduce potential exposure to infectious fluids, it is possible that installation of the system will temporarily cause inconvenience and lost productivity as the operating rooms will need to be taken off line temporarily.

One of the current techniques utilized by Stryker, Cardinal Health, and other smaller companies typically utilizes two to eight canisters positioned on the floor or on elaborate rolling containers with tubing connected to the hospital suction system and to the operative field. Once the waste fluids are collected, they must be transported out of the operating room and disposed of using various methods. These systems take up floor space in and around the operating room and require additional handling by hospital personnel, thereby increasing the risk of exposure to infectious waste fluids generated by the operating room procedure. Handling infectious waste in this manner is also more costly.

A summary of the features of the wall unit include:

•	Minimal Human Interaction. The wall-mounted FMS provides a small internal reservoir that keeps surgical waste isolated from medical personnel and disposes the medical waste directly into the hospital sanitary sewer with minimal medical personnel interaction. This minimal interaction is facilitated by the automated electronic controls and computerized LCD touch-screen allowing for simple and safe single- touch operation of the FMS.
•	Fluid Measurement. The STREAMWAY FMS volume measurement allows for in-process, accurate measurement of blood/saline suctioned during the operative procedure, and eliminates much of the estimation of fluid loss currently practiced in the operating room. This will be particularly important in minimally invasive surgical procedures, where accounting for all fluids, including saline added for the procedure, is vital to the operation. The surgical team can view in real time the color of the extracted or evacuated fluid through the viewing window on the system.
•	Cleaning Solution. A bottle of cleaning solution, proprietary to and sold by us, is used for the automated cleaning cycle at the conclusion of each procedure and prepares the STREAMWAY FMS for the next use, reducing operating room turnover time. The cleaning solution is intended to clean the internal tubing, pathways, and chamber within the system. The cleaning solution bottle is easily attached to the STREAMWAY FMS by inserting the bottle into the mount located on the front of the unit and inverting the bottle. The automated cleaning process takes less than five minutes and requires minimal staff intervention. The disposable cleaning fluid bottle collapses at the end of the cleaning cycle rendering it unusable; therefore it cannot be refilled with any other solution. The instructions for use clearly state that our cleaning fluid, and only our cleaning fluid, must be used with the STREAMWAY FMS following each surgical case. The warranty is voided if any other solution is used.

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•	Procedure Filters. One or two filters, depending on the type of procedure, will be used for every surgical procedure. The filter has been developed by us, is proprietary to the STREAMWAY FMS and is only sold by us. The filter is a two port, bifurcated, disposable filter that contains a tissue trap that allows staff to capture a tissue sample and send to pathology if needed. The filters are disposed of after each procedure. The cleaning fluid and filter are expected to be a substantial revenue generator for the life of the STREAMWAY FMS.
•	Ease of Use. The FMS simply connects to the existing suction tubing from the operative field (causing no change to the current operative methods). Pressing the START button on the FMS touch screen enacts a step by step instruction with safety questions ensuring that the correct amount of suction is generated minimizing the learning curve for operation at the surgical site.
•	Installation. We will arrange installation of the FMS products through a partnership or group of partnerships. Such partnerships will include, but not be limited to, local plumbers, distribution partners, manufacturer’s representatives, hospital supply companies and the like. We will train our partners and standardize the procedure to ensure the seamless installation of our products. The FMS is designed for minimal interruption of operating room and surgical room utilization. Plug-and-play features of the design allow for almost immediate connection and hook up to hospital utilities for wall-mounted units allowing for quick start-up post-installation.
•	Sales Channel Partners. We expect the FMS will be sold to end-users through a combination of independent stocking distributors and direct sales personnel. We intend for all personnel involved in direct contact with the end-user will have extensive training and will be approved by us. We plan to maintain exclusive agreements between us and the sales channel partners outlining stocking expectations, sales objectives, target accounts and the like. Contractual agreements with the sales channel partners will be reviewed on an annual basis and expect that such agreements will contain provisions allowing them to be terminated at any time by us based on certain specified conditions.
•	Competitive Pricing. The list sales price to a hospital or surgery center is $21,900 per system (one per operating room — installation extra) and $24 per unit retail for the proprietary consumable kit to the U.S. hospital market.

Intellectual Property

We believe that in order to maintain a competitive advantage in the marketplace, we must develop and maintain protection of the proprietary aspects of our technology. We rely on a combination of patent, trade secret and other intellectual property rights and measures to protect our intellectual property.

We spent approximately $394,000 in 2014, $235,000 in 2013 and $15,000 in 2012 on research and development. On January 25, 2014 the Company filed a non-provisional PCT Application No. PCT/US2014/013081 claiming priority from the U.S. Provisional Patent Application, number 61756763 which was filed one year earlier on January 25, 2013. The Patent Cooperation Treaty (“PCT”) allows an applicant to file a single patent application to seek patent protection for an invention simultaneously in each of the 148 member countries of the PCT, including the United States. By filing this single “international” patent application through the PCT system, it is easier and more cost effective than filing separate applications directly with each national or regional patent office in the various countries in which patent protection is desired.

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Our PCT patent application is for an enhanced model of the surgical fluid waste management system. We utilize this enhanced technology in the updated version of the STREAMWAY FMS unit we began selling in the first quarter of 2014. We obtained a favorable International Search Report from the PCT searching authority indicating that the claims in our PCT application are patentable (i.e., novel and non-obvious) over the cited prior art. A feature claimed in the PCT application is the ability to maintain continuous suction to the surgical field while simultaneously measuring, recording and evacuating fluid to the facilities sewer drainage system. This provides for continuous operation of the STREAMWAY FMS unit in suctioning waste fluids, which means that suction is not interrupted during a surgical operation, for example, to empty a fluid collection container or otherwise dispose of the collected fluid. We believe that this continuous operation and unlimited capacity feature provides us with a significant competitive advantage, particularly on large fluid generating procedures. All competing products, except certain models of MD Technologies, have a finite fluid collection capacity necessitating that the device be emptied when capacity is reached during the surgical procedure. In the case of MD Technologies while some of their models may have an unlimited capacity, their process is not truly continuous like the Company’s system because it requires switching the vacuum containers when one becomes full. For example, when the first container becomes full, the vacuum is switched over to a second container in order to collect the fluid in the second container while the fluid in the first container is drained. When the second container becomes full, the vacuum is again switched back to the first container to collect fluid while the second container is drained, and so on. Even though the switching of the vacuum between containers is automated in certain MD Technology models, the automated switching is still believed to result in brief interruptions or reductions in suction during the surgical procedure.

The Company holds the following granted patents in the United States, and a pending application in the United States on its earlier models: US7469727, US8123731 and US Publication No. US20090216205 (collectively, the “Patents”). These Patents will begin to expire on August 8, 2023.

In general, the Patents are directed to a system and method for collecting waste fluid from a surgical procedure while ensuring there is no interruption of suction during the surgical procedure and no limit on the volume of waste fluid which can be collected. More particularly, the Patents claim a system and method in which waste fluid is suctioned or drawn into holding tanks connected to a vacuum source which maintains a constant negative pressure in the holding tanks. When the waste fluid collected in the holding tanks reaches a predetermined level, the waste fluid is measured and pumped from the holding tanks while maintaining the negative pressure. Therefore, because the negative pressure is maintained in the holding tanks, waste fluid will continue to be drawn into the holding tanks while the waste fluid is being pumped from the holding tanks. Thus, there is no limit to the volume of waste fluid which can be collected, and the suction at the surgical site is never interrupted during the surgical procedure.

We also rely upon trade secrets, continuing technological innovations and licensing opportunities to develop and maintain our competitive position. We seek to protect our trade secrets and proprietary know-how, in part, with confidentiality agreements with employees, although we cannot be certain that the agreements will not be breached, or that we will have adequate remedies for any breach.

The Disposable Kit

The disposable kit is an integral, critical component of the FMS and our total value proposition to the customer. It consists of a proprietary, pre-measured amount of cleaning solution in a plastic bottle that attaches to the FMS. The disposal cleaning kit also includes an in-line filter with single or multiple suction ports. The proprietary cleaning solution placed in the specially designed holder is attached and recommended to be used following each surgical procedure. Due to the nature of the fluids and particles removed during surgical procedures, the FMS is recommended to be cleaned following each use. Utilizing the available vacuum of the wall system, the proprietary cleaning fluid is drawn into the FMS to provide a highly effective cleaning process that breaks up bio-film at the cellular level. Proper cleaning is required for steady, dependable and repeated FMS performance and for maintenance of the warranty of the FMS.

Our disposables are a critical component of our business model. The disposables have the “razor blade business model” characteristic with an ongoing stream of revenue for every FMS unit installed, and revenues from the sale of the kits are expected to be significantly higher over time than the revenues from the sales of the unit. Our disposable, bifurcated filter is designed specifically for use only on our FMS. The filter is used only once per procedure followed by immediate disposal. Our operation instructions and warranty require that our filter is used for every procedure. There are no known off the shelf filters that will fit our FMS. We have developed a more effective and cost efficient filter, with intent to patent. We have exclusive distribution rights to the disposable fluid and facilitate the use of only our fluid for cleaning following procedures by incorporating a special adapter to connect the fluid to the connector on the FMS system. We will also tie the fluid usage, which we will keep track of with the FMS software, to the product warranty. While it could be possible for other manufacturers to provide fluids for utilization in this process, it would require that they manufacture an adapter compatible with our connector on the FMS, obtain a container that fits in the specially designed container holder on the FMS and perform testing to demonstrate that any other fluid would not damage the FMS. We believe that these barriers and the warranty control will allow us to achieve substantial revenue from our cleaning fluid, if we are able to sell a substantial number of FMS units. The instructions for use that accompanies the product will clearly state how the fluid is to be hooked up to the FMS machine. Further, a diagram on the FMS will also assist the user in attaching the fluid bottle to the machine. This will be a very simple task, and we do not anticipate that any training of operating room staff will be necessary.

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All installations of our FMS product have been completed by either a hospital appointed service technician or a service and maintenance organization that is familiar with completing such installations in health care settings.

Corporate Strategy

Our strategy is focused on expansion within our core product and market segments, while utilizing a progressive approach to manufacturing and marketing to ensure maximum flexibility and profitability.

Our strategy is to:

•	Develop a complete line of wall-mounted fluid evacuation systems for use in hospital operating rooms, radiological rooms and free standing surgery centers as well as clinics and physicians’ offices. Initially, we have developed the FMS to work in hospital operating rooms and surgical centers. This device was developed for use with the wall vacuum suction currently installed in hospitals. Opportunities for future products include an FMS developed for post-operation and recovery rooms with multiple inlet ports and multiple volume measurements that may incorporate an on-board vacuum supply.
•	Provide products that greatly reduce healthcare worker and patient exposure to harmful materials present in infectious fluids and that contribute to an adverse working environment. As one of the only stand-alone surgical fluid disposal systems directly connected to the sanitary sewer, the FMS could advance the manner in which such material is collected, measured and disposed of in operating rooms, post-operating recovery, emergency rooms and intensive care settings by eliminating the need to transport a device to the patient bedside and remove it for emptying and cleaning at the end of the procedure. We believe the cost of such exposures, measured in terms of human suffering, disease management costs, lost productivity, liability or litigation, will be, when properly leveraged, the strongest motivating factor for facilities looking at investing in the FMS line of products.
•	Utilize existing medical products independent distributors to achieve the desired market penetration. Contacts have been established with several existing medical products distributors and interest has been generated regarding the sales of the FMS and cleaning kits.
•	Continue to utilize operating room consultants, builders and architects as referrals to hospitals and day surgery centers. To date, the STREAMWAY FMS has achieved market acceptance through the installation of more than 89 FMS systems. The product has received numerous references from users and was also recognized by LifeScience Alley as a top ten finalist in their new technology showcase. Additionally, we have become a member of Practice Greenhealth; highlighting the positive environmental impact of the STREAMWAY FMS.

Other strategies may also include:

•	Employing a lean operating structure, while utilizing the latest trends and technologies in manufacturing and marketing, to achieve both market share growth and profitability.
•	Providing a leasing program and/or “pay per use” program as alternatives to purchasing.
•	Providing service contracts to establish an additional revenue stream.
•	Utilizing the manufacturing experience of our management team to develop sources of supply and manufacturing to reduce costs while still obtaining excellent quality. While cost is not a major consideration in the roll-out of leading edge products, we believe that being a low-cost provider will be important long term.
•	Offering an innovative warranty program that is contingent on the exclusive use of our disposable kit to enhance the success of our after-market disposable products.

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Technology and Competition

Fluid Management for Surgical Procedures

The management of surgical waste fluids produced during and after surgery is a complex mix of materials and labor that consists of primary collection of fluid from the patient, transportation of the waste fluid within the hospital to a disposal or processing site and disposal of that waste either via incineration or in segregated landfills.

Once the procedure has ended, the canisters currently being used in many cases, and their contents, must be removed from the operating room and disposed. There are several methods used for such disposal, all of which present certain risks to the operating room team, the crews who clean the rooms following the procedure and the other personnel involved in their final disposal. These methods include:

•	Direct Disposal Through the Sanitary Sewer. In virtually all municipalities, the disposal of liquid blood may be done directly to the sanitary sewer where it is treated by the local waste management facility. This practice is approved and recommended by the EPA. In most cases these municipalities specifically request that disposed bio-materials not be treated with any known anti-bacterial agents such as glutalderhyde, as these agents not only neutralize potentially infectious agents but also work to defeat the bacterial agents employed by the waste treatment facilities themselves. Disposal through this method is fraught with potential exposure to the service workers, putting them at risk for direct contact with these potentially infectious agents through spillage of the contents or via splash when the liquid is poured into a hopper — a specially designated sink for the disposal of infectious fluids. Once the infectious fluids are disposed of into the hopper, the empty canister is sent to central processing for re-sterilization (glass and certain plastics) or for disposal with the bio-hazardous/infectious waste generated by the hospital (red-bagged).
•	Conversion to Gel for Red-Bag Disposal. In many hospital systems the handling of this liquid waste has become a liability issue due to worker exposure incidents and in some cases has even been a point of contention during nurse contract negotiations. The healthcare industry has responded to concerns of nurses over splash and spillage contamination by developing a powder that, when added to the fluid in the canisters, produces a viscous, gel-like substance that can be handled more safely. After the case is completed and final blood loss is calculated, a port on the top of each canister is opened and the powder is poured into it. It takes several minutes for the gel to form, after which the canisters are placed on a service cart and removed to the red-bag disposal area for disposal with the other infectious waste.

There are four major drawbacks to this system:

•	It does not ensure protection for healthcare workers, as there remains the potential for splash when the top of the canister is opened.
•	Based on industry pricing data, the total cost per canister increases by approximately $2.00.
•	Disposal costs to the hospital increase dramatically as shipping, handling and landfill costs are based upon weight rather than volume in most municipalities. The weight of an empty 2,500 ml canister is about 1 pound. A canister and its gelled contents weigh about 7.5 pounds, and the typical cost to dispose of medical waste is approximately $0.30 per pound.
•	The canister filled with gelled fluid must be disposed; it cannot be cleaned and re-sterilized for future use.

Despite the increased cost of using gel and the marginal improvement in healthcare worker protection it provides, several hospitals have adopted gel as their standard procedure.

Drainage Systems

Several new medical devices have been developed which address some of the deficiencies described above. MD Technologies, Inc., Cardinal Health, Inc., Dornoch Medical Systems, Inc. (now Zimmer) and Stryker Instruments have all developed systems that provide disposal into the sanitary sewer without pouring the infectious fluids directly through a hopper disposal or using expensive gel powders. All of these newer products are currently sold with 510(k) exempt concurrence from the FDA. Most of these competing products incorporate an internal collection canister with finite capacity, and while not directly eliminating the need to transport a device to and from the surgical room, we believe most have been successful in eliminating the need for expensive gel and its associated handling and disposal costs.

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Existing competitors, that already have products on the market, have a competitive advantage in terms of brand recognition and market exposure. In addition, the aforementioned companies have extensive marketing and development budgets that could overpower an early stage company like ours.

We believe that Stryker Instruments has the dominant market share position. We also believe competing products are used in select procedures and often in some, but not all, surgical procedures.

Current Competition, Technology, and Costs

Single Use Canisters

In the U.S., glass reusable containers are infrequently used as their high initial cost, frequent breakage and costs of reprocessing are typically more costly than single use high impact plastic canisters, even when disposal is factored in. Each single use glass canister costs roughly $8.00 each while the high impact plastic canisters cost $2.00 – $3.00 each and it is estimated that a range of two to eight canisters are used in each procedure, depending on the operation.

Our FMS would replace the use of canisters and render them unnecessary, as storage and disposal would be performed automatically by the FMS. It should be noted that these canisters are manufactured by companies with substantially more resources than our Company. Cardinal Health, a very significant competitor, manufactures both single use canisters as well as a more automated fluid handling system that compete with us. Accordingly, faced with this significant competition, we may have difficulty penetrating this market. Our true competitive advantage, however, is our unlimited capacity, eliminating the need for any high volume cases to be interrupted for canister changeover.

Solidifying Gel Powder

The market potential for solidifying gel was estimated by industry publications at over $100 million in 2002. This market is not yet fully realized, but many hospitals, responding to increased concerns over inadvertent worker exposure to liquid waste, are converting to this technology. It is clear that solidifying gels, while not providing complete freedom from exposure to healthcare workers do present a level of safety and peace of mind to the healthcare workers who handle gel-treated canisters. While several gel manufacturers proclaim that sterility of the contents is achieved with the use of their product, protocols continue to recommend that the red-bag procedure is followed when using these products. One significant drawback of the solidifying gels is that they increase the weight of the materials being sent to the landfill by a factor of five to seven times, resulting in a significant cost increase to the hospitals that elect to use the solidifying gels.

The FMS eliminates the need for solidifying gel, providing savings in both gel powder usage and associated landfill costs.

Sterilization and Landfill Disposal

Current disposal methods include the removal of the contaminated canisters (with or without the solidifying gel) to designated biohazardous/infectious waste sites. Previously many hospitals used incineration as the primary means of disposal, but environmental concerns at the international, domestic and local level have resulted in a systematic decrease in incineration worldwide as a viable method for disposing of blood, organs or materials saturated with bodily fluids. When landfill disposal is used, canisters are included in the general red-bag disposal and, when gel is used, comprise a significant weight factor. Where hopper disposal is still in use, most of the contents of the red-bag consist only of outer packaging of supplies used in surgery and small amounts of absorbent materials impregnated with blood and other waste fluid. These, incidentally, are retained and measured at the end of the procedure to provide a more accurate assessment of fluid loss or retention. Once at the landfill site, the red-bagged material is often steam-sterilized with the remaining waste being ground up and interred into a specially segregated waste dumpsite.

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Handling Costs

Once the surgical team has finished the procedure, and a blood loss estimate is calculated, the liquid waste (with or without solidifying gels) is removed from the operating room and either disposed of down the sanitary sewer or transported to an infectious waste area of the hospital for later removal.

The FMS would significantly reduce the labor costs associated with the disposal of fluid or handling of contaminated canisters, as the liquid waste is automatically emptied into the sanitary sewer after measurements are obtained. We utilize the same suction tubing currently being used in the operating room, so no additional cost is incurred with our process. While each hospital handles fluid disposal differently, we believe that the cost of our cleaning fluid after each procedure will be less than the current procedural cost that could include the cost of canisters, labor to transport the canisters, solidifying powder, gloves, gowns, mops, goggles, shipping, and transportation, as well as any costs associated with spills that may occur due to manual handling.

A hidden but very real and considerable handling cost is the cost of infectious fluid exposure. A July 2007 research article published in Infection Control Hospital Epidemiology concluded that “Management of occupational exposures to blood and bodily fluids is costly; the best way to avoid these costs is by prevention of exposures.” According to the article, hospital management cost associated with occupational blood exposure can, conservatively, be more than $4,500 per exposure. Because of privacy laws, it is difficult to obtain estimates of exposure events at individual facilities; however, in each exposure the healthcare worker must be treated as a worse case event. This puts the healthcare worker through a tremendous amount of personal trauma, and the health care facility through considerable expense and exposure to liability and litigation.

Nursing Labor

Nursing personnel spend significant time in the operating room readying canisters for use, calculating blood loss and removing or supervising the removal of the contaminated canisters after each procedure. Various estimates have been made, our management team estimates that the average nursing team spends twenty minutes pre-operatively and intra-operatively setting up, monitoring fluid levels and changing canisters as needed and twenty minutes post-operatively readying blood loss estimates or disposing of canisters. Estimates for the other new technologies reviewed have noted few cost savings to nursing labor.

The FMS would save nursing time as compared to the manual process of collecting and disposing of surgical waste. Set-up is as easy as attaching the suction tube to the inflow port of the FMS. Post-operative clean-up requires approximately five minutes, the time required to dispose of the suction tubing and disposable filter to the red-bag, calculate the patient’s blood loss, attach the bottle of cleaning solution to the inlet port of the unit, initiate the cleaning cycle, and dispose of the emptied cleaning solution. The steps that our product avoids, which are typically involved with the manual disposal process include, canister setup, interpretation of an analog read out for calculating fluid, canister management during the case (i.e. swapping out full canisters), and then temporarily storing, transferring, dumping, and properly disposing of the canisters.

Competitive Products

Disposable canister system technology for fluid management within the operating room has gone virtually unchanged for decades. As concern for the risk of exposure of healthcare workers to bloodborne pathogens, and the costs associated with canister systems has increased, market attention has increasingly turned toward fluid management. The first quarter of 2001 saw the introduction of four new product entries within the infectious material control field. Stryker Instruments introduced the “Neptune™” system, offering a combination of bio-aerosol and fluid management in a portable two-piece system; Waterstone Medical (now DeRoyal) introduced the “Aqua Box™” stationary” system for fluid disposal; Cardinal Health introduced the Orwell Fluid Collection and Disposal System; and Dornoch Medical Systems, Inc. (Zimmer) introduced the “Red Away™” stationary system for fluid collection and disposal. All companies, regardless of size, have their own accessory kits.

We differentiate from these competitors since we are completely direct-to-drain and have the most automatic, hands-free process of any of the systems currently on the market. Each of our competitors, with the exception of MD Technologies, Inc., has some significant manual handling involved in the process. For instance, some competing products require transport of the mobile unit to a docking port and then emptying of the fluid, while others require that the canister be manually transported to a more efficient dumping station. Regardless, most of our competitors require more human interaction with the fluid than our products do. Please refer to the chart included in the section headed as “Products” for a comparison of the key features of the devices currently marketed and the FMS.

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Although the mobility associated with most of the competing products adds time and labor to the process and increases the chance of worker exposure to waste fluids, it also allows the hospital to purchase only as many mobile units needed for simultaneous procedures in multiple operating rooms. With the FMS, a unit must be purchased and installed in each room where it is intended to be used.

Marketing and Sales Distribution

We sell the FMS and procedure disposables through various methods that include a direct sales force and independent distributors covering the vast majority of major U.S. markets. Currently we have one regional manager selling, and demoing the FMS for prospective customers and distributors, as well as, supporting our current customer base for disposable resupply. We are close to signing contracts with various hospital purchasing groups and have signed on independent distributors. Our targeted customer base includes nursing administration, operating room managers, CFOs, CEOs, risk management, and infection control. Other professionals with an interest in the product include physicians, nurses, biomedical engineering, anesthetists, imaging, anesthesiologists, human resources, legal, administration and housekeeping.

The major focus of our marketing efforts will be to introduce the FMS as a standalone device capable of effectively removing infectious waste and disposing of it automatically while providing accurate measurement of fluids removed, and also limiting exposure of the surgical team and healthcare support staff.

Governmental and professional organizations have become increasingly aggressive in attempting to minimize the risk of exposure by medical personnel to bloodborne pathogens. We believe that the FMS provides a convenient and cost effective way to collect and dispose of this highly contaminated material.

Our distributors may have installation and service capability, or we will contract those functions with an independent service/maintenance company. We have been in contact with both distributors and service companies regarding these installation requirements. We have established extensive training and standards for the service and installation of the FMS to ensure consistency and dependability in the field. Users of the system require a minimal amount of training to operate the FMS. The instructions for use and the installation guide are included with every system along with a quick start guide, a troubleshooting manual and an on-board PLC controlling an intuitive touch screen with step by step instruction and safety features.

We have structured our pricing and relationships with distributors and/or service companies to ensure that these entities receive at least a typical industry level compensation for their activities.

Promotion

The dangers of exposure to infectious fluid waste are well recognized in the medical community. It is our promotional strategy to effectively educate medical staff regarding the risks of contamination using current waste collection procedures and the advantages of the FMS in protecting medical personnel from inadvertent exposure. We intend to leverage this medical awareness and concern with education of regulatory agencies at the local, state and federal levels about the advantages of the FMS.

We supplement our sales efforts with a promotional mix that will include a number of printed materials, video support and a website. We believe our greatest challenge lies in reaching and educating the 1.6 million medical personnel who are exposed daily to fluid waste in the operating room or in other healthcare settings (OSHA, CPL 2-2.44C). These efforts will require utilizing single page selling pieces, video educational pieces for technical education, use of scientific journal articles and a webpage featuring product information, educational materials, and training sites.

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We support our sales organization by attending major scientific meetings where large numbers of potential users are in attendance. The theme of our trade show booths will focus on education, the awareness of the hazards of infectious waste fluids and the Company’s innovative solution to the problem. We will focus our efforts initially on the Association of Operating Room Nurses (“AORN”) meeting, where the largest concentration of potential buyers and influencers are in attendance and the Radiological Society of North America Scientific Assembly and Annual Meeting. We feature information on protection of the healthcare worker on our website as well as links to other relevant sites. We have invested in limited journal advertising for targeted audiences that have been fully identified. The initial thrust focuses on features of the product and ways of contacting the Company via the webpage or directly through postage paid cards or direct contact. Additionally, we will create a press release distribution to clinician-oriented periodicals for inclusion in their new product development columns. These periodicals will provide the reader with an overview of the FMS and will direct readers to pursue more information by direct contact with us by accessing our webpage.

Pricing

We believe prices for the FMS and its disposable procedure kit reflect a substantial cost savings to hospitals compared to their long-term procedure costs. Our pricing strategy ensures that the customer realizes actual cost savings when using the FMS versus replacing traditional canisters, considering the actual costs of the canisters and associated costs such as biohazard processing labor and added costs of biohazard waste disposal. Suction tubing that is currently used in the operating room will continue to be used with our system and should not be considered in the return on investment equation. Our cleaning solution’s bottle is completely recyclable, and the selling price of the fluid is built into our cost analysis. In contrast, an operation using traditional disposal methods will often produce multiple canisters destined for biohazard processing. Once the canister has touched blood, it is considered “red bag” biohazard waste, whereas the cleaning fluid bottle used in the FMS can be recycled or disposed with the rest of the facility’s plastics.

The FMS lists for $21,900 per system (one per operating room — installation extra) and $24 per unit retail for the proprietary disposables: one filter and one bottle of cleaning solution to the U.S. hospital market. By comparison, the disposal system of Stryker Instruments, one of our competitors, retails for approximately $25,000 plus an $8,000 docking station and requires a disposable component with an approximate cost of $25 per procedure and a proprietary cleaning fluid (cost unknown per procedure). Per procedure cost of the traditional disposal process includes approximate costs of $2 – $3.00 per liter canister, plus solidifier at $2 per liter canister, plus the biohazard premium disposal cost approximated at $1.80 per liter canister. In addition, the labor, gloves, gowns, goggles, and other related material handling costs are also disposal expenses.

Installation is done by distributors, independent contractors, or in-house engineering at an estimated price of $300 – $1,000, depending on the operating room. Installation of the FMS requires access only to the hospital’s sanitary sewer, vacuum suction, and electricity. To help facilities maintain their utilization rates, we recommend installation during off peak hours. In smaller facilities, an outside contractor may be called in, while larger institutions have their own installation and maintenance workforce. Installation time should not seriously impact the use of the operating room. Each FMS will have an industry standard warranty period that can be extended through documented use of our disposables: one filter and one bottle of cleaning solution per procedure.

Engineering and Manufacturing

We are currently manufacturing the FMS in a leased facility. We have the capability to manufacture, test, house, ship and receive from our warehouse. We contracted a manufacturing company, Wair Products in Bloomington, Minnesota that meets our standards and requirements that can produce six times the amount of FMS systems produced in-house at our facility on a monthly basis as sales increase.

The disposables, including a bottle of proprietary cleaning solution and an in-line filter is sourced through Diversified Manufacturing Corporation (cleaning solution) situated in Newport, Minnesota and MPP Corporation (filters), located in Osceola, Wisconsin that has tooled to manufacture our own newly designed disposable filter. We are pursuing intellectual property protection for these disposable products as well.

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Government Regulation

To date, no regulatory agency has established exclusive jurisdiction over the area of biohazardous and infectious waste in healthcare facilities. Several organizations maintain oversight function concerning various aspects of pertinent technologies and methods of protection.

These agencies include:

•	OSHA (Occupational Safety and Health Administration)
•	EPA (Environmental Protection Agency)
•	DOT (Department of Transportation)
•	JCAHO (Joint Commission of Accreditation of Hospitals)
•	NFPA (National Fire Protection Association)
•	AIA (American Institute of Architects)
•	AORN (Association of Operating Room Nurses)

Application for Electrical Safety Testing and Certification

We sought and achieved testing and certification to the IEC 60606-1 and IEC 60606-1-2, two internationally recognized standards.

The 6060101 & 60601-2 2nd edition certification for our STREAMWAY FMS is valid and enables us to continue to market and sell our product domestically.

A new standard; IEC 60601-1 3rd Edition Medical Device Safety Testing was adopted by the International Organization of Standards in 2005 and had a compliance date of June 2012 for OUS and December 31, 2013 for the U.S. This standard, which is now recognized by the U.S. FDA, includes a provision of risk management which the 2nd edition did not require. The purpose of these rules is to ensure that equipment manufacturers have safety, performance, and risk management control measures in place.

The EU & Canada required 60601-1 3rd Edition compliance for all product sold or currently on the market after June 2013. Any product that had previously been certified to the 60601-1 2nd generation standard was no longer allowed for use as the old standard was no longer recognized. This did not affect us as we did not sell internationally.

The U.S. FDA compliance date to meet the new standard was December 31, 2013. The major difference between the U.S. and the EU & Canadian market transition to the new standard is that the U.S. allows the 60601-1 2nd edition testing to be grandfathered in, allowing previously certified product to remain on the market. Any new product that will be tested after December 31, 2013 should be certified to the new 60601-1 3rd generation standard.

FDA Clearance under Section 510(k)

The FDA Center for Devices and Radiological Health requires 510(k) submitters to provide information that compares its new device to a marketed device of a similar type, in order to determine whether the device is substantially equivalent (“SE”).

This means that a manufacturer can submit a 510(k) comparing a new device to a device that has been found to be SE and the FDA can use this as evidence to determine whether the new device is SE to an already legally marketed device (or a “predicate device”). The ultimate burden of demonstrating the substantial equivalence of a new device to a predicate device remains with the 510(k) submitter, and in those occasions when the Center for Devices and Radiological Health is unfamiliar with certain aspects of the predicate device, the submitter will be required to provide information that substantiates a claim of substantial equivalence.

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As a matter of practice, the Center for Devices and Radiological Health generally considers a device to be SE to a predicate device if, in comparison to the predicate device, (i) the new device has the same intended use, (ii) the new device has the same technological characteristics (i.e., same materials design, energy source), (iii) the new device has new technological characteristics that could not affect safety or effectiveness, or (iv) the new device has new technological characteristics that could affect safety or effectiveness, but there are accepted scientific methods for evaluating whether safety or effectiveness has been adversely affected and there is data to demonstrate that the new technological features have not diminished safety or effectiveness. Pre-market notification submissions are designed to facilitate these determinations.

The FDA requires, pursuant to a final regulation for Establishment Registration and Device Listing for Manufacturers of Devices, that a 510(k) premarket notification be submitted at least ninety days before marketing a device that: (1) is being introduced into distribution for the first time by that person or entity, or (2) is in distribution but is being significantly modified in design or use. A 510(k) submission must contain, among other things: (i) proposed labeling sufficient to describe the device’s intended use; (ii) a description of how the device is similar to or different from other devices of comparable type, or information about what consequences a proposed device modification may have on the device’s safety and effectiveness; and (iii) any other information necessary to determine whether the device is substantially equivalent. The FMS is a Class II device, which is less stringently reviewed as that of a Class III device. Our COO has numerous years’ significant experience in the FDA clearance process and plans on utilizing a team of regulatory consultants with significant experience in the FDA clearance process.

We filed the 510(k) submission for clearance of the FMS device on March 14, 2009 and received written confirmation on April 1, 2009 that our 510(k) has been cleared by the FDA.

Following this 510(k) clearance by the FDA, we continue to be subject to the normal ongoing audits and reviews by the FDA and other governing agencies. These audits and reviews are standard and typical in the medical device industry, and we do not anticipate being affected by any extraordinary guidelines or regulations.

Employees

We have 12 employees, 10 of whom are full-time, and two who are part-time.

Property

Our corporate offices are located at 2915 Commers Drive, Suite 900, Eagan, Minnesota 55121. On January 28, 2013, the Company signed an amendment to the month to month lease originally signed on April 30, 2012. The lease as amended has a five-year term effective February 1, 2013 ending January 31, 2018. We lease 5,773 square feet at this location, of which 2,945 square feet is used for office space and 2,828 is used for manufacturing. Our lease is effective through January 31, 2018. We expect that this space will be adequate for our current office and manufacturing needs.

Legal Proceedings

Darryl C. Demaray, Brady P. Farrell, Christopher S. Howell and Ronald W. Walters v. Skyline Medical Inc. On April 29, 2015, the plaintiffs filed an action in District Court in Dakota County, Minnesota against the Company. The four plaintiffs were former employees of the Company who were each engaged as a Regional Sales Manager. The action alleged, among other things, breach of employment agreements, failure to pay certain cash and non-cash compensation, negligent misrepresentation and unjust enrichment. The plaintiffs sought the amounts they claimed were due, in addition to, among other things, certain penalties and certain attorney’s fees and costs. The Company’s records indicate that certain amounts are owing to these individuals. The Company has attended mediation and reached a settlement agreement with all of the parties. In total, including legal and other fees, the Company has agreed to pay $271,236.

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MANAGEMENT

Our directors and executive officers, their ages, their respective offices and positions, and their respective dates of election or appointment are as follows:

Name	Age	Position	Date of Election or Appointment
Joshua Kornberg	42	President, Chief Executive Officer and Interim Chairman of the Board	July 1, 2012
Thomas J. McGoldrick	73	Director	2005
Andrew P. Reding	45	Director	2006
Richard Taney	59	Director	January 7, 2016
David O. Johnson	63	Chief Operating Officer	July 1, 2012
Bob Myers	61	Chief Financial Officer	July 1, 2012

Business Experience Descriptions

Set forth below is a summary of our executive officers’ and directors’ business experience for the past five years. Other than as described below, the experience and background of each of the directors, as summarized below, were significant factors in their previously being nominated as directors of the Company.

Josh Kornberg, President, Chief Executive Officer and Interim Chairman of the Board. Effective July 22, 2012, Mr. Kornberg was appointed as the Chief Executive Officer and President of the Company. Mr. Kornberg was appointed Interim Chairman of the Board on August 21, 2013. Mr. Kornberg was elected Interim President and Chief Executive Officer by the Board on April 23, 2012. Mr. Kornberg was elected to the Board on March 9, 2012. Mr. Kornberg is President and founding partner of Atlantic Partners Alliance (APA), a private equity fund based in New York. APA and its affiliates are controlling stockholders of the Company. Prior to founding APA, Mr. Kornberg served as Chief Investment Officer of The Lightstone Group, a national private equity firm and Director of the Lightstone Value Plus REIT, a public company focused on commercial real estate. Mr. Kornberg worked in the capital markets group at Morgan Stanley, and also served as Vice President at The RREEF Funds, one of the leading global pension fund advisors. In December 2013, Mr. Kornberg was appointed to the Board of Directors of Prospect Park Capital Corporation a business development company currently trading on the Canadian TSX exchange. We believe Mr. Kornberg’s experience as CEO of our company, familiarity with our business, and extensive experience in the financial industry provide valuable insight on our Board.

Thomas J. McGoldrick, Director. Mr. McGoldrick has served as a Director of the Company since 2005. Prior to that, he served as Chief Executive Officer of Monteris Medical Inc. from November 2002 to November 2005. He has been in the medical device industry for over 30 years and was co-founder and Chief Executive Officer of Fastitch Surgical in 2000. Fastitch is a start-up medical device company with unique technology in surgical wound closure. Prior to Fastitch, Mr. McGoldrick was President and Chief Executive Officer of Minntech from 1997 to 2000. Minntech was a $75 million per year publicly traded (NASDAQ: MNTX) medical device company offering services for the dialysis, filtration, and separation markets. Prior to employment at Minntech from 1970 to 1997, he held senior marketing, business development and international positions at Medtronic, Cardiac Pacemakers, Inc. and Johnson & Johnson. Mr. McGoldrick is on the Board of Directors of two other start-up medical device companies. We believe Mr. McGoldrick’s experience as CEO of a public company and extensive experience in the medical device industry provide valuable insight on our Board.

Andrew P. Reding, Director. Mr. Reding is an executive with extensive experience in sales and marketing of capital equipment for the acute care markets. He has served as a director of the Company since 2006 and he is currently the President and Chief Executive Officer of TRUMPF Medical Systems, Inc., a position he has held since April 2007. Prior to that, he was Director of Sales at Smith & Nephew Endoscopy and prior to that, he served as Vice President of Sales and Director of Marketing with Berchtold Corporation from 1994 to 2006. His experience is in the marketing and sales of architecturally significant products for the operating room, emergency department and the intensive care unit. Mr. Reding has successfully developed high quality indirect and direct sales channels, implemented programs to interface with facility planners and architects and developed GPO and IDN portfolios. Mr. Reding holds a bachelor’s degree from Marquette University and an MBA from The University of South Carolina. We believe Mr. Reding’s strong experience in sales and marketing of capital equipment to hospital operating rooms provides unique insight into the industry we serve and makes him a valued member of the Board.

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Richard Taney, Director. Mr. Taney is the President and Chief Executive Officer of PalliaTech, Inc., a New York-based palliative care company that produces, manufactures, dispenses, and tests cannabinoid medicines. Prior to joining PalliaTech, Mr. Taney was President and Chief Executive Officer of Delcath Systems, Inc. (NASDAQ: DCTH), a medical technology company. Mr. Taney served as Chairman of the Board of Directors of MGT Capital Investments, Inc. (NYSE MKT: MGT), a medical technology company engaged in the development and commercialization of computer aided detection applications that analyze CT scans. Mr. Taney is also the founding member of T2 Capital Management, LLC, an investment management company, and a founding partner of Sandpiper Capital Partners, an investment partnership. Prior to establishing his money management and advisory ventures, Mr. Taney spent 20 years advising, institutional and high net worth clients at Salomon Brothers, Goldman Sachs, Merrill Lynch and Banc of America Securities. Mr. Taney holds a Bachelor of Arts degree from Tufts University and a JD from Temple University School of Law. We believe Mr. Taney’s experience as CEO of a public company and extensive experience in the medical device and financial industries provide valuable insight on our Board.

David O. Johnson, Chief Operating Officer.   Mr. Johnson has been Chief Operating Officer since July 2012. He was previously the Acting Chief Operating Officer since December 2011 and had been a consultant to medical device companies since October 2010. Mr. Johnson has over 30 years’ experience in executive, operations and management positions in rapid growth medical device organizations, directing growth domestically and internationally with products ranging from consumer based disposable commodity items to Class III implantable devices. His experience includes executive management, training, product development, business development, regulatory and quality assurance, operations, supplier development and technology acquisitions. From August 2007 to September 2010 Mr. Johnson was President and CEO of Spring Forest Qigong, an alternative healthcare organization. Prior to August 2007 he had been a co-founder and Vice President of Operations at Epitek, Inc. since January 2005, and prior to that time he was a co-founder and President of Timm Medical Technologies. He also held positions including Vice President —  Operations/Technology at UroHealth/Imagyn, Vice-President Operations at Dacomed Corporation and various technical, operations and training positions at American Medical Systems and Pfizer Corporation. He also holds a number of patents in the medical device field and the exercise fitness industry.

Bob Myers, Chief Financial Officer.   Effective July 1, 2012, Mr. Myers was appointed as the Chief Financial Officer of the Company. Mr. Myers was the Acting Chief Financial Officer and Corporate Secretary for the Company since December 2011. He has over 30 years’ experience in multiple industries focusing on medical device, service and manufacturing and for the past ten years has been a financial contractor represented by various contracting firms in the Minneapolis area. He has spent much of his career as a Chief Financial Officer and/or Controller. Mr. Myers was a contract CFO at Disetronic Medical, contract Corporate Controller for Diametric Medical Devices and contract CFO for Cannon Equipment. Previously he held executive positions with American Express, Capitol Distributors, and International Creative Management and was a public accountant with the international firm of Laventhol & Horwath. Mr. Myers has an MBA in Finance from Adelphi University and a BBA in Public Accounting from Hofstra University.

Family Relationships

There are no family relationships among our directors and executive officers.

Audit Committee of the Board; Audit Committee Financial Expert

The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of our financial statements.

The functions of the Audit Committee include, among other things:

•	serving as an independent and objective party to monitor our financial reporting process and internal control system;
•	coordinating, reviewing and appraising the audit efforts of our independent auditors and management and, to the extent we have an internal auditing or similar department or persons performing the functions of such department (“internal auditing department” or “internal auditors”), the internal auditing department; and
•	communicating directly with the independent auditors, financial and senior management, the internal auditing department, and the Board of Directors regarding the matters related to the committee’s responsibilities and duties.

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Both our independent registered public accounting firm and management periodically meet privately with the Audit Committee.

Our Audit Committee currently consists of Mr. McGoldrick, as the chairperson, Mr. Reding and Mr. Taney. Mr. McGoldrick has a strong and vast financial history specializing in the medical device industry. He qualifies as a financial expert and meets independence within the meaning of NASDAQ’s listing standards. Each Audit Committee member is a non-employee Director of our Board of Directors. The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all current members of our Audit Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Audit Committee met four times in fiscal 2014 and four times in fiscal 2015.

Director Independence

Under NASDAQ listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board of Directors consults with our counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management, and its independent registered public accounting firm, the Board of Directors has affirmatively determined that the following directors and nominees are independent directors within the meaning of the NASDAQ listing standards: Messrs. McGoldrick, Reding, and Taney. In making this determination, the Board of Directors found that none of these directors and nominees had a material or other disqualifying relationship with the Company. Mr. Kornberg, our President and Chief Executive Officer, is not independent by virtue of his managing partnership position with SOK Partners.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors currently consists of two director, Mr. McGoldrick and Mr. Taney. Both members of the Compensation Committee were appointed by the Board of Directors, and such committee consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and “independent” as independence is currently defined in Rule 4200(a) (15) of the NASDAQ listing standards. In fiscal 2013, the Compensation Committee met two times. The functions of the Compensation Committee include, among other things:

•	approving the annual compensation packages, including base salaries, incentive compensation, deferred compensation and stock-based compensation, for our executive officers;
•	administering our stock incentive plans, and subject to board approval in the case of executive officers, approving grants of stock, stock options and other equity awards under such plans;
•	approving the terms of employment agreements for our executive officers;
•	developing, recommending, reviewing and administering compensation plans for members of the Board of Directors;
•	reviewing and discussing the compensation discussion and analysis with management; and
•	preparing any compensation committee report required to be included in the annual proxy statement.

All Compensation Committee approvals regarding compensation to be paid or awarded to our executive officers are rendered with the full power of the Board, though not necessarily reviewed by the full Board.

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Our Chief Executive Officer may not be present during any Board or Compensation Committee voting or deliberations with respect to his compensation. Our Chief Executive Officer may, however, be present during any other voting or deliberations regarding compensation of our other executive officers, but may not vote on such items of business.

As indicated above, the Compensation Committee consists of Mr. McGoldrick and Mr. Taney. No member of the Compensation Committee has ever been an executive officer or employee of ours. None of our officers currently serves, or has served during the last completed year, on the compensation committee or the board of directors of any other entity that has one or more officers serving as a member of the Board of Directors or the Compensation Committee.

Governance/Nominating Committee

The Governance/Nominating Committee of the Board of Directors currently consists of Mr. McGoldrick, as the chairperson, and Mr. Reding, each of whom is an “independent director,” as such term is defined by The NASDAQ Market Listing Rule 5605(a)(2), and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

The members of the Committee are elected annually by the Board. Committee members may be removed for any reason or no reason at the discretion of the Board, and the Board may fill any Committee vacancy that is created by such removal or otherwise. The Committee’s chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a chairperson upon the affirmative vote of a majority of the directors serving on the Committee.

The Committee may form and delegate authority to subcommittees as it may deem appropriate in its sole discretion.

Structure and Meetings

The chairperson of the Committee presides at each meeting and, in consultation with the other members of the Committee, sets the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The chairperson of the Committee ensures that the agenda for each meeting is circulated to each Committee member in advance of the meeting. The Committee reports its actions and recommendations to the Board.

Goals and Responsibilities

In furtherance of its purposes, the Committee:

•	Evaluates the composition, organization and governance of the Board, determines future requirements and make recommendations to the Board for approval;
•	Determines desired Board and committee skills and attributes and criteria for selecting new directors;
•	Reviews candidates for Board membership consistent with the Committee’s criteria for selecting new directors and annually recommend a slate of nominees to the Board for consideration at the Company’s annual stockholders’ meeting;
•	Reviews candidates for Board membership, if any, recommended by the Company’s stockholders;
•	Conducts the appropriate and necessary inquiries into the backgrounds and qualifications of possible director candidates;
•	Evaluates and considers matters relating to the qualifications and retirement of directors;
•	Develops a plan for, and consults with the Board regarding, management succession; and
•	Advises the Board generally on corporate governance matters.

In addition, the Committee, if and when deemed appropriate by the Board or the Committee, will develop and recommend to the Board a set of corporate governance principles applicable to the Company, and review and reassess the adequacy of such guidelines annually and recommend to the Board any changes deemed appropriate. The Committee also advises the Board on (a) committee member qualifications, (b) appointments, removals and rotation of committee members, (c) committee structure and operations (including authority to delegate to subcommittees), and (d) committee reporting to the Board. Finally, the Committee performs any other activities consistent with this Charter, the Company’s certificate of incorporation, bylaws and governing law as the Committee or the Board deems appropriate.

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The Committee will review and reassess at least annually the adequacy of the Charter and recommend any proposed changes to the Board for approval.

Committee Resources

The Committee has the authority to obtain advice and seek assistance from internal or external legal, accounting or other advisors. The Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve such search firm’s fees and other retention terms.

Diversity

The Board of Directors does not currently have a policy regarding attaining diversity on the Board.

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EXECUTIVE COMPENSATION

The following table provides information regarding the compensation earned during the fiscal years ended December 31, 2015, December 31, 2014 and December 31, 2013 by each of the named executive officers:

Summary Compensation Table for Fiscal 2015, 2014 and 2013

Name and Principal Position	Year	Salary (5)	Bonus (7)	Stock Awards	Option Awards (1)	All Other Compen- sation (6)	Total Compen- sation
Joshua Kornberg CEO, President (2)	2015	$326,162	$562,941	$—	$417,628	$27,000	$1,333,731
	2014	$275,000	$—	$—	$428,708	$33,000	$736,708
	2013	$238,691	$—	$—	$689,169	$36,000	$963,860

David O. Johnson COO (3)	2015	$180,926	$178,000	$—	$32,969	$—	$391,895
	2014	$180,000	$—	$—	$52,910	$—	$232,910
	2013	$161,466	$—	$—	$68,252	$10,350	$239,868

Bob Myers	2015	$174,550	$130,750	$—	$30,222	$—	$335,522
CFO (4)	2014	$165,000	$—	$—	$44,087	$—	$209,087
	2013	$140,561	$—	$—	$56,877	$1,133	$198,571

———————

(1)	Represents the actual compensation cost recognized during the fiscal year as determined pursuant to FASB ASC 718 — Stock Compensation utilizing the assumptions discussed in Note 3, “Stock Options and Warrants,” in the notes to the financial statements included in this prospectus.
(2)	Mr. Kornberg’s bonus earned in 2013 was 75% of his base salary, $187,500, and was paid in 2015. Mr. Kornberg was also awarded 225% of his base salary in the form of options to purchase 32,609 shares of common stock at $17.25. In 2014 he also received options to purchase 2,179 shares of common stock as fees for serving on the Board of Directors. In 2013 he also received options to purchase 457 shares of common stock as fees for serving on the Board of Directors. Mr. Kornberg received options to purchase 192,000 shares at $5.625 in 2013 as part of his 2012 bonus. Mr. Kornberg’s minimum bonus for 2015 will be 75% of his base salary. During 2015 he received $356,691 in income from additional bonuses. In 2015 he also received bonus options to purchase 209,126 shares of common stock at $2.63 per share. Mr. Kornberg also received options to purchase 6,321 of common stock as fees for serving on the Board of Directors.
(3)	Mr. Johnson’s bonus awarded by the Board in 2013 was fifty percent payable in cash ($72,000) and fifty percent in the form of options to purchase 4,174 shares of common stock at $17.25 per share. Mr. Johnson’s minimum bonus for 2015 will be 20% of his base salary. During 2015 he received $117,000 in income from additional bonuses and $25,000 in an unwaived previous year’s bonus. In 2015 he also received bonus options to purchase 17,111 shares of common stock at $2.63 per share.
(4)	Mr. Myers’s bonus awarded by the Board in 2013 was fifty percent payable in cash ($60,000) and fifty percent in the form of options to purchase 3,479 shares of common stock at $17.25 per share. Mr. Myers’s minimum bonus for 2015 will be 20% of his base salary. During 2015 he received $97,750 in income from additional bonuses. In 2015 he also received bonus options to purchase 15,685 shares of common stock at $2.63 per share.
(5)	Salaries shown, where applicable are net of the 401(k) retirement plan put in place during 2013.
(6)	Mr. Kornberg’s All Other Compensation consists of health insurance reimbursement for 2015, 2014 and 2013.
(7)	Bonuses shown for each year represent the amounts earned for the year, including amounts paid in later periods or accrued for payment in later periods. The CEO, COO and CFO waived all prior year unpaid bonuses totaling, $544,000, $108,000 and $93,000, respectively. The contractual minimum bonuses for the CEO, COO and CFO for 2014 are described under “Employment Contracts” below.

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Outstanding Equity Awards at Fiscal Year-end for Fiscal 2015

The following table sets forth certain information regarding outstanding equity awards held by the named executive officers as of December 31, 2015:

	Option Awards
	Grant Date	Number of Securities Underlying Options Exercisable	Number of Securities Underlying Options UnExercisable	Option Exercise Price	Option Expiration
Joshua Kornberg (1)	8/13/2012	80,000	—	$6.00	8/13/2022
	3/14/2013	192,000	—	$5.63	3/14/2023
	9/30/2013	210	—	$23.85	9/30/2018
	12/31/2013	247	—	$20.25	12/31/2018
	3/6/2014	32,609	—	$17.25	3/6/2024
	3/31/2014	360	—	$13.88	3/31/2024
	6/30/2014	444	—	$11.25	6/30/2024
	9/30/2014	606	—	$8.25	9/30/2024
	12/31/2014	769	—	$6.50	12/31/2024
	3/31/2015	1,449	—	$3.45	3/31/2025
	6/30/2015	1,613	—	$3.10	6/30/2025
	9/30/2015	1,558	—	$3.21	9/30/2025
	10/21/2015	209,126	—	$2.63	10/21/2025
	12/31/2015	1,701	—	$2.94	12/31/2025

David O. Johnson	8/13/2012	13,334	—	$6.00	8/13/2022
	3/18/2013	12,659	—	$5.93	3/18/2023
	3/6/2014	4,174	—	$17.25	3/6/2024
	10/21/2015	17,111	—	$2.63	10/21/2025

Bob Myers	8/13/2012	13,334	—	$6.00	8/13/2022
	3/18/2013	10,549	—	$5.93	3/18/2023
	3/6/2014	3,479	—	$17.25	3/6/2024
	10/21/2015	15,685	—	$2.63	10/21/2025

———————

(1)	Does not reflect an award of 66,667 shares of restricted stock which the Compensation Committee has approved. Such shares would vest upon certain changes in control of the Company.

Executive Compensation Components for Fiscal 2015, 2014 and 2013

Base Salary.  Base salary is an important element of our executive compensation program as it provides executives with a fixed, regular, non-contingent earnings stream to support annual living and other expenses. As a component of total compensation, we generally set base salaries at levels believed to attract and retain an experienced management team that will successfully grow our business and create stockholder value. We also utilize base salaries to reward individual performance and contributions to our overall business objectives, but seek to do so in a manner that does not detract from the executives’ incentive to realize additional compensation through our stock options and restricted stock awards.

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The Compensation Committee reviews the Chief Executive Officer’s salary at least annually. The Compensation Committee may recommend adjustments to the Chief Executive Officer’s base salary based upon the Compensation Committee’s review of his current base salary, incentive cash compensation and equity-based compensation, as well as his performance and comparative market data. The Compensation Committee also reviews other executives’ salaries throughout the year, with input from the Chief Executive Officer. The Compensation Committee may recommend adjustments to other executives’ base salary based upon the Chief Executive Officer’s recommendation and the reviewed executives’ responsibilities, experience and performance, as well as comparative market data.

In utilizing comparative data, the Compensation Committee seeks to recommend salaries for each executive at a level that is appropriate after giving consideration to experience for the relevant position and the executive’s performance. The Compensation Committee reviews performance for both our Company (based upon achievement of strategic initiatives) and each individual executive. Based upon these factors, the Compensation Committee may recommend adjustments to base salaries to better align individual compensation with comparative market compensation, to provide merit-based increases based upon individual or company achievement, or to account for changes in roles and responsibilities.

Stock Options and Other Equity Grants.  Consistent with our compensation philosophies related to performance-based compensation, long-term stockholder value creation and alignment of executive interests with those of stockholders, we make periodic grants of long-term compensation in the form of stock options or restricted stock to our executive officers, directors and others in the organization.

Stock options provide executive officers with the opportunity to purchase common stock at a price fixed on the grant date regardless of future market price. A stock option becomes valuable only if the common stock price increases above the option exercise price and the holder of the option remains employed during the period required for the option shares to vest. This provides an incentive for an option holder to remain employed by us. In addition, stock options link a significant portion of an employee’s compensation to stockholders’ interests by providing an incentive to achieve corporate goals and increase stockholder value. Under the 2012 Plan, we may also make grants of restricted stock awards, restricted stock units, performance share awards, performance unit awards and stock appreciation rights to officers and other employees. We adopted the 2012 Plan to give us flexibility in the types of awards that we could grant to our executive officers and other employees.

Limited Perquisites; Other Benefits.  We provide our employees with a full complement of employee benefits, including health and dental insurance, long term disability insurance, life insurance, a 401(k) plan, FSA flex plan and Section 125 plan. Mr. Kornberg receives $3,000 monthly as a health insurance reimbursement in lieu of accepting the Company medical plan benefits.

Employment Contracts

Employment Agreement with Chief Executive Officer

Base Salary.   Our employment agreement, dated March 14, 2013, with Joshua Kornberg, President, Chief Executive Officer and Interim Chairman of the Board, provided that his initial annual base salary would be $250,000 and that his base salary for subsequent years is to be determined by the Board. Effective in March 2014 Mr. Kornberg’s annualized base salary was increased to $275,000. We offered this amount as part of a package of compensation to ensure that we retain Mr. Kornberg in his current capacity with our Company. The compensation package for Mr. Kornberg was designed to provide annual cash compensation, combined with the equity compensation described below, sufficient to induce him to remain with the Company and continue to incentivize him to create revenue growth and stockholder value.

Incentive Compensation.  In connection with his employment during the Term, Mr. Kornberg shall be eligible to receive cash and/or equity incentive compensation as determined by the Board and/or the Compensation Committee from time to time, including, without limitation, the incentive compensation described below:

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Annual Bonus.  Mr. Kornberg shall be eligible to receive with respect to each calendar year ending during the Term of the Executive’s employment with the Company a bonus payment subject to the terms of this Section (the “Annual Bonus”). The amount of the Annual Bonus shall be determined based on the attainment of reasonable Company and/or individual performance metrics established and revised annually by the Compensation Committee and/or Board in consultation with Mr. Kornberg, which shall be set at or about the beginning of the given year to which the metrics relate. Mr. Kornberg’s target Annual Bonus shall be 150% of his Base Salary (the “Target Annual Bonus”); provided, however, that the actual amount of the Annual Bonus for each calendar year shall be determined by the Compensation Committee and/or the Board based on relative level of achievement of the applicable metrics and which may be in an amount greater or less than the Target Annual Bonus but shall not be less than 50% of the Target Annual Bonus (the “Minimum Bonus”). The Annual Bonus shall be payable in a single lump sum in cash between January 1 and March 15 of the year following the calendar year to which such Annual Bonus relates. Except as otherwise provided in this Agreement, to earn and be entitled to payment of an Annual Bonus in respect of a given calendar year, Mr. Kornberg must be employed by the Company on the last day (i.e., December 31st) of the calendar year to which the bonus relates. Notwithstanding the foregoing, Mr. Kornberg (or his estate, if applicable) shall receive a pro-rata portion of the Target Annual Bonus (calculated as if all applicable performance metrics had been attained at 100% and based on the portion of the calendar year during which the Executive was employed) (the “Pro-Rata Bonus”) for the calendar year during which the Executive’s employment terminates due to: (i) termination by the Company without Cause (as defined below); (ii) termination by the Executive for Good Reason (as defined below); or (iii) termination due to the Executive’s death or Disability (as defined below).

Equity Incentive Grants.  Mr. Kornberg shall receive annual equity incentive grants (e.g., stock options, restricted stock or other stock-based awards) with respect to each calendar year ending during the Term of Mr. Kornberg’s employment with the Company, which shall be granted on December 31st of the calendar year to which such grant pertains (each an “Annual Grant”). Each Annual Grant shall be granted in accordance with the terms and conditions of the applicable equity incentive plan or plans then in effect and will be evidenced by an award agreement issued under the applicable plan. The target aggregate grant date fair value of each such Annual Grant shall be 200% of Mr. Kornberg’s Base Salary (the “Target Grant”); provided, however, that the actual amount of any such award shall be determined in the reasonable discretion of the Compensation Committee and/or the Board and may be greater than the Target Grant but shall not be less than the Target Grant. Each Annual Grant shall be fully vested on the date of grant; provided, however, that any equity incentive grant Mr. Kornberg receives that is not an Annual Grant will be subject to the vesting provisions contained in the applicable award agreement.

Compensation Upon Termination.

Termination Generally.  If Mr. Kornberg’s employment with the Company is terminated for any reason, the Company shall pay or provide to Mr. Kornberg (or to his authorized representative or estate) (i) any Base Salary earned through the Date of Termination (paid on or before the time required by law but in no event more than 30 days after the Date of Termination); (ii) if the Date of Termination occurs following the end of a given calendar year, but prior to payment of the Annual Bonus with respect to such year, the Annual Bonus payable for such prior calendar year (paid in accordance with Section 2(c)(i)) of the Employment Contract; (iii) if applicable under Section 2(c)(i), the Pro-Rata Bonus for the year during which the Date of Termination occurs (paid at the time the Company pays bonuses with respect to such year); (iv) unpaid expense reimbursements (subject to, and in accordance with, Sections 2(d), 2(f) and 2(i) of the Employment Contract) and, if applicable under Section 2(h) of the Employment Contract, unused vacation that accrued through the Date of Termination (paid on or before the time required by law but in no event more than 30 days after the Date of Termination); and (v) any vested benefits the Executive may have under any Executive Benefit Plan or other employee benefit plan of the Company through the Date of Termination, which vested benefits shall be paid and/or provided in accordance with the terms of such benefit plans (collectively, the “Accrued Benefits”).

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Termination by the Company Without Cause or by the Executive with Good Reason.  During the Term, if Mr. Kornberg’s employment is terminated by the Company without Cause as provided in Section 3(d) the Employment Contract or Mr. Kornberg terminates his employment for Good Reason as provided in Section 3(e), then the Company shall pay Mr. Kornberg his Accrued Benefits (as provided in Section 4(a) of the Employment Contract). In addition, subject to Mr. Kornberg signing a full and final release of all releasable claims in favor of the Company and related persons and entities in a reasonable form and manner reasonably satisfactory to the Company (the “Release”) and the expiration of the applicable revocation period for the Release:

a.	the Company shall pay Mr. Kornberg an amount equal to two (2) times the sum of (x) the Executive’s Base Salary; and (y) the Executive’s Target Annual Bonus (i.e., 100% of the Target Annual Bonus amount as if employed for the full year and all applicable performance metrics had been fully achieved) (the “Severance Amount”). The Severance Amount shall be paid in a cash lump sum payment within 60 days after the Date of Termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, the lump sum payment of the Severance Amount shall be paid in the second calendar year (but prior to the end of the 60-day period). Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulations Section 1.409A-2(b)(2);
b.	effective upon the Date of Termination, all stock options and other stock-based awards (including, without limitation, all such awards/grants under Sections 2(b)(ii) and 2(c)(ii)) of the Employment Contract held by Mr. Kornberg and all yet unvested portions thereof shall immediately and fully accelerate and vest and become exercisable or nonforfeitable as of the Date of Termination (to the extent that the Release is not effective as of the Date of Termination, the Company shall take all necessary corporate action to ensure that no such stock-based awards terminate or are forfeited by Mr. Kornberg from the Date of Termination until the date such accelerated vesting and/or exercisability becomes effective);
c.	if the Annual Grant had not been made with respect to the year in which the Date of Termination occurs, the Company shall grant to Mr. Kornberg on the Date of Termination such number of shares of common stock with an aggregate fair market value on the Date of Termination equal to 200% of Mr. Kornberg’s Base Salary (which grant shall be fully vested on the Date of Termination); and
d.	the Company shall provide Mr. Kornberg (and, as applicable, his spouse and eligible dependents) with continued medical (health, dental, and vision), life insurance (as provided in Section 2(g) of the Employment Contract) and disability benefits, at the Company’s expense, to the same extent in which the Executive participated prior to the Date of Termination for a period of 18 months following the Date of Termination; provided, however, if the Company cannot provide, for any reason, Mr. Kornberg or his dependents with the opportunity to participate in the benefits to be provided pursuant to this paragraph (at the Company’s expense), the Company shall pay to Mr. Kornberg a single sum cash payment, payable within 60 days following the date the Company cannot provide such benefits, in an amount equal to the fair market value of the benefits to be provided pursuant to this paragraph plus an amount necessary to “gross-up” Mr. Kornberg with respect to any Federal, state or local taxation due on such single sum cash payment. If Mr. Kornberg (and his spouse and dependents, as applicable) was/were covered by Mr. Kornberg’s own health insurance premiums for which Mr. Kornberg was being reimbursed pursuant to Section 2(t) of the Employment Contract, then the Company shall pay to Mr. Kornberg a single sum cash payment, payable within 60 days following the Date of Termination, equal to the total amount of the monthly premiums for such insurance coverage for a period of 18 months.

Change in Control Payment.  The provisions of this set forth certain terms of an agreement reached between Mr. Kornberg and the Company regarding Mr. Kornberg’s rights and obligations upon the occurrence of a Change in Control of the Company. These provisions are intended to assure and encourage in advance Mr. Kornberg’s continued attention and dedication to his assigned duties and his objectivity during the pendency and/or after the occurrence of any such event. These provisions shall apply in lieu of, and expressly supersede, the provisions of Section 4 of the Employment Contract regarding severance pay and benefits upon a termination of employment by the Company without Cause as provided in Section 3(d) of the Employment Contract, if such termination of employment occurs in connection with or within 18 months after the occurrence of the first event constituting a Change in Control. These provisions shall terminate and be of no further force or effect beginning eighteen (18) months after the occurrence of a Change in Control if Mr. Kornberg remains employed with the Company through and at such time.

Change in Control.  In the event of a Change in Control (as defined below):

a.	notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement, all stock options and other stock-based awards held by Mr. Kornberg (including, without limitation, all such awards/grants under Sections 2(b)(ii) and 2(c)(ii)) the Employment Contract and all yet unvested portions thereof shall immediately and fully accelerate and vest and become fully exercisable or nonforfeitable as of immediately prior to the closing or occurrence (as applicable) of the event constituting the Change in Control; and

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b.	if, in connection with or within 18 months after a Change in Control, Mr. Kornberg’s employment is terminated by the Company without Cause as provided in Section 3(d) the Employment Contract or Mr. Kornberg terminates his employment for any reason, then the Company shall pay Mr. Kornberg his Accrued Benefits (as provided in Section 4(a) above). In addition, subject to the signing of the Release by the Executive and the expiration of the applicable revocation period for the Release:

(A)	the Company shall pay Mr. Kornberg a lump sum in cash in an amount equal to three times the sum of (A) Mr. Kornberg’s current Base Salary (or the Executive’s Base Salary in effect immediately prior to the Change in Control, if higher); and (B) Mr. Kornberg’s Target Annual Bonus (or Mr. Kornberg’s Target Annual Bonus in effect immediately prior to the Change in Control, if higher). Such payment shall be paid within 60 days after the Date of Termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, such payment shall be paid in the second calendar year (but prior to the end of the 60-day period);

(B)	to the extent not covered by and accelerated pursuant to Section 5(a)(i) of the Employment Contract, effective upon the Date of Termination all stock options and other stock-based awards (including, without limitation, all such awards/grants under Sections 2(b)(ii) and 2(c)(ii)) of the Employment Contract held by Mr. Kornberg and all yet unvested portions thereof shall immediately and fully accelerate and vest and become exercisable or nonforfeitable as of the Date of Termination (to the extent that the Release is not effective as of the Date of Termination, the Company shall take all necessary corporate action to ensure that no such stock-based awards terminate or are forfeited by Mr. Kornberg from the Date of Termination until the date such accelerated vesting and/or exercisability becomes effective);

(C)	if the Annual Grant had not been made with respect to the year in which the Date of Termination occurs, the Company shall grant to Mr. Kornberg on the Date of Termination such number of shares of common stock with an aggregate fair market value on the Date of Termination equal to 200% of Mr. Kornberg’s Base Salary (which grant shall be fully vested on the Date of Termination);

(D)	the Company shall provide Mr. Kornberg (and, as applicable, his spouse and eligible dependents) with continued medical (health, dental, and vision), life insurance (as provided in Section 2(g) of the Employment Contract) and disability benefits, at the Company’s expense, to the same extent in which Mr. Kornberg participated prior to the Date of Termination for a period of 18 months following the Date of Termination; provided, however, if the Company cannot provide, for any reason, Mr. Kornberg or his dependents with the opportunity to participate in the benefits to be provided pursuant to this paragraph (at the Company’s expense), the Company shall pay to Mr. Kornberg a single sum cash payment, payable within 60 days following the date the Company cannot provide such benefits, in an amount equal to the fair market value of the benefits to be provided pursuant to this paragraph plus an amount necessary to “gross-up” Mr. Kornberg with respect to any Federal, state or local taxation due on such single sum cash payment. If Mr. Kornberg (and his spouse and dependents, as applicable) was/were covered by Mr. Kornberg’s own health insurance premiums for which Mr. Kornberg was being reimbursed pursuant to Section 2(f) of the Employment Contract, then the Company shall pay to Mr. Kornberg a single sum cash payment, payable within 60 days following the Date of Termination, equal to the total amount of the monthly premiums for such insurance coverage for a period of 18 months;

(E)	Gross-Up Payment.

(i)	Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that the amount of any compensation, payment or distribution by the Company to or for the benefit of Mr. Kornberg, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, calculated in a manner consistent with Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and the applicable regulations thereunder (the “Severance Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by Mr. Kornberg with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then Mr. Kornberg shall be entitled to receive an additional payment or payments (collectively, the “Gross-Up Payment”) such that the net amount retained by Mr. Kornberg, after deduction of any Excise Tax on the Severance Payments, any Federal, state, and local income tax, employment tax and Excise Tax upon the payment provided by this Section, and any interest and/or penalties assessed with respect to such Excise Tax, shall be equal to the Severance Payments.

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(ii)	Subject to the provisions of Section 5(b)(iii) of the Employment Contract, all determinations required to be made under this clause (ii), including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by a nationally recognized accounting firm selected by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and Mr. Kornberg within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or Mr. Kornberg. For purposes of determining the amount of the Gross-Up Payment, Mr. Kornberg shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the Gross-Up Payment is to be made, and state and local income taxes at the highest marginal rates of individual taxation in the state and locality of Mr. Kornberg’s residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. The Gross-Up Payment, if any, as determined pursuant to this clause (ii), shall be paid to the relevant tax authorities as withholding taxes on behalf of Mr. Kornberg at such time or times when each Excise Tax payment is due. Any determination by the Accounting Firm shall be binding upon the Company and Mr. Kornberg. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an “Underpayment”). In the event that the Company exhausts its remedies pursuant to Section 5(b)(iii) of the Employment Contract and Mr. Kornberg thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred, consistent with the calculations required to be made hereunder, and any such Underpayment, and any interest and penalties imposed on the Underpayment and required to be paid by Mr. Kornberg in connection with the proceedings described in Section 5(b)(iii) of the Employment Contract, shall be promptly paid by the Company to the relevant tax authorities as withholding taxes on behalf of Mr. Kornberg.

(iii)	Mr. Kornberg shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-up Payment. Such notification shall be given as soon as practicable but no later than ten business days after Mr. Kornberg knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Mr. Kornberg shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Mr. Kornberg in writing prior to the expiration of such period that it desires to contest such claim, provided that the Company has set aside adequate reserves to cover the Underpayment and any interest and penalties thereon that may accrue, the Executive shall:

(A)	give the Company any information reasonably requested by the Company relating to such claim;

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(B)	take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company;

(C)	cooperate with the Company in good faith in order to effectively contest such claim; and

(D)	permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Mr. Kornberg harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses.

(iv)	If, after a Gross-Up Payment by the Company on behalf of Mr. Kornberg pursuant to this Section 5(b) of the Employment Contract, Mr. Kornberg becomes entitled to receive any refund with respect to such claim, Mr. Kornberg shall (subject to the Company’s complying with the requirements of Section 5(b)(iii) of the Employment Contract) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto).

Definitions.  For purposes of Section 5 of the Employment Contract, the following terms shall have the following meanings:

“Change in Control” shall mean any of the following:

(i)	there is consummated a merger, consolidation, statutory exchange or reorganization, unless securities representing more than 50% of the total combined voting power of the outstanding voting securities of the successor corporation are immediately thereafter beneficially owned directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction;
(ii)	any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended (other than the Company or a person that, prior to such transaction or series of related transactions, directly or indirectly, is controlled by or is under common control with the Company), becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing (or convertible into or exercisable for securities possessing) 30% or more of the total combined voting power of the securities (determined by the power to vote with respect to the elections of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s stockholders;
(iii)	there is consummated a sale, lease, exclusive license, or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license, or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license, or other disposition; or
(iv)	individuals who, on the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new director was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new director shall, for purposes of sentence, be considered as a member of the Incumbent Board.

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Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clause (ii) solely as the result of (A) the acquisition of additional securities by Dr. Samuel Herschkowitz, Joshua Kornberg or their affiliates; or (B) a repurchase or other acquisition of securities by the Company which, by reducing the number of shares of voting securities outstanding, increases the proportionate number of voting securities beneficially owned by any person to 30% or more of the combined voting power of all of the then outstanding voting securities; provided, however, that if any person referred to in this clause (B) shall thereafter become the beneficial owner of any additional shares of voting securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 30% or more of the combined voting power of all of the then outstanding voting securities, then a “Change in Control” shall be deemed to have occurred for purposes of the foregoing clause (ii).

Employment Agreements with Chief Operating Officer and Chief Financial Officer

On August 13, 2012, the Company entered into employment agreements with David O. Johnson, who has served as Chief Operating Officer since July 1, 2012, and Bob Myers, who has served as Chief Financial Officer since July 1, 2012 (Messrs. Johnson and Myers are referred to as the “executives”). Under the agreements the employment of each of these individuals with the Company is at will.

The annualized base salaries of Messrs. Johnson and Myers were $150,000 and $125,000, respectively for their first year employed. Effective July 1, 2013 the annualized base salaries of Messrs. Johnson and Myers were $180,000 and $150,000, respectively. Effective in March 2014 Mr. Myers annualized base salary was increased to $165,000. Such base salaries may be adjusted by the Company but may not be reduced except in connection with a reduction imposed on substantially all employees as part of a general reduction. The executives will also each be eligible to receive an annual incentive bonus for each calendar year at the end of which he remains employed by the Company, subject to the attainment of certain objectives. The executives have a minimum bonus guarantee of 20% of their annualized salary.

If the Company terminates the executive’s employment without cause or if the executive terminates his employment for “good reason,” he shall be entitled to receive from Company severance pay in an amount equal to (a) before the first anniversary of the date of the agreement, three months of base salary, or (b) on or after the first anniversary of the date of the agreement, twelve months of base salary, in either case less applicable taxes and withholdings. In that event, he will receive a bonus payment on a pro-rata basis through the date of termination and any accrued, unused vacation pay. The severance pay, bonus payment, and other consideration are conditioned upon executive’s execution of a full and final release of liability. “Cause” is defined to mean the executive engages in willful misconduct or fails to follow the reasonable and lawful instructions of the Board, if such conduct is not cured within 30 days after notice; the executive embezzles or misappropriates assets of Company or any of its subsidiaries; the executive’s violation of his obligations in the agreement, if such conduct is not cured within 30 days after notice; breach of any agreement between the executive and the Company or to which Company and the executive are parties, or a breach of his fiduciary responsibility to the Company; commission by of fraud or other willful conduct that adversely affects the business or reputation of Company; or, Company has a reasonable belief the executive engaged in some form of harassment or other improper conduct prohibited by Company policy or the law. “Good reason” is defined as (i) a material diminution in Employee’s position, duties, base salary, and responsibilities; or (ii) Company’s notice to Employee that his or her position will be relocated to an office which is greater than 100 miles from Employee’s prior office location. In all cases of Good Reason, Employee must have given notice to Company that an alleged Good Reason event has occurred and the circumstances must remain uncorrected by Company after the expiration of 30 days after receipt by Company of such notice.

During each executive’s employment with the Company and for twelve months thereafter, regardless of the reason for the termination, he will not engage in a competing business, as defined in the agreement and will not solicit any person to leave employment with the Company or solicit clients or prospective clients of the Company with whom he worked, solicited, marketed, or obtained confidential information about during his employment with the Company, regarding services or products that are competitive with any of the Company’s services or products.

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Potential Payments Upon Termination or Change of Control

Most of our stock option agreements provide for an acceleration of vesting in the event of a change in control as defined in the 2012 Stock Incentive Plan. See also “Employment Contracts” above.

Most of our stock option agreements provide for an acceleration of vesting in the event of a change in control as defined in the agreements and in the 2012 Stock Incentive Plan. Additionally, the restricted stock agreements that were awarded to management and directors in 2013 also provide for an acceleration of vesting in the event there is a change in control as defined in the 2012 Plan. See also “Employment Contracts” above.

Adoption of 2012 Stock Incentive Plan

2012 Stock Incentive Plan.  On August 13, 2012, the Board adopted the 2012 Stock Incentive Plan (the “Plan”) and the Plan became effective. The stockholders approved the Plan on September 20, 2013. The Plan replaced the 2008 Equity Incentive Plan (the “2008 Plan”). A summary of the Plan is as follows:

General.  The purpose of the Plan is to increase stockholder value and to advance the interests of the Company by furnishing a variety of economic incentives designed to attract, retain and motivate employees, certain key consultants and directors of the Company. The Plan is administered by the compensation committee, or if no committee is designated, the board. The compensation committee may grant incentives to employees (including officers) of the Company or its subsidiaries, members of the board, and consultants or other independent contractors who provide services to the Company or its subsidiaries, in the following forms: (a) non-statutory stock options and incentive stock options; (b) stock appreciation rights (“SARs”); (c) stock awards; (d) restricted stock; (e) restricted stock units (“RSUs”); and (f) performance awards.

Shares Subject to Plan.  Subject to adjustment, the number of shares of common stock which may be issued under the Plan shall not exceed 1,333,334 shares. In addition, any shares that were available in the reserve of the 2008 Plan were added to the Plan share reserve for issuance under the Plan. If an incentive granted under the Plan or under the 2008 Plan expires or is terminated or canceled unexercised as to any shares of common stock or forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan pursuant to another incentive.

Description of Incentives

Stock Options.  The compensation committee may grant non-qualified and incentive stock options to eligible employees to purchase shares of common stock from the Company. The Plan confers on the compensation committee discretion, with respect to any such stock option, to determine the term of each option, the time or times during its term when the option becomes exercisable and the number and purchase price of the shares subject to the option. However, the option price per share may not be less than the fair market value of the common stock on the grant date, and the term of each option shall not exceed ten years and one day from the grant date. With respect to stock options which are intended to qualify as “incentive stock options” (as defined in Code Section 422), the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time cannot exceed $100,000. All incentive stock options must be granted within ten years from the earlier of the date of the Plan’s adoption by the board or approval by the Company’s stockholders.

Stock Appreciation Rights.  A stock appreciation right or “SAR” is a right to receive, without payment to the Company, a number of shares, cash or any combination thereof, the amount of which is equal to the aggregate amount of the appreciation in the shares of common stock as to which the SAR is exercised. The compensation committee has the discretion to determine the number of shares as to which a SAR will relate as well as the duration and exercisability of a SAR. The exercise price may not be less than the fair market value of the common stock on the grant date.

Limitation on Certain Grants.  During any one fiscal year, no person shall receive Incentives under the Plan that could result in that person receiving, earning or acquiring, subject to adjustment: (a) stock options and SARs for, in the aggregate, more than 266,667 shares of common stock; or (b) performance awards, in the aggregate, for more than 266,667 shares of common stock or, if payable in cash, with a maximum amount payable exceeding $2,000,000.

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Stock Awards.  Stock awards consist of the transfer by the Company to an eligible participant of shares of common stock, with or without other payment, as additional compensation for services to the Company. The number of shares transferred pursuant to any stock award is determined by the compensation committee.

Restricted Stock.  Restricted stock consists of the sale or transfer by the Company to an eligible participant of one or more shares of common stock that are subject to restrictions on their sale or other transfer by the employee which restrictions will lapse after a period of time as determined by the compensation committee. If restricted stock is sold to a participant, the sale price will be determined by the compensation committee, and the price may vary from time to time and among participants and may be less than the fair market value of the shares at the date of sale. Subject to these restrictions and the other requirements of the Plan, a participant receiving restricted stock shall have all of the rights of a stockholder as to those shares.

RSUs.  Restricted stock units represent the right to receive one share of common stock at a future date that has been granted subject to terms and conditions, including a risk of forfeiture, established by the compensation committee. Dividend equivalents may be granted with respect to any amount of RSUs and either paid at the dividend payment date in cash or in shares of unrestricted stock having a fair market value equal to the amount of such dividends, or deferred with respect to such RSU’s and the amount or value thereof automatically deemed reinvested in additional RSUs until the time for delivery of shares pursuant to the terms of the restricted stock unit award. RSUs may be satisfied by delivery of shares of stock, cash equal to the fair market value of the specified number of shares covered by the RSUs, or a combination thereof, as determined by the compensation committee at the date of grant or thereafter.

Performance Awards.  A performance award is a right to either a number of shares of common stock, their cash equivalent, or a combination thereof, based on satisfaction of performance goals for a particular period. At or about the same time that performance goals are established for a specific period, the compensation committee shall in its absolute discretion establish the percentage of the performance awards granted for such performance period which shall be earned by the participant for various levels of performance measured in relation to achievement of performance goals for such performance period.

Performance goals applicable to a performance award will be established by the compensation committee not more than 90 days after the beginning of the relevant performance period. The performance goals for performance awards that are intended to qualify as “performance based” compensation within the meaning of Section 162(m) of the Code must be based on one or more of the business criteria specified in the Plan, including earnings per share, operating income or profit, net income, gross or net sales, or other specified criteria. The compensation committee may modify the performance goals if it determines that circumstances have changed and modification is required to reflect the original intent of the performance goals; provided, however, that no such change or modification may be made to the extent it increases the amount of compensation payable to any participant who is a “covered employee” within the meaning of Code Section 162(m).

The compensation committee will determine the terms and conditions applicable to any performance award, which may include restrictions on the delivery of common stock payable in connection with the performance award, the requirement that the stock be delivered in the form of restricted stock, or other restrictions that could result in the future forfeiture of all or part of any stock earned. The compensation committee will, as soon as practicable after the close of a performance period, determine the extent to which the performance goals for such performance period have been achieved; and the percentage of the performance awards earned as a result. Performance awards will not be earned for any participant who is not employed by the Company or a subsidiary continuously during the entire performance period for which such performance award was granted, except in certain events such as death, disability or retirement.

Transferability of Incentives.  Incentives granted under the Plan may not be transferred, pledged or assigned by the holder thereof except, in the event of the holder’s death, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. However, non-qualified stock options may be transferred by the holder thereof to certain family members or related entities.

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Duration, Termination and Amendment of the Incentive Plan and Incentives.  The Plan will remain in effect until all Incentives granted under the Plan have been satisfied or terminated and all restrictions on shares issued under the Plan have lapsed. No Incentives may be granted under the Plan after August 13, 2022, the tenth anniversary of the approval of the Plan by the Board of Directors. The Board of Directors may amend or discontinue the Plan at any time. However, no such amendment or discontinuance may adversely change or impair a previously granted incentive without the consent of the recipient thereof. Certain Plan amendments require stockholder approval, including amendments which would increase the maximum number of shares of common stock which may be issued to all participants under the Plan, change the class of persons eligible to receive Incentives under the Plan, or materially increase the benefits accruing to participants under the Plan. Generally, the terms of an existing incentive may be amended by agreement between the compensation committee and the participant. However, in the case of a stock option or SAR, no such amendment shall (a) without stockholder approval, lower the exercise price of a previously granted stock option or SAR when the exercise price per share exceeds the fair market value of the underlying shares in exchange for another incentive or cash or take any other action with respect to a stock option that may be treated as a re-pricing under the federal securities laws or generally accepted accounting principles, or (b) extend the term of the incentive, with certain exceptions.

Change in Control; Effect of Sale, Merger, Exchange or Liquidation.  Upon the occurrence of an event satisfying the definition of “change in control” with respect to a particular incentive, unless otherwise provided in the agreement for the incentive, such incentive shall become vested and all restrictions shall lapse. The compensation committee may, in its discretion, include such further provisions and limitations in any agreement for an incentive as it may deem desirable. The definition of “change in control” is similar to that in Mr. Kornberg’s employment agreement. Unless otherwise provided in the agreement for an incentive, in the event of an acquisition of the Company through the sale of substantially all of the Company’s assets or through a merger, exchange, reorganization or liquidation of the Company or a similar event, the compensation committee has broad discretion to take any and all action it deems equitable under the circumstances, including but not limited to terminating the Plan and all incentives and issuing to the holders of outstanding vested options and SARs the stock, securities or assets they would have received if the incentives had been exercised immediately before the transaction, or other specified actions.

Amendment to Agreement.  The Compensation Committee amended Mr. Kornberg’s Employment Agreement. In this amendment the Committee has approved for Mr. Kornberg, among other things, an increase in his base salary to $250,000 per year and a further grant of 66,667 shares of restricted stock relating to fiscal 2012 performance that would vest only upon certain events relating to a change in control of the Company.

Director Compensation

Our directors are not paid cash compensation for their service on the Board.

Effective in 2013 the Board instituted a quarterly and an annual stock options award program for all the directors under which they will be awarded options to purchase $5,000 worth of shares of common stock, par value $0.01 per quarter at an exercise price determined by the close on the last day of the quarter. Additionally, the directors that serve on a committee will receive options to purchase $10,000 worth of shares of common stock, par value $0.01 annually, per committee served, at an exercise price determined by the close on the last day of the year.

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Director Compensation Table for Fiscal 2015

The following table summarizes the compensation paid to each non-employee director in the fiscal year ended December 31, 2015.

Name	Fees Paid or Earned in Cash	Stock Awards	Option Awards	Total
Thomas J. McGoldrick (1)	$—	—	36,759	$36,759
Ricardo Koenigsberger (2)	$—	—	7,340	$7,340
Andrew P. Reding (3)	$—	—	29,402	$29,402

———————

(1)	Mr. McGoldrick was awarded options to purchase 16,525 shares of common stock both for serving on the Board and for participating on the Audit, Compensation and Corporate Governance Committees.
(2)	Mr. Koenigsberger was awarded options to purchase 3,062 shares of common stock both for serving on the Board and for participating on the Audit and Corporate Governance Committees. Mr. Koenigsberger resigned as a Director effective June 5, 2015.
(3)	Mr. Reding was awarded options to purchase 13,124 shares of common stock both for serving on the Board and for participating on the Audit and Corporate Governance Committees.

Equity Compensation Plan Information

The following table presents the equity compensation plan information as of December 31, 2015:

	Number of securities to be issued upon exercise of outstanding restricted stock, warrants and options (a)	Weighted-average exercise price of outstanding options, warrants (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	850,385	$5.33	534,293
Equity Compensation plans not approved by security holders	—	$—	—

———————

(1)	Consists of outstanding options under the 2008 Equity Incentive Plan and the 2012 Stock Incentive Plan. The remaining share authorization under the 2008 Equity Incentive Plan has been rolled over to the current 2012 Stock Incentive Plan.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Audit Committee has the responsibility to review and approve all transactions to which a related party and the Company may be a party prior to their implementation, to assess whether such transactions meet applicable legal requirements.

In connection with the sale of the Series A Preferred Shares on February 4, 2014, Joshua Kornberg, our President, Chief Executive Officer and Interim Chairman of the Board, was one of the purchasers. Mr. Kornberg purchased 19,231 Series A Preferred Shares for a purchase price of $25,000 and received warrants to purchase 52 shares of common stock.

SOK Partners, LLC (“SOK”), a 10% stockholder with Mr. Kornberg and Dr. Samuel Herschkowitz as managing partners, invested in the July 2014 offering of convertible notes and warrants. In November 2014, the convertible noteholders agreed to convert certain balances of the convertible notes in connection with the public offering of the Existing Units, in consideration of the agreement to issue certain additional shares. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Historical Financing — 2014 Sales of Convertible Notes and Warrants.” In connection with the Unit Offering in August 2015, all such convertible notes were redeemed at a redemption price of 140% of the principal amount thereof, plus accrued and unpaid interest. The Company paid approximately $163,000 to SOK in redemption of its convertible note.

In connection with the Unit Exchange that was consummated on August 31, 2015, 250 shares of Series A Convertible Stock held by Mr. Kornberg were exchanged for 2,778 Exchange Units.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

The following table sets forth as of December 31, 2015 certain information regarding beneficial ownership of our common stock by:

•	Each person known to us to beneficially own 5% or more of our common stock;
•	Each of our executive officers who in this prospectus are collectively referred to as the “named executive officers;”
•	Each of our directors; and
•	All of our executive officers (as that term is defined under the rules and regulations of the SEC) and directors as a group.

We have determined beneficial ownership in accordance with Rule 13d-3 under the Exchange Act. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each stockholder named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite the stockholder’s name. We have based our calculation of the percentage of beneficial ownership on 5,206,428 shares of the Company’s common stock outstanding on December 31, 2015. Unless otherwise noted below, the address for each person or entity listed in the table is c/o Skyline Medical Inc., 2915 Commers Drive, Suite 900, Eagan, Minnesota 55121.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class	Amount With Full Exchange	Percent of Class with Full Exchange
Officers and Directors
Joshua Kornberg (2)	1,995,506	34.8	2,023,286	21.2
David O. Johnson (3)	47,338	0.9	47,338	.5
Bob Myers (4)	43,178	0.8	43,178	.5
Thomas J. McGoldrick (5)	22,619	0.4	22,619	.3
Andrew P. Reding (6)	18,013	0.3	18,013	.2
Richard Taney(10)	26,666	0.5	26,666	.3
All directors and executive officers as a group (6 persons)	2,153,321	41.4	2,181,100	24.2

5% Security Holders				22.5
APA (7)	1,995,506	38.3	2,023,286	22.5
SOK Partners (8)	1,995,506	38.3	2,023,286

Dr. Samuel Herschkowitz (9)	1,995,506	37.8	2,023,286	22.3
APA, SOK, Sam Herschkowitz, Joshua Kornberg	1,995,506	34.5	2,023,286	21.2

———————

(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

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(2)	Includes (i) 4,183 shares owned directly, (ii) 519,433 shares issuable upon exercise of options that are exercisable within 60 days of December 31, 2015, (iii) 1,025 shares issuable upon exercise of warrants, (iv) 821,023 shares owned directly by SOK Partners, (v) 10,862 shares issuable upon conversion of a convertible note held by SOK Partners, (vi) 6,312 shares issuable upon exercise of warrants held by SOK Partners, (vii) 630,322 shares owned directly by APA, and (viii) 15,041 shares held directly by Dr. Herschkowitz. Mr. Kornberg and Dr. Samuel Herschkowitz are the managing partners of SOK Partners and APA. Upon the consummation of the Unit Offering, 250 shares of Series A Convertible Preferred Stock held by Mr. Kornberg were exchanged for 2,778 Exchange Units.

(3)	Includes options to purchase 47,338 shares that are exercisable within 60 days of December 31, 2015.

(4)	Includes options to purchase 43,178 shares that are exercisable within 60 days of December 31, 2015.

(5)	Includes options to purchase 9,133 shares that are exercisable within 60 days of December 31, 2015.

(6)	Includes options to purchase 8,195 shares that are exercisable within 60 days of December 31, 2015.

(7)	Includes (i) 630,322 shares owned directly, (ii) 821,023 shares owned directly by SOK Partners, (iii) 10,862 shares issuable upon conversion of a convertible note held by SOK Partners, (iv) 6,312 shares issuable upon exercise of warrants held by SOK Partners, (v) 4,183 shares held directly by Mr. Kornberg, and (vi) 15,041 shares held directly by Dr. Herschkowitz. Mr. Kornberg and Dr. Samuel Herschkowitz are the managing partners of SOK Partners and APA. Upon the consummation of the Unit Offering, 250 shares of Series A Convertible Preferred Stock held by Mr. Kornberg were exchanged for 2,778 Exchange Units.

(8)

Includes (i) 821,023 shares owned directly, (ii) 10,862 shares issuable upon conversion of a convertible note, (iii) 6,312 shares issuable upon exercise of warrants held by SOK Partners, (iv) 15,041 shares held directly by Dr. Herschkowitz, (v) 4,183 shares held directly by Mr. Kornberg, (vi) 519,433 shares issuable upon exercise of options held by Mr. Kornberg that are exercisable within 60 days of December 31, 2015, (vii) 1,025 shares issuable upon exercise of warrants held by Mr. Kornberg, and (viii) 6 shares owned directly by APA. Mr. Kornberg and Dr. Samuel Herschkowitz are the managing partners of SOK Partners and APA. Upon the consummation of the Unit Offering, 250 shares of Series A Convertible Preferred Stock held by Mr. Kornberg were exchanged for 2,778 Exchange Units.

(9)	Includes (i) 15,041 shares owned directly, (ii) 821,023 shares owned directly by SOK Partners, (iii) 10,862 shares issuable upon conversion of a convertible note held by SOK Partners, (iv) 6,312 shares issuable upon exercise of warrants held by SOK Partners, (v) 4,183 shares held directly by Mr. Kornberg, (vi) 519,433 shares issuable upon exercise of options held by Mr. Kornberg that are exercisable within 60 days of December 31, 2015, (vii) 1,025 shares issuable upon exercise of warrants held by Mr. Kornberg, (viii) 630,322 shares owned directly by APA. Mr. Kornberg and Dr. Samuel Herschkowitz are the managing partners of SOK Partners and APA. Upon the consummation of the Offering, 250 shares of Series A Convertible Preferred Stock held by Mr. Kornberg were exchanged for 2,778 Exchange Units.

(10)	Includes (i) 13,333 shares owned directly, (ii) 13,333 shares issuable upon exercise of warrants that are exercisable within 60 days of December 31, 2015.

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GENERAL TERMS OF THE EXCHANGE OFFER

Purpose of the Exchange Offer

We are making the Exchange Offer in order to (i) eliminate all or a large part of the market overhang related to the Series A Warrants included in the Existing Units arising from provisions of the Series A Warrants pursuant to which the number of shares issuable upon a cashless exercise increases as the market value of the stock decreases, subject to certain limitations, (ii) avoid uncertainty regarding the Company’s capital structure due to volatility in the market price of our common stock as such price could impact the number of shares of common stock issuable upon the exercise of the Series A Warrants and (iii) provide reasonable value to the holders of our Existing Units while keeping the dilution relating to the Exchange Offer at a reasonable level. See “General Terms of the Exchange Offer.”

Terms of the Exchange Offer

Upon the terms and subject to the conditions described in this prospectus and in the Letter of Transmittal, we are offering to issue up to an aggregate of 1,895,010 New Units, consisting of an aggregate of 3,790,020 Shares, 7,580,040 Series B Exchange Warrants and 7,580,040 Series C Reset Warrants, to the holders of outstanding Existing Units who validly tender their Existing Units on or prior to the Expiration Date. All outstanding Existing Units that are (i) not tendered prior to the Expiration Date; or (ii) tendered but withdrawn any time before the Expiration Date or, for any valid reason, not accepted by us, will continue to be outstanding according to their terms unmodified.

As of February 9, 2016, there are outstanding 1,895,010 Existing Units subject to the Exchange Offer. This prospectus and the Letter of Transmittal are being sent to all registered holders of the outstanding Existing Units. There will be no fixed record date for determining registered holders of the outstanding Existing Units entitled to participate in the Exchange Offer. The Existing Units that were issued to former holders of shares of our Series A Preferred Stock in exchange for such shares may participate in the Exchange Offer.

The Exchange Agent will act as agent for the tendering holders of the Existing Units for the purposes of receiving (i) the Existing Units and (ii) the completed, signed and dated Letter of Transmittal and other required documents. We will issue the New Units promptly after the Expiration Date.

We intend to conduct the Exchange Offer in accordance with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated by the SEC thereunder.

Market and Trading Information

The Existing Units are listed and traded on The NASDAQ Capital Market (“NASDAQ”) under the symbol “SKLNU.” On February 9, 2016, the last reported sale price per Existing Unit was $9.00. We urge you to obtain current market price information for the Existing Units before deciding whether to participate in the Exchange Offer. For trading information regarding such securities, you may contact the Information Agent at the telephone number set forth in this prospectus.

The New Units, upon issuance, will not be tradable, but will immediately separate into the component Shares and New Warrants. Prior to the Exchange Offer, there has been no public market for the New Warrants. We intend to apply for listing of the Series B Exchange Warrants and the Series C Reset Warrants for trading. Upon such listing, the New Warrants will be freely tradable, unless you are an affiliate of the Company.

Expiration Date

The Exchange Offer will expire on the Expiration Date, which is at 5:00 p.m., Eastern time, on February 22, 2016 unless extended by us at our sole discretion.

Extensions, Termination or Amendment

Subject to applicable law, we expressly reserve the right, at any time or at various times, and regardless of whether any events preventing satisfaction of the conditions to the Exchange Offer, to extend the period of time during which the Exchange Offer is open by giving oral (to be confirmed in writing) or written notice of such extension to the Exchange Agent and by making public disclosure by press release or other appropriate means of such extension to the extent required by law.

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During any extension of the Exchange Offer, all Existing Units previously tendered and not accepted by us will remain subject to the Exchange Offer and may, subject to the terms and conditions of the Exchange Offer, be accepted by us, and all Existing Units previously tendered and accepted by us pursuant to the Exchange Offer will remain effective. In addition, we may waive conditions without extending the Exchange Offer in accordance with applicable law.

If any of the conditions described below under “— Conditions to the Exchange Offer” have not been satisfied with respect to the Exchange Offer, we reserve the right, at our sole discretion:

•	to extend the Exchange Offer,
•	to delay accepting any Existing Units tendered pursuant to the Exchange Offer,
•	to terminate the Exchange Offer, or
•	to otherwise amend the Exchange Offer in any respect in compliance with applicable securities laws and stock exchange rules.

Announcements

If the conditions to the Exchange Offer are satisfied, or if we waive all of the conditions that have not been satisfied, we will accept, on the Expiration Date and after we receive completed and duly executed Letters of Transmittal or Agent’s Messages (as defined below) with respect to any and all of the Existing Units tendered at such time, the tendered Existing Units by notifying the Exchange Agent of our acceptance. The notice may be oral if we promptly confirm it in writing.

Acceptance of Tendered Existing Units Pursuant to the Exchange Offer

If the conditions to the Exchange Offer are satisfied, or if we waive all of the conditions that have not been satisfied, we will accept, on the Expiration Date and after we receive completed and duly executed letters of transmittal or Agent’s Messages (as defined below) with respect to any and all of the Existing Units tendered at such time, the tendered Existing Units by notifying the Exchange Agent of our acceptance. The notice may be oral if we promptly confirm it in writing.

An “Agent’s Message” is a message transmitted by The Depository Trust Company (“DTC”), received by the Exchange Agent and forming part of the timely confirmation of a book entry transfer (“Book-Entry Confirmation”), which states that DTC has received an express acknowledgement from you that you have received this prospectus and agree to be bound by the terms of the Letter of Transmittal, and that we may enforce such agreement against you.

We expressly reserve the right, in our sole discretion, to delay acceptance of the Existing Units tendered pursuant to the Exchange Offer, or to terminate the Exchange Offer and not accept the Existing Units tendered pursuant to the Exchange Offer, (1) if any of the conditions to the Exchange Offer shall not have been satisfied or validly waived by us, or (2) in order to comply in whole or in part with any applicable law.

In all cases, the New Units will be issued only after timely receipt by the Exchange Agent of (1) Book-Entry Confirmation of the New Units into the Exchange Agent’s account at DTC, (2) the properly completed and duly executed Letter of Transmittal (or a facsimile thereof) or an Agent’s Message in lieu thereof, and (3) any other documents required by the Letter of Transmittal.

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For purposes of the Exchange Offer, we will have accepted the Existing Units tendered pursuant to the Exchange Offer, if, as and when we give oral or written notice to the Exchange Agent of our acceptance of such Existing Units pursuant to the Exchange Offer. In all cases, the issuance of the New Units will be made by the deposit of such consideration with the Exchange Agent, which will act as your agent for the purposes of receiving such consideration from us, and delivering such consideration to you.

If, for any reason whatsoever, acceptance of any Existing Units tendered or the issuance of the New Units is delayed or we extend the Exchange Offer or are unable to accept the tender of the Existing Units pursuant to the Exchange Offer, then, without prejudice to our rights set forth herein, we may instruct the Exchange Agent to retain the Existing Units tendered and such tender may not be withdrawn, subject to the limited circumstances described in “— Withdrawal of Tender and Participation in this Exchange Offer” below.

We will have the right, which may be waived, to reject the defective tender of Existing Units pursuant to the Exchange Offer as invalid and ineffective. If we waive our rights to reject a defective tender, subject to the other terms and conditions set forth in the Exchange Offer and the Letter of Transmittal, you will be entitled to the New Units.

We will pay or cause to be paid all transfer taxes with respect to the tender of the Existing Units pursuant to the Exchange Offer unless the box titled “Special Issuance Instructions” or the box titled “Special Delivery Instructions” on the Letter of Transmittal has been completed, as described in the instructions thereto.

Procedures for Participating in the Exchange Offer

General

In order to participate in the Exchange Offer, you must tender your Existing Units as described below. It is your responsibility to tender your Existing Units. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

If you have any questions or need help in tendering your Existing Units pursuant to the Exchange Offer, please contact the Exchange Agent whose addresses and telephone numbers are listed on the back cover page of this prospectus.

The method of tendering the Existing Units and delivering the Letters of Transmittal and other required documents is at your election and risk. If delivery is by mail, we recommend that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No Existing Units, Letters of Transmittal or other required documents should be sent to the Company, the Dealer-Manager or the Information Agent.

Proper Participation in the Exchange

All Existing Units are currently held in book-entry form through DTC. Except as set forth below with respect to DTC’s automated tender offer program procedures, for a holder of Existing Units to tender their Existing Units pursuant to the Exchange Offer, the Existing Units and a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with any signature guarantees and any other documents required by the Instructions to the Letter of Transmittal, or an Agent’s Message in lieu thereof, must be received by the Exchange Agent in accordance with the wire instructions specified in the Letter of Transmittal and at the address or facsimile number set forth on the back cover of this prospectus prior to the Expiration Date.

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In all cases, the issuance of the New Units pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of:

•	a Book-Entry Confirmation with respect to the tender of Existing Units;
•	the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, or an Agent’s Message in lieu thereof; and
•	any required signature guarantees and other documents required by the Letter of Transmittal.

Book-Entry Transfer

The Exchange Agent has or will establish an account with respect to the Existing Units at DTC for purposes of the Exchange Offer, and any financial institution that is a participant in the DTC system and whose name appears on a security position listing as the record owner of the Existing Units may make book-entry delivery of Existing Units by causing DTC to transfer the Existing Units into the Exchange Agent’s account at DTC in accordance with DTC’s procedure for transfer. Although delivery of Existing Units may be effected through book-entry transfer into the Exchange Agent’s account at DTC, either an Agent’s Message or a Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, along with any required signature guarantees and any other required documents, must be transmitted to and received by the Exchange Agent in accordance with the wire instructions specified in the Letter of Transmittal and at one of the addresses set forth on the back cover of this prospectus prior to the Expiration Date.

Tender of Existing Units and Participation in the Exchange Offer Through DTC’s Automated Tender Offer Program

In lieu of physically completing and signing the Letter of Transmittal and delivering it to the Exchange Agent, DTC participants may electronically transmit their acceptance of the Exchange Offer through DTC’s automated tender offer program, for which the transaction will be eligible. In accordance with DTC’s automated tender offer program procedures, DTC will then verify the acceptance of the Exchange Offer and send an Agent’s Message to the Exchange Agent for its acceptance.

If a holder of Existing Units transmits its acceptance through DTC’s automated tender offer program, delivery of such Existing Units must be made to the Exchange Agent pursuant to the book-entry delivery procedures set forth herein. Unless such holder of Existing Units tenders Existing Units by book-entry delivery, we may, at our option, treat such exercise as defective for purposes of acceptance and the right to receive the New Units pursuant to the Exchange Offer. Delivery of documents to DTC (physically or by electronic means) does not constitute delivery to the Exchange Agent. If you desire to tender Existing Units prior to the Expiration Date, you must allow sufficient time for completion of the DTC’s automated tender offer program procedures during the normal business hours of DTC on such date.

Procedures for Tendering Existing Units Held Through a Custodian

If you are a beneficial owner of Existing Units, but the holder of such Existing Units is a custodial entity such as a bank, broker, dealer, trust company or other nominee, and you seek to tender your Existing Units pursuant to the Exchange Offer, you must provide appropriate instructions to such holder of the Existing Units in order to tender through DTC’s automated tender offer program with respect to such Existing Units. Beneficial owners may be instructed to complete and deliver an instruction letter to such holder of Existing Units for this purpose. We urge you to contact such person that holds Existing Units for you if you wish to tender your Existing Units pursuant to the Exchange Offer.

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Signature Guarantees

Signatures on all Letters of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program (a “Medallion Signature Guarantor”), unless the Letter of Transmittal is delivered, and any tendered Existing Units thereby are delivered (i) by a registered holder of Existing Units (or by a participant in DTC whose name appears on a security position listing as the owner of such Existing Units) who has not completed either the box entitled “Special Delivery Instructions” or “Special Issuance Instructions” on the Letter of Transmittal or (ii) for the account of a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an “Eligible Institution”). If the Existing Units are registered in the name of a person other than the signer of the Letter of Transmittal, or if Existing Units not accepted for exercise pursuant to the Exchange Offer are to be returned to a person other than such holder of Existing Units, then the signatures on the Letters of Transmittal accompanying the delivery of the Existing Units must be guaranteed by a Medallion Signature Guarantor as described above.

Determination of Validity of Tender of Existing Units

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tendered Existing Units pursuant to this Exchange Offer and any of the procedures described above, and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by us in our sole discretion, which determination will be final and binding, subject to the rights of our Existing Unit holders to challenge such determination in a court of competent jurisdiction. We reserve the absolute right to reject any or all tenders of Units determined by us not to be in proper form, or if the acceptance of or tender of Existing Units may, in the opinion of our counsel, be unlawful. We also reserve the right to waive any conditions to the Exchange Offer that we are legally permitted to waive.

Your tender of Existing Units pursuant to the Exchange Offer will not be deemed to have been made until all defects or irregularities in your exercise have been cured or waived. Neither we, the Exchange Agent nor any other person or entity is under any duty to give notification of any defects or irregularities in any exercise or withdrawal of any exercise pursuant to the Exchange Offer, or will incur any liability for failure to give any such notification.

Please do not send Letters of Transmittal to us, the Dealer Manager or the Information Agent. You should send Letters of Transmittal only to the Exchange Agent, at its office as indicated under “General Terms of the Exchange Offer—Depositary and Exchange Agent” in this prospectus and in the Letter of Transmittal. The Exchange Agent can answer your questions regarding how to tender your Existing Units.

Withdrawal of Tender and Participation in this Exchange Offer

Your right to withdraw the tender of any Existing Units pursuant to the Exchange Offer will expire at the Expiration Date.

To be effective, a written or facsimile transmission notice of withdrawal of a tender of Existing Units or a properly transmitted “Request Message” through DTC’s automated tender offer program system must:

•	be received by the Exchange Agent at one of the addresses specified on the back cover of this prospectus prior to the Expiration Date;
•	specify the name of the holder of the tendered Existing Units to be withdrawn;
•	contain the description of the Existing Units to be withdrawn; and
•	be signed by the holder of the Existing Units in the same manner as the original signature on the Letter of Transmittal or be accompanied by documents of transfer sufficient to have the trustee register the transfer of the Existing Units into the name of the person withdrawing the tender of such Existing Units.

If the tendered Existing Units to be withdrawn have been delivered or otherwise identified to the Exchange Agent, a signed notice of withdrawal is effective immediately upon receipt by the Exchange Agent of written or facsimile transmission of the notice of withdrawal or revocation (or receipt of a Request Message) even if physical release is not yet effected. A withdrawal of tendered Existing Units can only be accomplished in accordance with the foregoing procedures.

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If you withdraw tendered Existing Units, you will have the right to re-tender such Existing Units on or prior to the Expiration Date in accordance with the procedures described above for tendering Existing Units. If we amend or modify the terms of the Exchange Offer, or the information concerning the Exchange Offer, in a manner determined by us to constitute a material change to the holders of the Existing Units, we will disseminate additional Exchange Offer materials and extend the period of the Exchange Offer, including any withdrawal rights, to the extent required by law and as we determine necessary. An extension of the Expiration Date will not affect a holder of Existing Unit’s withdrawal rights.

Return of Existing Units

If we do not accept any Existing Units in the Exchange Offer for any reason described in the terms and conditions of the Exchange Offer or if a greater number of Existing Units are tendered than the holder of the Existing Units desires to tender and exchange in the Exchange Offer or if the Existing Units so tendered are withdrawn pursuant to the terms of the Exchange Offer, we will return such Existing Units without expense to the holder. In the case of Existing Units that are tendered by book-entry transfer into the Exchange Offer’s account at DTC according to the procedures described below, such Existing Units will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the Exchange Offer.

Your Representations to Us

By signing or agreeing to be bound by the Letter of Transmittal and other required documents, you will represent to us that, among other things:

•	any New Units that you receive will be acquired in the ordinary course of your business;
•	you have no arrangement or understanding with any person to participate in the distribution of the New Units;
•	if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the New Units; and
•	if you are a broker-dealer, that you will receive New Units for your own account in exchange for the tender of the Existing Units that were acquired as a result of market-making activities or other trading activities and that you will deliver a prospectus in connection with any resale of the components of the New Units.

Interests of Certain Persons in the Exchange Offer

Joshua Kornberg, the Company’s President, Chief Executive Officer and Interim Chairman of the Board, holds 2,778 Existing Units, which he acquired as Exchange Units. See “Background and Purpose of the Exchange Offer—Exchange Units.” Mr. Kornberg intends to tender all of his Existing Units for New Units in the Exchange Offer. Other than Mr. Kornberg, none of our directors or officers or their respective affiliates beneficially owns any of the Existing Units and, therefore, will not participate in the Exchange Offer.

Resales

Each broker-dealer that receives New Units for its own account in exchange for the tender of Existing Units, where such Existing Units were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the components of the New Units. See “Plan of Distribution.”

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Conditions to the Exchange Offer

Notwithstanding any other provisions of the Exchange Offer, we will not be required to accept the tendered Existing Units pursuant to the Exchange Offer or to issue the New Units pursuant to the Exchange Offer, and may terminate, amend or extend the Exchange Offer or delay issuing the New Units, if any of the following shall occur or exist or have not been satisfied, or have not been waived by us, prior to the Expiration Date:

•	no action or event shall have occurred, no action shall have been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction shall have been promulgated, enacted, entered or enforced applicable to the Exchange Offer or the exchange of Existing Units for New Units under the Exchange Offer by or before any court or governmental regulatory or administrative agency, authority or tribunal of competent jurisdiction, including, without limitation, taxing authorities, that challenges the making of the Exchange Offer or the exchange of Existing Units for New Units under the Exchange Offer or would reasonably be expected to, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or would reasonably be expected to otherwise adversely affect in any material manner, the Exchange Offer or the exchange of Existing Units for New Units under the Exchange Offer;
•	there shall not have occurred:
o	any general suspension of or limitation on trading in securities on The NASDAQ Capital Market, whether or not mandatory,
o	a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States, whether or not mandatory,
o	a commencement of a war, armed hostilities, a terrorist act or other national or international calamity directly or indirectly relating to the United States, or
o	in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof;
•	the SEC shall have declared our registration statement on Form S-4 of which this prospectus forms a part effective, and such registration statement shall not be subject to a stop order, and no proceedings for that purpose shall have been instituted or be pending or, to our knowledge, be contemplated or threatened by the SEC; and
•	The NASDAQ Capital Market shall have approved the listing of the Series B Exchange Warrants and the Series C Reset Warrants shall be approved for listing on The NASDAQ Capital Market, another national securities exchange, or the OTC Markets Group.

These conditions are for our benefit and may be asserted by us or may be waived by us, including any action or inaction by us giving rise to any condition, in whole or in part, at any time and from time to time at or prior to the Expiration Date, in our reasonable discretion. We may additionally terminate the Exchange Offer if any condition is not satisfied on or prior to the Expiration Date. If any of these events occur, subject to the termination rights described above, we may (i) return any tendered Existing Units to you, (ii) extend the Exchange Offer and retain all tendered Existing Units until the expiration of the extended Exchange Offer, or (iii) amend the Exchange Offer in any respect by giving oral or written notice of such amendment to the Exchange Agent and making public disclosure of such amendment to the extent required by law. Notwithstanding the foregoing, in no event may we terminate, amend or extend the Exchange Offer or delay issuing the New Units if the occurrence, existence or nonsatisfaction of any of the foregoing resulted from our action or failure to act.

We have not made a decision as to what circumstances would lead us to waive any condition, and any such waiver would depend on circumstances prevailing at the time of such waiver. Although we have no present plans or arrangements to do so, we reserve the right to amend, at any time, the terms of the Exchange Offer. We will give holders of Existing Units notice of such amendments as may be required by applicable law.

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Dealer Manager

We have retained Source Capital Group, Inc. to act as dealer manager (the “Dealer Manager”) for the Exchange Offer.

We will pay the Dealer Manager customary fees for its services in connection with the Exchange Offer and will also reimburse the Dealer Manager for certain out-of-pocket expenses, including certain fees and expenses of its legal counsel incurred in connection with the Exchange Offer. The Dealer Manager’s fee will be calculated based on the value of the Existing Units tendered. Such fee structure provides that the Dealer Manager will receive an aggregate fee equal to 3% of the dollar value of any Existing Units exchange for New Units. The obligations of the Dealer Manager are subject to certain conditions. We have agreed to indemnify the Dealer Manager against certain liabilities, including liabilities under the federal securities laws, or to contribute to payments that the Dealer Manager may be required to make in respect thereof. Questions regarding the terms of the Exchange Offer may be directed to the Dealer Manager at the address set forth on the back cover page of this prospectus.

From time to time, the Dealer Manager has provided, and may in the future provide, investment banking, commercial banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees and other compensation.

Fees and Expenses

We will bear the expenses of soliciting the tender of the Existing Units pursuant to the Exchange Offer. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, email, telephone or in person by our officers and regular employees and those of our affiliates.

We will pay the Dealer Manager, the Information Agent and the Exchange Agent reasonable and customary fees for their services and reimburse them for their related reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, Letter of Transmittal and related documents to the beneficial owners of the Existing Units and in handling or forwarding Existing Units tendered pursuant to the Exchange Offer.

We will pay cash expenses to be incurred in connection with the Exchange Offer. They include:

•	SEC registration fees for the New Units,
•	fees and expenses of the Exchange Agent and the Depositary,
•	accounting, advisory and legal fees,
•	printing costs, and
•	related fees and expenses.

If your Existing Units are held or will be held through a broker or other nominee on your behalf, your broker or other nominee may charge you a commission for doing so.

Transfer Taxes

If you tender your Existing Units pursuant to the Exchange Offer, you will not be required to pay any transfer taxes. We will pay all transfer taxes, if any, applicable to the tender of Existing Units in the Exchange Offer. The tendering holder will, however, be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	certificates representing the New Units issued in exchange for the Existing Units are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Existing Units tendered,
•	tendered Existing Units are registered in the name of any person other than the person signing the Letter of Transmittal, or
•	a transfer tax is imposed for any reason other than the issuance of New Units in exchange for the tender of Existing Units in the Exchange Offer.

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If satisfactory evidence of payment of any transfer taxes payable by an exercising holder is not submitted with the Letter of Transmittal, the amount of the transfer taxes will be billed directly to that exercising holder. The Exchange Agent will retain possession of the New Units with a value equal to the amount of the transfer taxes due until it receives payment of the taxes.

Consequences of Failure to Participate in the Exchange Offer

If you currently hold Existing Units and do not tender them pursuant to the Exchange Offer, then, following the expiration of the Exchange Offer, your Existing Units will continue to be outstanding according to their terms unmodified. The Existing Units will automatically separate into the common stock, the Series B Convertible Preferred Stock (which will immediately be convertible into common stock) and the Series A Warrants on February 29, 2016, provided that the Existing Units will separate earlier if at any time either (i) the closing price of our common stock on The NASDAQ Capital Market is greater than 200% of the Series A Warrants exercise price for a period of 20 consecutive trading days, (ii) all Series A Warrants in a given Existing Unit are exercised for cash (solely with respect to the Existing Units that include the exercised Series A Warrants) or (iii) the Existing Units are delisted from The NASDAQ Capital Market for any reason. If you do not participate in this Exchange Offer, the trading market for your Existing Units will become more limited to the extent other holders of Existing Units participate in the Exchange Offer.

Other

Participation in the Exchange Offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial, legal, and tax advisors in making your decision on what action to take.

In the future, we may at our discretion seek to acquire untendered Existing Units in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any Existing Units that do not participate in the Exchange Offer.

Depositary and Exchange Agent

We have appointed Corporate Stock Transfer, Inc. as the Depositary and the Exchange Agent for the Exchange Offer (referred to throughout this prospectus as the “Exchange Agent”). You should direct questions, requests for assistance, and requested for additional copies of the prospectus and the Letter of Transmittal that may accompany this prospectus to the Exchange Agent addressed as follows:

Corporate Stock Transfer, Inc.

3200 Cherry Creek South Drive, Suite 430

Denver, CO 80209

Existing Unit holders and banks and brokerage firms, please call:

Toll Free: 877-309-2764

Main Phone: 303-282-5800

Deliver to an address other than set forth above will not constitute a valid delivery.

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DESCRIPTION OF NEW UNITS, SHARES AND NEW WARRANTS
INCLUDED IN THE EXCHANGE OFFER

This description is intended to be an overview of the material provisions of the New Units, Shares and New Warrants. Since this description is only a summary, you should refer to our Certificate of Incorporation, as amended, for a complete description of our obligations and your rights.

New Units

Each New Unit will consist of (a) two Shares, (b) four Series B Exchange Warrants and (c) four Series C Reset Warrants. The New Units, upon issuance, will not be tradable, but will immediately separate into the component Shares and New Warrants.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders, provided that no proxy shall be voted if executed more than three years prior to the date of the stockholders’ meeting except if such proxy provides for a longer period. Holders of our common stock do not have cumulative voting rights.

The holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. The common stock has no preemptive or conversion rights or other subscription rights and there are no redemption provisions applicable to our common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock offered in this Exchange Offer.

Except for directors, who are elected by receiving the highest number of affirmative votes of the shares entitled to be voted for them, or as otherwise required by Delaware law, and subject to the rights of the holders of preferred stock then outstanding (if any), all stockholder action is taken by the vote of a majority of the issued and outstanding shares of common stock present at a meeting of stockholders at which a quorum consisting of a majority of the issued and outstanding shares of common stock is present in person or proxy. In the absence of a quorum for the transaction of business, any meeting may be adjourned from time to time. The stockholders present at a duly called or held meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Our Chairman of the Board or, in his absence, any other director designated from time to time by the board of directors, shall preside at all meetings of stockholders.

New Warrants

All of the New Warrants contain provisions requiring an adjustment of the exercise price and number of shares of common stock issuable upon exercise of the New Warrant in the event of stock dividends, stock splits, reorganizations, reclassifications, consolidations and the like.

None of the New Warrants include the cashless exercise feature that is contained in the Series A Warrants included in the Existing Units, which results in an increasing number of shares of Common Stock issuable without consideration as the market value of our common stock decreases.

Series B Exchange Warrants

Each Series B Exchange Warrant entitles the registered holder to purchase one share of our common stock at an exercise price per share equal to $4.95 (as it may be adjusted, the “Series B Exercise Price”). The Series B Exchange Warrants are exercisable for a period of five years following the date of issuance. The Series B Exchange Warrants are subject to redemption by us for $0.01 per Series B Exchange Warrant at any time commencing 90 days after the date of issuance following a period where the closing trading price of our common stock exceeds 200% of the Series B Exercise Price (initially, $9.90 per share) for a period of 20 consecutive trading days (even if no there are no trades in the common stock on any or all of such days), on 10 business days’ prior written notice by us; provided that our right to redeem the Series B Exchange Warrants is subject to the condition that a registration statement is effective with respect to the sale of the Warrant Shares.

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The terms of the Series B Exchange Warrants are similar to those of the existing Series A Warrants, except that (i) we intend to apply for listing of the Series B Exchange Warrants for trading, (ii) the Series B Exchange Warrants do not have a cashless exercise feature and (iii) the Series B Exchange Warrants are subject to redemption as described in the preceding paragraph.

Series C Reset Warrants

Each outstanding Series C Reset Warrant entitles the registered holder to purchase one share of our common stock at an exercise price per share equal to $2.00 (as it may be adjusted, the “Series C Exercise Price”). The Series C Reset Warrants are exercisable for a period of six months following the date of issuance. If at any time commencing 90 days after the date of issuance and ending five business days before the expiration of the Series C Reset Warrants, the trailing average 30-day Volume Weighted Average Price (“VWAP”) of our common stock on The NASDAQ Capital Market is lower than the then-current Series C Exercise Price, then the Series C Exercise Price will thereafter reset to the trailing average 30-day VWAP at such time, subject to a minimum Series C Exercise Price of $1.00 per share (subject to adjustment for stock dividends, stock splits, reorganizations, reclassifications, consolidations and the like). We intend to apply for listing of the Series C Reset Warrants for trading.

Terms Applicable to Both Series of New Warrants

All of the New Warrants contain provisions requiring an adjustment of the exercise price and number of shares of common stock issuable upon exercise of the New Warrant in the event of stock dividends, stock splits, reorganizations, reclassifications, consolidations and the like.

None of the New Warrants include the cashless exercise feature that is contained in the Series A Warrants included in the Existing Units, which results in an increasing number of shares of Common Stock issuable without consideration as the market value of our common stock decreases.

The shares of common stock issuable on exercise of the New Warrants are duly authorized and will be, when issued, delivered and paid for in accordance with the New Warrants, validly issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise or exchange of all outstanding New Warrants.

The New Warrants will not be exercisable or exchangeable by the holder of such warrants to the extent (and only to the extent) that the holder or any of its affiliates would beneficially own in excess of 4.99% of the common stock of the Company. For purposes of the limitation described in this paragraph, beneficial ownership and all determinations and calculations are determined in accordance with Section 13(d) of the Exchange Act and the rule and regulations promulgated thereunder.

In addition to (but not duplicative of) the adjustments to the exercise price and the number of shares of common stock issuable upon exercise of the New Warrants in the event of stock dividends, stock splits, reorganizations or similar events, if the Company, at any time prior to the three year anniversary of the Issuance Date:

  declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to all or substantially all of the holders of shares of common stock (a “Distribution”), at any time after the Issuance Date, then, in each such case, the holders of the New Warrants will be entitled to participate in such Distribution to the same extent that the holders would have participated therein if the holder had held the number of shares of common stock acquirable upon complete exercise of the New Warrants by paying the exercise price for such shares of common stock in cash in full, as of the date immediately preceding the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined for the participation in such Distribution; or

  grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of shares of common stock (the “Purchase Rights”), then the holders of New Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete exercise of the New Warrant by paying the exercise price for such shares of common stock in cash in full, as of the date immediately preceding the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined for the grant, issue or sale of such Purchase Rights.

If, at any time a New Warrant is outstanding, we consummate any fundamental transaction, as described in the New Warrants and generally including any consolidation or merger into another corporation, or the sale of all or substantially all of our assets, or other transaction in which our common stock is converted into or exchanged for other securities or other consideration, the holder of any New Warrants will thereafter receive, the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise or exchange of such New Warrants would have been entitled upon such consolidation or merger or other transaction.

The New Warrants were issued in book-entry form under a warrant agent agreement between Corporate Stock Transfer, Inc., as warrant agent, and us, and were initially represented by one or more book-entry certificates deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

THE HOLDER OF A NEW WARRANT WILL NOT POSSESS ANY RIGHTS AS A STOCKHOLDER UNDER THAT NEW WARRANT UNTIL THE HOLDER EXERCISES THE NEW WARRANT.

We intend to apply to list the Series B Exchange Warrants and the Series C Reset Warrants for trading.

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DESCRIPTION OF SECURITIES

The following information describes our capital stock and provisions of our certificate of incorporation and our bylaws. This description is only a summary. You should also refer to our certificate of incorporation and bylaws, each as amended, that have been incorporated by reference or filed with the SEC as exhibits to the registration statement on Form S-4 of which this prospectus forms a part.

General

We are authorized to issue 100,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, of which 2,300,000 shares are authorized as Series B Convertible Preferred Stock, par value $0.01 per share.

Common Stock

As of December 31, 2015, we had 5,206,428 shares of common stock issued and outstanding and held by approximately 144 stockholders of record.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders, provided that no proxy shall be voted if executed more than three years prior to the date of the stockholders’ meeting except if such proxy provides for a longer period. Holders of our common stock do not have cumulative voting rights.

The holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. The common stock has no preemptive or conversion rights or other subscription rights and there are no redemption provisions applicable to our common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock offered in this Exchange Offer will be fully paid and not liable for further call or assessment.

Except for directors, who are elected by receiving the highest number of affirmative votes of the shares entitled to be voted for them, or as otherwise required by Delaware law, and subject to the rights of the holders of preferred stock then outstanding (if any), all stockholder action is taken by the vote of a majority of the issued and outstanding shares of common stock present at a meeting of stockholders at which a quorum consisting of a majority of the issued and outstanding shares of common stock is present in person or proxy. In the absence of a quorum for the transaction of business, any meeting may be adjourned from time to time. The stockholders present at a duly called or held meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Our Chairman of the Board or, in his absence, any other director designated from time to time by the board of directors, shall preside at all meetings of stockholders.

Preferred Stock

Our Board of Directors has the authority, without action by our stockholders, to designate and issue up to 20,000,000 shares of preferred stock in one or more series or classes and to designate the rights, preferences and privileges of each series or class, which may be greater than the rights of our common stock. The Board’s authority to issue preferred stock without stockholder approval could make it more difficult for a third party to acquire control of our company, and could discourage such attempt.

Series A Convertible Preferred Stock

On January 24, 2014, the board filed the Certificate of Designation with the Delaware Secretary of State, designating 40,000 shares of preferred stock as the Company’s Series A Convertible Preferred Stock. On February 4, 2014, the Company entered into a Securities Purchase Agreement with certain investors pursuant to which the Company agreed to offer and sell 20,550 shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Shares”), in addition to warrants to purchase shares of the Company’s common stock. On August 4, 2014, the Company issued additional warrants to such investors, which was required because the Company’s common stock was not listed on NASDAQ within 180 days of the closing of the offering of the Series A Preferred Shares.

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In connection with the offering of Units that closed on August 31, 2015, the Company agreed with holders of all of its outstanding Series A Preferred Shares for Exchange Units in the Unit Exchange. Upon effectiveness of the Unit Exchange, the Series A Preferred Shares were cancelled and resumed the status of authorized but unissued shares of preferred stock.

Description of Exchange Units

In connection with the Unit Offering, the Company agreed with holders of all of its outstanding Series A Convertible Preferred Stock, par value $0.01 per share, with a stated value of $100 per share (the “Series A Preferred Shares”) to exchange all of the Series A Preferred Shares for units with the same terms as the Units sold in the Unit Offering (the “Exchange Units”). In the exchange of Series A Preferred Shares for Units, for every dollar of stated value of Series A Preferred Shares tendered the holders received an equivalent value of Exchange Units based on the public offering price of the Units (the “Unit Exchange”). The Unit Exchange was consummated currently with the consummation of the Unit Offering. Upon effectiveness of the Unit Exchange, the Series A Preferred Shares were cancelled and resumed the status of authorized but unissued shares of preferred stock.

Description of Securities Sold in Public Offering of Units

Units

On August 31, 2015, the Company closed an underwritten public offering of 1,666,667 Units (the “Units”), each consisting of one share of our common stock, one share of our Series B Convertible Preferred Stock and four Series A Warrants. Each share of Series B Convertible Preferred Stock is convertible at the option of the holder into one share of our common stock. Each Series A Warrant is exercisable into one share of our common stock at an exercise price of $4.95 per share. The public offering price for the Units was $9.00 per Unit and the purchase price for Dawson James Securities, Inc., which served as the underwriter (the “Underwriter”) in the offering of Units was $8.28 per Unit, resulting in an underwriting discount and commission of $0.72 (or 8.00%) per Unit and total net proceeds to the Company before expenses of $13.8 million. The Company granted the Underwriter an option for a period of 45 days to purchase up to an additional 250,000 Units solely to cover over-allotments. The Underwriter chose not to purchase any additional Units under the over-allotment option. The Company agreed to issue to the Underwriter a unit purchase option (the “Unit Purchase Option”) more fully described below. The Company also agreed to pay the Underwriter a non-accountable expense allowance equal to 1% of the gross proceeds of the Offering (excluding any proceeds from the over-allotment option, if any), as well as to reimburse expenses incurred by the Underwriter of up to $70,000. The underwritten public offering of Units is referred to in this prospectus as the Unit Offering.

Separation of the Units

The shares of our common stock, the shares of Series B Convertible Preferred Stock and the Series A Warrants that comprise the Units will automatically separate on February 29, 2016. However, the shares of our common stock, the shares of the Series B Convertible Preferred Stock and the Series A Warrants will become separable prior to February 29, 2016 if at any time after September 30, 2015 either (i) the closing price of our common stock on the NASDAQ Capital Market is greater than 200% of the Series A Warrants exercise price for a period of 20 consecutive trading days (the “Trading Separation Trigger”), (ii) all Series A Warrants in a given Unit are exercised for cash (solely with respect to the Units that include the exercised Series A Warrants) (a “Warrant Cash Exercise Trigger”) or (iii) the Units are delisted (the “Delisting Trigger”) from the NASDAQ Capital Market for any reason (any such event, a “Separation Trigger Event”). Upon the occurrence of a Separation Trigger Event, the Units will separate: (i) 15 days after the date of the Trading Separation Trigger, (ii) on the date of any Warrant Cash Exercise Trigger (solely with respect to the Units that include the exercised Series A Warrants) or (iii) on the date of the Delisting Trigger, as the case may be. We refer to the separation of the Units prior to February 29, 2016 as an Early Separation.

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The Series A Warrants are exercisable upon the separation of the Units, provided that all Series A Warrants in a given Unit may be exercised for cash at any time after September 30, 2015.

Series B Convertible Preferred Stock Included in the Units

In connection with the Unit offering, we issued as part of the Units 1,895,010 shares of Series B Convertible Preferred Stock pursuant to a Certificate of Designation approved by our Board. The number of shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. Each share of Series B Convertible Preferred Stock will be convertible into one share of common stock on February 29, 2016, or on the date of an Early Separation.

In addition, upon the occurrence of a “Fundamental Transaction”, each share of Series B Convertible Preferred Stock shall be automatically converted into one share of common stock of the Company, subject to the beneficial ownership limitation discussed in the next paragraph. A “Fundamental Transaction” means that (i) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving corporation) any other person unless the shareholders of the Company immediately prior to such consolidation or merger continue to hold more than 50% of the outstanding shares of voting stock after such consolidation or merger, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and its subsidiaries, taken as a whole, to any other person, or (3) allow any other person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of the Company (not including any shares of voting stock of the Company held by the person or persons making or party to, or associated or affiliated with the persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person whereby such other person acquires more than 50% of the outstanding shares of voting stock of the Company (not including any shares of voting stock of the Company held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations promulgated thereunder), other than a Permitted Holder, is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of the Company. The term Permitted Holders means Josh Kornberg, Atlantic Partners Alliance and SOK Partners, LLC and each of their respective affiliates.

The Series B Convertible Preferred Stock is not be convertible by the holder of such preferred stock to the extent (and only to the extent) that the holder or any of its affiliates would beneficially own in excess of 4.99% of the common stock of the Company. For purposes of the limitation described in this paragraph, beneficial ownership and all determinations and calculations are determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

The Series B Convertible Preferred Stock has no voting rights, except that the holders of shares of a majority of the Series B Convertible Preferred Stock will be required to effect or validate any amendment, alteration or repeal of any of the provisions of the Certificate of Designation that materially adversely affects the powers, preferences or special rights of the Series B Convertible Preferred Stock, whether by merger or consolidation or otherwise; provided, however, that (i) in the event of an amendment to terms of the Series B Convertible Preferred Stock, including by merger or consolidation, so long as the Series B Convertible Preferred Stock remains outstanding with the terms thereof materially unchanged, or the Series B Convertible Preferred Stock is converted into, preference securities of the surviving entity, or its ultimate parent, with such powers, preferences or special rights that are, in the good faith determination of the Board of the Company, taken as a whole, not materially less favorable to the holders of the Series B Convertible Preferred Stock than the powers, preferences or special rights of the Series B Convertible Preferred Stock in effect prior to such amendment or the occurrence of such event, taken as a whole, then such amendment or the occurrence of such event will not be deemed to materially and adversely affect such powers, preferences or special rights of the Series B Convertible Preferred Stock and (ii) the authorization, establishment or issuance by the Corporation of any other series of preferred stock with powers, preferences or special rights that are senior to or on a parity with the Series B Preferred Stock, including, but not limited to, powers, preferences or special rights with respect to dividends, distributions or liquidation preferences, shall not be deemed to materially and adversely affect the power, preferences or special rights of the Series B Preferred Stock, and in the case of either clause (i) or (ii), the holders shall not have any voting rights with respect thereto, and provided further that, (iii) prior to the date that is the six month anniversary of the Issuance Date, no amendment, alteration or repeal of any of the provisions of this Certificate of Designation shall be made that affects the powers, preferences or special rights of the Series B Preferred Stock in any manner, whether by merger or consolidation or otherwise. An amendment to the terms of the Series B Convertible Preferred Stock only requires the vote of the holders of Series B Convertible Preferred Stock.

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With respect to payment of dividends and distribution of assets upon liquidation or dissolution or winding up of the Company, the Series B Convertible Preferred Stock shall rank equal to the common stock of the Company. No sinking fund has been established for the retirement or redemption of the Series B Convertible Preferred Stock. As such, the Series B Convertible Preferred Stock is not subject to any restriction on the repurchase or redemption of shares by the Company due to an arrearage in the payment of dividends or sinking fund installments.

The Series B Convertible Preferred Stock also has no liquidation rights or preemption rights, and there are no special classifications of our Board related to the Series B Convertible Preferred Stock.

The shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock have been duly authorized, validly issued and fully paid and are non-assessable. We have authorized and reserved at least that number of shares of common stock equal to the number of shares of common stock issuable upon conversion of all outstanding Series B Convertible Preferred Stock.

THE HOLDER OF SERIES B CONVERTIBLE PREFERRED STOCK DO NOT POSSESS ANY RIGHTS AS A STOCKHOLDER UNDER THE SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK UNTIL THE HOLDER CONVERTS THE SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK.

There is no established public trading market for our Series B Convertible Preferred Stock, and we do not expect a market to develop. We do not intend to apply to list Series B Convertible Preferred Stock on any securities exchange. Without an active market, the liquidity of the Series B Convertible Preferred Stock will be limited.

Series A Warrants Included in the Units

In connection with the Unit Offering we issued as part of the Units 7,580,040 Series A Warrants to purchase shares of our common stock. The Series A Warrants will separate from the Series B Convertible Preferred Stock and shares of common stock included within the Unit as described above and be exercisable upon the separation of the Units, provided that all Series A Warrants in a given Unit may be exercised for cash at any time commencing 30 days after the Issuance Date. The Series A Warrants will terminate on the fifth anniversary of the Issuance Date and have an initial cash exercise price of $4.95 per share. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Cashless Exercise Provision. Holders may exercise Series A Warrants by paying the exercise price in cash or, in lieu of payment of the exercise price in cash, by electing to receive a number of shares of common stock equal to the Black Scholes Value (as defined below) based upon the number of shares the holder elects to exercise. The number of shares of our common stock to be delivered will be determined according to the following formula, referred to as the Cashless Exercise.

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Total Shares = (A x B) / C

Where:

  Total Shares is the number of shares of common stock to be issued upon a Cashless Exercise

  A is the total number of shares with respect to which the Series A Warrant is then being exercised.

  B is the Black Scholes Value (as defined below).

  C is the closing bid price of our common stock as of two trading days prior to the time of such exercise, provided that in no event may “C” be less than $0.43 per share (subject to appropriate adjustment in the event of stock dividends, stock splits or similar events affecting our common stock).

As defined in the Series A Warrants, “Black Scholes Value” means the Black Scholes value of an option for one share of our common stock at the date of the applicable Cashless Exercise, as such Black Scholes value is determined, calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to 55% of the Unit price, or $4.95 per share, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the Series A Warrant as of the applicable Cashless Exercise, (iii) a strike price equal to the exercise price in effect at the time of the applicable Cashless Exercise, (iv) an expected volatility equal to 135% and (v) a remaining term of such option equal to five years (regardless of the actual remaining term of the Series A Warrant). In the event that the Black Scholes Option Pricing Model from the “OV” function on Bloomberg is unavailable, the Company will calculate the Black Scholes Value in good faith, which calculation shall be definitive.

The shares of common stock issuable on exercise of the Series A Warrants are duly authorized and will be, when issued, delivered and paid for in accordance with the Series A Warrants, validly issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise or exchange of all outstanding Series A Warrants.

The Series A Warrants will not be exercisable or exchangeable by the holder of such warrants to the extent (and only to the extent) that the holder or any of its affiliates would beneficially own in excess of 4.99% of the common stock of the Company. For purposes of the limitation described in this paragraph, beneficial ownership and all determinations and calculations are determined in accordance with Section 13(d) of the Exchange Act and the rule and regulations promulgated thereunder.

In addition to (but not duplicative of) the adjustments to the exercise price and the number of shares of common stock issuable upon exercise of the Series A Warrants in the event of stock dividends, stock splits, reorganizations or similar events, if the Company, at any time prior to the three year anniversary of the Issuance Date:

  declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to all or substantially all of the holders of shares of common stock (a “Distribution”), at any time after the Issuance Date, then, in each such case, the holders of the Series A Warrants will be entitled to participate in such Distribution to the same extent that the holders would have participated therein if the holder had held the number of shares of common stock acquirable upon complete exercise of the Series A Warrants by either paying the exercise price for such shares of common stock in cash in full or by exercising the Series A Warrants in full pursuant to a Cashless Exercise, whichever results in the lesser number of shares of common stock issued, as of the date immediately preceding the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined for the participation in such Distribution; or
  grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of shares of common stock (the “Purchase Rights”), then the holders of Series A Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete exercise of the Series A Warrant by either paying the exercise price for such shares of common stock in cash in full or by exercising the Series A Warrant in full pursuant to a Cashless Exercise, whichever results in the lesser number of shares of common stock issued, as of the date immediately preceding the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined for the grant, issue or sale of such Purchase Rights.

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If, at any time a Series A Warrant is outstanding, we consummate any fundamental transaction, as described in the Series A Warrants and generally including any consolidation or merger into another corporation, or the sale of all or substantially all of our assets, or other transaction in which our common stock is converted into or exchanged for other securities or other consideration, the holder of any Series A Warrants will thereafter receive, the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise or exchange of such Series A Warrants would have been entitled upon such consolidation or merger or other transaction.

The Series A Warrants were issued in book-entry form under a warrant agent agreement between Corporate Stock Transfer, Inc., as warrant agent, and us, and were initially represented by one or more book-entry certificates deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

THE HOLDER OF A SERIES A WARRANT WILL NOT POSSESS ANY RIGHTS AS A STOCKHOLDER UNDER THAT SERIES A WARRANT UNTIL THE HOLDER EXERCISES THE SERIES A WARRANT.

There is no established public trading market for our Series A Warrants, and we do not expect a market to develop. We do not intend to apply to list Series A Warrants on any securities exchange. Without an active market, the liquidity of the Series A Warrants will be limited.

New Warrants Offered as a Component of the New Units

See “Description of New Units, Shares and New Warrants Included in the Exchange Offer—New Units—New Warrants.”

Anti-Takeover Provisions

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

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In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

These statutory provisions could delay or frustrate the removal of incumbent directors or a change in control of our company. They could also discourage, impede, or prevent a merger, tender offer, or proxy contest, even if such event would be favorable to the interests of stockholders. In addition, note that while Delaware law permits companies to opt out of its business combination statute, our Certificate of Incorporation does not include this opt-out provision.

Certificate of Incorporation and Bylaws

Our current Certificate of Incorporation authorizes the issuance of “blank check” preferred stock that could be issued by our Board of Directors to defend against a takeover attempt. See “Preferred Stock” above.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc.

Listing

The shares of our common stock are listed on The NASDAQ Capital Market under the symbol “SKLN.” On January 8, 2016, the last reported sale price per share for our common stock as reported by The NASDAQ Capital Market was $2.91. The Existing Units are listed on The NASDAQ Capital Market under the symbol “SKLNU.” On January 8, 2016, the last reported sale price per Existing Unit as reported by The NASDAQ Capital Market was $7.25.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax consequences to holders that are U.S. persons (as defined for U.S. federal income tax purposes) that own and hold Existing Units as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and that exchange Existing Units for New Units pursuant to the Exchange Offer. This discussion does not address all of the tax consequences that may be relevant to a holder based on its individual circumstances and does not address tax consequences applicable to holders that may be subject to special tax rules, including: financial institutions; insurance companies; regulated investment companies; tax-exempt organizations; dealers or traders in securities or currencies; holders that actually or constructively own 5% or more of our common stock; holders that hold Existing Units as part of a position in a straddle or a hedging, conversion or integrated transaction for U.S. federal income tax purposes; holders that have a functional currency other than the U.S. dollar; holders that received their Existing Units as compensation for the performance of services; or holders that are not U.S. persons. This summary does not address any state, local or foreign tax consequences or any U.S. federal non-income tax consequences of the exchange of Existing Units for New Units pursuant to the Exchange Offer or any tax reporting obligations of a holder. Holders should consult their tax advisors as to the specific tax consequences to them of the Exchange Offer in light of their particular circumstances.

If an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes holds Existing Units, the tax treatment of a partner or owner in the partnership or other pass-through entity will generally depend on the status of the partner or owner and the activities of the partnership or other entity. Holders owning their Units through a partnership or other pass-through entity should consult their tax advisors regarding the U.S. federal income tax consequence of the entity exchanging Existing Units for New Units pursuant to the Exchange Offer.

This summary is based on the Code, applicable Treasury regulations, administrative pronouncements and judicial decisions, each as in effect on the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, or differing interpretations by the Internal Revenue Service (“IRS”) or a court, which could affect the tax consequences described herein. The discussion of the federal income tax issues contained herein is not intended or written to be used, and cannot be used by you, for the purpose of avoiding penalties that may be imposed on you under the Code, and was written in connection with the promotion or marketing of the transaction(s) or matter(s) addressed by this communication. You should seek advice based on your particular circumstances from an independent tax advisor.

The exchange of Existing Units for New Units pursuant to the Exchange Offer should be treated as a “recapitalization” within the meaning of Code Section 368(a)(1)(E) pursuant to which (i) no gain or loss should be recognized by holders on the exchange of Existing Units for New Units, (ii) a holder’s aggregate tax basis in the New Units received in the exchange should equal the holder’s aggregate tax basis in its Existing Units surrendered in exchange therefor allocated between the New Units in proportion to their relative fair market values, and (iii) a holder’s holding period for the New Units received in the exchange should include its holding period for the surrendered Existing Units. Special tax basis and holding period rules apply to holders that acquired different blocks of Existing Units at different prices or at different times. Holders should consult their tax advisors as to the applicability of these special rules to their particular circumstances.

Certain of our “significant” holders exchanging Existing Units for New Units pursuant to the Exchange Offer may be required to furnish certain information to the IRS, including the fair market value of the holder’s Existing Units exchanged for New Units pursuant to the Exchange Offer and certain tax basis information. Holders should consult their tax advisors as to the applicability of these reporting requirements to their particular circumstances.

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PLAN OF DISTRIBUTION

Each broker-dealer that receives Shares and New Warrants for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of Shares and New Warrants.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Shares and New Warrants received in exchange for Existing Units if the Existing Units were acquired as a result of market-making activities or other trading activities.

We have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer to use in connection with any such resale for a period of at least 180 days after the expiration date. In addition, until (90 days after the date of this prospectus), all broker-dealers effecting transactions in the Shares may be required to deliver a prospectus.

We will not receive any proceeds from any sale of new Shares or New Warrants by broker-dealers. Shares and New Warrants received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions:

•    in the over-the-counter market;

•    in negotiated transactions; or

•    through the writing of options on the new Shares and New Warrants or a combination of such methods of resale.

These resales may be made:

•    at market prices prevailing at the time of resale;

•    at prices related to such prevailing market prices; or

•    at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers. Brokers or dealers may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Shares and New Warrants. An “underwriter” within the meaning of the Securities Act includes:

•    any broker-dealer that resells Shares or New Warrants that were received by it for its own account pursuant to the Exchange Offer; or

•    any broker or dealer that participates in a distribution of such Shares or New Warrants.

Any profit on any resale of Shares or New Warrants and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed to pay the Dealer Manager a commission of 3.0% of the dollar value of the Existing Units tendered to and accepted by us and to reimburse the Dealer Manager for certain expenses in connection with this Exchange Offer, including certain fees and expenses of its legal counsel incurred in connection with the Exchange Offer, up to an aggregate amount of $25,000. We will not reimburse the Dealer Manager for any roadshow expenses in connection with this Exchange Offer.

For a period of not less than 180 days after the expiration of the Exchange Offer we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the Letter of Transmittal. We have agreed to pay all expenses incident to performance of our obligations in connection with the Exchange Offer, other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the Shares and New Warrants (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, and will contribute to payments that they may be required to make in request thereof.

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LEGAL MATTERS

Maslon LLP, Minneapolis, Minnesota is representing us in connection with various legal matters associated with the Exchange Offer and has rendered an opinion regarding the legality of the issuance of the securities being registered in this prospectus. Olshan Frome Wolosky LLP, New York, New York is representing Source Capital Group, Inc., the dealer manager for the Exchange Offer.

EXPERTS

Our financial statements for the fiscal years ended December 31, 2014 and December 31, 2013 were audited by our independent auditors, Olsen Thielen & Co., Ltd., certified public accountants registered with the Public Company Accounting Oversight Board.

We have included our financial statements in this prospectus in reliance on the reports of the above-named independent auditors, given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act. Reports filed with the SEC pursuant to the Exchange Act, including proxy statements, annual and quarterly reports, and other reports filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at the Headquarters Office, 100 F Street N.E., Room 1580, Washington, D.C. 20549. The reader may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The reader can request copies of these documents upon payment of a duplicating fee by writing to the SEC. Our filings are also available on the SEC’s internet site at http://www.sec.gov. and the Company’s website at www.skylinemedical.com.

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SKYLINE MEDICAL INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and stockholders of

Skyline Medical Inc.

We have audited the accompanying balance sheets of Skyline Medical Inc. as of December 31, 2014 and 2013 and the related statements of operations, stockholders’ deficit and cash flows for the years then ended. Skyline Medical Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Skyline Medical Inc. as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern.  As discussed in Note 1 to the financial statements, the company has incurred losses since inception, has an accumulated deficit and has not received significant revenue from sales of products and services.  These factors raise substantial doubt about its ability to continue as a going concern.  Managements’ plan in regard to these matters is also described in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Olsen Thielen & Co., Ltd.

St. Paul, Minnesota

April 30, 2015

F-2

PART 1. FINANCIAL INFORMATION

Item 1. Financial Statements

SKYLINE MEDICAL INC.

BALANCE SHEETS

	December 31, 2014	December 31, 2013
ASSETS
Current Assets:
Cash	$16,384	$101,953
Accounts Receivable	57,549	97,245
Inventories	367,367	122,175
Prepaid Expense and other assets	190,015	60,588
Total Current Assets	631,315	381,961

Fixed Assets, net	196,479	158,110
Intangibles, net	73,183	53,355

Total Assets	$900,977	$593,426

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts Payable	2,194,518	1,062,108
Accrued Expenses	3,066,379	2,057,957
Short-term notes payable net of discounts of $194,097 and $0 (See Note 4)	937,424	280,000
Deferred Revenue	5,000	69,000
Total Current Liabilities	6,203,321	3,469,065

Accrued Expenses	213,883	331,216
Liability for equity-linked financial instruments (See Note 8)	-	11,599
Total Liabilities	$6,417,204	$3,811,880
Commitments and Contingencies	-	-
Stockholders’ Deficit:
Series A Convertible Preferred Stock, $.01 par value, $100 Stated Value, 10,000,000 authorized, 20,550 outstanding	206	-
Common Stock, $.01 par value, 10,666,667 authorized, 3,092,766 and 2,932,501 outstanding	30,927	29,325
Additional paid-in capital	30,093,745	25,449,636
Deficit accumulated during development stage	(35,641,105)	(28,697,415)
Total Stockholders' Deficit	(5,516,227)	(3,218,454)

Total Liabilities and Stockholders' Deficit	$900,977	$593,426

See Notes to Financial Statements

F-3

SKYLINE MEDICAL INC.

STATEMENTS OF OPERATIONS

Year Ended December 31,
	2014	2013
Revenue	$951,559	$468,125

Cost of goods sold	385,323	189,707

Gross margin	566,236	278,418

General and administrative expense	4,882,549	7,530,037

Operations expense	972,830	1,096,969

Sales and marketing expense	1,178,305	578,793

Interest expense	377,719	636,503

Loss (gain) on valuation of equity-linked financial instruments	(11,599)	(157,580)

Total Expense	7,399,804	9,684,722

Net loss available to common shareholders	$(6,833,568)	$(9,406,304)

Loss per common share - basic and diluted	$(2.29)	$(4.64)

Weighted average shares used in computation - basic and diluted	2,990,471	2,026,115

See Notes to Financial Statements

F-4

SKYLINE MEDICAL INC.

STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED

DECEMBER 31, 2014 and 2013

		Common Stock
	Preferred Stock	Shares	Amount	Paid-in Capital	Deficit	Total
Balance at 12/31/2012	-	1,389,963	$13,900	$15,974,008	$(19,291,111)	$(3,303,203)
Shares issued to debtors as compensation at $11.25 per share		3,869	39	43,482		43,521
Shares issued under PPM to five investors at $5.25 per share		95,238	952	499,048		500,000
Shares issued to an escrow account underlying a debt agreement		13,333	133	9,867		10,000
Shares issued to debtors as compensation at $11.25 per share		3,071	31	34,519		34,550
Shares issued to an institutional investor at $5.25 per share		95,238	952	499,048		500,000
Value of shares per an agreement with a former officer		-	-	40,480		40,480

Shares issued to consultant as compensation at $5.03 per share		3,333	33	16,717		16,750
Value of Equity instruments issued with debt		-	-	392,556		392,556
Shares issued to former consultant exercising options at $.75 per share		2,667	27	1,973		2,000
Shares issued to former CEO exercising options at $.01 per share.		4,444	44	3,289		3,333
Shares issued upon conversion of four notes payable at $11.25 per share		13,888	139	156,104		156,243
Shares issued for interest to the four notes payable at $11.25 per share		993	10	11,160		11,170
Shares issued for cashless exercise of warrants at $9.00 per share		3,704	37	2,741		2,778
Shares issued for cashless exercise of warrants at $12.00 per share		2,178	22	1,611		1,633
Shares issued for cashless exercise of warrants at $11.25 per share		8,436	84	6,243		6,327
Shares issued for cashless exercise of warrants at $15.00 per share		3,491	35	2,583		2,618
Shares issued to 24 warrant holders exercised at a reduced price for $7.50 per share		139,265	1,393	1,043,097		1,044,490
Shares issued to 4 PPM investors converting notes at $9.00 per share		35,167	352	316,152		316,504
Shares issued to 10 PPM investors converting notes at $13.50 per share		72,072	721	1,019,479		1,020,200
Shares issued to consultant as compensation at $28.50 per share		2,000	20	56,980		57,000
Shares issued for two note conversions at $1.05 per share		947,551	9,476	985,452		994,928
Shares issued for warrant exercise at $11.25 per share		14,286	143	160,572		160,715
Shares issued for a cashless exercise of warrants at $7.50 per share		40,325	403	29,841		30,244
Shares issued to an investor for a cashless exercise of warrants at $12.75 per share		2,724	27	2,017		2,044
Shares issued for a cashless exercise of warrants at $5.63 per share		7,263	73	5,374		5,447
Shares issued to former Board Directors as compensation at $24.38 per share		1,333	13	99,987		100,000
Reduced warrant exercise compensation expense		-	-	2,140,946		2,140,946
Options issued as part of employee bonus		-	-	147,500		147,500
Shares issued to one investor for cashless warrant exercised at $9.00 per share		3,704	37	2,741		2,778
Shares issued for cashless warrant exercise at $9.75 per share		2,130	21	1,576		1,597
Shares issued for interest on two note conversions at $13.50 per share		546	5	7,360		7,365
Shares issued in settlement with a former noteholder at $20.25 per share		5,040	50	102,010		102,060
Shares issued for a stock option exercise at $4.88 per share		133	1	649		650
Shares issued to one warrant holder executed at a reduced price of $9.38 per share		13,333	133	124,867		125,000
Shares issued for option exercise at $5.25 per share		227	2	1,188		1,190
Shares issued for cashless warrant exercise at $5.63 per share		1,556	16	1,151		1,167
Vesting expense		-	-	1,505,270		1,505,270
Net loss		-	-	-	(9,406,304)	(9,406,304)
Balance at 12/31/13	-	2,932,501	29,325	25,449,636	(28,697,415)	(3,218,454)
Shares issued for cashless warrant exercise at $15.00 per share		1,728	17	1,279		1,296
Shares issued for option exercise at $1.25 per share		4,336	43	5,387		5,430
Shares issued at $20.63 per share as Investor Relations compensation		2,000	20	41,230		41,250
Shares issued for cashless warrant exercise at $12.75 per share		3,323	33	2,460		2,493
Shares issued for an option exercise at $5.25 per share		267	3	1,397		1,400
Shares issued for cashless warrant exercise at $.75 per share		2,174	22	1,608		1,630
Shares issued for warrant exercise at $13.50 per share		2,667	27	35,973		36,000
Shares issued at $18.75 per share as Investor Relations compensation		1,333	13	24,987		25,000
Reduction in escrow account per settlement agreement		(4,444)	(44)	(3,289)		(3,333)
Shares issued for cashless warrant exercise at $7.50 per share		4,807	48	3,557		3,605
Shares issued for cashless warrant exercise at $5.63 per share		3,112	31	2,302		2,333
Shares issued for cashless warrant exercise at $12.75 per share		299	3	221		224
Shares issued to 16 shareholders of Series A Convertible Preferred Stock Dividends as converted to common shares at $19.50 per share		972	10	18,909	(18,919)	-
Vesting Expense		-	-	705,434		705,434
Options issued as part of employee bonus		-	-	694,500		694,500
Shares issued for combined cashless and cash warrant exercise @ $11.25 per share.		7,778	78	52,422		52,500
Issuance of Preferred stock	206	-	-	2,054,795		2,055,001

Shares issued to Investor Relations consultant exercisable at $11.25 per share		2,133	21	23,979		24,000
Shares issued to Investor Relations consultant exercisable at $18.75 per share		1,333	13	24,987		25,000
Shares issued for cashless warrant exercise at $13.50 per share		3,725	37	2,757		2,794
Shares issued to 16 shareholders of Series A Convertible Preferred Stock Dividends as converted to common shares at $19.50 per share		1,561	16	30,384	(30,400)	-
Value of equity instruments issued with debt		-	-	313,175		313,175
Shares issued for cashless warrant exercise at $9.75 per share		1,410	14	1,044		1,058
Shares issued for a cash warrant exercise at $5.63 per share		11,111	111	62,389		62,500
Shares issued for an option exercise at $5.25 per share		333	3	1,747		1,750
Shares issued for a note conversion at $6.68 per share		3,018	30	19,970		20,000
Shares issued for a note conversion at $6.68 per share		3,019	30	19,970		20,000
Shares issued for a note conversion at $5.85 per share		3,435	34	19,966		20,000
Shares issued for a note conversion at $5.03 per share		3,894	38	19,962		20,000
Shares issued to 16 shareholders of Series A Convertible Preferred Stock Dividends as converted to common shares at $19.50 per share		1,561	16	30,385	(30,401)	-
Shares issued for a note conversion at $5.14 per share		3,894	39	19,961		20,000
Shares issued for a note conversion at $5.00 per share		3,997	40	19,960		20,000
Shares issued for a note conversion at $5.26 per share		3,804	38	19,962		20,000
Shares issued for a note conversion at $5.26 per share		5,706	57	29,943		30,000
Shares issued for a note conversion at $5.95 per share		5,044	50	29,950		30,000
Shares issued into an escrow account per settlement agreement		13,700	137	-		137
Shares issued for a note conversion at $5.05 per share		55,568	556	280,060		280,616
Shares issued to 16 shareholders of Series A Convertible Preferred Stock Dividends as converted to common shares at $19.50 per share		1,561	16	30,385	(30,402)	(1)
Shares adjusted for rounding per reverse stock split		106	1	1	-	2
Net loss		-	-	-	(6,833,568)	(6,833,568)
Balance at 12/31/2014	$206	3,092,766	$30,927	$30,093,745	$(35,641,105)	$(5,516,227)

See Notes to Financial Statements

F-5

SKYLINE MEDICAL INC.

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2014	2013
Cash flow from operating activities:
Net loss	(6,833,568)	(9,406,305)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	63,040	148,761
Vested stock options and warrants	723,367	3,700,070
Equity instruments issued for management and consulting	112,054	239,290
Amortization of debt discount	247,338	413,695
(Gain) loss on valuation of equity-linked instruments	(11,599)	(157,580)
Changes in assets and liabilities:
Accounts receivable	39,696	(57,534)
Inventories	(245,192)	23,034
Prepaid expense and other assets	(129,427)	(33,179)
Accounts payable	1,132,410	429,033
Accrued expenses	1,594,468	776,548
Deferred Revenue	(64,000)	69,000
Net cash used in operating activities:	(3,371,413)	(3,855,166)
Cash flow from investing activities:
Purchase of fixed assets	(101,409)	(162,761)
Purchase of intangibles	(19,828)	(53,355)
Net cash used in investing activities	(121,237)	(216,116)

Cash flow from financing activities:
Proceeds from long-term and convertible debt	1,500,000	1,822,718
Principal payments on debt	(305,000)	-
Issuance of preferred stock	2,055,000	-
Issuance of common stock	157,081	2,337,378
Net cash provided by (used in) financing activities	3,407,081	4,160,096

Net increase (decrease) in cash	(85,569)	88,814
Cash at beginning of period	101,953	13,139
Cash at end of period	16,384	101,953
Non cash transactions:
Conversion of debt to accrued liabilities	-	415,775
Common stock issued for accrued interest/bonus	694,500	402,669
Common stock issued to satisfy debt	480,616	2,318,568
Stock/warrant issued to satisfy accounts payable/Liabilities	-	100,521

See Notes to Financial Statements

F-6

SKYLINE MEDICAL INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Continuance of Operations

Skyline Medical Inc. (the "Company") was incorporated under the laws of the State of Minnesota in 2002. Effective August 6, 2013, the Company changed its name to Skyline Medical Inc. As of December 31, 2014, the registrant had 3,092,766 shares of common stock, par value $.01 per share, outstanding, adjusted for a 1-for-75 reverse stock split effective October 24, 2014. In this Report, all numbers of shares and per share amounts, as appropriate, have been stated to reflect the reverse stock split. Pursuant to an Agreement and Plan of Merger dated effective December 16, 2013, the Company merged with and into a Delaware corporation with the same name that was its wholly-owned subsidiary, with such Delaware Corporation as the surviving corporation of the merger. The Company has developed an environmentally safe system for the collection and disposal of infectious fluids that result from surgical procedures and post-operative care. The Company also makes ongoing sales of our proprietary cleaning fluid and filters to users of our systems. In April 2009, the Company received 510(k) clearance from the FDA to authorize the Company to market and sell its STREAMWAY FMS products.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses from operations and has a stockholders’ deficit. These factors raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. In September 2014, we filed a registration statement with the SEC in connection with a proposed public offering of common stock and warrants. We continue to pursue this public offering, with the intention of listing our common stock on NASDAQ, and we intend to update the registration statement as soon as possible following the filing of this report. We also are seeking additional financing through one or more private placements of securities.

Since inception to December 31, 2014, the Company raised approximately $9,168,000 in equity, inclusive of $2,055,000 from a private placement of Series A Convertible Preferred Stock, and $5,435,000 in debt financing. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources.”

Recent Accounting Developments

In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-09, Revenue from Contracts with Customers and created a new topic in the FASB Accounting Standards Codification ("ASC"), Topic 606. The new standard provides a single comprehensive revenue recognition framework for all entities and supersedes nearly all existing U.S. GAAP revenue recognition guidance, including industry-specific guidance. The core principle of the revenue model is that an entity should recognize revenue in a manner that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The standard is designed to create greater comparability for financial statement users across industries and also requires enhanced disclosures. The amendments are effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Early application is not permitted. We are currently evaluating the impact this guidance may have on our financial statements and related disclosures.

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting

Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders' equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company evaluated and adopted ASU 2014-10 during the year 2014.

In June 2014, the FASB issued ASU 2014-12, "Compensation - Stock Compensation" providing explicit guidance on how to account for share-based payments granted to employees in which the terms of the award provide that a performance target that affects vesting could be achieved after the requisite service period. The amendments in this Update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Early adoption is permitted. We are currently evaluating the impact this guidance may have on our financial statements.

We reviewed all other significant newly issued accounting pronouncements and determined they are either not applicable to our business or that no material effect is expected on our financial position and results of our operations.

F-7

Valuation of Intangible Assets

We review identifiable intangible assets for impairment in accordance with ASC 350 — Intangibles —Goodwill and Other, whenever events or changes in circumstances indicate the carrying amount may not be recoverable. Our intangible assets are currently solely the costs of obtaining trademarks and patents. Events or changes in circumstances that indicate the carrying amount may not be recoverable include, but are not limited to, a significant change in the medical device marketplace and a significant adverse change in the business climate in which we operate. If such events or changes in circumstances are present, the undiscounted cash flows method is used to determine whether the intangible asset is impaired. Cash flows would include the estimated terminal value of the asset and exclude any interest charges. If the carrying value of the asset exceeds the undiscounted cash flows over the estimated remaining life of the asset, the asset is considered impaired, and the impairment is measured by reducing the carrying value of the asset to its fair value using the discounted cash flows method. The discount rate utilized is based on management’s best estimate of the related risks and return at the time the impairment assessment is made. The Company wrote off the entire original STREAMWAY FMS product patent of $140,588 in June 2013. The balance represented intellectual property in the form of patents for our original STREAMWAY FMS product. The Company’s enhanced STREAMWAY FMS product has a new patent pending.

Accounting Policies and Estimates

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Presentation of Taxes Collected from Customers

Sales taxes are imposed on the Company’s sales to nonexempt customers. The Company collects the taxes from customers and remits the entire amounts to the governmental authorities. The Company’s accounting policy is to exclude the taxes collected and remitted from revenues and expenses.

Shipping and Handling

Shipping and handling charges billed to customers are recorded as revenue. Shipping and handling costs are recorded within cost of goods sold on the statement of operations.

Advertising

Advertising costs are expensed as incurred. Advertising expenses were $19,394 in 2014, and there were no advertising expenses in 2013.

Research and Development

Research and development costs are charged to operations as incurred.  Research and development costs were approximately $394,000 and $235,000 for 2014 and 2013, respectively.

Revenue Recognition

The Company recognizes revenue in accordance with the SEC’s Staff Accounting Bulletin Topic 13 Revenue Recognition and ASC 605- Revenue Recognition.

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed and determinable and collectability is probable. Delivery is considered to have occurred upon either shipment of the product or arrival at its destination based on the shipping terms of the transaction. The Company’s standard terms specify that shipment is FOB Skyline and the Company will, therefore, recognize revenue upon shipment in most cases. This revenue recognition policy applies to shipments of the STREAMWAY FMS units as well as shipments of cleaning solution kits. When these conditions are satisfied, the Company recognizes gross product revenue, which is the price it charges generally to its customers for a particular product. Under the Company’s standard terms and conditions, there is no provision for installation or acceptance of the product to take place prior to the obligation of the customer. The customer’s right of return is limited only to the Company’s standard one-year warranty whereby the Company replaces or repairs, at its option, and it would be rare that the STREAMWAY FMS unit or significant quantities of cleaning solution kits may be returned. Additionally, since the Company buys both the STREAMWAY FMS units and cleaning solution kits from “turnkey” suppliers, the Company would have the right to replacements from the suppliers if this situation should occur.

Receivables

Receivables are reported at the amount the Company expects to collect on balances outstanding. The Company provides for probable uncollectible amounts through charges to earnings and credits to the valuation based on management’s assessment of the current status of individual accounts, changes to the valuation allowance have not been material to the financial statements.

F-8

Inventories

Inventories are stated at the lower of cost or market, with cost determined on a first-in, first-out basis. Inventory balances are as follows:

	December 31,	December 31,
	2014	2013

Finished goods	$88,362	$56,818
Raw materials	237,556	18,603
Work-In-Process	41,449	46,754
Total	$367,367	$122,175

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the respective assets. Estimated useful asset life by classification is as follows:

Years
Computers and office equipment	3 - 7
Leasehold improvements	5
Manufacturing Tooling	3 - 7
Demo Equipment	3

The Company’s investment in Fixed Assets consists of the following:

	December 31, 2014	December 31, 2013
Computers and office equipment	$123,708	$61,505
Leasehold Improvements	23,874	23,614
Manufacturing Tooling	97,288	89,900
Demo Equipment	30,576
Total	275,446	175,019
Less: Accumulated Depreciation	78,967	16,909
Total Fixed Assets, Net	$196,479	$158,110

Upon retirement or sale, the cost and related accumulated depreciation are removed from the balance sheet and the resulting gain or loss is reflected in operations. Maintenance and repairs are charged to operations as incurred.

Intangible Assets

Intangible assets consist of trademarks and patent costs. These assets are not subject to amortization until the property patented is in production. The assets are reviewed for impairment annually, and impairment losses, if any, are charged to operations when identified.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740- Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and net operating loss and credit carryforwards using enacted tax rates in effect for the year in which the differences are expected to impact taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

The Company reviews income tax positions expected to be taken in income tax returns to determine if there are any income tax uncertainties. The Company recognizes tax benefits from uncertain tax positions only if it is more likely than not that the tax positions will be sustained on examination by taxing authorities, based on technical merits of the positions. The Company has identified no income tax uncertainties.

F-9

Tax years subsequent to 2011 remain open to examination by federal and state tax authorities.

Patents and Intellectual Property

On January 25th, 2014 the Company filed a non-provisional PCT Application No. PCT/US2014/013081 claiming priority from the U.S. Provisional Patent Application, number 61756763 which was filed one year earlier on January 25th, 2013. The Patent Cooperation Treaty (“PCT”) allows an applicant to file a single patent application to seek patent protection for an invention simultaneously in each of the 148 countries of the PCT, including the United States. By filing this single “international” patent application through the PCT, it is easier and more cost effective than filing separate applications directly with each national or regional patent office in which patent protection is desired.

Our PCT patent application is for the new model of the surgical fluid waste management system. We obtained a favorable International Search Report from the PCT searching authority indicating that the claims in our PCT application are patentable (i.e., novel and non-obvious) over the cited prior art. A feature claimed in the PCT application is the ability to maintain continuous suction to the surgical field while measuring, recording and evacuating fluid to the facilities sewer drainage system. This provides for continuous operation of the STREAMWAY System unit in suctioning waste fluids, which means that suction is not interrupted during a surgical operation, for example, to empty a fluid collection container or otherwise dispose of the collected fluid.

The Company holds the following granted patents in the United States and a pending application in the United States on its earlier models: US7469727, US8123731 and U.S. Publication No. US20090216205 (collectively, the “Patents”). These Patents will begin to expire on August 8, 2023.

NOTE 2 – DEVELOPMENT STAGE OPERATIONS

The Company was formed April 23, 2002. Since inception through December 31, 2014, 3,092,766 shares of common stock have been issued between par value and $125.25. Operations since incorporation have primarily been devoted to raising capital, obtaining financing, development of the Company’s product, administrative services, customer acceptance and sales and marketing strategies.

NOTE 3 – STOCKHOLDERS’ DEFICIT, STOCK OPTIONS AND WARRANTS

The Company has an equity incentive plan, which allows issuance of incentive and non-qualified stock options to employees, directors and consultants of the Company, where permitted under the plan. The exercise price for each stock option is determined by the Board of Directors. Vesting requirements are determined by the Board of Directors when granted and currently range from immediate to three years. Options under this plan have terms ranging from three to ten years.

On February 4, 2014, (the “Closing Date”) we raised $2,055,000 in gross proceeds from a private placement of Series A Convertible Preferred Stock, par value $0.01 (the “Preferred Shares”) pursuant to a Securities Purchase Agreement with certain investors (the Purchasers”) purchased 20,550 Preferred Shares, and warrants (the “Warrants”) to acquire an aggregate of approximately 21,334 shares of Common Stock. The Preferred Shares are convertible into shares of Common Stock at an initial conversion price of $19.50 per share of Common Stock. The Warrants are exercisable at an exercise price of $24.38 per share and expire five years from the Closing Date. If the Common Stock is not listed on the NASDAQ Stock Market, the New York Stock Exchange, or the NYSE MKT within 180 days of the Closing, the Company was required to issue additional Warrants to purchase additional shares of Common Stock, equal to 30% of the shares of Common Stock which the Preferred Shares each Purchaser purchased are convertible into. As of August 4, 2014, the Company issued additional warrants to purchase 61,539 shares to the Purchasers in connection with this provision.

The Securities Purchase Agreement requires the Company to register the resale of the shares of Common Stock underlying the Preferred Shares (the “Underlying Shares”) and the Common Stock underlying the Warrants (the “Warrant Shares”). On September 9, 2014, a resale registration statement covering the Underlying Shares, the Warrant Shares and certain other securities (the “Resale Registration Statement”) was declared effective.

F-10

The Preferred Shares are convertible at the option of the holder into the number of shares of Common Stock determined by dividing the stated value of the Preferred Shares being converted by the conversion price of $19.50, subject to adjustment for stock splits, reverse stock splits and similar recapitalization events. If the Company issues additional shares of Common Stock, other than certain stock that is excluded under the terms of the Securities Purchase Agreement, in one or more capital raising transactions with an aggregate purchase price of at least $100,000 for a price less than the then existing conversion price for the Preferred Shares (the “New Issuance Price”), then the then existing conversion price shall be reduced to the New Issuance Price, provided, however, that under no circumstances shall the New Issuance Price be less than $9.75 or reduced to a price level that would be in breach of the listing rules of any stock exchange or that would have material adverse effect on the Company’s ability to list its Common Stock on a stock exchange, including but not limited to the change of accounting treatment of the Preferred Stock. In July 2014, in connection with the issuance of certain convertible notes, the conversion price of the Preferred Stock was adjusted to $9.75 per share. Further, the Company has agreed to additional shares of Common Stock to holders of the Preferred Stock in certain circumstances, as described in the following paragraph. The Preferred Shares contain certain limitations on conversion so that the holder will not own more than 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Shares held by the applicable holder, with the percentage subject to increase in certain circumstances. The Preferred Shares are eligible to vote with the Common Stock on an as-converted basis, but only to the extent that the Preferred Shares are eligible for conversion without exceeding the Beneficial Ownership Limitation. The Preferred Shares are entitled to receive dividends on a pari passu basis with the Common Stock, when, and if declared. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), after the satisfaction in full of the debts of the Company and the payment of any liquidation preference owed to the holders of shares of Common Stock ranking prior to the Preferred Shares upon liquidation, the holders of the Preferred Shares shall receive, prior and in preference to the holders of any junior securities, an amount equal to $2,055,000 times 1.2, plus all declared but unpaid dividends.

In July 2014, in connection with the offering of convertible notes and warrants and in connection with the waiver of certain rights, the Company agreed to issue additional shares of Common Stock to the Preferred Stockholders (the “Additional Shares”) (A) automatically upon the closing of a Qualified Public Offering (as defined in the Certificate of Designation), to the extent that (i) the Qualified Public Offering closes within six (6) months of the first closing of the convertible notes offering (“Qualified Public Offering Deadline”) and (ii) 70% of the public offering price per share of the Common Stock in the Qualified Public Offering (the “QPO Discount Price”) is less than the Conversion Price floor contained in Section 7(e)(i) of the Certificate of Designation (the “Conversion Price Floor”), or (B) if a Qualified Public Offering has not been consummated by the Qualified Public Offering Deadline, upon the Preferred Stockholders’ conversion of their shares of Preferred Stock to the extent that 70% of the volume weighted average price of the Common Stock on the principal Trading Market (as defined in the Certificate of Designation) of the Common Stock during the ten Trading Days (as defined in the Certificate of Designation) immediately preceding the Qualified Public Offering Deadline (the “Non-QPO Discount Price”) is less than the Conversion Price Floor.

The Warrants are exercisable on any day on or after the date of issuance, have an exercise price of $24.38 per share, subject to adjustment, and a term of five years from the date they are first exercisable. However, a holder will be prohibited from exercising a Warrant if, as a result of such exercise, the holder, together with its affiliates, would exceed the Beneficial Ownership Limitation as described above for the Preferred Shares. If any Warrant has not been fully exercised prior to the first anniversary of the Closing and if during such period the Company has not installed or received firm purchase orders (accepted by the Company) for at least 500 STREAMWAY ® Automated Surgical Fluid Disposal Systems, then, the number of shares of Common Stock for which such Warrant may be exercised shall be increased 2.5 times.

In addition, in July, August and September 2014, the Company issued 71,257 warrants to investors in convertible notes as further described below.

Accounting for share-based payment

The Company has adopted ASC 718- Compensation-Stock Compensation ("ASC 718"). Under ASC 718 stock-based employee compensation cost is recognized using the fair value based method for all new awards granted after January 1, 2006 and unvested awards outstanding at January 1, 2006. Compensation costs for unvested stock options and non-vested awards that were outstanding at January 1, 2006, are being recognized over the requisite service period based on the grant-date fair value of those options and awards, using a straight-line method. We elected the modified-prospective method under which prior periods are not retroactively restated.

ASC 718 requires companies to estimate the fair value of stock-based payment awards on the date of grant using an option-pricing model or other acceptable means. The Company uses the Black-Scholes option valuation model which requires the input of significant assumptions including an estimate of the average period of time employees will retain vested stock options before exercising them, the estimated volatility of the Company's common stock price over the expected term, the number of options that will ultimately be forfeited before completing vesting requirements, the expected dividend rate and the risk-free interest rate. Changes in the assumptions can materially affect the estimate of fair value of stock-based compensation and, consequently, the related expense recognized. The assumptions the Company uses in calculating the fair value of stock-based payment awards represent the Company's best estimates, which involve inherent uncertainties and the application of management's judgment. As a result, if factors change and the Company uses different assumptions, the Company's equity-based compensation expense could be materially different in the future.

Since the Company's common stock has no significant public trading history, and the Company has experienced no significant option exercises in its history, the Company is required to take an alternative approach to estimating future volatility and estimated life and the future results could vary significantly from the Company's estimates. The Company compiled historical volatilities over a period of 2 to 7 years of 15 small-cap medical companies traded on major exchanges and 10 mid-range medical companies on the OTC Bulletin Board and combined the results using a weighted average approach. In the case of ordinary options to employees the Company determined the expected life to be the midpoint between the vesting term and the legal term. In the case of options or warrants granted to non-employees, the Company estimated the life to be the legal term unless there was a compelling reason to make it shorter.

F-11

When an option or warrant is granted in place of cash compensation for services, the Company deems the value of the service rendered to be the value of the option or warrant. In most cases, however, an option or warrant is granted in addition to other forms of compensation and its separate value is difficult to determine without utilizing an option pricing model. For that reason the Company also uses the Black-Scholes option-pricing model to value options and warrants granted to non-employees, which requires the input of significant assumptions including an estimate of the average period the investors or consultants will retain vested stock options and warrants before exercising them, the estimated volatility of the Company's common stock price over the expected term, the number of options and warrants that will ultimately be forfeited before completing vesting requirements, the expected dividend rate and the risk-free interest rate. Changes in the assumptions can materially affect the estimate of fair value of stock-based consulting and/or compensation and, consequently, the related expense recognized.

Since the Company has limited trading history in its stock and no first-hand experience with how its investors and consultants have acted in similar circumstances, the assumptions the Company uses in calculating the fair value of stock-based payment awards represent its best estimates, which involve inherent uncertainties and the application of management's judgment. As a result, if factors change and the Company uses different assumptions, the Company's equity-based consulting and interest expense could be materially different in the future.

Valuation and accounting for options and warrants

The Company determines the grant date fair value of options and warrants using a Black-Scholes option valuation model based upon assumptions regarding risk-free interest rate, expected dividend rate, volatility and estimated term.

In January 2013, in connection with a private placement offering we issued 8% convertible one year promissory notes in an aggregate principal amount of $300,000 convertible into 33,333 shares of common stock assuming a conversion rate of $9.00 per share and five year warrants to purchase up to an aggregate of 33,333 shares of the corporation’s common stock at an exercise price of $11.25 per share. The value of the notes are being treated as a debt discount with an aggregate discount of $77,644, and amortized as an additional interest expense over the twelve month term of the notes. In addition, we issued to the placement agent for these sales five year warrants to purchase an aggregate of 2,667 shares of common stock at an exercise price of $9.00 per share.

In January and March 2013, in connection with a separate and new private placement offering we issued 95,238 shares of common stock at $5.25 per share and warrants to purchase 95,238 shares of common stock at $11.25 per share to 5 investors in return for their $500,000 investment in the Company.

On March 15, 2013 the Company completed the private sale of 95,239 shares of the Company’s common stock, par value $.01 per share, at $5.25 per share for an aggregate purchase price of $500,000, warrants to purchase 95,239 shares of common stock at an exercise price of $6.00 per share, and warrants to purchase 47,619 shares of common stock at an exercise price of $11.25 per share.

In April 2013, the Company issued 2,667 shares of common stock, par value $.01 per share, to a former consultant exercising options; the Company issued 4,444 shares of common stock, par value $.01 per share, at $0.75 per share to the former CEO exercising options.

In May 2013, the Company converted four (4) notes totaling $156,243, plus $11,169 in interest; issued in November 2012, the noteholders received 14,881 shares of common stock, par value $.01, at $7.50 per share. One of the noteholders was Dr. Samuel Herschkowitz who received 4,762 shares.

In May and June 2013 in connection with a private placement offering we issued 8% convertible one year promissory notes in an aggregate principal amount of $1,000,000 convertible into 80,000 shares of common stock assuming a conversion rate of $13.50 per share and five year warrants to purchase up to an aggregate of 61,481 shares of the corporation’s common stock at an exercise price of $14.85 per share. The value of the notes net of discount was $275,640 in 2013; due in May and June 2014. In addition, we issued to the placement agent for these sales five year warrants to purchase an aggregate of 5,926 shares of common stock at an exercise price of $13.50 per share.

In August and September 2013 the Company entered into agreements with holders of certain of its outstanding warrants to purchase the Company’s common stock to amend the exercise price of the warrant to $7.50 per share in connection with the agreement of each such holder to exercise the warrants in full. Prior to the amendments, the exercise prices of such warrants ranged from $11.25 to $34.50 per share. Twenty-four warrants were exercised with a reduced exercise price, and nineteen warrants were exercised pursuant to a net exercise provision. Together such warrant exercises resulted in aggregate cash proceeds of $1,044,490 to the Company, and the issuance of an aggregate 139,265 shares of common stock through the reduced warrant exercise and 87,117 shares which were issued pursuant to a net exercise provision.

F-12

In October 2013 the Company entered into agreements with a holder of certain of its outstanding warrants to purchase the Company’s common stock to amend the exercise price of the warrant to $9.38 per share in connection with the agreement of the holder to exercise the warrants in full. Prior to the amendments, the exercise price of such warrants was $18.75 per share. Two warrants were exercised with a reduced exercise price. Together the warrant exercises resulted in aggregate cash proceeds of $125,000 to the Company, and the issuance of an aggregate 13,333 shares of common stock.

For grants of stock options and warrants in 2013 the Company used a 0.78% to 2.04% risk-free interest rate, 0% dividend rate, 59% or 66% volatility and estimated terms of 5 or 10 years. Value computed using these assumptions ranged from $1.43 to $18.34 per share.

In January 2014 the Company issued 4,336 shares of common stock to the former CEO at $1.25 per share upon his exercising options.

In January through March 2014, 9 warrant holders exercised warrants through a cashless exercise for a total of 15,442 shares of common stock.

In January and February 2014 the Company issued warrants to purchase 21,538 shares pursuant to a February 4, 2014 private placement whereby the Company issued 20,550 shares of Series A Convertible Preferred Stock raising gross proceeds of $2,055,000. The warrants are at an exercise price of $24.38.

In February 2014 the Company issued a warrant to purchase 1,482 shares of common stock at an exercise price of $20.25 to a major shareholder Dr. Samuel Herschkowitz. The warrant is in consideration for a bridge loan extended in December 2013 that has been paid in February 2014.

On March 31, 2014, the Company issued dividends to the Purchasers of the Preferred Shares as described above. The dividends are at an annual rate of 6% of the stated value of the Preferred Shares paid on a quarterly basis in the form of common stock per a stipulated $19.50 per share. As a result 970 shares of common stock were issued to 16 holders of Preferred Shares.

In March 2014, the Company issued 4,444 shares of common stock to a warrant holder for a partial cash exercise at $11.25 per share; issued 3,333 shares to the holder via the cashless exercise of the remainder of the warrant.

In June 2014, the Company issued 3,725 shares of common stock to a warrant holder exercising cashless warrants.

On June 30, 2014, the Company issued dividends to the Purchasers of the Preferred Shares as described above. The dividends are at an annual rate of 6% of the stated value of the Preferred Shares paid on a quarterly basis in the form of common stock per a stipulated $19.50 per share. As a result 1,561 shares of common stock were issued to 16 holders of Preferred Shares.

On June 30, 2014, the Company issued a warrant to purchase 5,431 shares of common stock at an exercise price of $12.38 to SOK Partners, LLC, in consideration for a bridge loan in the form of convertible notes. On September 9, 2014 the Resale Registration Statement went into effect. The convertible note agreement provided an immediate approximately 11% reduction to the warrant agreement. Therefore, the warrant has been adjusted to purchase 4,831 shares of common stock at an exercise price of $12.38 to SOK Partners, LLC in consideration for a bridge loan.

In July 2014, the Company issued warrants to purchase 28,986 shares of common stock at an exercise price of $12.38 to two lenders in consideration for a bridge loan in the form of convertible notes. The shares above reflect approximately an 11% reduction resulting from the Resale Registration Statement that went effective September 9, 2014.

In August 2014, the Company issued warrants to purchase 61,539 of common stock at an exercise price of $24.38 to the Purchasers of the Preferred Shares. The Securities Purchase Agreement with the Preferred Shareholders stipulated that if the Company was not listed on either the NASDAQ Stock Market, the New York Stock Exchange or the NYSE MKT within 180 days of closing the agreement then warrants to purchase the above additional shares would be issued in aggregate to the Preferred Shareholders.

In August and September 2014, the Company issued warrants to purchase 37,440 shares of common stock at an exercise price of $12.38 to four lenders in consideration for a bridge loan in the form of convertible notes. The shares above reflect the approximate 11% reduction resulting from the Resale Registration Statement that went effective September 9, 2014.

On September 30, 2014, the Company issued dividends to the Purchasers of the Preferred Shares as described above. The dividends are at an annual rate of 6% of the stated value of the Preferred Shares paid on a quarterly basis in the form of common stock per a stipulated $19.50 per share. As a result 1,561 shares of common stock were issued to 16 holders of Preferred Shares.

In November 2014, the Company issued 13,700 shares of common stock, par value $0.01, in escrow for debt settlement.

On December 31, 2014, the Company issued dividends to the Purchasers of the Preferred Shares as described above. The dividends are at an annual rate of 6% of the stated value of the Preferred Shares paid on a quarterly basis in the form of common stock per a stipulated $19.50 per share. As a result 1,559 shares of common stock were issued to 16 holders of Preferred Shares.

For grants of stock options and warrants in 2014 the Company used a 1.44% to 2.75% risk-free interest rate, 0% dividend rate, 59% or 66% volatility and estimated terms of 5 or 10 years. Value computed using these assumptions ranged from $3.2006 to $13.9195  per share.

F-13

The following summarizes transactions for stock options and warrants for the periods indicated:

	Stock Options		Warrants
		Average		Average
	Number of	Exercise	Number of	Exercise
	Shares	Price	Shares	Price
Outstanding at December 31, 2012	168,856	$6.75	468,431	$9.75

Issued	239,816	6.75	343,196	9.00
Expired	(15,467)	18.00	(111,025)	13.50
Exercised	(7,472)	0.75	(238,682)	8.25

Outstanding at December 31, 2013	385,733	$6.75	461,920	$10.50

Issued	75,683	8.12	161,375	3.81
Expired	(7,879)	23.58	(81,851)	13.54
Exercised	(4,936)	1.76	(40,722)	8.38

Outstanding at December 31, 2014	448,601	$7.51	500,722	$7.95

At December 31, 2014, 429,930 stock options are fully vested and currently exercisable with a weighted average exercise price of $7.19 and a weighted average remaining term of 7.94 years. There are 500,722 warrants that are fully vested and exercisable. Stock-based compensation recognized in 2014 and 2013 was $723,367 and $3,700,070, respectively. The Company has $198,220 of unrecognized compensation expense related to non-vested stock options that are expected to be recognized over the next 16 months.

F-14

The following summarizes the status of options and warrants outstanding at December 31, 2014:

Range of Exercise Prices	Shares	Weighted Average Remaining Life
Options:
$0.75	7,333	6.52
$4.875	134	8.20
$5.25	2,031	7.62
$5.625	192,000	8.21
$5.925	23,206	8.22
$6.00	123,998	7.63
$6.50	3,845	10.00
$6.60	5,332	7.07
$8.25	3,636	9.76
$9.9375	3,019	8.54
$10.50	3,238	8.54
$11.25	13,666	8.08
$12.75	10,069	9.29
$13.875	2,160	9.25
$15.00	3,334	9.22
$17.25	40,261	9.19
$18.75	3,335	9.15
$20.25	4,940	9.01
$21.75	1,336	8.77
$23.85	1,260	8.75
$24.75	334	8.73
$25.6125	134	8.49
Total	448,601
Warrants:
$0.75	400	0.94
$6.00	102,857	3.20
$9.00	2,666	3.07
$11.25	204,200	3.02
$12.375	71,257	4.61
$12.38	5,557	4.85
$13.50	4,444	3.47
$14.85	23,612	3.41
$15.00	1,168	0.09
$20.25	1,481	4.13
$24.375	83,080	4.46
Total	500,722

Stock options and warrants expire on various dates from January 2015 to December 2024.

F-15

The shareholders approved an increase in authorized shares to 1,066,067 shares in an annual shareholder meeting held on June 22, 2010 and approved an increase in authorized shares to 2,666,667 shares in a special shareholder meeting held on September 7, 2011.

The shareholders approved an increase in authorized shares to 4,000,000 shares in a special shareholder meeting held on January 15, 2013.

The shareholders approved an amendment of the Company’s 2012 Stock Incentive Plan to increase the reserve of shares authorized for issuance to 666,667 shares and to increase the threshold of limitation on certain grants to 266,667 shares on April 15, 2013.

An increase from 4,000,000 to 10,666,667 authorized shares, and an amendment of the Company’s 2012 Stock Incentive Plan to increase the reserve of shares authorized for issuance to 1,333,334 shares was approved at the September 10, 2013 annual meeting.

Stock Options and Warrants Granted by the Company

The following table is the listing of stock options and warrants as of December 31, 2014 by year of grant:

Stock Options:
Year	Shares	Price
2011	11,666	.75
2012	126,029	5.25 – 6.00
2013	238,556	4.875 – 25.613
2014	72,350	6.50 – 18.75
Total	448,601	$.75 – 25.613

Warrants:
Year	Shares	Price
2010	400	.75
2012	71,368	11.25 – 15.00
2013	267,579	6.00 – 14.85
2014	161,375	12.375 – 24.375
Total	500,722	$.75 – 24.375

F-16

NOTE 4 – SHORT-TERM NOTES PAYABLE

On July 23, 2014, the Company entered into a Securities Purchase Agreement (the “SOK Securities Purchase Agreement”) with SOK Partners, LLC, an affiliate of the Company (“SOK”), pursuant to which the Company agreed to issue and sell (i) a senior convertible note, in an original principal amount of $122,196 (the “SOK Note”), which SOK Note shall be convertible into a certain amount of shares (the “SOK Conversion Shares”) of Common Stock, in accordance with the terms of the SOK Note, and (ii) a warrant (the “SOK Warrant”) to initially acquire up to 5,431 additional shares of Common Stock (the “SOK Warrant Shares,” and collectively with the SOK Note, the SOK Warrant and the SOK Conversion Shares, the “SOK Securities”) for an aggregate purchase price of $100,000 (with the reduced principal amount as described below representing an approximately 8.7% original issue discount) (the “SOK Convertible Notes Offering”). Upon effectiveness of the Resale Registration Statement (as defined below) on September 9, 2014, the principal amount of the note was reduced to $108,696 and the number of warrants was reduced to 4,831 shares.

Also, on July 23, 2014, the Company entered into a Securities Purchase Agreement with 31 Group, LLC (an affiliate of Aegis Capital Corp., the underwriter for the Company’s pending public offering) pursuant to which the Company agreed to issue and sell (i) a senior convertible note, in an original principal amount of $610,978 (subsequently reduced to $543,478) (the “31 Group Note”), which shall be convertible into a certain amount of shares of Common Stock, in accordance with the terms of the 31 Group Note, (ii) a warrant (the “31 Group Warrant”) to initially acquire up to 27,155 additional shares of Common Stock (subsequently reduced to 24,155 shares) (the “31 Group Conversion Shares,” and collectively with the 31 Group Note, the 31 Group Warrant and the 31 Conversion Shares, the “31 Group Securities”) for an aggregate purchase price of $500,000 (representing an approximately 8.7% original issue discount) (the “31 Group Convertible Notes Offering”).

On July 31, 2014, August 8, 2014, August 12, 2014, September 4, 2014 and September 5, 2014, the Company entered into Securities Purchase Agreements (collectively, the “Affiliate Securities Purchase Agreements”) with certain affiliates of the Company and certain persons with whom the Company was required to have a pre-existing relationship (the “Affiliates”) pursuant to which the Company agreed to issue and sell (i) senior convertible notes, in an original aggregate principal amount of $1,069,222 (subsequently reduced to $951,086) (the “Affiliate Notes”), which Affiliate Notes shall be convertible into a certain amount of shares (the “Affiliate Conversion Shares”) of the Company’s Common Stock in accordance with the terms of the Affiliate Notes, and (ii) warrants (the “Affiliate Warrants”) to initially acquire up to 48,879 additional shares of Common Stock (subsequently reduced to 42,271 shares) (the “Affiliate Warrant Shares,” and collectively with the Affiliate Notes, the Affiliate Warrants and the Affiliate Conversion Shares, the “Affiliate Securities”) for an aggregate purchase price of $875,000 (representing an approximately 8.7% original issue discount) (the “Affiliate Convertible Notes Offering”).

The SOK Note, 31 Group Note and the Affiliate Notes mature on July 23, 2015 (subject to extension as provided in the Notes) and, in addition to the original issue discount, accrue interest at a rate of 12.0% per annum. The Notes are convertible at any time after issuance, in whole or in part, at the Investor’s or SOK’s option, as the case may be, into shares of Common Stock, at a conversion price equal to the lesser of (i) the product of (x) the arithmetic average of the lowest three volume weighted average prices of the Common Stock during the ten consecutive trading days ending and including the trading day immediately preceding the applicable conversion date and (y) 72.5% (or if an event of default has occurred and is continuing, 70%), and (ii) $11.25 (as adjusted for stock splits, stock dividends, recapitalizations or similar events).

On September 30, 2014, the SOK Note, 31 Group Note and the Affiliate Notes had a combined amortization of $250,494. At the same point in time the SOK Note, the 31 Group Note and the Affiliate Notes had a combined original issue discount of $103,088. Additionally, as of September 30, 2014, the 31 Group, LLC converted $40,000 of their note. One of the affiliate investors also converted $40,000 of their note by September 30, 2014.

In October 2014, the 31 Group LLC converted $40,000 of their note, and one of the affiliate investors converted $80,000 of their note.

On November 18, 2014, one of the other affiliate investors converted their entire note totaling $280,615.81.

On December 31, 2014, the SOK Note, 31 Group Note and the Affiliates Note had a combined amortization of $137,470. At the same point in time the SOK Note, the 31 Group Note and the Affiliates Note had a combined original issue discount of $56,627.

F-17

NOTE 5 - LOSS PER SHARE

The following table presents the shares used in the basic and diluted loss per common share computations:

	Year Ended
	December 31,
	2014	2013
Numerator:
Net loss available in basic and diluted calculation	$(6,833,568)	$(9,406,304)

Denominator:
Weighted average common shares outstanding-basic	2,990,471	2,026,115

Effect of dilutive stock options and warrants (1)	-	-

Weighted average common shares outstanding-diluted	2,990,471	2,026,115

Loss per common share-basic and diluted	$(2.29)	$(4.64)

(1) The number of shares underlying options and warrants outstanding as of December 31, 2014 and December 31, 2013 are 949,323 and 847,777, respectively. The effect of the shares that would be issued upon exercise of such options and warrants has been excluded from the calculation of diluted loss per share because those shares are anti-dilutive.

NOTE 6– INCOME TAXES

The provision for income taxes consists of an amount for taxes currently payable and a provision for tax consequences deferred to future periods.  Deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

There is no income tax provision in the accompanying statements of operations due to the cumulative operating losses that indicate a 100% valuation allowance for the deferred tax assets and state income taxes is appropriate.

During September 2013, the Company experienced an "ownership change" as defined in Section 382 of the Internal Revenue Code which could potentially limit the ability to utilize the Company’s net operating losses (NOLs). The general limitation rules allow the Company to utilize its NOLs subject to an annual limitation that is determined by multiplying the federal long-term tax-exempt rate by the Company’s value immediately before the ownership change.

At December 31, 2013, the Company had approximately $13.0 million of gross NOLs to reduce future federal taxable income, the majority of which are expected to be available for use in 2015, subject to the Section 382 limitation described above. The federal NOLs will expire beginning in 2022 if unused. The Company also had approximately $13.6 million of gross NOLs to reduce future state taxable income at December 31, 2013, which will expire in years 2022 through 2033 if unused. The Company's net deferred tax assets, which include the NOLs, are subject to a full valuation allowance. At December 31, 2013, the federal and state valuation allowances were $6.0 million and $1.2 million, respectively.

At December 31, 2014, the Company had approximately $18.7 million of gross NOLs to reduce future federal taxable income, the majority of which are expected to be available for use in 2015, subject to the Section 382 limitation described above. The federal NOLs will expire beginning in 2022 if unused. The Company also had approximately $12.4 million of gross NOLs to reduce future state taxable income at December 31, 2014, which will expire in years 2022 through 2034 if unused. The Company's net deferred tax assets, which include the NOLs, are subject to a full valuation allowance. At December 31, 2014, the federal and state valuation allowances were $8.1 million and $1.0 million, respectively.

The valuation allowance has been recorded due to the uncertainty of realization of the benefits associated with the net operating losses. Future events and changes in circumstances could cause this valuation allowance to change.

The components of deferred income taxes at December 31, 2014 and December 31, 2013 are as follows:

	December 31,	December 31,
	2013	2012

Deferred Tax Asset:
Net Operating Loss	$7,919,000	$3,259,000
Other	1,150,000	59,000
Total Deferred Tax Asset	9,069,000	3,318,000
Less Valuation Allowance	9,069,000	3,318,000
Net Deferred Income Taxes	$—	$—

F-18

NOTE 7 – RENT OBLIGATION

The Company leases its principal office under a lease that can be cancelled after three years with proper notice per the lease and an amortized schedule of adjustments that will be due to the landlord. The lease extends five years and expires January 2018. In addition to rent, the Company pays real estate taxes and repairs and maintenance on the leased property. Rent expense was $64,753 and $61,150 for 2014 and 2013, respectively.

The Company’s rent obligation for the next four years are as follows:

2015	$37,000
2016	$38,000
2017	$39,000
2018	$3,000

NOTE 8 – LIABILITY FOR EQUITY-LINKED FINANCIAL INSTRUMENTS

The Company adopted ASC 815- Derivatives and Hedging (“ASC 815”) on January 1, 2009. ASC 815 mandates a two-step process for evaluating whether an equity-linked financial instrument or embedded feature is indexed to the entity's own stock. It was effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years, which was the Company's first quarter of 2009. Many of the warrants issued by the Company contain a strike price adjustment feature, which upon adoption of ASC 815, changed the classification (from equity to liability) and the related accounting for warrants with a $479,910 estimated fair value of as of January 1, 2009. An adjustment was made to remove $486,564 from paid-in capital (the cumulative values of the warrants on their grant dates), a positive adjustment of $6,654 was made to accumulated deficit, representing the gain on valuation from the grant date to January 1, 2009, and $479,910 was booked as a liability. The warrants issued in 2011 do not contain a strike price adjustment feature and, therefore, are not treated as a liability.

The January 1, 2009 valuation was computed using the Black-Scholes valuation model based upon a 2.5-year expected term, an expected volatility of 63%, an exercise price of $34.50 per share, a stock price of $26.25, a zero dividend rate and a 1.37% risk free interest rate. Subsequent to January 1, 2009 these warrants were re-valued at the end of each quarter and a gain or loss was recorded based upon their increase or decrease in value during the quarter. Likewise, new warrants that were issued during 2009 and 2010 were valued, using the Black- Scholes valuation model on their date of grant and an entry was made to reduce paid-in capital and increase the liability for equity-linked financial instruments. These warrants were also re-valued at the end of each quarter based upon their expected life, the stock price, the exercise price, assumed dividend rate, expected volatility and risk free interest rate. A significant reduction in the liability was realized in 2010 primarily due to a reduction from $37.50 to $16.50 per share in the underlying stock price. The Company realized a slight increase in the liability for existing warrants during the first quarter of 2012. In 2013 there was a significant decrease in the liability primarily due to current expirations and the amount of warrants reaching expiration in the near term. In 2014, all warrants expired and the liability was reduced to zero.

The inputs to the Black-Scholes model during 2009 through 2014 were as follows:

Stock price	$ 3.75 - $37.50
Exercise price	$ .75 - $24.38
Expected life	2.0 to 6.5 years
Expected volatility	59%
Assumed dividend rate	- %
Risk-free interest rate	.13% to 2.97%

F-19

The original valuations, annual gain (loss) and end of year valuations are shown below:

	Initial Value	Annual Gain (Loss)	Value at 12/31/09	2010 Gain (Loss)	Value at 12/31/10	2011 Gain (Loss)	Value at 12/31/2011	2012 Gain (Loss)	Value at 12/31/2012	2013 Gain (Loss)	Value at 12/31/2013	2014 Gain (Loss)	Value at 12/31/2014
January 1, 2009 adoption	$479,910	$(390,368)	$870,278	$868,772	$1,506	$(88,290)	$89,796	$(21,856)	$111,652	$100,053	$11,599	$11,599	$-
Warrants issued in quarter ended 6/30/2009	169,854	20,847	149,007	147,403	1,604	(4,689)	6,293	6,293	-	-	-	-	-
Warrants issued in quarter ended 9/30/2009	39,743	(738)	40,481	40,419	62	(1,562)	1,624	910	714	714	-	-	-
Warrants is used in quarter ended 12/31/2009	12,698	617	12,081	12,053	28	(724)	752	415	337	337	-	-	-
Subtotal	702,205		1,071,847
Warrants issued in quarter ended 3/31/2010	25,553			25,014	539	(5,570)	6,109	3,701	2,408	2,408	-	-	-
Warrants issued in quarter ended 6/30/2010	31,332			30,740	592	(6,122)	6,714	6,083	631	631	-	-	-
Warrants issued in quarter ended 9/30/2010	31,506			20,891	10,615	(44,160)	54,775	1,338	53,437	53,437	-	-	-
Total	$790,596	$(369,642)	$1,071,847	$1,145,292	$14,946	$(151,117)	$166,063	$(3,116)	$169,179	$157,580	$11,599	$11,599	$-

NOTE 9 - RELATED PARTY TRANSACTIONS

The Audit Committee has the responsibility to review and approve all transactions to which a related party and the Company may be a party prior to their implementation, to assess whether such transactions meet applicable legal requirements. Rick Koenigsberger, a director, is a holder of membership units in SOK Partners.

Convertible Note Issuances to Dr. Samuel Herschkowitz and SOK Partners, LLC

On September 11, 2013, both the Herschkowitz Note and the SOK Note (each as defined below in this Note 9) were converted in full by the holders thereof at $0.014 per share. The principal and interest balance of the Herschkowitz Note of $314,484 was converted into 299,509 shares of common stock. The principal and interest balance of the SOK Note of $680,444 was converted into 648,050 shares of common stock. The collateral that secured these notes was released back to the Company.

The remaining disclosure of this Note 9 provides historical information regarding the Herschkowitz Note, the SOK Note and certain other convertible note issuances.

On March 28, 2012, the Company, entered into a Convertible Note Purchase Agreement, dated as of March 28, 2012 (the “SOK Purchase Agreement”) with SOK Partners, LLC (“SOK Partners”), and an investment partnership. Josh Kornberg, who is a member of the Company’s Board of Directors, and Dr. Samuel Herschkowitz are affiliates of the manager of SOK Partners and Ricardo Koenigsberger, a director, is a holder of membership units of SOK Partners. Pursuant to the SOK Purchase Agreement, the Company issued a 20.0% convertible note due August 2012 in the principal amount of up to $600,000. Principal and accrued interest on the note is due and payable on August 28, 2012. The Company’s obligations under the note are secured by the grant of a security interest in substantially all tangible and intangible assets of the Company. The SOK Purchase Agreement and the note include customary events of default that include, among other things, non-payment defaults, covenant defaults, inaccuracy of representations and warranties, cross-defaults to other indebtedness and bankruptcy and insolvency defaults. The occurrence of an event of default could result in the acceleration of the Company’s obligations under the note, and interest rate of twenty-four (24%) percent per annum accrues if the note is not paid when due.

On March 28, 2012, the Company received an advance of $84,657 under the note, including a cash advance of $60,000 net of a prepayment of interest on the first $300,000 in advances under the note. The holder of the note is entitled to convert the note into shares of common stock of the Company at an initial conversion price per share of $4.88 per share, subject to adjustment in the event of (1) certain issuances of common stock or convertible securities at a price lower than the conversion price of the note, and (2) recapitalizations, stock splits, reorganizations and similar events. In addition, the Company is required to issue two installments of an equity bonus to SOK Partners in the form of common stock valued at the rate of $4.88 per share. In March 2012, the Company issued the first equity bonus to SOK Partners, consisting of 61,539 shares of common stock, with a second installment due within five business days after SOK Partners has made aggregate advances under the note of at least $300,000. In May 2012 the Company issued the second installment consisting of 61,539 shares of common stock subsequent to SOK Partners surpassing the aggregate advances of $300,000. Until the maturity date of the note, if the Company obtains financing from any other source without the consent of SOK Partners, then the Company is required to issue additional bonus equity in an amount equal to $600,000 less the aggregate advances on the note made prior to the breach. The principal balance of the SOK Note was $357,282 as of December 31, 2012.

F-20

As long as any amount payable under the SOK Note remains outstanding, SOK Partners or its designee is entitled to appoint a new member to the Company’s Board of Directors, who will be appointed upon request. Mr. Koenigsberger was appointed to the Board by SOK Partners on June 25, 2012.

On March 28, 2012, the Company signed an Amended and Restated Note Purchase Agreement, dated as of December 20, 2011, with Dr. Samuel Herschkowitz (as amended, the “Herschkowitz Purchase Agreement”). Pursuant to the Herschkowitz Purchase Agreement, the Company issued a 20.0% convertible note due June 20, 2012 in the principal amount of $240,000 for previous advances under the note. The Company’s obligations under the note are secured by the grant of a security interest in substantially all tangible and intangible assets of the Company. The Company has previously issued to Dr. Herschkowitz an equity bonus consisting of 20,623 shares of common stock. An additional 100,000 shares were transferred to Dr. Herschkowitz effective in April 2012, upon the occurrence of an event of default on the note. On August 13, 2012, the Company entered into a settlement and forbearance agreement described below, relating to the defaults under the Herschkowitz Note and other matters.

As long as any amount payable under the Herschkowitz Note remains outstanding, Dr. Herschkowitz or his designee is entitled to appoint a special advisor to the Company’s Board of Directors, to be appointed as a member upon request. Pursuant to this authority, Josh Kornberg was appointed to the Board on March 9, 2012. In addition, pursuant to this authority, Mr. Koenigsberger was appointed to the Board on June 25, 2012.

Pursuant to a letter dated April 12, 2012, Dr. Herschkowitz advised the Company of the occurrence of numerous events of default under the terms of the Herschkowitz Note and the Herschkowitz Note Purchase Agreement. As a result of such events of default, Dr. Herschkowitz asserted significant rights as a secured creditor of the Company, including his rights as a secured creditor with a security interest in substantially all assets of the Company. Without a settlement relating to the defaults and other matters, Dr. Herschkowitz could have taken action to levy upon the Company’s assets, including patents and other intellectual property.

In addition, the Company and Atlantic Partners Alliance LLC (“APA”) were parties to a letter agreement dated March 14, 2012, providing APA and its affiliates (including Dr. Herschkowitz and SOK) with rights to avoid dilution relating to additional issuances of equity securities by the Company through July 14, 2012, evidencing the parties’ intent that APA would be provided with significant protection against dilution. This protection was in recognition of APA’s investments in the Company involving a high degree of risk and the Company’s contemplated need for restructuring its indebtedness, which were anticipated to result, and have resulted, in significant dilution. The parties acknowledged that Dr. Herschkowitz and SOK would not have made their historical cash investments in the Company to the same degree had the dilution protection not been provided, and the investments by these parties have enabled the Company to avoid insolvency. Since the respective dates of the Herschkowitz Note Purchase Agreement and the SOK Note Purchase Agreement, the Company had issued in excess of 213,334 shares of common stock to parties other than APA and its affiliates, resulting in significant dilution.

Effective August 15, 2012, the Company entered into a letter agreement with Dr. Herschkowitz, APA and SOK (the “Forbearance Agreement”). Under the Forbearance Agreement, among other things, (i) Dr. Herschkowitz agreed to forbear from asserting his rights as a secured creditor to substantially all of the Company’s assets, resulting from the Company’s defaults; (ii) the Company issued an aggregate 353,334 shares of common stock to Dr. Herschkowitz and SOK and adjusted the conversion price of their convertible notes to $1.05 per share from $4.88 per share, to satisfy the Company’s obligations to adjust for dilution; (iii) Dr. Herschkowitz and SOK agreed to extend the maturity of their notes to December 31, 2012; (iv) the Company agreed to pay certain compensation to Dr. Herschkowitz upon the achievement of financial milestones; and (v) Dr. Herschkowitz clarified and waived certain of his rights, including the right to interest at a penalty rate upon default.

In the Forbearance Agreement, Dr. Herschkowitz agreed to forbear from exercising any of his rights arising under the Herschkowitz Note or the Herschkowitz Note Purchase Agreement with respect to the existing defaults against the Company, subject to the limitations set forth in the letter agreement and without releasing or waiving any future breach of the letter agreement. He further agreed to forbear from exercising any rights with respect to events of default, security interests in the collateral and other similar remedies against the Company or his interests under the Herschkowitz Note or the Herschkowitz Note Purchase Agreement until the occurrence of an event of default under the Herschkowitz Note: (a) that does not constitute an existing default; and (b) occurs and accrues after the date of the letter agreement.

Dr. Herschkowitz and the Company acknowledged that 100,000 shares of the Company’s common stock, constituting the “penalty shares” under the Herschkowitz Note Purchase Agreement, were delivered to Dr. Herschkowitz in April 2012 as provided in the Herschkowitz Note Purchase Agreement upon an event of default. Notwithstanding a provision that would have increased the rate of interest from 20% to 24% upon an event of default, Dr. Herschkowitz agreed that the Company would not pay the increased rate of interest but would accrue interest at 20% until a subsequent event of default.

F-21

Under the Forbearance Agreement, the Herschkowitz Note and the SOK Note were amended as follows: (i) the due dates of the notes were extended to December 31, 2012 from the previous due dates of June 20, 2012 and August 28, 2012, respectively; (ii) Dr. Herschkowitz will release his security agreement after payment of all currently outstanding promissory notes to parties other than SOK; and (iii) the Herschkowitz Note was amended to add certain events of default relating to judgments against the Company or other creditors taking action with respect to the collateral. In consideration of the extension additional milestone fees were revised as described below. Pursuant to a Forbearance and Settlement Agreement with these parties dated August 15, 2012, as subsequently amended, the due date of these notes were extended to August 31, 2013.

APA and its affiliates agreed to terminate the letter agreement regarding dilution dated March 14, 2012. In consideration of the various provisions of the letter agreement and in recognition of the understanding of the parties regarding dilution and the agreements of APA and its affiliates to forbear and to extend the due dates of the notes, the Company (i) issued 176,667 shares to Dr. Herschkowitz, (ii) issued 176,667 shares to SOK, and (iii) the conversion price of the Herschkowitz Note and the SOK Note, respectively was changed to $1.05 per share from $4.88 per share.

In the event that the Company consummated the following series of transactions on or prior to June 30, 2013: (i) a merger or similar transaction with a public shell company, (ii) raising between $2 million and $4 million through an offering of the securities of the public shell company concurrent with or subsequent to the shell merger; and (iii) listing the Company’s shares on NASDAQ pursuant to an underwritten offering of the Company’s securities resulting in gross proceeds of between $5 million and $30 million, then the Company would have to be required to deliver to Dr. Herschkowitz the following compensation: (A) $75,000 upon consummating the shell merger, (B) $150,000 upon consummating the qualifying financing round; and (C) 3% of the gross proceeds of the NASDAQ underwriting, which payment shall under no circumstances be less than $200,000 or greater than $1,000,000. The Company was also required to reimburse Dr. Herschkowitz at his actual out-of-pocket cost for reasonable expenses incurred in connection with the shell transactions, with a maximum limit of $10,000 for such expenses.

In connection with the extension of the due date for the Herschkowitz Note and the SOK Note on March 6, 2013, the milestone fees were revised. The following fees were payable to Dr. Herschkowitz in the event that the Company consummates the following series of transactions on or prior to December 31, 2013: (i) financing raising not less than $1 million, compensation of $75,000; (ii) a going private transaction, compensation of $200,000 or greater; and (iii) 3% of the gross proceeds of the NASDAQ underwriting, which payment shall under no circumstances be less than $200,000 or greater than $3,000,000. In May 2013 Dr. Herschkowitz received $75,000 after the Company surpassed raising $1 million.

As a result of the transactions under the Forbearance Agreement and other investments, Dr. Herschkowitz, SOK and their affiliates currently own shares of common stock and securities representing beneficial ownership of more than 57% of the Company’s outstanding common stock, giving such parties significant control over election of the Board of Directors and other matters.

On November 6, 2012, the Company issued and sold convertible promissory notes in the total principal amount of $156,243 to Dr. Herschkowitz and certain of his assignees.  The Company issued to these parties an aggregate 20,833 shares of common stock in consideration of placement of the notes. The notes bear interest at a rate of 20% per annum and are secured by a security interest in the Company’s accounts receivable, patents and certain patent rights and are convertible into common stock upon certain mergers or other fundamental transactions at a conversion price based on the trading price prior to the transaction. The proceeds from this transaction were used to pay off approximately $155,000 in principal amount of secured indebtedness. Such notes were converted in April 2013 in to 13,889 shares of common stock at $7.50 per share.

In December 2013 the Company received an additional $300,000 in debt financing from SOK Partners under a non-convertible grid note due February 28, 2014, with 10% interest based on a 365 day year. Dr. Herschkowitz received 10% of the gross proceeds in advance, and the Company received $250,000 in three tranches in December 2013. In January 2014, the Company received an additional $20,000 from SOK Partners completing the grid note maximum. Should the company default on the note the interest rate will increase to 20% interest based on a 365 day year. In February 2014, the Company wired $305,589.04 to SOK Partners in complete payment of the grid note, including interest.

In connection with the sale of the Preferred Shares on February 4, 2014 as described in Note 3, Josh Kornberg, our CEO, was one of the Purchasers. Mr. Kornberg purchased 19,231 Preferred Shares for a purchase price of $25,000 and received warrants to purchase 52 shares of common stock.

On July 23, 2014, the Company entered into the SOK Securities Purchase Agreement pursuant to which the Company agreed to issue and sell certain securities to SOK, as described in Note 4 of this Report.

NOTE 10 – RETIREMENT SAVINGS PLANS

We have a pre-tax salary reduction/profit-sharing plan under the provisions of Section 401(k) of the Internal Revenue Code, which covers employees meeting certain eligibility requirements. In fiscal 2013, and again in 2014, we matched 100%, of the employee’s contribution up to 4.0% of their earnings. The employer contribution was $37,730 and $32,790 in 2014 and 2013. There were no discretionary contributions to the plan in 2014 and 2013.

F-22

NOTE 11 – COMMITMENTS AND CONTINGENCIES

On July 17, 2014, Skyline Medical Inc. (the “Company”) and a stockholder entered into a settlement agreement and release (the “Settlement Agreement”) with Marshall Ryan (“Ryan”) and a company related to Ryan (together, the “Plaintiffs”). The settlement relates to a previously disclosed lawsuit by the Plaintiffs initiated in March 2014. Ryan is an engineer who previously worked with the Company on design of certain of the Company’s products. The lawsuit alleged among other things, breach of a 2008 consulting agreement, a 2006 manufacturing agreement and a 2006 supply agreement among the Plaintiffs and the Company, various claims of fraud and negligent misrepresentation, and breach of the duty of good faith and fair dealing.

Under the Settlement Agreement, the parties have agreed that the lawsuit will be dismissed. The Company has agreed to pay Ryan an aggregate of $500,000 in various cash installments through April 25, 2015, which amount includes $200,000 in installments that are payable during the remainder of 2014. The Settlement Agreement, among other things, extinguishes any prior claims of Plaintiffs for royalties or other alleged rights to payments under their prior agreements with the Company. Payment of the outstanding balance under the Settlement Agreement will be accelerated if the Company raises $2 million or more of gross dollars in a single funding round or raises aggregate funding of $4 million of gross dollars on or before April 10, 2015. If the Company defaults on the required cash payments and fails to cure as provided in the Settlement Agreement, then Ryan will have the option to either sue Skyline to enforce the Settlement Agreement or rescind the Settlement Agreement, including returning all payments previously made thereunder.

The Settlement Agreement also contains mutual releases covering claims other than a breach of the Settlement Agreement. In the Settlement Agreement, Ryan fully, unconditionally and irrevocably affirms and ratifies the Company’s rights to Ryan’s prior patent assignments, and disclaims any right, title or interest in the Company’s Streamway product including any claims to royalties both past and future. In addition, the parties confirmed that the patents related to the Streamway product belong exclusively to Skyline and remain in full force and effect.

Note 12 – Supplemental Cash Flow Data

Cash payments for interest were $47,111 and $57,281 for the fiscal years ended December 31, 2014 and December 31, 2013, respectively.

Schedule II

Valuation and Qualifying Accounts

(None)

F-23

PART 1. FINANCIAL INFORMATION

Item 1. Condensed Financial Statements

SKYLINE MEDICAL INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	September 30, 2015	December 31, 2014
Current Assets:
Cash	$7,733,097	$16,384
Accounts Receivable	14,196	57,549
Inventories	236,890	367,367
Prepaid Expense and other assets	213,223	190,015
Total Current Assets	8,197,406	631,315

Fixed Assets, net	126,570	196,479
Intangibles, net	92,402	73,183
Total Assets	$8,416,378	$900,977

LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)
Current Liabilities:
Accounts Payable	1,138,512	2,194,518
Accrued Expenses	1,434,412	3,066,379
Short-term notes payable net of discounts of $0 and $194,097 (See Note 4)	-	937,424
Deferred Revenue	29,180	5,000
Total Current Liabilities	2,602,104	6,203,321

Accrued Expenses	-	213,883
Total Liabilities	$2,602,104	$6,417,204
Commitments and Contingencies	-	-
Stockholders’ Equity/(Deficit):
Series A Convertible Preferred Stock, $.01 par value, $100 Stated Value, 20,000,000 authorized, 0 and 20,550 outstanding	-	206
Series B Convertible Preferred Stock, $.01 par value, 10,000,000 authorized, 1,895,010 and 0 outstanding	18,950	-
Common Stock, $.01 par value, 100,000,000 authorized, 5,203,428 and 3,092,766 outstanding	52,033	30,927
Additional paid-in capital	43,972,722	30,093,745
Accumulated Deficit	(38,229,431)	(35,641,105)
Total Stockholders’ Equity/(Deficit)	5,814,274	(5,516,227)
Total Liabilities and Stockholders’ Equity/(Deficit)	$8,416,378	$900,977

See Notes to Condensed Financial Statements

F-24

SKYLINE MEDICAL INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue	$85,792	$397,254	$471,078	$785,767

Cost of goods sold	19,773	134,726	199,307	264,174

Gross Margin	66,019	262,528	271,771	521,593

General and administrative expense	861,098	737,519	1,589,522	3,247,024

Operations expense	202,799	183,154	375,429	740,012

Sales and marketing expense	66,720	325,141	439,703	849,364

Interest expense	51,804	131,935	394,641	164,962

Gain on valuation of equity-linked financial instruments	-	-	-	(11,599)

Total expense	1,182,421	1,377,749	2,799,295	4,989,763

Net loss available to common shareholders	$(1,116,402)	$(1,115,221)	$(2,527,524)	$(4,468,170)

Loss per common share basic and diluted	$(0.28)	$(0.37)	$(0.74)	$(1.51)

Weighted average shares used in computation, basic and diluted	3,936,126	2,984,335	3,435,700	2,967,483

See Notes to Condensed Financial Statements

F-25

SKYLINE MEDICAL INC.

STATEMENT OF STOCKHOLDERS’ EQUITY/(DEFICIT)

(UNAUDITED)

		Common Stock
	Preferred Stock	Shares	Amount	Paid-in Capital	Deficit	Total
Balance at 12/31/13	$-	2,932,501	$29,325	$25,449,636	$(28,697,415)	$(3,218,454)
Shares issued for cashless warrant exercise at $15.00 per share		1,728	17	1,279		1,296
Shares issued for option exercise at $1.25 per share		4,336	43	5,387		5,430
Shares issued at $20.63 per share as Investor Relations compensation		2,000	20	41,230		41,250
Shares issued for cashless warrant exercise at $12.75 per share		3,323	33	2,460		2,493
Shares issued for an option exercise at $5.25 per share		267	3	1,397		1,400
Shares issued for cashless warrant exercise at $.75 per share		2,174	22	1,608		1,630
Shares issued for warrant exercise at $13.50 per share		2,667	27	35,973		36,000
Shares issued at $18.75 per share as Investor Relations compensation		1,333	13	24,987		25,000
Reduction in escrow account per settlement agreement		(4,444)	(44)	(3,289)		(3,333)
Shares issued for cashless warrant exercise at $7.50 per share		4,807	48	3,557		3,605
Shares issued for cashless warrant exercise at $5.63 per share		3,112	31	2,302		2,333
Shares issued for cashless warrant exercise at $12.75 per share		299	3	221		224
Shares issued to 16 shareholders of Series A Convertible Preferred Stock Dividends as converted to common shares at $19.50 per share		972	10	18,909	(18,919)	-
Vesting Expense			-	705,434		705,434
Options issued as part of employee bonus			-	694,500		694,500
Shares issued for combined cashless and cash warrant exercise @ $11.25 per share.		7,778	78	52,422		52,500
Issuance of Preferred stock	206		-	2,054,795		2,055,001

Shares issued to Investor Relations consultant exercisable at $11.25 per share		2,133	21	23,979		24,000
Shares issued to Investor Relations consultant exercisable at $18.75 per share		1,333	13	24,987		25,000
Shares issued for cashless warrant exercise at $13.50 per share		3,725	37	2,757		2,794
Shares issued to 16 shareholders of Series A Convertible Preferred Stock Dividends as converted to common shares at $19.50 per share		1,561	16	30,384	(30,400)	-
Value of equity instruments issued with debt			-	313,175		313,175
Shares issued for cashless warrant exercise at $9.75 per share		1,410	14	1,044		1,058
Shares issued for a cash warrant exercise at $5.63 per share		11,111	111	62,389		62,500
Shares issued for an option exercise at $5.25 per share		333	3	1,747		1,750
Shares issued for a note conversion at $6.68 per share		3,018	30	19,970		20,000
Shares issued for a note conversion at $6.68 per share		3,019	30	19,970		20,000
Shares issued for a note conversion at $5.85 per share		3,435	34	19,966		20,000
Shares issued for a note conversion at $5.03 per share		3,894	38	19,962		20,000
Shares issued to 16 shareholders of Series A Convertible Preferred Stock Dividends as converted to common shares at $19.50 per share		1,561	16	30,385	(30,401)	-
Shares issued for a note conversion at $5.14 per share		3,894	39	19,961		20,000
Shares issued for a note conversion at $5.00 per share		3,997	40	19,960		20,000
Shares issued for a note conversion at $5.26 per share		3,804	38	19,962		20,000
Shares issued for a note conversion at $5.26 per share		5,706	57	29,943		30,000
Shares issued for a note conversion at $5.95 per share		5,044	50	29,950		30,000
Shares issued into an escrow account per settlement agreement		13,700	137			137
Shares issued for a note conversion at $5.05 per share		55,568	556	280,060		280,616
Shares issued to 16 shareholders of Series A Convertible Preferred Stock Dividends as converted to common shares at $19.50 per share		1,561	16	30,385	(30,402)	(1)
Shares adjusted for rounding per reverse stock split		106	1	1	-	2
Net loss			-	-	(6,833,568)	(6,833,568)
Balance at 12/31/2014	$206	3,092,766	$30,927	$30,093,745	$(35,641,105)	$(5,516,227)
Shares issued to 16 shareholders of Series A Convertible Preferred Stock Adjustment as converted to common shares at $9.75 per share		3,122	31	(31)	-	-
Reduction in escrow account per settlement agreement		(8,889)	(89)	(6,578)		(6,667)
Shares issued for a note conversion at $2.90 per share		3,447	34	9,966		10,000
Shares issued for a note conversion at $2.96 per share		6,762	68	19,932		20,000
Shares issued for a note conversion at $2.91 per share		10,313	103	29,897		30,000
Shares issued for a note conversion at $2.77 per share		12,098	120	33,358		33,478
Shares issued for a note conversion at $2.25 per share		15,552	156	34,844		35,000
Shares issued to 16 shareholders of Series A Convertible Preferred Stock Dividends as converted to common shares at $9.75 per share		3,121	31	30,369	(30,401)	(1)
Shares issued for a note conversion at $2.00 per share		20,000	200	39,800		40,000
Shares issued for a note conversion at $2.27283 per share		87,997	880	199,120		200,000
Shares issued for a note conversion at $2.0179 per share		14,867	149	29,851		30,000
Shares issued for a note conversion at $2.00 per share		15,000	150	29,850		30,000
Shares issued for a note conversion at $1.92417 per share		12,993	130	24,870		25,000
Shares issued for a note conversion at $1.8578 per share		16,148	162	29,838		30,000
Shares issued to 16 shareholders of Series A Convertible Preferred Stock Dividends as converted to common shares at $9.75 per share		3,121	31	30,371	(30,401)	1
Vesting Expense			-	320,334		320,334
Shares issued in public offering; net	16,667	1,666,667	16,667	13,027,546		13,060,880
Preferred stock conversion	2,077	228,343	2,283	(4,360)		-
Net loss			-	-	(2,527,524)	(2,527,524)
Balance @ 9/30/2015	$18,950	5,203,428	$52,033	$43,972,722	$(38,229,431)	$5,814,274

See Notes to Financial Statements

F-26

SKYLINE MEDICAL INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Year Ended September 30,
	2015	2014
Cash flow from operating activities:
Net loss	$(2,527,524)	$(4,468,170)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	57,512	44,118
Vested stock options and warrants	320,334	440,117
Equity instruments issued for management and consulting	(6,667)	111,917
Amortization of debt discount	219,097	87,853
Penalty on debt provision	10,031	-
Loss on Sales of Equipment	16,917	-
(Gain) loss on valuation of equity-linked instruments	-	(11,599)
Changes in assets and liabilities:
Accounts receivable	43,353	(141,359)
Inventories	130,477	(193,445)
Prepaid expense and other assets	(23,208)	(88,362)
Accounts payable	(1,056,006)	515,710
Accrued expenses	(1,845,850)	624,530
Deferred Revenue	24,180	(64,000)
Net cash used in operating activities:	$(4,637,354)	$(3,142,690)
Cash flow from investing activities:
Purchase of fixed assets	-	(102,954)
Purchase of intangibles	(23,739)	(19,346)
Net cash used in investing activities	$(23,739)	$(122,300)
Cash flow from financing activities:
Proceeds from long-term and convertible debt	250,000	1,500,000
Principal payments on debt	(933,074)	(305,000)
Net proceeds from issuance of preferred stock	18,950	2,055,000
Net proceeds from issuance of common stock	13,041,930	157,081
Net cash provided by financing activities	$12,377,806	$3,407,081
Net increase in cash	7,716,713	142,091
Cash at beginning of period	16,384	101,953
Cash at end of period	$7,733,097	$244,044
Non cash transactions:

Common stock issued for accrued interest/bonus	-	694,500
Common stock issued to satisfy debt	483,478	80,000

See Notes to Condensed Financial Statements

F-27

SKYLINE MEDICAL INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Amounts presented at and for the three and nine months ended September, 2015 and September, 2014 are unaudited)

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Continuance of Operations

Skyline Medical Inc. (the "Company") was incorporated under the laws of the State of Minnesota in 2002. Effective August 6, 2013, the Company changed its name to Skyline Medical Inc. As of September 30, 2015, the registrant had 5,203,428 shares of common stock, par value $.01 per share, outstanding. Pursuant to an Agreement and Plan of Merger dated effective December 16, 2013, the Company merged with and into a Delaware corporation with the same name that was its wholly-owned subsidiary, with such Delaware Corporation as the surviving corporation of the merger. The Company has developed an environmentally safe system for the collection and disposal of infectious fluids that result from surgical procedures and post-operative care. The Company also makes ongoing sales of our proprietary cleaning fluid and filters to users of our systems. In April 2009, the Company received 510(k) clearance from the FDA to authorize the Company to market and sell its STREAMWAY FMS products.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses from operations and had a stockholders’ deficit until August 31, 2015 whereupon the Company closed its public offering of units of common stock, Series B Convertible Preferred Stock and Series A Warrants (the “Units”). There remains though, substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Since inception to September 30, 2015, the Company raised approximately $22,723,061 in equity, inclusive of $2,055,000 from a private placement of Series A Convertible Preferred Stock, $13,555,003 from the public offering of Units and $5,685,000 in debt financing. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources.”

Recent Accounting Developments

In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-09, Revenue from Contracts with Customers and created a new topic in the FASB Accounting Standards Codification ("ASC"), Topic 606. The new standard provides a single comprehensive revenue recognition framework for all entities and supersedes nearly all existing U.S. GAAP revenue recognition guidance, including industry-specific guidance. The core principle of the revenue model is that an entity should recognize revenue in a manner that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The standard is designed to create greater comparability for financial statement users across industries and also requires enhanced disclosures. The amendments are effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Early application is not permitted. We are currently evaluating the impact this guidance may have on our financial statements and related disclosures.

In June 2014, the FASB issued ASU 2014-12, "Compensation - Stock Compensation" providing explicit guidance on how to account for share-based payments granted to employees in which the terms of the award provide that a performance target that affects vesting could be achieved after the requisite service period. The amendments in this Update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Early adoption is permitted. We are currently evaluating the impact this guidance may have on our financial statements.

We reviewed all other significant newly issued accounting pronouncements and determined they are either not applicable to our business or that no material effect is expected on our financial position and results of our operations.

In April 2015, the FASB issued ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs. Debt issuance costs related to a recognized debt liability will be presented on the balance sheet as a direct deduction from the debt liability, similar to the presentation of debt discounts, rather than as an asset. Amortization of these costs will continue to be reported as interest expense. ASU 2015-03 is effective for annual and interim reporting periods beginning after December 15, 2015. Early adoption is permitted. We are currently evaluating the impact this guidance may have on our financial statements.

In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory, requiring that inventory be measured at the lower of cost and net realizable value. Net realizable value is defined as estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. This ASU is effective within annual periods beginning on or after December 15, 2016, including interim periods within that reporting period. We are currently evaluating the impact this guidance may have on our financial statements.

Valuation of Intangible Assets

We review identifiable intangible assets for impairment in accordance with ASC 350 — Intangibles —Goodwill and Other, whenever events or changes in circumstances indicate the carrying amount may not be recoverable. Our intangible assets are currently solely the costs of obtaining trademarks and patents. Events or changes in circumstances that indicate the carrying amount may not be recoverable include, but are not limited to, a significant change in the medical device marketplace and a significant adverse change in the business climate in which we operate. If such events or changes in circumstances are present, the undiscounted cash flows method is used to determine whether the intangible asset is impaired. Cash flows would include the estimated terminal value of the asset and exclude any interest charges. If the carrying value of the asset exceeds the undiscounted cash flows over the estimated remaining life of the asset, the asset is considered impaired, and the impairment is measured by reducing the carrying value of the asset to its fair value using the discounted cash flows method. The discount rate utilized is based on management’s best estimate of the related risks and return at the time the impairment assessment is made.

F-28

Accounting Policies and Estimates

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Presentation of Taxes Collected from Customers

Sales taxes are imposed on the Company’s sales to nonexempt customers. The Company collects the taxes from customers and remits the entire amounts to the governmental authorities. The Company’s accounting policy is to exclude the taxes collected and remitted from revenues and expenses.

Shipping and Handling

Shipping and handling charges billed to customers are recorded as revenue. Shipping and handling costs are recorded within cost of goods sold on the statement of operations.

Advertising

Advertising costs are expensed as incurred. Advertising expenses were $500 and $1,917 in the three and nine months ended September 30, 2015 and were $4,201 and $11,994 in the three and nine months ended September 30, 2014.

Research and Development

Research and development costs are charged to operations as incurred. Research and development expenses were $58,792 and $179,739 in the three and nine months ended September 30, 2015 and were $72,294 and $321,929 in the three and nine months ended September 30, 2014.

Revenue Recognition

The Company recognizes revenue in accordance with the SEC’s Staff Accounting Bulletin Topic 13 Revenue Recognition and ASC 605-Revenue Recognition.

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed and determinable and collectability is probable. Delivery is considered to have occurred upon either shipment of the product or arrival at its destination based on the shipping terms of the transaction. The Company’s standard terms specify that shipment is FOB Skyline and the Company will, therefore, recognize revenue upon shipment in most cases. This revenue recognition policy applies to shipments of the STREAMWAY FMS units as well as shipments of cleaning solution kits. When these conditions are satisfied, the Company recognizes gross product revenue, which is the price it charges generally to its customers for a particular product. Under the Company’s standard terms and conditions, there is no provision for installation or acceptance of the product to take place prior to the obligation of the customer. The customer’s right of return is limited only to the Company’s standard one-year warranty whereby the Company replaces or repairs, at its option, and it would be rare that the STREAMWAY FMS unit or significant quantities of cleaning solution kits may be returned. Additionally, since the Company buys both the STREAMWAY FMS units and cleaning solution kits from “turnkey” suppliers, the Company would have the right to replacements from the suppliers if this situation should occur.

Receivables

Receivables are reported at the amount the Company expects to collect on balances outstanding. The Company provides for probable uncollectible amounts through charges to earnings and credits to the valuation based on management’s assessment of the current status of individual accounts, changes to the valuation allowance have not been material to the financial statements.

F-29

Inventories

Inventories are stated at the lower of cost or market, with cost determined on a first-in, first-out basis. Inventory balances are as follows:

	September 30, 2015	December 31, 2014

Finished goods	$46,208	$88,362
Raw materials	182,994	237,556
Work-In-Process	7,688	41,449
Total	$236,890	$367,367

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the respective assets. Estimated useful asset life by classification is as follows:

	Years
Computers and office equipment	3	-	7
Leasehold improvements		5
Manufacturing tooling	3	-	7
Demo Equipment		3

The Company’s investment in Fixed Assets consists of the following:

	September 30, 2015	December 31, 2014
Computers and office equipment	$121,901	$123,708
Leasehold improvements	23,874	23,874
Manufacturing tooling	97,288	97,288
Demo Equipment	8,962	30,576
Total	252,025	275,446
Less: Accumulated depreciation	125,455	78,967
Total Fixed Assets, Net	$126,570	$196,479

Upon retirement or sale, the cost and related accumulated depreciation are removed from the balance sheet and the resulting gain or loss is reflected in operations. Maintenance and repairs are charged to operations as incurred.

Intangible Assets

Intangible assets consist of trademarks and patent costs. Amortization expense was $1,632 and $4,520 in the three and nine months ended September 30, 2015, and was $0 in the three and nine months ended September 30, 2014. The assets are reviewed for impairment annually, and impairment losses, if any, are charged to operations when identified.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740- Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and net operating loss and credit carryforwards using enacted tax rates in effect for the year in which the differences are expected to impact taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

The Company reviews income tax positions expected to be taken in income tax returns to determine if there are any income tax uncertainties. The Company recognizes tax benefits from uncertain tax positions only if it is more likely than not that the tax positions will be sustained on examination by taxing authorities, based on technical merits of the positions. The Company has identified no income tax uncertainties.

Tax years subsequent to 2011 remain open to examination by federal and state tax authorities.

F-30

Patents and Intellectual Property

On January 25th, 2014 the Company filed a non-provisional PCT Application No. PCT/US2014/013081 claiming priority from the U.S. Provisional Patent Application, number 61756763 which was filed one year earlier on January 25th, 2013. The Patent Cooperation Treaty (“PCT”) allows an applicant to file a single patent application to seek patent protection for an invention simultaneously in each of the 148 countries of the PCT, including the United States. By filing this single “international” patent application through the PCT, it is easier and more cost effective than filing separate applications directly with each national or regional patent office in which patent protection is desired.

Our PCT patent application is for the new model of the surgical fluid waste management system. We obtained a favorable International Search Report from the PCT searching authority indicating that the claims in our PCT application are patentable (i.e., novel and non-obvious) over the cited prior art. A feature claimed in the PCT application is the ability to maintain continuous suction to the surgical field while measuring, recording and evacuating fluid to the facilities sewer drainage system. This provides for continuous operation of the STREAMWAY System unit in suctioning waste fluids, which means that suction is not interrupted during a surgical operation, for example, to empty a fluid collection container or otherwise dispose of the collected fluid.

The Company holds the following granted patents in the United States and a pending application in the United States on its earlier models: US7469727, US8123731 and U.S. Publication No. US20090216205 (collectively, the “Patents”). These Patents will begin to expire on August 8, 2023.

In July 2015, Skyline Medical filed an international (PCT) patent application for its fluid waste collection system and received a favorable determination by the International Searching Authority finding that all of the claims satisfy the requirements for novelty, inventive step and industrial applicability.  Skyline anticipates that the favorable International Search Report will result in allowance of its various national applications.

Subsequent Events

In preparing these financial statements the Company evaluated for recognition or disclosure the events or transactions that occurred through November 13, 2015, the date of this filing. Except as discussed in Note 11 there were no subsequent events that required recognition or disclosure in the financial statements.

Interim Financial Statements

The Company has prepared the unaudited interim financial statements and related unaudited financial information in the footnotes in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial statements. These interim financial statements reflect all adjustments consisting of normal recurring accruals, which, in the opinion of management, are necessary to present fairly the Company’s financial position, the results of its operations and its cash flows for the interim periods. These interim financial statements should be read in conjunction with the annual financial statements and the notes thereto contained in the Form 10-K filed with the SEC on April 30, 2015. The nature of the Company’s business is such that the results of any interim period may not be indicative of the results to be expected for the entire year.

NOTE 2 – DEVELOPMENT STAGE OPERATIONS

The Company was formed April 23, 2002. Since inception to September 30, 2015, 5,203,428 shares of common stock have been issued between par value and $125.25. Operations since incorporation have been devoted to raising capital, obtaining financing, development of the Company’s product, and administrative services, customer acceptance and sales and marketing strategies.

NOTE 3 – STOCKHOLDERS’ DEFICIT, STOCK OPTIONS AND WARRANTS

The Company has an equity incentive plan, which allows issuance of incentive and non-qualified stock options to employees, directors and consultants of the Company, where permitted under the plan. The exercise price for each stock option is determined by the Board of Directors. Vesting requirements are determined by the Board of Directors when granted and currently range from immediate to three years. Options under this plan have terms ranging from three to ten years.

F-31

On August 25, 2015, the Company, in connection with a public offering (the “Offering”) of the Units, entered into an underwriting agreement (the “Underwriting Agreement”) with Dawson James Securities, Inc., as underwriter (the “Underwriter”). Pursuant to the Underwriting Agreement, the Company agreed to sell 1,666,667 Units. The public offering price for the Units was $9.00 per Unit and the purchase price for the Underwriter under the Underwriting Agreement was $8.28 per Unit, resulting in an underwriting discount and commission of $0.72 (or 8.00%) per Unit and total net proceeds to the Company before expenses of $13.8 million. The Company had granted the Underwriter an option for a period of 45 days to purchase up to an additional 250,000 Units solely to cover over-allotments. The Underwriter chose not to purchase any additional Units under the over-allotment option.

Pursuant to the Underwriting Agreement, the Company agreed to issue to the Underwriter a unit purchase option (the “Unit Purchase Option”) more fully described below. The Company had also agreed to pay the Underwriter a non-accountable expense allowance equal to 1% of the gross proceeds of the Offering (excluding any proceeds from the over-allotment option, if any), as well as to reimburse expenses incurred by the Underwriter up to $70,000.

Pursuant to the Underwriting Agreement, the Company agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches of representations and warranties contained in the Underwriting Agreement, or to contribute to payments that the Underwriter may be required to make in respect of those liabilities. The Underwriting Agreement also contains representations, warranties, conditions precedent to closing and other provisions customary for transactions of this nature.

Unit Agreement

The Units were issued pursuant to a Unit Agreement, dated August 31, 2015, between the Company and Corporate Stock Transfer, Inc. (the “Unit Agreement”). Each Unit consists of one share of common stock, par value $0.01 per share (the “Common Stock”), one share of Series B Convertible Preferred Stock and four Series A Warrants. The shares of Common Stock, the shares of Series B Convertible Preferred Stock and the Series A Warrants that comprise the Units will automatically separate on February 29, 2016, which is the six month anniversary of August 31, 2015 (the “Issuance Date”). However, the shares of Common Stock, the shares of Series B Convertible Preferred Stock and the Series A Warrants will separate prior to the expiration of such six-month anniversary if at any time after September 30, 2015, either (i) the closing price of the Company’s common stock on the NASDAQ Capital Market is greater than 200% of the Series A Warrants exercise price for a period of 20 consecutive trading days (the “Trading Separation Trigger”), (ii) all Series A Warrants in a given Unit are exercised for cash (solely with respect to the Units that include the exercised Series A Warrants) (a “Warrant Cash Exercise Trigger”) or (iii) the Units are delisted (the “Delisting Trigger”) from the NASDAQ Capital Market for any reason (any such event, a “Separation Trigger Event”). Upon the occurrence of a Separation Trigger Event, the Units will separate: (i) 15 days after the date of the Trading Separation Trigger, (ii) on the date of any Warrant Cash Exercise Trigger (solely with respect to the Units that include the exercised Series A Warrants) or (iii) the date of the Delisting Trigger, as the case may be. This separation of the Units prior to February 29, 2016 is referred to herein as an “Early Separation.”

For a description of the terms of the Series B Convertible Preferred Stock included within the Units, see “Certificate of Designation for Series B Preferred Stock” below. For a description of the terms of the Series A Warrants included within the Units, see “Series A Warrants” below.

Warrant Agreement / Series A Warrants

The Series A Warrants are issued pursuant to the Warrant Agency Agreement, dated as of August 31, 2015 between the Company and Corporate Stock Transfer, Inc. (the “Warrant Agreement”). The Series A Warrants are exercisable upon the separation of the Units, provided that all Series A Warrants in a given Unit may be exercised for cash at any time commencing 30 days after the Issuance Date. The Series A Warrants will terminate on the fifth anniversary of the Issuance Date. Each Series A Warrant is exercisable into one share of our common stock at an initial cash exercise price of $4.95 per share. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Common Stock and the exercise price.

Holders may exercise Series A Warrants by paying the exercise price in cash or, in lieu of payment of the exercise price in cash, by electing to receive a number of shares of Common Stock equal to the Black Scholes Value (as defined below) based upon the number of shares the holder elects to exercise. The number of shares of Common Stock to be delivered will be determined according to the following formula, referred to as the “Cashless Exercise.”

Total Shares = (A x B) / C

Where:

•	Total Shares is the number of shares of Common Stock to be issued upon a Cashless Exercise.

F-32

•	A is the total number of shares with respect to which the Series A Warrant is then being exercised.

•	B is the Black Scholes Value (as defined below).

•	C is the closing bid price of the Common Stock as of two trading days prior to the time of such exercise, provided that in no event may “C” be less than $0.43 per share (subject to appropriate adjustment in the event of stock dividends, stock splits or similar events affecting the Common Stock).

As defined in the Series A Warrants, “Black Scholes Value” means the Black Scholes value of an option for one share of Common Stock at the date of the applicable Cashless Exercise, as such Black Scholes Value is determined, calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to 55% of the Unit price, or $4.95 per share, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the Series A Warrant as of the applicable Cashless Exercise, (iii) a strike price equal to the exercise price in effect at the time of the applicable Cashless Exercise, (iv) an expected volatility equal to 135% and (v) a remaining term of such option equal to five years (regardless of the actual remaining term of the Series A Warrant). The Cashless Exercise feature of the Series A Warrants provides for the issuance of a number of shares of Common Stock that increases as the trading market price of the Common Stock decreases, subject to a floor price of $0.43. If all of the 7,580,040 Series A Warrants that were issued as part of the Units sold in the Offering and part of the Exchange Units issued on August 31, 2015, as described below, were exercised pursuant to a Cashless Exercise and the closing bid price of the Common Stock as of the two trading days prior to the time of such exercise was $0.43 per share or less and the Black Scholes Value was $4.326 (the Black Scholes Value as of August 28, 2015), then a total of approximately 76.3 million shares of Common Stock would be issued to the holders of such Series A Warrants.  The potential for such dilutive exercise of the Series A Warrants may depress the price of Common Stock regardless of the Company’s business performance, and could encourage short selling by market participants, especially if the trading price of the Common Stock begins to decrease.

The Series A Warrants will not be exercisable or exchangeable by the holder of such warrants to the extent (and only to the extent) that the holder or any of its affiliates would beneficially own in excess of 4.99% of the common stock of the Company, determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

In addition to (but not duplicative of) the adjustments to the exercise price and the number of shares of Common Stock issuable upon exercise of the Series A Warrants in the event of stock dividends, stock splits, reorganizations or similar events, if the Company, at any time prior to the three year anniversary of the Issuance Date:

(i)	declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to all or substantially all of the holders of shares of Common Stock (a “Distribution”), at any time after the Issuance Date, then, in each such case, the holders of the Series A Warrants will be entitled to participate in such Distribution to the same extent that the holders would have participated therein if the holder had held the number of shares of Common Stock acquirable upon complete exercise of the Series A Warrants by either paying the exercise price for such shares of Common Stock in cash in full or by exercising the Series A Warrants in full pursuant to a Cashless Exercise, whichever results in the lesser number of shares of Common Stock issued, as of the date immediately preceding the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution; or

(ii)	grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the holders of Series A Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon complete exercise of the Series A Warrant by either paying the exercise price for such shares of Common Stock in cash in full or by exercising the Series A Warrant in full pursuant to a Cashless Exercise, whichever results in the lesser number of shares of Common Stock issued, as of the date immediately preceding the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

If, at any time a Series A Warrant is outstanding, the Company consummates any fundamental transaction, as described in the Series A Warrants and generally including any consolidation or merger into another corporation, or the sale of all or substantially all of our assets, or other transaction in which the Common Stock is converted into or exchanged for other securities or other consideration, the holder of any Series A Warrants will thereafter receive, the securities or other consideration to which a holder of the number of shares of Common Stock then deliverable upon the exercise or exchange of such Series A Warrants would have been entitled upon such consolidation or merger or other transaction.

Unit Purchase Option

Pursuant to the Underwriting Agreement, the Company, in connection with the Offering, entered into a Unit Purchase Option Agreement, dated as of August 31, 2015 (the “Unit Purchase Option”), pursuant to which the Company granted the Underwriter the right to purchase from the Company up to a number of Units equal to 5% of the Units sold in the Offering (or up to 83,333 Units) at an exercise price equal to 125% of the public offering price of the Units in the Offering, or $11.25 per Unit. The Unit Purchase Option shall expire on August 25, 2018.

F-33

Unit Exchange

On February 4, 2014, the Company raised $2,055,000 in gross proceeds from a private placement of 20,550 shares of Series A Convertible Preferred Stock, par value $0.01, with a stated value of $100 per share (the “Series A Preferred Shares”) and warrants to purchase shares of the Company’s common stock. The Series A Preferred Shares and warrants were sold to investors pursuant to a Securities Purchase Agreement, dated as of February 4, 2014.

In connection with the Offering, the holders of the Series A Preferred Shares agreed to exchange all of the outstanding Series A Preferred Shares for units with the same terms as the Units (the “Exchange Units”) such that for every dollar of stated value of Series A Preferred Shares tendered the holders would receive an equivalent value of Exchange Units based on the public offering price of the Units in this offering (the “Unit Exchange”). The warrants that were issued in connection with the issuance of the Series A Preferred Shares would remain outstanding; however, the warrant amounts would be reduced so that the warrants will be exercisable into an aggregate of 84,770 shares of the Company’s common stock. The Exchange Units were exempt from registration under the Securities Act pursuant to Section m3(a)(9) thereof.

On August 31, 2015, the Company consummated the Unit Exchange whereby the Company issued a total of 228,343 Units (the “Exchange Units”) in exchange for the outstanding Series A Convertible Preferred Stock which were then cancelled. The Exchange Units were exempt from registration under the Securities Act pursuant to Section 3(a)(9) thereof.

Certificate of Designation for the Series B Convertible Preferred Stock

On August 28, 2015, the Company filed the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designation”) with the Delaware Secretary of State. The Certificate of Designation creates the Series B Convertible Preferred Stock and fixes the rights, preferences, powers, restrictions and limitations of the Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock is a component of the Units being offered pursuant to the Offering, Units that could be issued upon exercise by the Underwriter of the Unit Purchase Option described in Item 1.01 above and also part of the Exchange Units described in Item 3.02 above.

Each share of Series B Convertible Preferred Stock is convertible into one share of Common Stock (subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events) on the six month anniversary of the Issuance Date or on the date of an Early Separation. In addition, the Series B Convertible Preferred Stock will automatically convert into shares of common stock upon the occurrence of a Fundamental Transaction, subject to the beneficial ownership limitation discussed below. A “Fundamental Transaction” means that (i) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving corporation) any other person unless the shareholders of the Company immediately prior to such consolidation or merger continue to hold more than 50% of the outstanding shares of voting stock after such consolidation or merger, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and its subsidiaries, taken as a whole, to any other person, or (3) allow any other person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of the Company (not including any shares of voting stock of the Company held by the person or persons making or party to, or associated or affiliated with the persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person whereby such other person acquires more than 50% of the outstanding shares of voting stock of the Company (not including any shares of voting stock of the Company held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder), other than a Permitted Holder, is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of the Company. The term Permitted Holders means Josh Kornberg, Atlantic Partners Alliance and SOK Partners, LLC and each of their respective affiliates.

The Series B Convertible Preferred Stock will not be convertible by the holder of such preferred stock to the extent (and only to the extent) that the holder or any of its affiliates would beneficially own in excess of 4.99% of the common stock of the Company. For purposes of the limitation described in this paragraph, beneficial ownership and all determinations and calculations are determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

The Series B Convertible Preferred Stock has no voting rights, except that the holders of shares of a majority of the Series B Convertible Preferred Stock will be required to effect or validate any amendment, alteration or repeal of any of the provisions of the Certificate of Designation that materially adversely affects the powers, preferences or special rights of the Series B Convertible Preferred Stock, whether by merger or consolidation or otherwise, subject to certain exceptions set forth in the Certificate of Designations.

With respect to payment of dividends and distribution of assets upon liquidation or dissolution or winding up of the Company, the Series B Convertible Preferred Stock shall rank equal to the common stock of the Company. No sinking fund has been established for the retirement or redemption of the Series B Convertible Preferred Stock.

F-34

Cancellation of the Company’s Series A Preferred Stock.

On August 31, 2015, the Company filed the Termination Certificate for Series A Convertible Preferred Stock (the “Termination Certificate”) with the Delaware Secretary of State. After the cancellation of the Series A Convertible Preferred Stock pursuant to the Unit Exchange described in Item 3.02 above, there were no shares of Series A Convertible Preferred Stock outstanding. The Termination Certificate removed the Series A Convertible Preferred Stock from the Company’s authorized share capital, rendered the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Series A Certificate of Designation”) null and void and eliminated all matters set forth in the Series A Certificate of Designation with respect to the Series A Convertible Preferred Stock from the Certificate of Incorporation of the Company. Pursuant to the Termination Certificate, the authorized shares of Series A Convertible Preferred Stock in the Series A Certificate of Designation resumed the status of authorized but unissued and undesignated shares of preferred stock of the Company.

Redemption of Convertible Notes

In connection with the closing of the Offering, $933,074 aggregate principal amount of Convertible Notes plus interest and a 40% redeemable premium were redeemed for total payments of $1,548,792. See Note 4. Of this amount, approximately $167,031 was paid to its affiliates in redemption of their Convertible Notes.

Other Events

As a result of the consummation of the Offering and the Unit Exchange on August 31, 2015, the Company issued a total of 1,895,010 Units (1,666,667 Units sold in the Offering and 228,343 Exchange Units issued in the Unit Exchange), comprised of a total of aggregate of 1,895,010 shares of Common Stock, 1,895,010 shares of Series B Preferred Stock and 7,580,040 Series A Warrants.

As of such date, the Underwriter had the right to purchase an additional 250,000 Units pursuant to its overallotment option under the Underwriting Agreement and 83,333 Units pursuant to the Unit Purchase Option.

Accounting for share-based payment

The Company has adopted ASC 718- Compensation-Stock Compensation ("ASC 718"). Under ASC 718 stock-based employee compensation cost is recognized using the fair value based method for all new awards granted after January 1, 2006 and unvested awards outstanding at January 1, 2006. Compensation costs for unvested stock options and non-vested awards that were outstanding at January 1, 2006, are being recognized over the requisite service period based on the grant-date fair value of those options and awards, using a straight-line method. We elected the modified-prospective method under which prior periods are not retroactively restated.

F-35

ASC 718 requires companies to estimate the fair value of stock-based payment awards on the date of grant using an option-pricing model or other acceptable means. The Company uses the Black-Scholes option valuation model which requires the input of significant assumptions including an estimate of the average period of time employees will retain vested stock options before exercising them, the estimated volatility of the Company's common stock price over the expected term, the number of options that will ultimately be forfeited before completing vesting requirements, the expected dividend rate and the risk-free interest rate. Changes in the assumptions can materially affect the estimate of fair value of stock-based compensation and, consequently, the related expense recognized. The assumptions the Company uses in calculating the fair value of stock-based payment awards represent the Company's best estimates, which involve inherent uncertainties and the application of management's judgment. As a result, if factors change and the Company uses different assumptions, the Company's equity-based compensation expense could be materially different in the future.

Since the Company's common stock has no significant public trading history, and the Company has experienced no significant option exercises in its history, the Company is required to take an alternative approach to estimating future volatility and estimated life and the future results could vary significantly from the Company's estimates. The Company compiled historical volatilities over a period of 2 to 7 years of 15 small-cap medical companies traded on major exchanges and 10 mid-range medical companies on the OTC Bulletin Board and combined the results using a weighted average approach. In the case of ordinary options to employees the Company determined the expected life to be the midpoint between the vesting term and the legal term. In the case of options or warrants granted to non-employees, the Company estimated the life to be the legal term unless there was a compelling reason to make it shorter.

When an option or warrant is granted in place of cash compensation for services, the Company deems the value of the service rendered to be the value of the option or warrant. In most cases, however, an option or warrant is granted in addition to other forms of compensation and its separate value is difficult to determine without utilizing an option pricing model. For that reason the Company also uses the Black-Scholes option-pricing model to value options and warrants granted to non-employees, which requires the input of significant assumptions including an estimate of the average period the investors or consultants will retain vested stock options and warrants before exercising them, the estimated volatility of the Company's common stock price over the expected term, the number of options and warrants that will ultimately be forfeited before completing vesting requirements, the expected dividend rate and the risk-free interest rate. Changes in the assumptions can materially affect the estimate of fair value of stock-based consulting and/or compensation and, consequently, the related expense recognized.

Since the Company has limited trading history in its stock and no first-hand experience with how its investors and consultants have acted in similar circumstances, the assumptions the Company uses in calculating the fair value of stock-based payment awards represent its best estimates, which involve inherent uncertainties and the application of management's judgment. As a result, if factors change and the Company uses different assumptions, the Company's equity-based consulting and interest expense could be materially different in the future.

Valuation and accounting for options and warrants

The Company determines the grant date fair value of options and warrants using a Black-Scholes option valuation model based upon assumptions regarding risk-free interest rate, expected dividend rate, volatility and estimated term.

F-36

In January 2014 the Company issued 4,336 shares of common stock to the former CEO at $1.25 per share upon his exercising options.

In January through March 2014, 9 warrant holders exercised warrants through a cashless exercise for a total of 15,442 shares of common stock.

In January and February 2014 the Company issued warrants to purchase 21,538 shares pursuant to a February 4, 2014 private placement whereby the Company issued 20,550 shares of Series A Convertible Preferred Stock raising gross proceeds of $2,055,000. The warrants are at an exercise price of $24.38.

In February 2014 the Company issued a warrant to purchase 1,482 shares of common stock at an exercise price of $20.25 to a major shareholder Dr. Samuel Herschkowitz. The warrant is in consideration for a bridge loan extended in December 2013 that has been paid in February 2014.

On March 31, 2014, the Company issued dividends to the Purchasers of the Preferred Shares as described above. The dividends are at an annual rate of 6% of the stated value of the Preferred Shares paid on a quarterly basis in the form of common stock per a stipulated $19.50 per share. As a result 970 shares of common stock were issued to 16 holders of Preferred Shares.

In March 2014, the Company issued 4,444 shares of common stock to a warrant holder for a partial cash exercise at $11.25 per share; issued 3,333 shares to the holder via the cashless exercise of the remainder of the warrant.

In June 2014, the Company issued 3,725 shares of common stock to a warrant holder exercising cashless warrants.

On June 30, 2014, the Company issued dividends to the Purchasers of the Preferred Shares as described above. The dividends are at an annual rate of 6% of the stated value of the Preferred Shares paid on a quarterly basis in the form of common stock per a stipulated $19.50 per share. As a result 1,561 shares of common stock were issued to 16 holders of Preferred Shares.

On June 30, 2014, the Company issued a warrant to purchase 5,431 shares of common stock at an exercise price of $12.38 to SOK Partners, LLC, in consideration for a bridge loan in the form of convertible notes. On September 9, 2014 the Resale Registration Statement went into effect. The convertible note agreement provided an immediate approximately 11% reduction to the warrant agreement. Therefore, the warrant has been adjusted to purchase 4,831 shares of common stock at an exercise price of $12.38 to SOK Partners, LLC in consideration for a bridge loan.

In July 2014, the Company issued warrants to purchase 28,986 shares of common stock at an exercise price of $12.38 to two lenders in consideration for a bridge loan in the form of convertible notes. The shares above reflect approximately an 11% reduction resulting from the Resale Registration Statement that went effective September 9, 2014.

In August 2014, the Company issued warrants to purchase 61,539 of common stock at an exercise price of $24.38 to the Purchasers of the Preferred Shares. The Securities Purchase Agreement with the Preferred Shareholders stipulated that if the Company was not listed on either the NASDAQ Stock Market, the New York Stock Exchange or the NYSE MKT within 180 days of closing the agreement then warrants to purchase the above additional shares would be issued in aggregate to the Preferred Shareholders.

In August and September 2014, the Company issued warrants to purchase 37,440 shares of common stock at an exercise price of $12.38 to four lenders in consideration for a bridge loan in the form of convertible notes. The shares above reflect the approximate 11% reduction resulting from the Resale Registration Statement that went effective September 9, 2014.

On September 30, 2014, the Company issued dividends to the Purchasers of the Preferred Shares as described above. The dividends are at an annual rate of 6% of the stated value of the Preferred Shares paid on a quarterly basis in the form of common stock per a stipulated $19.50 per share. As a result 1,561 shares of common stock were issued to 16 holders of Preferred Shares.

In November 2014, the Company issued 13,700 shares of common stock, par value $0.01, in escrow for debt settlement.

On December 31, 2014, the Company issued dividends to the Purchasers of the Preferred Shares as described above. The dividends are at an annual rate of 6% of the stated value of the Preferred Shares paid on a quarterly basis in the form of common stock per a stipulated $19.50 per share. As a result 1,559 shares of common stock were issued to 16 holders of Preferred Shares.

For grants of stock options and warrants in 2014 the Company used a 1.44% to 2.75% risk-free interest rate, 0% dividend rate, 59% to 66% volatility and estimated terms of 5 to 10 years. Value computed using these assumptions ranged from $3.2006 to $13.9195 per share.

In January 2015, the Company issued a dividend adjustment to the Purchasers of the Preferred Shares as described above. Certain previous dividends paid were calculated with an exercise price of $19.50 per share, but should have been calculated at $9.75 per share. As a result 3,122 shares of common stock were issued to 16 holders of Preferred Shares.

F-37

On March 31, 2015, the Company issued dividends to the Purchasers of the Preferred Shares as described above. The dividends are at an annual rate of 6% of the stated value of the Preferred Shares paid on a quarterly basis in the form of common stock per a stipulated $9.75 per share. As a result 3,121 shares of common stock were issued to 16 holders of Preferred Shares.

On June 30, 2015, the Company issued dividends to Purchases of the Preferred Shares as described above. The dividends are at an annual rate of 6% of the stated value of the Preferred Shares paid on a quarterly basis in the form of common stock per a stipulated $9.75 per share. As a result 3,121 shares of common stock were issued to 16 holders of Preferred Shares.

For grants of stock options and warrants in 2015 the Company used a 1.63% to 2.35% risk-free interest rate, 0% dividend rate, 59% to 66% volatility and estimated terms of 5 to 10 years. Value computed using these assumptions ranged from $0.2750 to $5.5695 per share.

F-38

The following summarizes transactions for stock options and warrants for the periods indicated:

	Stock Options		Warrants
	Number of Shares	Average Exercise Price	Number of Shares	Average Exercise Price
Outstanding at December 31, 2013	385,733	$6.75	461,920	$10.50

Issued	75,683	8.12	161,375	3.81
Expired	(7,879)	23.58	(81,851)	13.54
Exercised	(4,936)	1.76	(40,722)	8.38

Outstanding at December 31, 2014	448,601	$7.51	500,722	$7.95

Issued	73,158	3.14	7,581,722	4.95
Expired	(13,804)	13.71	(1,567)	14.04
Exercised	-	-	-	-

Outstanding at September 30, 2015	507,955	$6.82	8,080,877	$5.14

At September 30, 2015, 504,788 stock options are fully vested and currently exercisable with a weighted average exercise price of $6.20 and a weighted average remaining term of 6.16 years. At September 30, 2015, 500,837 warrants are fully vested and exercisable. Stock-based compensation recognized for the nine months ending September 2015 and September 2014 was $320,334 and $440,117, respectively. The Company has $38,065 of unrecognized compensation expense related to non-vested stock options that are expected to be recognized over a weighted average period of approximately 5 months.

F-39

The following summarizes the status of options and warrants outstanding at September 30, 2015:

Range of Prices	Shares	Weighted Remaining Life
Options
$0.75	7,333	5.77
$3.10	59,681	9.76
$3.21	6,232	10.00
$3.45	7,245	9.51
$4.875	134	7.45
$5.25	2,031	6.94
$5.625	192,000	7.46
$5.925	23,206	7.47
$6.00	123,998	6.88
$6.50	3,845	9.26
$6.60	5,332	6.32
$8.25	3,636	9.01
$9.9375	3,019	7.79
$10.50	3,238	7.79
$11.25	13,666	7.35
$12.75	67	7.61
$13.875	2,160	8.51
$17.25	40,261	8.44
$18.75	3,334	8.40
$20.25	4,940	8.26
$21.75	1,336	8.02
$23.85	1,260	8.01

	507,955
Warrants
$0.75	400	0.19
$4.95	7,580,040	4.92
$6.00	102,857	2.45
$9.00	2,666	2.32
$9.75	63,227	3.85
$11.25	203,801	2.27
$12.375	71,257	3.86
$12.38	5,557	4.11
$13.50	4,444	2.72
$14.85	23,612	2.66
$20.25	1,481	3.38
$24.375	21,535	3.35
	8,080,877

Stock options and warrants expire on various dates from December 2015 to September 2025.

F-40

The shareholders approved an increase in authorized shares to 1,066,067 shares in an annual shareholder meeting held on June 22, 2010 and approved an increase in authorized shares to 2,666,667 shares in a special shareholder meeting held on September 7, 2011.

The shareholders approved an increase in authorized shares to 4,000,000 shares in a special shareholder meeting held on January 15, 2013.

The shareholders approved an amendment of the Company’s 2012 Stock Incentive Plan to increase the reserve of shares authorized for issuance to 666,667 shares and to increase the threshold of limitation on certain grants to 266,667 shares on April 15, 2013.

An increase from 4,000,000 to 10,666,667 authorized shares, and an amendment of the Company’s 2012 Stock Incentive Plan to increase the reserve of shares authorized for issuance to 1,333,334 shares was approved at the September 10, 2013 annual meeting.

On July 24, 2015, an amendment to the Certificate of Incorporation became effective, pursuant to which the authorized common stock was to 100,000,000 shares of common stock and the authorized preferred stock was increased to 20,000,000 shares.

Stock Options and Warrants Granted by the Company

The following table is the listing of stock options and warrants as of September 30, 2015 by year of grant:

Stock Options:

Year	Shares	Price
2011	11,666		$0.75
2012	126,029	5.25	–	6.00
2013	238,088	4.875	–	25.613
2014	59,013	6.50	–	18.75
2015	73,158	3.10	–	3.45
Total	507,955	$ .75	–	25.613

Warrants:

Year	Shares	Price
2010	400		0.75
2011	-		–
2012	69,801		11.25
2013	267,579	6.00	–	14.85
2014	161,375	12.375	–	24.375
2015	7,581,722	$4.95	–	9.75
Total	8,080,877	$0.75	–	24.375

F-41

NOTE 4 – SHORT-TERM NOTES PAYABLE

From July through September 2014, we entered into a series of securities purchase agreements pursuant to which we issued approximately $1.8 million original principal amount (subsequently reduced to approximately $1.6 million aggregate principal amount in accordance with their terms) of convertible promissory notes (the “2014 Convertible Notes”) and warrants exercisable for shares of our common stock for an aggregate purchase price of $1,475,000. Of this amount, we issued to SOK Partners, LLC, an affiliate of the Company, $122,196 original principal amount of the 2014 Convertible Notes and warrants exercisable for 5,431 shares of our common stock for an aggregate purchase price of $100,000. In April and May 2015, we issued and sold to a private investor additional Convertible Notes in an aggregate original principal amount of $275,000 for an aggregate purchase price of $250,000, containing terms substantially similar to the 2014 Convertible Notes (the “2015 Convertible Notes” and, together with the 2014 Convertible Notes, the “Convertible Notes”). No warrants were issued with the 2015 Convertible Notes.

Under a provision in the existing agreements, upon effectiveness of a resale registration statement covering certain shares, on September 9, 2014, the principal amount of the notes was reduced by 11%, to $1,603,260 and the number of Warrants was reduced by 11%, to 71,257 shares.

As of June 30, 2015, $927,663 aggregate principal amount of Convertible Notes, plus accrued and unpaid interest thereto, have been converted into shares of our common stock and $933,073 aggregate principal amount of Convertible Notes remained outstanding.

In connection with the Offering, the holders of the Convertible Notes agreed to not exercise their right to convert the Convertible Notes into shares of the Company’s common stock, in exchange for the Company’s agreement to redeem all of the outstanding Convertible Notes promptly following the consummation of the Offering at a redemption price equal to 140% of the principal amount, plus accrued and unpaid interest to the redemption date. On August 31, 2015, the closing date of the offering, the Company redeemed the remaining $933,074 aggregate principal amount of Convertible Notes plus interest and a 40% redeemable premium, for a total payment of $1,548,792. Of this amount, approximately $167,031 was paid to its affiliates in redemption of their Convertible Notes. Each holder of the Convertible Notes agreed to the foregoing terms and entered into an Amendment to Senior Convertible Notes and Agreement with the Company. As of September 30, 2015 none of the Convertible Notes were outstanding.

NOTE 5 - LOSS PER SHARE

The following table presents the shares used in the basic and diluted loss per common share computations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Numerator:
Net loss available in basic and diluted calculation	$(1,116,402)	$(1,115,221)	$(2,527,524)	$(4,468,170)

Denominator:
Weighted average common shares outstanding-basic	3,936,126	2,984,335	3,435,700	2,967,483

Effect of diluted stock options and warrants (1)	-	-	-	-

Weighted average common shares outstanding-basic	3,936,126	2,984,335	3,435,700	2,967,483

Loss per common share basic and diluted	$(0.28)	$(0.37)	$(0.74)	$(1.51)

(1) The number of shares underlying options and warrants outstanding as of September 30, 2015 and September 30, 2014 are 8,588,832 and 945,220 respectively. The number of underlying Series B preferred shares outstanding is 1,895,010. The effect of the shares that would be issued upon exercise of such options and warrants has been excluded from the calculation of diluted loss per share because those shares are anti-dilutive.

NOTE 6 – INCOME TAXES

The provision for income taxes consists of an amount for taxes currently payable and a provision for tax consequences deferred to future periods.  Deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

F-42

There is no income tax provision in the accompanying statements of operations due to the cumulative operating losses that indicate a 100% valuation allowance for the deferred tax assets and state income taxes is appropriate.

During September 2013, the Company experienced an "ownership change" as defined in Section 382 of the Internal Revenue Code which could potentially limit the ability to utilize the Company’s net operating losses (NOLs). The general limitation rules allow the Company to utilize its NOLs subject to an annual limitation that is determined by multiplying the federal long-term tax-exempt rate by the Company’s value immediately before the ownership change.

At September 30, 2015, the Company had approximately $22.3 million of gross NOLs to reduce future federal taxable income, the majority of which are expected to be available for use in 2016, subject to the Section 382 limitation described above. The federal NOLs will expire beginning in 2022 if unused. The Company also had approximately $12.5 million of gross NOLs to reduce future state taxable income at September 30, 2015, which will expire in years 2022 through 2034 if unused. The Company's net deferred tax assets, which include the NOLs, are subject to a full valuation allowance. At September 30, 2015, the federal and state valuation allowances were $9.5 million and $0.4 million, respectively.

The valuation allowance has been recorded due to the uncertainty of realization of the benefits associated with the net operating losses. Future events and changes in circumstances could cause this valuation allowance to change.

The components of deferred income taxes at September 30, 2015 and December 31, 2014 are as follows:

	September 30, 2015	December 31, 2014
Deferred Tax Asset:
Net Operating Loss	$9,307,000	$7,919,000
Other	628,000	1,150,000
Total Deferred Tax Asset	9,935,000	9,069,000
Less Valuation Allowance	9,935,000	9,069,000
Net Deferred Income Taxes	$—	$—

F-43

NOTE 7 – RENT OBLIGATION

The Company leases its principal office under a lease that can be cancelled after three years with proper notice per the lease and an amortized schedule of adjustments that will be due to the landlord. The lease extends five years and expires January 2018. In addition to rent, the Company pays real estate taxes and repairs and maintenance on the leased property. Rent expense was $15,900 and $50,156 for the three and nine months ended September 30, 2015 and was $15,719 and $46,321 for the three and nine months ended September 30, 2014 respectively.

The Company’s rent obligation for the next five years is as follows:

2015	$9,250
2016	$38,000
2017	$39,000
2018	$3,600
2019	$-

NOTE 8 – LIABILITY FOR EQUITY-LINKED FINANCIAL INSTRUMENTS

The Company adopted ASC 815- Derivatives and Hedging (“ASC 815”) on January 1, 2009. ASC 815 mandates a two-step process for evaluating whether an equity-linked financial instrument or embedded feature is indexed to the entity's own stock. It was effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years, which was the Company's first quarter of 2009. Many of the warrants issued by the Company contain a strike price adjustment feature, which upon adoption of ASC 815, changed the classification (from equity to liability) and the related accounting for warrants with a $479,910 estimated fair value of as of January 1, 2009. An adjustment was made to remove $486,564 from paid-in capital (the cumulative values of the warrants on their grant dates), a positive adjustment of $6,654 was made to accumulated deficit, representing the gain on valuation from the grant date to January 1, 2009, and $479,910 was booked as a liability. The warrants issued in 2011 do not contain a strike price adjustment feature and, therefore, are not treated as a liability.

The January 1, 2009 valuation was computed using the Black-Scholes valuation model based upon a 2.5-year expected term, an expected volatility of 63%, an exercise price of $34.50 per share, a stock price of $26.25, a zero dividend rate and a 1.37% risk free interest rate. Subsequent to January 1, 2009 these warrants were re-valued at the end of each quarter and a gain or loss was recorded based upon their increase or decrease in value during the quarter. Likewise, new warrants that were issued during 2009 and 2010 were valued, using the Black-Scholes valuation model on their date of grant and an entry was made to reduce paid-in capital and increase the liability for equity-linked financial instruments. These warrants were also re-valued at the end of each quarter based upon their expected life, the stock price, the exercise price, assumed dividend rate, expected volatility and risk free interest rate. A significant reduction in the liability was realized in 2010 primarily due to a reduction from $37.50 to $16.50 per share in the underlying stock price. The Company realized a slight increase in the liability for existing warrants during the first quarter of 2012. In 2013 there was a significant decrease in the liability primarily due to current expirations and the amount of warrants reaching expiration in the near term. In 2014, all warrants expired and the liability was reduced to zero.

F-44

The inputs to the Black-Scholes model during 2009 through 2014 were as follows:

Stock price	$3.75	to	$37.50
Exercise price	$ .75	to	$25.613
Expected life (years)	2.0	to	6.5
Expected volatility		59%
Assumed dividend rate		- %
Risk-free interest rate	.13%	to	2.97%

The original valuations, annual gain/(loss) and end of year valuations are shown below:

	Initial Value	Annual Gain (Loss)	Value at 12/31/09	2010 Gain (Loss)	Value at 12/31/10	2011 Gain (Loss)	Value at 12/31/2011	2012 Gain (Loss)	Value at12/31/2012	2013 Gain (Loss)	Value at12/31/2013	2014 Gain (Loss)	Value at 12/31/2014

January 1, 2009 adoption	$479,910	$(390,368)	$870,278	$868,772	$1,506	$(88,290)	$89,796	$(21,856)	$111,652	$100,053	$11,599	$11,599	$-
Warrants issued in quarter ended 6/30/2009	169,854	20,847	149,007	147,403	1,604	(4,689)	6,293	6,293	-	-	-	-	-
Warrants issued in quarter ended 9/30/2009	39,743	(738)	40,481	40,419	62	(1,562)	1,624	910	714	714	-	-	-
Warrants issued in quarter ended 12/31/2009	12,698	617	12,081	12,053	28	(724)	752	415	337	337	-	-	-
Subtotal	702,205		1,071,847
Warrants issued in quarter ended 3/31/2010	25,553			25,014	539	(5,570)	6,109	3,701	2,408	2,408	-	-	-
Warrants issued in quarter ended 6/30/2010	31,332			30,740	592	(6,122)	6,714	6,083	631	631	-	-	-
Warrants issued in quarter ended 9/30/2010	31,506			20,891	10,615	(44,160)	54,775	1,338	53,437	53,437	-	-	-
Total	$790,596	$(369,642)	$1,071,847	$1,145,292	$14,946	$(151,117)	$166,063	$(3,116)	$169,179	$157,580	$11,599	$11,599	$-

NOTE 9 – RELATED PARTY TRANSACTIONS

The Audit Committee has the responsibility to review and approve all transactions to which a related party and the Company may be a party prior to their implementation, to assess whether such transactions meet applicable legal requirements.

Convertible Note Issuances to Dr. Samuel Herschkowitz and SOK Partners, LLC

On September 11, 2013, both the Herschkowitz Note and the SOK Note (each as defined below in this Note 9) were converted in full by the holders thereof at $0.014 per share. The principal and interest balance of the Herschkowitz Note of $314,484 was converted into 299,509 shares of common stock. The principal and interest balance of the SOK Note of $680,444 was converted into 648,050 shares of common stock. The collateral that secured these notes was released back to the Company.

The remaining disclosure of this Note 9 provides historical information regarding the Herschkowitz Note, the SOK Note and certain other convertible note issuances.

On March 28, 2012, the Company, entered into a Convertible Note Purchase Agreement, dated as of March 28, 2012 (the “SOK Purchase Agreement”) with SOK Partners, LLC (“SOK Partners”), and an investment partnership. Josh Kornberg, who is the Company’s Chief Executive Officer and interim Chairman of the Board, and Dr. Samuel Herschkowitz are affiliates of the manager of SOK Partners and Ricardo Koenigsberger, a director, is a holder of membership units of SOK Partners. Pursuant to the SOK Purchase Agreement, the Company issued a 20.0% convertible note due August 2012 in the principal amount of up to $600,000. Principal and accrued interest on the note is due and payable on August 28, 2012. The Company’s obligations under the note are secured by the grant of a security interest in substantially all tangible and intangible assets of the Company. The SOK Purchase Agreement and the note included customary events of default that include, among other things, non-payment defaults, covenant defaults, inaccuracy of representations and warranties, cross-defaults to other indebtedness and bankruptcy and insolvency defaults. The occurrence of an event of default would have resulted in the acceleration of the Company’s obligations under the note, and interest rate of twenty-four (24%) percent per annum accrues if the note had not been paid when due.

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On March 28, 2012, the Company received an advance of $84,657 under the note, including a cash advance of $60,000 net of a prepayment of interest on the first $300,000 in advances under the note. The holder of the note was entitled to convert the note into shares of common stock of the Company at an initial conversion price per share of $4.88 per share, subject to adjustment in the event of (1) certain issuances of common stock or convertible securities at a price lower than the conversion price of the note, and (2) recapitalizations, stock splits, reorganizations and similar events. In addition, the Company is required to issue two installments of an equity bonus to SOK Partners in the form of common stock valued at the rate of $4.88 per share. In March 2012, the Company issued the first equity bonus to SOK Partners, consisting of 61,539 shares of common stock, with a second installment due within five business days after SOK Partners has made aggregate advances under the note of at least $300,000. In May 2012 the Company issued the second installment consisting of 61,539 shares of common stock subsequent to SOK Partners surpassing the aggregate advances of $300,000. Until the maturity date of the note, if the Company obtained financing from any other source without the consent of SOK Partners, then the Company is required to issue additional bonus equity in an amount equal to $600,000 less the aggregate advances on the note made prior to the breach. The principal balance of the SOK Note was $357,282 as of December 31, 2012.

As long as any amount payable under the SOK Note remained outstanding, SOK Partners or its designee were entitled to appoint a new member to the Company’s Board of Directors, to be appointed upon request. Ricardo Koenigsberger was appointed to the Board by SOK Partners on June 25, 2012.

On March 28, 2012, the Company signed an Amended and Restated Note Purchase Agreement, dated as of December 20, 2011, with Dr. Samuel Herschkowitz (as amended, the “Herschkowitz Purchase Agreement”). Pursuant to the Herschkowitz Purchase Agreement, the Company issued a 20.0% convertible note due June 20, 2012 in the principal amount of $240,000 for previous advances under the note. The Company’s obligations under the note were secured by the grant of a security interest in substantially all tangible and intangible assets of the Company. The Company has previously issued to Dr. Herschkowitz an equity bonus consisting of 20,623 shares of common stock. An additional 100,000 shares were transferred to Dr. Herschkowitz effective in April 2012, upon the occurrence of an event of default on the note. On August 13, 2012, the Company entered into a settlement and forbearance agreement described below, relating to the defaults under the Herschkowitz Note and other matters.

As long as any amount payable under the Herschkowitz Note remained outstanding, Dr. Herschkowitz or his designee was entitled to appoint a special advisor to the Company’s Board of Directors, to be appointed as a member of the Board upon request. Pursuant to this authority, Josh Kornberg was appointed to the Board on March 9, 2012. In addition, pursuant to this authority, Mr. Koenigsberger was appointed to the Board on June 25, 2012.

Pursuant to a letter dated April 20, 2012, Dr. Herschkowitz advised the Company of the occurrence of numerous events of default under the terms of the Herschkowitz Note and the Herschkowitz Note Purchase Agreement. As a result of such events of default, Dr. Herschkowitz asserted significant rights as a secured creditor of the Company, including his rights as a secured creditor with a security interest in substantially all assets of the Company. Without a settlement relating to the defaults and other matters, Dr. Herschkowitz could have taken action to levy upon the Company’s assets, including patents and other intellectual property.

In addition, the Company and Atlantic Partners Alliance LLC (“APA”) were parties to a letter agreement dated March 14, 2012, providing APA and its affiliates (including Dr. Herschkowitz and SOK) with rights to avoid dilution relating to additional issuances of equity securities by the Company through July 14, 2012, evidencing the parties’ intent that APA would be provided with significant protection against dilution. This protection was in recognition of APA’s investments in the Company involving a high degree of risk and the Company’s contemplated need for restructuring its indebtedness, which were anticipated to result, and have resulted, in significant dilution. The parties acknowledged that Dr. Herschkowitz and SOK would not have made their historical cash investments in the Company to the same degree had the dilution protection not been provided, and the investments by these parties have enabled the Company to avoid insolvency. Since the respective dates of the Herschkowitz Note Purchase Agreement and the SOK Note Purchase Agreement, the Company has issued in excess of 213,334 shares of common stock to parties other than APA and its affiliates, resulting in significant dilution.

Effective August 15, 2012, the Company entered into a letter agreement with Dr. Herschkowitz, APA and SOK (the “Forbearance Agreement”). Under the Forbearance Agreement, among other things, (i) Dr. Herschkowitz agreed to forbear from asserting his rights as a secured creditor to substantially all of the Company’s assets, resulting from the Company’s defaults; (ii) the Company issued an aggregate 353,334 shares of common stock to Dr. Herschkowitz and SOK and adjusted the conversion price of their convertible notes to $1.05 per share from $4.88 per share, to satisfy the Company’s obligations to adjust for dilution under the March 14, 2012 letter agreement; (iii) Dr. Herschkowitz and SOK agreed to extend the maturity of their notes to December 31, 2012; (iv) the Company agreed to pay certain compensation to Dr. Herschkowitz upon the achievement of financial milestones; and (v) Dr. Herschkowitz clarified and waived certain of his rights, including the right to interest at a penalty rate upon default.

In the Forbearance Agreement, Dr. Herschkowitz agreed to forbear from exercising any of his rights arising under the Herschkowitz Note or the Herschkowitz Note Purchase Agreement with respect to the existing defaults against the Company, subject to the limitations set forth in the letter agreement and without releasing or waiving any future breach of the letter agreement. He further agreed to forbear from exercising any rights with respect to events of default, security interests in the collateral and other similar remedies against the Company or his interests under the Herschkowitz Note or the Herschkowitz Note Purchase Agreement until the occurrence of an event of default under the Herschkowitz Note: (a) that does not constitute an existing default; and (b) occurs and accrues after the effective date of the letter agreement.

Dr. Herschkowitz and the Company acknowledged that 100,000 shares of the Company’s common stock, constituting the “penalty shares” under the Herschkowitz Note Purchase Agreement, were delivered to Dr. Herschkowitz in April 2012 as provided in the Herschkowitz Note Purchase Agreement upon an event of default. Notwithstanding a provision that would have increased the rate of interest from 20% to 24% upon an event of default, Dr. Herschkowitz agreed that the Company would not pay the increased rate of interest but would accrue interest at 20% until a subsequent event of default.

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Under the Forbearance Agreement, the Herschkowitz Note and the SOK Note were amended as follows: (i) the due dates of the notes were extended to December 31, 2012 from the previous due dates of June 20, 2012 and August 28, 2012, respectively; (ii) Dr. Herschkowitz will release his security agreement after payment of all currently outstanding promissory notes to parties other than SOK; and (iii) the Herschkowitz Note was amended to add certain events of default relating to judgments against the Company or other creditors taking action with respect to the collateral. In consideration of the extension additional milestone fees were revised as described below. Pursuant to a Forbearance and Settlement Agreement with these parties dated August 15, 2012, as subsequently amended, the due date of these notes were extended to August 31, 2013.

APA and its affiliates agreed to terminate the letter agreement regarding dilution dated March 14, 2012. In consideration of the various provisions of the letter agreement and in recognition of the understanding of the parties regarding dilution and the agreements of APA and its affiliates to forbear and to extend the due dates of the notes, the Company (i) issued 176,667 shares to Dr. Herschkowitz, (ii) issued 176,667 shares to SOK, and (iii) the conversion price of the Herschkowitz Note and the SOK Note, respectively was changed to $1.05 per share from $4.88 per share.

In the event that the Company consummated the following series of transactions on or prior to June 30, 2013: (i) a merger or similar transaction with a public shell company, (ii) raising between $2 million and $4 million through an offering of the securities of the public shell company concurrent with or subsequent to the shell merger; and (iii) listing the Company’s shares on NASDAQ pursuant to an underwritten offering of the Company’s securities resulting in gross proceeds of between $5 million and $30 million, then the Company would have been required to deliver to Dr. Herschkowitz the following compensation: (A) $75,000 upon consummating the shell merger, (B) $150,000 upon consummating the qualifying financing round; and (C) 3% of the gross proceeds of the NASDAQ underwriting, which payment shall under no circumstances be less than $200,000 or greater than $1,000,000. The Company was also required to reimburse Dr. Herschkowitz at his actual out-of-pocket cost for reasonable expenses incurred in connection with the shell transactions, with a maximum limit of $10,000 for such expenses.

In connection with the extension of the due date for the Herschkowitz Note and the SOK Note on March 6, 2013, the milestone fees were revised. The following fees were payable to Dr. Herschkowitz in the event that the Company consummates the following series of transactions on or prior to December 31, 2013: (i) financing raising not less than $1 million, compensation of $75,000; (ii) a going private transaction, compensation of $200,000; and (iii) 3% of the gross proceeds of the NASDAQ underwriting, which payment shall under no circumstances be less than $200,000 or greater than $3,000,000. In May 2013 Dr. Herschkowitz received $75,000 after the Company surpassed raising $1 million. On January 6, 2014 a side-letter to the forbearance agreement was signed between Dr. Herschkowitz and the Company. Skyline agreed that the private offering for its Series A Convertible Preferred Stock, plus any future offering of any class of its preferred stock, shall be considered a NASDAQ underwriting for purposes of Section 8(e) of the Forbearance Agreement. As such Dr. Herschkowitz received $200,000 or 3% of the gross proceeds of any such offering per the terms of Section 8(e) of the Forbearance Agreement. In addition, any listing of the Company’s shares on the New York Stock Exchange shall qualify as a NASDAQ underwriting under the Forbearance Agreement. For the avoidance of doubt, the payment in the aggregate for all offerings qualifying as a NASDAQ underwriting shall under no circumstances be less than $200,000 or greater than $1,000,000. Section 8(e) of the Forbearance Agreement will apply to any transactions consummated by Skyline on or before June 30, 2014.

As a result of the transactions under the Forbearance Agreement and other investments, Dr. Herschkowitz, SOK and their affiliates currently own shares of common stock and securities representing beneficial ownership of approximately 49% of the Company’s outstanding common stock, giving such parties significant control over election of the Board of Directors and other matters.

On November 6, 2012, the Company issued and sold convertible promissory notes in the total principal amount of $156,243 to Dr. Herschkowitz and certain of his assignees.  The Company issued to these parties an aggregate 20,833 shares of common stock in consideration of placement of the notes. The notes bear interest at a rate of 20% per annum and are secured by a security interest in the Company’s accounts receivable, patents and certain patent rights and are convertible into common stock upon certain mergers or other fundamental transactions at a conversion price based on the trading price prior to the transaction. The proceeds from this transaction were used to pay off approximately $155,000 in principal amount of secured indebtedness. Such notes were converted in April 2013 into 13,889 shares of common stock at $7.50 per share.

In December 2013 the Company received an additional $300,000 in debt financing from SOK Partners under a non-convertible grid note due February 28, 2014, with 10% interest based on a 365 day year. Dr. Herschkowitz received 10% of the gross proceeds in advance, and the Company received $250,000 in three tranches in December 2013. In January 2014, the Company received an additional $20,000 from SOK Partners completing the grid note maximum. Should the company default on the note the interest rate will increase to 20% interest based on a 365 day year. In February 2014, the Company wired $305,589.04 to SOK Partners in complete payment of the grid note, including interest.

In connection with the sale of the Preferred Shares on February 4, 2014 as described in Note 3, Josh Kornberg, our CEO, was one of the Purchasers. Mr. Kornberg purchased 19,231 Preferred Shares for a purchase price of $25,000 and received warrants to purchase 52 shares of common stock. As described in Note 1 under “Recent Developments,” in connection with the Company’s proposed offering of Units, the holders of a majority of the Preferred Shares, including Mr. Kornberg, have, as of July 20, 2015, agreed to exchange all of the outstanding Preferred Shares for units with the same terms as the Units (the “Exchange Units”).

On July 23, 2014, the Company entered into the a securities purchase agreement pursuant to which the Company agreed to issue and sell convertible notes and warrants to SOK, under the terms described in Note 4 of this Report. SOK’s note (the “SOK Note”) had an original principal amount of $122,196, and the warrant issued to SOK (the “SOK Warrant”) was to initially acquire up to 5,431 additional shares of Common Stock for an aggregate purchase price of $100,000 (with a reduced principal amount as described below representing an approximately 8.7% original issue discount). Under a provision in the existing agreements, upon effectiveness of a resale registration statement covering certain shares, on September 9, 2014, the principal amount of the SOK Note was reduced to $108,696 and the number of SOK Warrants was reduced to 4,831 shares. As described in Note 4 in connection with the Offering, the holders of the Convertible Notes agreed to not exercise their right to convert the Convertible Notes into shares of the Company’s common stock, in exchange for the Company’s agreement to redeem all of the outstanding Convertible Notes promptly following the consummation of the Offering at a redemption price equal to 140% of the principal amount, plus accrued and unpaid interest to the redemption date. During September 2015, the Company redeemed all of the convertible notes for approximately $1.5 million to which approximately $167,031 was paid to the affiliates.

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Note 10 – Retirement Savings Plan

We have a pre-tax salary reduction/profit-sharing plan under the provisions of Section 401(k) of the Internal Revenue Code, which covers employees meeting certain eligibility requirements. In fiscal 2015 and 2014, we matched 100%, of the employee’s contribution up to 4% of their earnings. The employer contribution was $7,021 and $21,735 for the three and nine months ending September 30, 2015 and was $14,102 and $29,596 for the three and nine months ending September 30, 2014, respectively.

Note 11 – Commitments and Contingencies

Darryl C. Demaray, Brady P. Farrell, Christopher S. Howell and Ronald W. Walters v. Skyline Medical Inc. On April 29, 2015, the plaintiffs filed an action in District Court in Dakota County, Minnesota against the Company. The four plaintiffs were former employees of the Company who were engaged as a Regional Sales Manager. The Company has attended mediation and reached a settlement agreement with all of the parties. In total, including legal and other fees, the Company has agreed to pay $271,236.

Note 12 – Supplemental Cash Flow Data

Cash payments for interest were $226,960 and $237,121 for the three and nine months ended September 30, 2015 and were $21,627 and $43,233 for the three and nine months ended September 30, 2014.

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Offer to Exchange NEW UNITS CONSISTING OF Shares of Common Stock, SERIES B WARRANTS AND SERIES C WARRANTS

FOR EXISTING UNITS CONSISTING OF SHARES OF COMMON STOCK, SHARES OF SERIES b preferred stock and series a warrants

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN TIME,

ON FEBRUARY 22, 2016, UNLESS EXTENDED

(SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED,

THE “EXPIRATION DATE”).

————————

PROSPECTUS

————————

Dealer Manager

SOURCE CAPITAL GROUP, INC.

The date of this prospectus is       , 2016.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

We are a Delaware corporation and certain provisions of the Delaware Statutes and our bylaws provide for indemnification of our officers and directors against liabilities that they may incur in such capacities. A summary of the circumstances in which indemnification is provided is discussed below, but this description is qualified in its entirety by reference to our bylaws and to the statutory provisions.

Section 145 of the Delaware General Corporation Law provides for, under certain circumstances, the indemnification of our officers, directors, employees and agents against liabilities that they may incur in such capacities. A summary of the circumstances in which such indemnification provided for is contained herein, but that description is qualified in its entirety by reference to the relevant Section of the Delaware General Corporation Law.

In general, the statute provides that any director, officer, employee or agent of a corporation may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in a proceeding (including any civil, criminal, administrative or investigative proceeding) to which the individual was a party by reason of such status. Such indemnity may be provided if the indemnified person’s actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in or not opposed to our best interest; and (iii) with respect to any criminal action, such person had no reasonable cause to believe the actions were unlawful. Unless ordered by a court, indemnification generally may be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the stockholders that the applicable standard of conduct was met by the individual to be indemnified.

The statutory provisions further provide that to the extent a director, officer, employee or agent is wholly successful on the merits or otherwise in defense of any proceeding to which he was a party, he is entitled to receive indemnification against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the proceeding.

Indemnification in connection with a proceeding by or in the right of the Company in which the director, officer, employee or agent is successful is permitted only with respect to expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in our best interest and must not have been adjudged liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper. Indemnification is otherwise prohibited in connection with a proceeding brought on behalf of the Company in which a director is adjudged liable to us, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

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Delaware law authorizes us to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to us a written agreement to repay such advances if it is determined that he is not entitled to be indemnified by us.

The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses does not exclude other rights under our certificate of incorporation, corporate bylaws, resolutions of our stockholders or disinterested directors, or otherwise. These indemnification provisions continue for a person who has ceased to be a director, officer, employee or agent of the corporation and inure to the benefit of the heirs, executors and administrators of such persons.

The statutory provision cited above also grants the power to the Company to purchase and maintain insurance policies that protect any director, officer, employee or agent against any liability asserted against or incurred by him in such capacity arising out of his status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it.

Article 8 of our certificate of incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

We have purchased directors’ and officers’ liability insurance in order to limit the exposure to liability for indemnification of directors and officers, including liabilities under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

See “Exhibit Index” below, which follows the signature pages to this registration statement.

ITEM 22. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a)	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, an increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)	For the purpose of determining any liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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(7)

To requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8)

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Eagan, on February 11, 2016.

SKYLINE MEDICAL INC.

By:	/s/ Joshua Kornberg
Joshua Kornberg
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Joshua Kornberg	President, Chief Executive Officer (principal executive officer) and Interim Chairman of the Board	February 11, 2016
Joshua Kornberg

/s/ Bob Myers	Chief Financial Officer (principal financial and accounting officer)	February 11, 2016
Bob Myers

Thomas J. McGoldrick	Director	February 11, 2016
*

Andrew P. Reding	Director	February 11, 2016
*

Richard Taney	Director	February 11, 2016
*

* /s/ Joshua Kornberg
Joshua Kornberg as attorney-in-fact

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EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Dealer Manager Agreement with Source Capital Group, Inc.
2.1	Agreement and Plan of Merger, dated December 16, 2013, between Skyline Medical Inc., a Minnesota corporation, and the registrant (1)
3.1	Certificate of Incorporation (1)
3.2	Certificate of Amendment to Certificate of Incorporation regarding reverse stock split, filed with the Delaware Secretary of State on October 20, 2014 (20)
3.3	Certificate of Amendment to Certificate of Incorporation regarding increase in share capital, filed with the Delaware Secretary of State on July 24, 2015(18)
3.4	Bylaws (19)
3.5	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (23)
4.1	Form of Warrant (2)
4.2	Form of Warrant (7)
4.3	Form of Warrant (11)
4.4	Form of Warrant (15)
4.5	Form of Warrant (16)
4.6	Amended and Restated 2012 Stock Incentive Plan (3)
4.7	Form of Senior Convertible Note (21)
4.8	Form of Warrant issued to investors of Convertible Notes (21)
4.9	Form of Registration Rights Agreement (21)
4.10	Form Waiver and Consent of, and Notice to, Holder of Preferred Stock of the registrant (21)
4.11	Form of Series A Warrant Agency Agreement by and between Skyline Medical Inc. and Corporate Stock Transfer, Inc. and Form of Warrant Certificate (23)
4.12	Specimen certificate evidencing shares of Common Stock (25)
4.13	Form of Series A Warrant Certificate (included as part of Exhibit 4.11)
4.14	Form of Unit Purchase Option issued in connection with offering of Units (24)
4.15	Form of Exchange Agreement with Holders of Series A Preferred Stock (22)
4.16	Form of Amendment to Senior Convertible Notes and Agreement by and Between Skyline Medical Inc. and Senior Convertible Notes (22)
4.17	Form of specimen certificate evidencing shares of Series B Convertible Preferred Stock (24)
4.18	Form of Unit Agreement (including form of Unit Certificate) (23)
4.19*	Form of Warrant Agency Agreement by and between Skyline Medical Inc. and Forms of Warrant Certificates for Series B Exchange Warrant and Series C Reset Warrant
4.20*	Form of Series B Exchange Warrant Certificate (included as part of Exhibit 4.19)
4.21*	Form of Series C Reset Warrant Certificate (included as part of Exhibit 4.19)
4.22*	Form of Exchange Agent Agreement by and between Skyline Medical Inc. and Corporate Stock Transfer, Inc.
5.1*	Opinion of Maslon LLP
10.1	Form of Securities Purchase Agreement, dated as of February 4, 2014, by and among the registrant and certain Purchasers (2)
10.2	Settlement Agreement and Mutual General Release dated September 18, 2013, entered into by and among Kevin Davidson, Skyline Medical Inc., Atlantic Partners Alliance, LLC, SOK Partners, LLC, Joshua Kornberg and Dr. Samuel Herschkowitz (4)
10.3	Amended and Restated Executive Employment Agreement with Joshua Kornberg, signed on June 17, 2013 and effective March 14, 2013 (6)
10.4	BioDrain Medical, Inc., 2012 Stock Incentive Plan Restricted Stock Award Agreement with Joshua Kornberg, signed on June 17, 2013 and effective March 14, 2013 (6)
10.5	Form of Convertible Promissory Note (7)
10.6	Promissory Note in the Principal amount of $100,000 in favor of Brookline Group, LLC, dated as of March 8, 2013 (9)
10.7	Form of Securities Purchase Agreement (11)
10.8	Office Lease Agreement between the registrant and Roseville Properties Management Company, as agent for Lexington Business Park, LLC (12)

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Exhibit Number	Description
10.9	Form of Non-Qualified Stock Option Agreement under the 2012 Stock Incentive Plan (13)
10.10	Employment Agreement with Josh Kornberg dated August 13, 2012 (13)
10.11	Non-Qualified Stock Option Agreement with Josh Kornberg dated August 13, 2012 (13)
10.12	Employment Agreement with Robert Myers dated August 11, 2012 (13)
10.13	Employment Agreement with David Johnson dated August 13, 2012 (13)
10.14	Separation Agreement with Kevin Davidson effective October 11, 2012 (13)
10.15	Note Purchase Agreement, dated as of November 6, 2012, between Dr. Samuel Herschkowitz and the registrant (14)
10.16	Note Purchase Agreement, dated as of November 6, 2012, between Dr. Samuel Herschkowitz and the registrant (14)
10.17	Note Purchase Agreement, dated as of November 6, 2012, between Dr. Samuel Herschkowitz and the registrant (14)
10.18	Note Purchase Agreement, dated as of November 6, 2012, between Dr. Samuel Herschkowitz and the registrant (14)
10.19	Amended Lease with Roseville Properties Management Company, Inc. dated January 28, 2013 (14)
10.20	Form of Convertible Promissory Note (15)
10.21	Forbearance and Settlement Agreement among the registrant, Dr. Samuel Herschkowitz and SOK Partners, LLC dated August 15, 2012 (13)
10.22	Form of Securities Purchase Agreement (16)
10.23	Convertible Note Purchase Agreement between the Company and SOK Partners, LLC dated March 28, 2012, including the form of Convertible Promissory Grid Note (17)
10.24	Amended and Restated Note Purchase Agreement between the Company and Dr. Samuel Herschkowitz dated as of December 20, 2011, including the form of Convertible Promissory Note (issued in the amount of $240,000) (17)
10.25	Letter Agreement, dated August 22, 2013, among Dr. Samuel Herschkowitz, SOK Partners, LLC and the registrant (5)
10.26	Letter Agreement, dated April 25, 2013, among Dr. Samuel Herschkowitz, SOK Partners, LLC and the registrant (8)
10.27	Letter Agreement, dated March 6, 2013, among Dr. Samuel Herschkowitz, SOK Partners, LLC and the registrant (10)
10.28	Form of Securities Purchase Agreement with investors in Convertible Notes (21)
23.1	Consent of Independent Registered Public Accounting Firm (26)
23.2*	Consent of Maslon LLP (included as part of Exhibit 5.1)
24.1	Power of Attorney (included as part of the signature pages to this registration statement)
99.1	Press Release, dated January 22, 2015 (26)
101	Interactive Data File (26)

———————

*	Filed herewith.
(1)	Filed on December 19, 2013 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference.
(2)	Filed on February 5, 2014 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference.
(3)	Filed on August 27, 2013 as an exhibit to our Proxy Statement on Schedule 14A and incorporated herein by reference.
(4)	Filed on November 14, 2013 as an exhibit to our Quarterly Report on Form 10-Q and incorporated herein by reference.
(5)	Filed on August 28, 2013 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference.
(6)	Filed on June 18, 2013 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference.
(7)	Filed on June 12, 2013 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference.

(8)	Filed on May 1, 2013 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference.

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(9)	Filed on March 14, 2013 as an exhibit to our Current report on Form 8-K and incorporated herein by reference.

(10)	Filed on March 12, 2013 as an exhibit to our Current Report on Form 8-K (by incorporation by reference from the Schedule 13D/A filed by Dr. Herschkowitz and other parties on March 8, 2013) and incorporated herein by reference.
(11)	Filed on February 26, 2013 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference.
(12)	Filed on November 12, 2008 as an exhibit to our Registration Statement on Form S-1 and incorporated herein by reference.
(13)	Filed on October 18, 2012 as an exhibit to our Registration Statement on Form S-1 and incorporated herein by reference.
(14)	Filed on January 31, 2013 as an exhibit to our Registration Statement on Form S-1 (except for Exhibit 10.19, by incorporation by reference from the Schedule 13D/A filed by Dr. Herschkowitz and other parties on November 8, 2012) and incorporated herein by reference.
(15)	Filed on January 15, 2013 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference.
(16)	Filed on June 21, 2012 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference.
(17)	Filed on April 3, 2012 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference.
(18)	Filed on June 30, 2015 as an appendix to our Information Statement on Schedule 14C and incorporated herein by reference.
(19)	Filed on August 27, 2013 as Appendix C to our Definitive Proxy Statement for the 2013 Annual Meeting and incorporated herein by reference.
(20)	Filed on October 24, 2014 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference.
(21)	Filed on July 24, 2014 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference.
(22)	Filed on July 24, 2015 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference.
(23)	Filed on August 20, 2015 as an exhibit to our Registration Statement on Form S-1 (File No. 333-198962) and incorporated herein by reference.
(24)	Filed on August 10, 2015 as an exhibit to our Registration Statement on Form S-1 (File No. 333-198962) and incorporated herein by reference.

(25)	Filed on July 20, 2015 as an exhibit to our Registration Statement on Form S-1 (File No. 333-198962) and incorporated herein by reference.
(26)	Filed on January 22, 2016 as an exhibit to our Registration Statement on Form S-4 and incorporated herein by reference.

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